As filed with the Securities and Exchange Commission on April 14, 2026

Registration No. 333-293260

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 3

TO

FORM F-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Gravity AI

(Exact name of Registrant as specified in its charter)

Not Applicable
(Translation of Registrant’s name into English)

Cayman Islands	7372	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

89 Nexus Way, Camana Bay,

Grand Cayman, KY1-9009, Cayman Islands,

Cayman Islands

Tel: +65 62352573

(Address, including zip code, and telephone number, including area code, of principal executive offices)

c/o Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

+1 800-221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a Copy to:

Lawrence S. Venick, Esq. Loeb & Loeb LLP 2206-19 Jardine House 1 Connaught Place, Central Hong Kong SAR Telephone: +852-3923-1111	David E. Danovitch, Esq. Angela Gomes, Esq. Sullivan & Worcester LLP 1251 Avenue of the Americas New York, NY 10020 Telephone: +1 (212) 660-3060

Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, as amended, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act: Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, as amended, or until the registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED APRIL 14, 2026

3,750,000 Ordinary Shares

Gravity AI

This is the initial public offering of ordinary shares, US$0.0000078125 par value per share (“Ordinary Shares”), of Gravity AI (the “Company”). We are offering 3,750,000 Ordinary Shares, which number of shares is based on an assumed initial public offering price per share of $4.00, representing the low end of the initial public offering price range of $4.00 and $5.00 (this “Offering”).

Prior to this Offering, there has been no public market for our Ordinary Shares. We intend to apply to list our Ordinary Shares on the Nasdaq Capital Market (“Nasdaq”) under the symbol “HXAI”. There is no assurance that our listing application will be approved by Nasdaq, and if our application is not approved by Nasdaq, this Offering will be terminated.

Gravity AI is a holding company registered and incorporated in the Cayman Islands. As a holding company with no material operations, as of the date of this prospectus (the “Prospectus”), we conduct our key operations through our key operating subsidiary, Gravity Supply Chain Holdings Pte. Ltd. (“Gravity SG”), a company incorporated in Singapore. As of the date of this Prospectus, we also operate our Hong Kong subsidiary, Gravity Supply Chain Solutions Limited (“Gravity HK”), and its UK branch, Gravity Supply Chain Solutions Limited (“Gravity UK”), as cost centers.

This is an offering of the Ordinary Shares, the holding company incorporated in the Cayman Islands, instead of shares of Gravity SG. Investors are cautioned that they are buying shares of the Company and not Gravity SG through which conducts its key operations in Singapore. You may never directly hold any equity interest in Gravity SG.

Prior to this Offering, Chen Jiangnan, our Chief Executive Officer, and Hemant Kumar Bhatt, our Chief Financial Officer and Chairman of the board of directors of the Company (the “Board”), held 8.854% and 43.365% of our outstanding Ordinary Shares, respectively. Together, our directors and officers collectively held an aggregate of approximately 52.22% of the number of our outstanding Ordinary Shares representing approximately 52.22% of the total voting power of our outstanding Ordinary Shares. Immediately after this Offering of our Ordinary Shares, Chen Jiangnan, our Chief Executive Officer, and Hemant Kumar Bhatt, our Chief Financial Officer and Chairman of the Board, will hold 6.70% and 32.81% of our outstanding Ordinary Shares. Together, our directors and officers will collectively hold an aggregate of approximately 39.51% of our outstanding Ordinary Shares representing approximately 39.51% of the total voting power of our outstanding Ordinary Shares, assuming that the underwriters do not exercise their over-allotment option. While the Board does not consider the Company to be a controlled company under Nasdaq corporate governance rules as Chen Jiangnan and Hemant Kumar Bhatt do not have any agreement with regards to voting as a group, and individually, each of these directors and officers hold less than 50% of our outstanding shares and voting power immediately after this Offering, these directors and officers could have significant influence on determining the outcome of any corporate transaction or other matter submitted to the shareholders for approval, including mergers, consolidations, the election of directors and other significant corporate actions. In cases where their interests are aligned and they vote together; these directors and officers will also have the power to prevent or cause a change in control. Without the consent of some or all of these shareholders, we may be prevented from entering into transactions that could be beneficial to us or our minority shareholders. The interests of these directors and officers may differ from the interests of our other shareholders. The concentration in the ownership of our Ordinary Shares may cause a material decline in the value of our Ordinary Shares. For more information regarding our beneficial owners and their affiliated entities, see “Risk Factors - Our directors and officers currently own an aggregate of 52.22% of our outstanding Ordinary Shares representing 52.22% of the total voting power, and will approximately 39.51% of our outstanding Ordinary Shares representing approximately 39.51% of the total voting power immediately after the completion of this Offering, assuming that the underwriters do not exercise their over-allotment option,” on page 33 and “Principal Shareholders.” on page 85.

On February 4, 2026, the Company effected a recapitalization in which each ordinary share was subdivided into 64 ordinary shares, resulting in 6,400,000,000 shares authorized, and 11,658,560 and 11,658,560 shares issued and outstanding, as of December 31, 2024 and 2025, respectively. The par value was changed from $0.0005 to $0.0000078125 after such share split.

As a result of the recapitalization, all share and per share data in the combined financial statements have been retrospectively adjusted to all periods presented.

Unless otherwise stated, references to the “Company”, “Group”, “we”, “us”, and “our” in the Prospectus are to Gravity AI, the Cayman Islands entity that will issue the Ordinary Shares being offered in this Offering, together with its consolidated subsidiaries. References to “our Key Operating Subsidiary” and “Key Operating Subsidiary” refer to Gravity SG.

Investing in our Ordinary Shares is highly speculative and involves a high degree of risk. Before buying any shares, you should carefully read the discussion of material risks of investing in our Ordinary Shares in “Risk Factors” beginning on page 13 of this Prospectus.

We are both an “emerging growth company” and a “foreign private issuer” as defined under the federal securities laws and, as such, will be subject to reduced public company reporting requirements. See “Prospectus Summary — Implications of Being an Emerging Growth Company” and “Prospectus Summary — Implications of Being a Foreign Private Issuer” for additional information.

Neither the U.S. Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total(2)
Initial public offering price	US$	US$
Underwriting discounts(1)	US$	US$
Proceeds, before expenses, to us	US$	US$

(1)	We have agreed to pay the underwriters a discount equal to 7.5% of the gross proceeds of this Offering. We have also agreed to issue to Dominari Securities LLC, the representative of the several underwriters in this Offering (the “representative”), warrants to purchase up to a number of Ordinary Shares equal to 4% of the total number of Ordinary Shares issued in this Offering at an exercise price equal to 120% of the public offering price per Ordinary Share (the “Representative Warrants”). See “Underwriting” for additional description of compensation to the underwriters.
(2)	Assumes that the underwriters do not exercise any portion of their over-allotment option.

This Offering is being conducted on a firm commitment basis. The underwriters are obligated to purchase and pay for all of the shares if any such shares are purchased. We have granted the underwriters an option for a period of forty-five (45) days after the closing of this Offering to purchase up to 15% of the total number of our Ordinary Shares offered by us pursuant to this Prospectus, solely for the purpose of covering over-allotments, if any, at the initial public offering price less the underwriting discounts. If the underwriters exercise the option in full, the total underwriting discounts payable will be US$      , and the total gross proceeds to us, before underwriting discounts and expenses, will be US$      .

Neither the U.S. Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

If we complete this Offering, net proceeds will be delivered to us on the closing date. The underwriters expect to deliver the Ordinary Shares against payment therefor as set forth under “Underwriting” on or about [*], 2026.

Dominari Securities LLC	Revere Securities LLC

Lead Underwriter	Co-Underwriter

The date of this Prospectus is            , 2026.

We are responsible for the information contained in this Prospectus and any free writing Prospectus we prepare or authorize. We have not, and the underwriters have not, authorized anyone to provide you with different information, and we and the underwriters take no responsibility for any other information others may give you. We are not, and the underwriters are not, making an offer to sell our Ordinary Shares in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this Prospectus is accurate as of any date other than the date on the front cover of this Prospectus, regardless of the time of delivery of this Prospectus or the sale of any Ordinary Shares.

For investors outside the United States: Neither we nor the underwriters have done anything that would permit this Offering or possession or distribution of this Prospectus in any jurisdiction, other than the United States, where action for that purpose is required. Persons outside the United States who come into possession of this Prospectus must inform themselves about, and observe any restrictions relating to, the Offering of the Ordinary Shares and the distribution of this Prospectus outside the United States.

We are registered and incorporated in the Cayman Islands and a majority of our outstanding securities are owned by non-U.S. residents. Under the rules of the U.S. Securities and Exchange Commission, or the SEC, we currently qualify for treatment as a “foreign private issuer.” As a foreign private issuer, we will not be required to file periodic reports and financial statements with the U.S. Securities and Exchange Commission, or the SEC, as frequently or as promptly as domestic registrants whose securities are registered under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

We obtained statistical, market and other industry data and forecasts used in this Prospectus from market research, publicly available information and industry publications. While we believe that the statistical data, industry data and forecasts and market research are reliable, we have not independently verified the data.

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CONVENTIONS THAT APPLY TO THIS PROSPECTUS

Unless otherwise indicated or the context otherwise requires, all references in this Prospectus to:

●	“AUD” is to Australia Dollar, the legal currency of Australia;

●	“Companies Act” are to the Companies Act (As Revised) of the Cayman Islands, as amended, supplemented or otherwise modified from time to time;

●	“Exchange Act” is to the U.S. Securities Exchange Act of 1934, as amended;

●	“FY2023” and “FY2024” are to fiscal year ended December 31, 2023 and 2024, respectively;

●	“Gravity AI” is to Gravity AI, an exempted company incorporated in the Cayman Islands with limited liability, the issuer in this Offering;

●	“Gravity HK” is to Gravity Supply Chain Solutions Limited, a company incorporated in Hong Kong with limited liability, a direct wholly-owned subsidiary of Gravity SG and a wholly-owned subsidiary of Gravity AI;

●	“Gravity SG” is to Gravity Supply Chain Holdings Pte. Ltd., a company incorporated in Singapore with limited liability, a direct wholly-owned subsidiary of Gravity AI;

●	“Gravity UK” is to Gravity Supply Chain Solutions Limited, a branch of Gravity HK established and operating in the United Kingdom;

●	“Gravity AI Group” is to Gravity AI, Gravity SG, Gravity HK and Gravity UK;

●	“Hong Kong” is to the Hong Kong Special Administrative Region of the People’s Republic of China;

●	“Hong Kong dollar(s)”, or “HK$” are to the legal currency of Hong Kong;

●	“IP” is to intellectual property;

●	“Key Operating Subsidiary” is to Gravity SG;

●	“Memorandum” or “Memorandum of Association” is to the memorandum of association of our Company adopted on 4 February 2026;

●	“Ordinary Shares” or “Shares” are to the ordinary shares, par value US$0.0000078125 per share, of Gravity AI;

●	“SGD” is to Singapore dollar, the official currency of the Republic of Singapore;

●	“Securities Act” is to the U.S. Securities Act of 1933, as amended;

●	“USA” or “U.S.” are to United States of America;

●	“U.S. dollars” or “US$” or “dollars” or “USD” are to the legal currency of the United States; and

●	“we”, “us”, “our”, “our Company”, the “Company”, “our Group”, the “Group”, or “Gravity AI” in this Prospectus are to Gravity AI, a business company incorporated in the Cayman Islands with limited liability under the Cayman Islands Act on June 27, 2025, that will issue the Ordinary Shares being offered.

We have made rounding adjustments to some of the figures included in this Prospectus. Accordingly, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that preceded them.

Unless the context indicates otherwise, all information in this Prospectus assumes no exercise by the underwriters of their over-allotment option.

Gravity AI is a holding company registered and incorporated in the Cayman Islands with key operations conducted in Singapore through Gravity SG. Gravity AI’s reporting currency is U.S. dollars. Gravity SG and Gravity HK use U.S. dollars as functional currencies as it is the denominated currencies in their principal transactions.

Gravity AI’s fiscal year ends on December 31. References to a particular “fiscal year” are to our fiscal year ended December 31 of that calendar year. References to a particular “year” are also to our fiscal year ended December 31 of that calendar year unless the text indicates otherwise.

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INDUSTRY AND MARKET DATA

This Prospectus includes statistical, market and other industry data and forecasts used in this Prospectus from market research, publicly available information and industry publications, as well as estimates by our management based on such data. Industry publications, research, surveys, studies and forecasts generally state that the information they contain has been obtained from sources believed to be reliable, but the accuracy and completeness of such information is not guaranteed. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this Prospectus, and to risks due to a variety of factors, including those described under “Risk Factors.” These and other factors could cause results to differ materially from those expressed in these forecasts and other forward-looking information.

Market data and statistics are inherently predictive and speculative and are not necessarily reflective of actual market conditions. Such statistics are based on market research, which itself is based on sampling and subjective judgments by both the researchers and the respondents, including judgments about what types of products and transactions should be included in the relevant market. In addition, the value of comparisons of statistics for different markets is limited by many factors, including that (i) the markets are defined differently, (ii) the underlying information was gathered by different methods, and (iii) different assumptions were applied in compiling the data. Accordingly, the market statistics included in this Prospectus should be viewed with caution.

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TRADEMARKS, SERVICE MARKS, AND TRADE NAMES

Solely for convenience, the trademarks, service marks, and trade names referred to in this Prospectus are without the ® and TM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, service marks and trade names. This Prospectus contains additional trademarks, service marks, and trade names of others, which are the property of their respective owners. We do not intend our use or display of other companies’ trademarks, service marks, or trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

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PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this Prospectus and does not contain all of the information you should consider before investing in our Ordinary Shares. You should read the entire Prospectus carefully, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our consolidated and combined financial statements and the related notes thereto, in each case included in this Prospectus. You should carefully consider, among other things, the matters discussed in the section of this Prospectus titled “Business” before making an investment decision.

Overview

Gravity AI is a Cayman Islands company. As of the date of this Prospectus, we conduct our key operations through Gravity SG, our Singapore key operating subsidiary. We also operate our Hong Kong subsidiary, Gravity HK, as well as its UK branch, Gravity UK, as cost centers.

Through the operations of Gravity SG, we specialize in Cloud-Based Enterprise Technology, with a core focus on global supply chain visibility and execution. We primarily serve global logistics service providers (“LSPs”), who are our customers. These LSPs then white label our technology platform to resell to a range of end-customers, such as electronics suppliers, industrial technology manufacturer, multinational food and beverage and life science corporations. Our technology platform integrates with end-customer’s ERP (Enterprise Resource Planning) systems, enabling them seamless collaboration with all key stakeholders throughout their entire supply chain.

We integrate our proprietary technology platform with additional data from external data providers, to deliver a digitally connected, comprehensive, and synchronized end-to-end view of an end-customer’s global supply chain. End-customers have complete control of their supply chain, and are able to also utilize our intuitive dashboard to mitigate risk as they arise, enabling optimization and decision-making with certainty through data-driven analytics, in a seamless process. Through this visibility and increased operational efficiencies, our technology platform impacts our end-customers’ top and bottom lines.

Our senior management are logistics and supply chain veterans with deep insights into the difficulties encountered in supply chain logistics. Over the years, we have continued to secure agreements with global LSP, including LSPs ranked in the top twenty globally in terms of scale.

The supply chain visibility and execution software market is highly competitive, characterized by specialized platforms that emphasize real-time tracking and analytics and broader solutions that integrate order management, planning, and logistics orchestration. As estimated, there are over 1,000 participants in the market, from startups to established vendors, driven by e-commerce and ESG demands. Key differentiators, such as multimodal tracking, predictive ETAs, and ecosystem integrations, drive competition, though challenges like data silos and cybersecurity persist.

Gravity AI’s competitive edge lies in its unique “First Mile” focus, no-CapEx integration, user-friendly multilingual dashboards, robust data ecosystem, strategic LSP partnerships, ESG and financing innovations, and experienced leadership. These advantages enable the Group to differentiate itself against major players, offering tailored, cost-efficient solutions that address critical market needs like risk mitigation, scalability, and regulatory compliance, driving client adoption and operational success in the dynamic market.

Our Competitive Strengths

We believe the following competitive strengths are essential for our Key Operating Subsidiary’s success and differentiate our Key Operating Subsidiary from its competitors:

●	First Mile Capability
●	High System Compatibility
●	Industry Vertical and Business Size Agnostic
●	Experienced Management Team

Our Growth Strategies

Our Key Operating Subsidiary intends to develop its business and strengthen brand loyalty by implementing the following strategies:

●	Integrating Artificial Intelligence (AI) and Machine Learning (ML) for Advanced Supply Chain Management for our customers and end-customers
●	Enabling Trade Finance Opportunities through Strategic Partnerships
●	Expanding Platform Services to include Scope 3 emissions measurements
●	Direct-to-BCO Market Expansion through expansion of our team

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Corporate History and Structure

Gravity AI
(Cayman Islands)
100%
Gravity Supply Chain Holdings Pte. Ltd.
(Singapore)
100%
Gravity Supply Chain Solutions Limited
(Hong Kong)
branch
Gravity Supply Chain Solutions Limited
(United Kingdom Branch)

(1)

Gravity Supply Chain Solutions Limited (Hong Kong) has a UK establishment, namely Gravity Supply Chain Solutions Limited which is registered with English Companies House under number BR017573. This is not a wholly-owned subsidiary but a UK establishment. A UK establishment is a “branch”, which is defined in the UK Companies 2006 as a place of business that forms a legally dependent part of the institution and conducts directly all or some of the operations inherent in its business.  The UK establishment is not a separate legal entity but it is the same legal entity as the overseas company that it derives from.

As at the date of this Prospectus, the ownership of our subsidiaries are as follows:

Name	Background	Ownership
Gravity Supply Chain Holdings Pte. Ltd. (“Gravity SG”)	Incorporated on November 10, 2021 as a private company limited by shares under the laws of Singapore.	100% owned by Gravity AI
Gravity Supply Chain Solutions Limited (“Gravity HK”)	Incorporated on December 18, 2014 as a company limited by shares under the laws of Hong Kong.	100% owned by Gravity SG

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Corporate reorganization

In anticipation of an initial public offering (“IPO”) in the United States, the Company undertook an equity restructuring (“Reorganization”) in 2025 through the following steps:

The Company, incorporated on June 27, 2025 under the laws of the Cayman Islands, as an investment holding company of the Group.

On August 19, 2025, the Company issued 182,165 ordinary shares in total, with a par value of US$0.0005 each, to the existing shareholders of Gravity Supply Chain Holdings Pte. Ltd. (“Gravity SG”).

Effective on August 19, 2025, the Company acquired 100% equity interest of Gravity SG from its shareholders for the consideration of 182,165 ordinary shares, and ultimately obtained control in Gravity SG and its subsidiary.

Recent developments

On February 4, 2026, the Company effected a recapitalization in which each ordinary share was subdivided into 64 ordinary shares, resulting in 6,400,000,000 shares authorized, and 11,658,560 and 11,658,560 shares issued and outstanding, as of December 31, 2024 and 2025, respectively. The par value was changed from $0.0005 to $0.0000078125 after such share split.

As a result of the recapitalization, all share and per share data in the combined financial statements have been retrospectively adjusted to all periods presented.

During the six months ended June 30, 2024, the convertible loans from Mr. Hemant Bhatt of US$535,500 and the convertible loans from Mr. Kshitej Bahl of US$200,000 were converted into equity shares of Gravity SG, which were corresponding to in total of 142,976 ordinary shares issuance of the Company after presented on a retrospective basis.

Summary of Key Risk Factors

Our business is subject to a number of risks, including risks that may prevent us from achieving our business objectives or may materially and adversely affect our business, financial condition, results of operations, cash flows and prospects that you should consider before making a decision to invest in our Ordinary Shares. These risks are discussed more fully in “Risk Factors”. These risks include, but are not limited to, the following:

Risks Related to Our Business and Operations

●	Our business depends on customers renewing their subscription agreements. Any decline in renewal or net retention rates could harm our future operating results.

●	Our large customers have substantial negotiating leverage, which may require that we agree to terms and conditions that result in increased cost of sales, decreased revenue, and lower average selling prices and gross margins, all of which could harm our results of operations.

●	Our customers white labels our software platform to resell to end customers, which limits our brand visibility and creates reputational and other risks for us.

●	We rely on a limited number of key customers for our business.

●	Adverse or weakened general economic and market conditions may reduce spending on supply chain technology and information, which could harm our revenue, results of operations, and cash flows.

●	We may not be able to mitigate or alleviate the conditions that raise substantial doubt about our ability to continue as a going concern.

●	Because our long-term success depends on our ability to operate our business internationally and increase sales of our products to customers located outside of Singapore, our business is susceptible to risks associated with international operations.

●	Our success depends in part on our ability to develop and market new and enhanced solutions modules, and we may not be able to do so, or do so quickly enough to respond to changes in demand. Even if we anticipate changes in demand, it may be difficult for us to transition existing customers to new versions of our solutions.

●	The market for cloud-based supply chain management solutions is still evolving. If this market develops more slowly than we expect, our revenue may decline or fail to grow, and we may incur additional operating losses.

●	Our business, results of operations and reputation could be negatively affected by services provided by third-party cloud service providers.

●	The information we source from third parties to incorporate into our Order Module and Deliver Module may not be accurate and complete, and such data may not be updated on a timely basis, which can expose our customers to supply chain delays and contractual labilities.

●	Because we generally recognize revenue from subscriptions for our services over the term of the subscription, downturns or upturns in new business may not be immediately reflected in our operating results.

●	We face intense competition, and our failure to compete successfully would make it difficult for us to add and retain customers and would impede the growth of our business.

●	We do not have any registered intellectual property rights over our source code or brand name, and may not be able to adequately protect our rights in our data, technology or brand.

●	If we fail to maintain adequate operational and financial resources, particularly if we continue to grow rapidly, we may be unable to execute our business plan or maintain high levels of service and customer satisfaction.

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●	Given that our key customers are enterprise customers, our sales cycle is longer and more expensive, and we may encounter pricing pressure and implementation and configuration challenges.

●	We have experienced growth in recent periods, and our recent growth rates may not be indicative of our future growth.

●	Our failure to raise additional capital or generate cash flows necessary to expand our operations and invest in new technologies in the future could reduce our ability to compete successfully and harm our results of operations.

●	We are dependent on external and director’s financing to support our business growth.

●	We may default on our obligations under our credit facilities.

●	We are subject to various global data privacy and security regulations, which could result in additional costs and liabilities to us.

●	Cyber-attacks and security vulnerabilities could result in serious harm to our reputation, business, and financial condition.

●	Interruptions or performance problems associated with our internal infrastructure, and its reliance on technologies from third parties, may adversely affect our ability to manage our business and meet reporting obligations.

●	Interruptions or performance problems associated with our products, including disruptions at any third-party data centers upon which we rely, may impair our ability to support our customers.

●	We leverage third-party software for use with our solution. Performance issues, errors and defects, or failure to successfully integrate or license necessary third-party software could cause delays, errors, or failures of our solution, increases in our expenses and reductions in our sales, which could materially and adversely affect our business and results of operations

●	If we fail to integrate our products with a variety of operating systems, software applications, platforms and hardware that are developed by others or ourselves, our products may become less competitive or obsolete and our results of operations would be harmed.

●	Material defects or errors in our products could harm our reputation, result in significant costs to us and impair our ability to sell our products.

●	We may be subject to litigation for any of a variety of claims, which could adversely affect our business, results of operations, and financial condition.

●	Our use of open source software could negatively affect our ability to sell our products and subject us to possible litigation.

●	We may in the future be sued by third parties for various claims including alleged infringement of proprietary intellectual property rights.

●	Changes in laws and regulations related to the internet or changes in the internet infrastructure itself may diminish the demand for our platform and could harm our business.

●	Changes in existing financial accounting standards or practices may harm our results of operations.

●	Failure to achieve and maintain effective internal controls over financial reporting in accordance with Section 404 of SOX could impair our ability to produce timely and accurate financial statements or comply with applicable regulations and have a material adverse effect on our business.

●	We will incur increased costs and obligations as a result of being a public company.

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Risks Related to this Offering and the Trading Market

●	There has been no public market for our Ordinary Shares prior to the completion of this Offering, and you may not be able to resell our Ordinary Shares at or above the price you pay for them, or at all.

●	The initial public offering price for our Ordinary Shares may not be indicative of prices that will prevail in the trading market and such market prices may be volatile.

●	You will experience immediate and substantial dilution in the net tangible book value of Ordinary Shares purchased.

●	If we fail to implement and maintain an effective system of internal controls, we may be unable to accurately or timely report our results of operations or prevent fraud, and investor confidence and the market price of our Ordinary Shares may be materially and adversely affected.

●	We are an “emerging growth company” within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, this could make it more difficult to compare our performance with other public companies.

●	As an “emerging growth company” under applicable law, we will be subject to lessened disclosure requirements. Such reduced disclosure may make our Ordinary Shares less attractive to investors.

●	We will incur substantial increased costs as a result of being a public company.

●	Substantial future sales of our Ordinary Shares or the anticipation of future sales of our Ordinary Shares in the public market could cause the price of our Ordinary Shares to decline.

●	We do not intend to pay dividends for the foreseeable future.

●	If securities or industry analysts do not publish research or reports about our business, or if they publish a negative report regarding our Ordinary Shares, the price of our Ordinary Shares and trading volume could decline.

●	The market price of our Ordinary Shares may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the initial public offering price.

●	Our management has broad discretion to determine how to use the funds raised in the Offering and may use them in ways that may not enhance our results of operations or the price of our Ordinary Shares.

●

Our status as a “foreign private issuer” under the SEC rules will exempt us from the U.S. proxy rules and the more detailed and frequent Exchange Act, reporting obligations applicable to a U.S. domestic public company.

●	Our status as a foreign private issuer under Nasdaq Listing Rules will allow us to adopt certain home country practices in relation to corporate governance matters which may differ significantly from Nasdaq corporate governance listing standards applicable to a U.S. domestic Nasdaq listed company.

●	Anti-takeover provisions in our memorandum and articles of association may discourage, delay, or prevent a change in control.

●	Our board of directors may decline to register transfers of Ordinary Shares in certain circumstances.

●	Because we are an “emerging growth company,” we may not be subject to requirements that other public companies are subject to, which could affect investor confidence in us and our Ordinary Shares.

●	The laws of the Cayman Islands may not provide our shareholders with benefits comparable to those provided to shareholders of corporations incorporated in the United States.

●	You may be unable to present proposals before annual general meetings or extraordinary general meetings not called by shareholders.

●	If we are classified as a passive foreign investment company, United States taxpayers who own our Ordinary Shares may have adverse United States federal income tax consequences.

●	Our pre-Offering shareholders will be able to sell their shares upon completion of this Offering subject to restrictions under Rule 144 under the Securities Act.

●	Our shareholders may be held liable for claims by third parties against us to the extent of distributions received by them upon redemption of their shares.

●	Our directors and officers currently own an aggregate of 52.22% of our outstanding Ordinary Shares representing 52.22% of the total voting power, and will approximately 39.51% of our outstanding Ordinary Shares representing approximately 39.51% of the total voting power immediately after the completion of this Offering, assuming that the underwriters do not exercise their over-allotment option.

●	You may face difficulties in protecting your interests as a shareholder, as Cayman Islands law provides substantially less protection when compared to the laws of the United States and it may be difficult for a shareholder of ours to effect service of process or to enforce judgements obtained in the U.S. courts.

Risks Related to Regulations and Litigation

●	We are subject to evolving laws, regulations, standards and policies, and any actual or perceived failure to comply could harm our brand and reputation, subject us to significant fines and liability, or otherwise adversely affect our business.

●	We may be involved in certain legal proceedings from time to time. Any adverse decision in such proceedings may render us liable to liabilities and may adversely affect our business, financial condition, results of operations, cash flows and prospects.

5

IMPLICATIONS OF BEING AN EMERGING GROWTH COMPANY

As a company with less than US$1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”), enacted in April 2012. An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to larger public companies. In particular, as an emerging growth company, we:

●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations;

●	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis;”

●	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●	are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay”, “say-on frequency” and “say-on-golden-parachute” votes);

●	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and chief executive officer pay ratio disclosure;

●	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

●	will not be required to conduct an evaluation of our internal control over financial reporting until our second annual report on Form 20-F following the completion of this Offering.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year during which we have total annual gross revenues of at least US$1.235 billion; (ii) the last day of our fiscal year following the fifth anniversary of the completion of this Offering; (iii) the date on which we have, during the preceding three-year period, issued more than US$1.0 billion in non-convertible debt; or (iv) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of our Ordinary Shares that are held by non-affiliates exceeds US$700 million as of the last business day of our most recently completed second fiscal quarter. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.

6

IMPLICATIONS OF BEING A FOREIGN PRIVATE ISSUER

We are a “foreign private issuer” within the meaning of the rules under the Exchange Act. As such, we are exempt from certain provisions of the Exchange Act that are applicable to United States domestic public companies.

For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation Fair Disclosure aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and

●	our officers, directors and principal shareholders are not required to comply with Section 16 of the Exchange Act requiring them to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction, until March 18, 2026, when an amendment to Section 16 requiring officers and directors of “foreign private issuers” to file public reports of their share ownership becomes effective. On December 18, 2025, President Trump signed into law the Holding Foreign Insiders Accountable Act (HFIAA), which eliminates the exemption to comply with Section 16 of the Exchange Act. The new law will take effect on March 18, 2026. Once in effect, directors and officers of foreign private issuers will be required to publicly report their ownership in, and transactions involving, the applicable foreign private issuer’s securities to the SEC on Forms 3, 4, and 5.

Furthermore, Nasdaq Rule 5615(a)(3) provides that a foreign private issuer, such as us, may rely on our home country corporate governance practices in lieu of certain of the rules in the Nasdaq Rule 5600 Series and Rule 5250(d), provided that we nevertheless comply with Nasdaq’s notification of non-compliance requirement (Rule 5625), the voting rights requirement (Rule 5640) and that we have an audit committee that satisfies Rule 5605(c)(3), consisting of committee members that meet the independence requirements of Rule 5605(c)(2)(A)(ii). If we rely on our home country corporate governance practices in lieu of certain of the rules of Nasdaq, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq. If we choose to do so, we may utilize these exemptions for as long as we continue to qualify as a foreign private issuer.

CORPORATE INFORMATION

Our principal executive office is located at 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands, Cayman Islands. Our telephone number is +65 62352573. Our registered office in the Cayman Islands is located at 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands, Cayman Islands.

Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor New York, NY 10168.

7

THE OFFERING (1)

Below is a summary of the terms of the offering:-

Issuer:	Gravity AI

Ordinary Shares being offered by us:	3,750,000 Ordinary Shares

Assumed initial public offering price per Ordinary Shares:	$4.00 per Ordinary Share

Number of Ordinary Shares issued and outstanding prior to this Offering:	11,658,560 Ordinary Shares

Number of Ordinary Shares issued and outstanding after this Offering:	15,408,560 Ordinary Shares (or 15,971,060 Ordinary Shares if the Underwriters exercise their option to purchase additional Shares within 45 days of the date of this Prospectus from us in full).

Voting Rights	Ordinary Shares are entitled to one (1) vote per share.

Holders of Ordinary Shares will vote together, unless otherwise required by law or our Memorandum and Articles, assuming no exercise of the underwriters’ over-allotment option, and will have the ability to control the outcome of matters submitted to our shareholders for approval, including the election of our directors and the approval of any change in control transaction. See the sections titled “Principal Shareholders” and “Description of Share” for additional information.

Over-allotment option:	We have granted the underwriters an option for a period of forty-five (45) days after the closing of this Offering to purchase up to 15% of the total number of our Ordinary Shares offered by us pursuant to this Offering (excluding shares subject to this option), solely for the purpose of covering over-allotments, if any, at the initial public offering price less the underwriting discounts.

Representative Warrants:

We have agreed to issue to the representative, or its designees, Representative Warrants to purchase up to                      Ordinary Shares, or 4% of the aggregate number of Ordinary Shares sold in this offering. The Representative Warrant will be exercisable 180 days after the date of the commencement of sales in the offering and will be exercisable at any time and from time to time, in whole or in part, during the three (3) year period after the initial exercise date at an exercise price equal to 120% of the public offering price per share. See “Underwriting” beginning on page 108 for more information.

Use of proceeds:

Based upon an initial public offering price of US$4.00 per Ordinary Share, we estimate that we will receive net proceeds from this Offering, after deducting the estimated underwriting discounts, non-accountable expense allowance and the estimated offering expenses payable by us, of approximately US$12.61 million if the underwriters do not exercise their over-allotment option, and US$14.67 million if the underwriters exercise their over-allotment option in full.

We intend to use the net proceeds of this offering as follows:

● Approximately 30% for general working capital;

● Approximately 40% for acquisition or development of Artificial Intelligence capabilities to expand our software product offerings. As of the date of this Prospectus, the Company has not identified any merger and acquisition targets, nor entered into any agreements or letter of intent with any potential merger and acquisition targets. The Company intends to locate companies operating in the artificial intelligence industry in the U.S., Europe, Australia and Singapore as potential merger and acquisition targets as part of its future strategy; and

●

Approximately 30% for the partial repayment of: (i) our bank overdraft from Green Link Digital Bank Pte. Ltd. (“GLDB”); (ii) a loan from Rikvin Capital; and (iii) a loan plus accrued interest from Mr. Hemant Bhatt, one of our directors and major shareholders.

As of the date of this Prospectus, we have:

1) a bank overdraft of US$3.11 million from GLDB, repayable on demand. On January 12, 2026, we obtained an increase of SGD0.54 million (approximately US$0.42 million) in bank overdraft limit, and an additional long-term loan of SGD0.3 million (approximately US$0.23 million) from GLDB, which is subject to an annual interest rate of 8%.

2) a loan of SGD0.70 million (approximately US$0.54 million) from Rikvin Capital due on June 22, 2026, with interest rate equal to 12.00% per annum plus the applicable reference rate, based on the Singapore Overnight Rate Average (SORA) which was 3.11% and 1.32% per annum as of December 31, 2024 and 2025, respectively.

3) a loan plus accrued interests of US$8.81 million from Mr. Hemant Bhatt, due on January 15, 2027 with an annual interest rate of 7.5%.

For more information on the use of proceeds, see “Use of Proceeds” on page 35.

Lock-up:

We have agreed that, without the prior written consent of the representative, we will not, for a period of six (6) months from the date of the underwriting agreement, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any of our share capital or any securities convertible into or exercisable or exchangeable for our share capital, or (ii) file or caused to be filed any registration statement with the SEC relating to the offering of any of our share capital or any securities convertible into or exercisable or exchangeable for our share capital.

In addition, all of our directors, officers and principal shareholders (defined as owners of 5% or more of our Ordinary Shares) have agreed with the underwriters, subject to certain exceptions, not to offer, issue, sell, transfer, contract to sell, encumber, grant any option for the sale of or otherwise dispose of, directly or indirectly, any of our Ordinary Shares or other securities convertible into or exercisable or exchangeable for our Ordinary Shares for a period of six (6) months from the date of the underwriting agreement. See “Shares Eligible for Future Sale” and “Underwriting” for more information.

Transfer Agent	The transfer agent for our Ordinary Shares will be VStock Transfer, LLC. Its address is 18 Lafayette Place, Woodmere, NY 11598.

Proposed Nasdaq symbol	We intend to apply to list our Ordinary Shares on Nasdaq under the symbol “HXAI”.

Risk factors:	Investing in our Ordinary Shares is highly speculative and involves a high degree of risk. As an investor you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 13.

Unless otherwise indicated, all information contained in this Prospectus assumes no exercise of the underwriters’ over-allotment option and is based on [*] Ordinary Shares outstanding as of the date of this Prospectus.

8

ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands, and all of our directors and executive officers are residents outside the United States. In addition, a significant portion of our operations and business is conducted, and a substantial portion of our assets are located, outside the United States.

Although we are incorporated outside the United States, we have agreed to accept service of process in the United States through Cogency Global Inc., our agent designated for that purpose, [located at 122 East 42nd Street, 18th Floor, New York, NY 10168]. Nevertheless, since a substantial portion of the assets owned by us are located outside the United States, any judgment obtained in the United States against us may not be collectible within the United States.

An investor may or may not be able to commence an original action against us or our Directors or officers, or any person, before the courts outside the United States to enforce liabilities under United States federal securities laws, depending on the nature of the action.

Cayman Islands

Ogier, our counsel as to the laws of the Cayman Islands, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers to impose liabilities predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or (ii) entertain original actions brought in the Cayman Islands against us or our directors or officers predicated upon the federal securities laws of the United States or the securities law of any state in the United States. See “Risk Factors — you may face difficulties in protecting your interests as a shareholder, as Cayman Islands law provides substantially less protection when compared to the laws of the United States and it may be difficult for a shareholder of ours to effect service of process or to enforce judgements obtained in the U.S. courts.” for more information.

There is uncertainty with regard to Cayman Islands law as to whether a judgment obtained from the United States courts under civil liability provisions of the securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. If such a determination is made, the courts of the Cayman Islands are also unlikely to recognize or enforce the judgment against a Cayman Islands company. Because the courts of the Cayman Islands have yet to rule on whether such judgments are penal or punitive in nature, it is uncertain whether they would be enforceable in the Cayman Islands. We have been advised by Ogier that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States, in certain circumstances the courts of the Cayman Islands may recognize such judgment and treat it as a cause of action in itself which may be sued upon as a debt at common law so that no retrial of the issues would be necessary if fresh proceedings are brought in the Cayman Islands to enforce that judgment, provided such judgment: provided that (i) is not in respect of penalties, fines, taxes or similar fiscal or revenue obligations of the Company; (ii) is final and for a liquidated sum; (iii) was not obtained in a fraudulent manner; (iv) is not of a kind the enforcement of which is contrary to the public policy in the Cayman Islands; (v) is not contrary to the principles of natural justice; and (vi) provided that the courts of federal or state courts of the United States had jurisdiction in the matter and the Company either submitted to such jurisdiction or was resident or carrying on business within such jurisdiction and was duly served with process.

Non-money judgments from a foreign court are not directly enforceable in the Cayman Islands. However, it is possible for a non-money judgment from a foreign court to be indirectly enforced by means of a claimant bringing an identical action in the courts of the Cayman Islands in respect of which a non-money judgment has been made by a foreign court. In appropriate circumstances, the courts of the Cayman Islands may give effect to issues and causes of action determined by the foreign court, such that those matters need not be retried.

Singapore

Chris Chong & CT Ho LLP, our counsel as to the laws of Singapore, has advised us that there is no treaty between the United States and Singapore providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters, and a final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability, whether or not predicated solely upon the federal securities laws, would, therefore, not be automatically enforceable in Singapore.

In making a determination as to enforceability of a foreign judgment, the Singapore courts need to be satisfied that the foreign judgment was final and conclusive and on the merits of the case, given by a court of law of competent jurisdiction, and was expressed to be for a fixed sum of money. In general, a foreign judgment would be enforceable in Singapore unless procured by fraud, or if the proceedings in which such judgments were obtained were not conducted in accordance with principles of natural justice, or if the enforcement thereof would be contrary to the public policy of Singapore, or if the judgment would conflict with earlier judgments from Singapore or earlier foreign judgments recognized in Singapore, or if the judgment would amount to the direct or indirect enforcement of foreign penal, revenue or other public laws. Civil liability provisions of the federal and state securities law of the United States permit the award of punitive damages against us, our Directors and officers. The Singapore courts do not allow the enforcement of foreign judgments which amount to the direct or indirect enforcement of foreign penal, revenue or other public laws. It is uncertain as to whether a judgment of the courts of the United States awarding such punitive damages would be regarded by the Singapore courts as being obtained pursuant to foreign, penal, revenue or other public laws.

9

United Kingdom

England and Wales is not party to any convention or bilateral treaty with the United States providing for the reciprocal recognition and enforcement of judgments. As a result, a judgment obtained in a court in the United States against a company (or its or officers) incorporated (or located) in England and Wales will not automatically be recognized or enforced in England and Wales but may be enforceable by separate action on the judgment in accordance with English common law rules.

To obtain an enforceable judgment in England and Wales, the claimant would be required to bring fresh proceedings in respect of the judgment before the competent court in England and Wales. In such an action, a court of England and Wales generally will not (subject to the matters identified below) re-examine the merits of the original case decided by a United States court and will treat the judgment as conclusive. However, it must be satisfied of the following issues:

(a)	The judgment must be final and conclusive in the Court which handed down the judgment. For example, interim and provisional orders, including most forms of injunctive relief, are not enforceable and if the judgment is subject to an appeal, a Court of England and Wales will likely stay any enforcement proceedings pending the outcome of the appeal;
(b)	The judgment must be for an ascertainable and definite sum of money. For example, a judgment for a declaration cannot be enforced in England and Wales;
(c)	The judgment must not relate to taxes, a fine or any other form of penalty often, but not always, payable to the state;
(d)	The judgment must not be for multiple damages, which are calculated by multiplying the sum assessed as compensation for the loss or damage to which the judgment relates, pursuant to section 5 of the Protection of Trading Interests Act 1980.
(e)	The judgment must not be inconsistent with a prior judgment of a Court of England and Wales in respect of the same subject matter and between the same parties;
(f)	The Court that granted in the judgment in the United States must have had jurisdiction to hear the claim. This is determined based on private international law of England and Wales. Generally, a Court in the United States will be considered to have had jurisdiction if the party to which the judgment relates was present in the United States at the time proceedings were issued or otherwise submitted to the jurisdiction of the United States Court for example, by prior contractual agreement or by appearing in the proceedings other than in limited circumstances including to contest jurisdiction.
(g)	The judgment must not have been obtained by fraud and must not be contrary to the principles of natural justice for example, arguments may relate to whether a party had sufficient notice of the proceedings and an opportunity to be heard.
(h)	The judgment must not be contrary to public policy of England and Wales. This is wide in scope, but must go further than the commercial background to the judgment simply being disagreeable.

Since the Courts of England and Wales do not reconsider the merits of the underlying judgment, it is a common approach for the party seeking to enforce a judgment to apply for summary judgment. Summary judgment is a Court procedure pursuant to Part 24 of the Civil Procedure Rules that resolves a case without a full trial and, depending upon the stage at which the application is made, without going through key litigation stages, such as disclosure or exchanging substantive witness evidence. It can be requested by making an application to the Court. The Courts of England and Wales may grant summary judgment in this context if it considers that a party has no real prospect of defending a claim to enforce a United States judgment and provided that there is no other compelling reason why the case should be disposed of at trial. The matter will be assessed based upon written evidence of the parties. The parties will not have an opportunity to provide oral evidence as part of a summary judgment hearing. In cases concerning the enforcement of United States judgments, summary judgment is usually granted (provided that there is no wider bar to enforcement as set out above). This allows a party to quickly obtain a judgment from the Courts of England and Wales, reducing the time and resources required to enforce a United States judgment.

Proceedings to enforce a United States judgment must be brought within 6 years of the date on which the judgment became enforceable pursuant to section 24(1) of the Limitation Act 1980. This is usually a strict deadline, and failure to commence proceedings within this timeframe can provide a total defence to any claim for enforcement.

Once a judgment has been granted in any enforcement proceedings, that judgment can be enforced by the methods generally available for the enforcement of judgments of the Courts of England and Wales.

The Prospectus makes reference to an order being made pursuant to the Foreign Judgments (Reciprocal Enforcement) Act 1933. However, we do not consider this to have application in respect of United States judgments.

The United Kingdom has ratified the Hague Convention of 2 July 2019 on the Recognition and Enforcement of Foreign Judgments in Civil or Commercial Matters. It came into force in the UK on 1 July 2025 and applies to judgments obtained in proceedings commenced after that date. It provides a framework for the recognition and enforcement of judgments between the UK and other contracting states. The United States has signed the convention but has not yet ratified it and therefore, it currently does not apply to any proceedings involving judgments of the United States. However, this may change in the future.

10

The matters which would cause a court of England and Wales not to enforce a judgment debt created by a U.S. judgment are that:

(a) the judgment is not for a debt or a definite sum of money or is for a sum payable in respect of taxes or other charges of a like nature or in respect of a fine or other penalty or otherwise based on a U.S. law that a court of England and Wales considers to be a penal, revenue or other public law;

(b) the judgment was not final and conclusive;

(c) the court in the United States did not have jurisdiction in accordance with the English rules of private international law to give the judgment;

(d) the judgment was (i) obtained by fraud, or (ii) given in breach of principles of natural justice;

(e) enforcement of the judgment would be contrary to public policy in England and Wales;

(f) the judgment is a judgment on a matter previously determined by a court of England and Wales or another court whose judgment is entitled to recognition in England and Wales or conflicts with an earlier judgment of such court;

(g) the judgment was obtained in breach of an agreement for the settlement of disputes (otherwise than by proceedings in a United States court) (to whose jurisdiction the judgment debtor did not submit by counterclaim or otherwise);

(h) the enforcement of the judgment is prohibited by statute (for example, Section 5 of the Protection of Trading Interests Act 1980 prohibits the enforcement of foreign judgments for multiple damages and other foreign judgments specified by statutory instrument concerned with restrictive trade practice);

(i) enforcement proceedings were not commenced within the relevant limitation period; or

(j) an order has been made and remains effective under section 9 of the U.K. Foreign Judgments (Reciprocal Enforcement) Act 1933 applying that section to U.S. courts including the relevant U.S. court.

If a court of England and Wales gives judgment for the sum payable under a judgment of a United States court, the judgment of the court of England and Wales would be enforceable by the methods generally available for the enforcement of judgments of a court of England and Wales. In addition, it may not be possible to obtain an judgment of a court of England and Wales or to enforce any judgment of a court of England and Wales if the judgment debtor is subject to any insolvency or similar proceedings, if there is delay, if an appeal is pending or anticipated against the judgment in England and Wales or against the foreign judgment in the courts of the United States or if the judgment debtor has any set-off or counterclaim against the judgment creditor.

Hong Kong

Loeb & Loeb LLP, our counsel as to the laws of Hong Kong, has advised us that there is uncertainty as to whether the courts of Hong Kong would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Hong Kong has no arrangement for the reciprocal enforcement of judgments with the United States. As a result, there is uncertainty as to the enforceability in Hong Kong, in original actions or in actions for enforcement, of judgments of United States courts of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any State or territory within the United States.

A judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder, and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is (1) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty) and (2) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud; (b) the proceedings in which the judgment was obtained were opposed to natural justice; (c) its enforcement or recognition would be contrary to the public policy of Hong Kong; (d) the court of the United States was not jurisdictionally competent; or (e) the judgment was in conflict with a prior Hong Kong judgment.

11

SUMMARY FINANCIAL INFORMATION

The following summary consolidated statements of comprehensive loss data for the years ended December 31, 2024 and 2025, summary consolidated balance sheets data as of December 31, 2024 and 2025, and summary consolidated statements of cash flows data for the years ended December 31, 2024 and 2025 have been derived from the consolidated financial statements of our Company included elsewhere in this prospectus, which were prepared and presented in accordance with U.S. GAAP.

The following table presents our summary consolidated statements of comprehensive loss data for the years ended December 31, 2024 and 2025.

	For the Years Ended December 31,
	2024	2025
Revenues	$1,746,868	$1,438,891
Cost and expenses:
Cost of revenues	(789,967)	(841,263)
Selling and marketing expenses	(90,156)	(25,581)
General and administrative expenses	(828,795)	(1,061,482)
Technology support expenses	(1,284,767)	(1,258,543)
Loss from operations	(1,246,817)	(1,747,978)

Other income/(expenses)
Interest expense	(513,566)	(873,373)
Other financial expenses, net	(23,768)	(158,014)
Other (expenses)/income, net	(116,266)	7,595
Total other expenses, net	(653,600)	(1,023,792)

Loss before income tax	(1,900,417)	(2,771,770)
Income tax expense	(12,880)	(10,510)
Net loss	$(1,913,297)	$(2,782,280)

Other comprehensive income/(loss)
Foreign currency translation adjustment	6,517	(3,693)
Total comprehensive loss	$(1,906,780)	$(2,785,973)

The following table presents our summary consolidated balance sheets data as of December 31, 2024 and 2025.

	As of December 31,
	2024	2025
ASSETS
Current Assets
Cash	$187,771	$19,020
Accounts receivable, net	172,063	177,685
Prepaid expenses	59,846	30,031
Total Current Assets	$419,680	$226,736
Total Non-current Assets	15,025	303,154
TOTAL ASSETS	$434,705	$529,890

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current Liabilities
Accounts payable	$172,526	$70,517
Deferred revenue	52,634	78,159
Short-term borrowings	687,370	3,052,343
Long-term borrowings, current	229,387	338,228
Amounts due to a related party, current	743,493	-
Accrued expenses and other current liabilities	247,970	250,279
Total Current Liabilities	$2,133,380	$3,789,526
Non-current Liabilities
Long-term borrowings, non-current	928,169	800,927
Amounts due to a related party, non-current	7,307,000	8,659,254
Total Non-current Liabilities	$8,235,169	$9,460,181
Total Liabilities	10,368,549	13,249,707
Shareholders’ Deficit	$(9,933,844)	$(12,719,817)
TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$434,705	$529,890

The following table presents our summary consolidated statements of cash flows data for the years ended December 31, 2024 and 2025.

	For the Years Ended December 31,
	2024	2025
Net cash used in operating activities	(1,361,945)	(2,254,290)
Net cash used in investing activities	(920)	(4,759)
Net cash provided by financing activities	1,490,561	2,024,097
Effect of exchange rate changes	224	66,201
Net change in cash	127,920	(168,751)
Cash at the beginning of the year	59,851	187,771
Cash at the end of the year	$187,771	$19,020

12

RISK FACTORS

An investment in our Ordinary Shares involves a high degree of risk. Before deciding whether to invest in our Ordinary Shares, you should consider carefully the risks described below, together with all of the other information set forth in this Prospectus, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated and combined financial statements and related notes. If any of these risks actually occurs, our business, financial condition, results of operations, or cash flow could be materially and adversely affected, which could cause the trading price of our Ordinary Shares to decline, resulting in a loss of all or part of your investment. The risks described below and discussed in other parts of this Prospectus are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business. You should only consider investing in our Ordinary Shares if you can bear the risk of loss of your entire investment.

Risks Related to Our Business and Operations

Our business depends on customers renewing their subscription agreements. Any decline in renewal or net retention rates could harm our future operating results.

The significant majority of our revenue is recurring and consists of subscription revenue. Our subscription products generally have recurring annual subscription periods. While many of our subscriptions provide for automatic renewal, our customers may opt-out of automatic renewal and customers have no obligation to renew a subscription after the expiration of the term. Our customers may or may not renew their subscriptions as a result of a number of factors, including their satisfaction or dissatisfaction with our products and services, our pricing or pricing structure, the pricing or capabilities of the products and services offered by our competitors, the effects of economic conditions, or reductions in our paying customers’ spending levels. In addition, our customers may renew for fewer subscriptions, renew for shorter contract lengths if they were previously on multi-year contracts, or switch to lower cost offerings of our products and services.

It is difficult to accurately predict long-term customer retention. Our customers’ subscription net retention rates may decline or fluctuate as a result of a number of factors, including their level of satisfaction with our products, the prices of our products, the prices of products and services offered by our competitors or reductions in our customers’ spending levels. If our customers do not renew their subscription arrangements, maintenance or other services agreements or if they renew them on less favorable terms, our revenue may decline.

Our large customers have substantial negotiating leverage, which may require that we agree to terms and conditions that result in increased cost of sales, decreased revenue, and lower average selling prices and gross margins, all of which could harm our results of operations.

Some of our customers have significant bargaining power when negotiating new subscriptions or renewals of existing agreements, and have the ability to buy similar products from other vendors or develop such systems internally. These customers have and may continue to seek advantageous pricing and other commercial and performance terms that may require us to develop additional features in the products we sell to them or add complexity to our customer agreements. Currently, as customers become larger, our pricing model recognizes various factors such as number of products purchased and the penetration of those products within a customer’s operations. As such, when a customer buys more product, their average cost per product can decline even though the total revenue from them increases, and, to date, we have generally seen sales to customers increase in proportion to or in excess of any reductions in the cost per product. However, there can be no guarantee that these results will continue in the future. If we are unable to negotiate renewals with our large customers on favorable terms, our results of operations could be harmed.

Our customers white labels our software platform to resell to end customers, which limits our brand visibility and creates reputational and other risks for us.

As our customers white labels our software platform to resell to end customers, we face a diminished brand visibility and recognition when our customer markets the platform under their own brand name, potentially leading to diluted differentiation in the market and risks arising around intellectual property protection. There are complexities around catering to customization demands, software version control, and technological support to indirect end customers. Our reliance on customers to manage the sales cycle, onboarding, and customer success introduces variability in the quality and consistency of the end-user experience. This fragmentation can lead to customer dissatisfaction, increased churn, and negative perceptions of our platform, even when such outcomes stem from factors outside our control. If our customers deliver sub-par services or mispresents the software platform to end customers, this may create reputational risks for us despite the white labelling. In addition, the reselling by our customers can also result in revenue leakage and undermines our profitability.

We also face risks related to compliance and regulatory exposure. If our customers operate in jurisdictions with stringent data protection, cybersecurity, or industry-specific regulations, and fail to implement our platform in a compliant manner, we may be subject to legal claims, penalties, or reputational harm. Despite contractual safeguards, enforcement may be challenging and costly. The white-labelling model may complicate our ability to enforce contractual rights, monitor usage, and prevent unauthorized sublicensing or redistribution. These factors collectively pose risks to our operational efficiency and long-term brand equity.

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We rely on a limited number of key customers for our business.

For the years ended December 31, 2024 and 2025, our two largest customer together accounted for 60.2% and 66.4% of our revenue for the respective years, respectively, which was mainly due to the larger contract sum under their customer contracts. Our customers are fairly concentrated and we rely on a limited number of key customers during each period of our business.

In addition, our business depends on the continued success and financial stability of these customers. If any of our significant customers were to reduce their purchases, experience financial difficulties, or cease operations, our revenue could decline substantially. The loss of one or more of these customers, or a material reduction in their business with us, could have a material adverse effect on our business, financial condition, and results of operations.

The Company is aware of the risks associated with customer concentration and is taking steps to mitigate these risks by developing long-term relationships with its key customers. However, the Company remains exposed to customer concentration risk, and any significant changes in the business of its key customers could have a material adverse impact on its business.

We rely on a limited number of key suppliers for our business.

For the years ended December 31, 2024 and 2025, our two largest suppliers together accounted for 99.2% of our cost of sales for both years, mainly due to expenses associated with procuring cloud services essential to our operations. Our suppliers are fairly concentrated and we on a limited number of key suppliers during each period of our business.

If either of these suppliers were to experience operational disruptions, financial difficulties, regulatory challenges, or terminate their relationship with us, we could face delays, increased costs, or interruptions in our ability to deliver services to our customers. In addition, our bargaining power with these suppliers may be limited, which could result in unfavorable pricing or contractual terms.

Although we believe that alternative providers are available, transitioning to new suppliers could involve significant time, expense, and operational risk. Any disruption in the supply of cloud services or shipping data could materially and adversely affect our business, financial condition, and results of operations.

Our success depends on our key our senior management and key employees.

We are dependent on our Chief Executive Officer, Mr. Jiangnan Chen, and our Chief Financial Officer Mr. Hemant Kumar Bhatt, for various key aspects of our business, including but not limited to, our key business operations and maintenance of customer/supplier relationships. For more information, please see Management on page 79.

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If our Chief Executive Officer, Chief Financial Officer or any member of our key personnel ceases to be involved with us in the future and we are unable to locate a suitable replacement in a timely manner, our overall management, administration, and implementation of our business development strategies may be negatively affected, which will consequently adversely affect our business, financial condition, results of operations, cash flows and prospects.

Adverse or weakened general economic and market conditions may reduce spending on supply chain technology and information, which could harm our revenue, results of operations, and cash flows.

Our revenue, results of operations, and cash flows depend on the overall demand for and use of technology and information for global supply chain management, which depends in part on the amount of spending allocated by our customers or potential customers on supply chain technology and information. This spending depends on worldwide economic and geopolitical conditions. The U.S. and other key international economies have experienced cyclical downturns from time to time in which economic activity was impacted by falling demand for a variety of goods and services, restricted credit, poor liquidity, reduced corporate profitability, volatility in credit, equity, and foreign exchange markets, bankruptcies, pandemics such as COVID-19, and overall economic uncertainty. These economic conditions can arise suddenly, and the full impact of such conditions often remains uncertain.

In addition, geopolitical developments and potential trade wars, can increase levels of political and economic unpredictability globally and increase the volatility of global financial markets. The recent U.S. trade tariffs imposed have introduced significant uncertainty and cost pressures across global supply chains. As supply chain companies are faced with rising import costs, disrupted sourcing strategies, and compliance complexities, many are forced to reassess their investment priorities, this may result in reduced spending and consideration on supply chain technology and information systems, as companies shift towards immediate costs containment and operational continuity. Further actions or inactions of the U.S. or other major national governments, such as the United Kingdom’s exit of the European Union, may also impact economic conditions, which could result in financial market disruptions or an economic downturn.

Concerns about the systemic impact of a recession (in the United States or globally), energy costs, geopolitical issues, or the availability and cost of credit could lead to increased market volatility, decreased consumer confidence, and diminished growth expectations in the U.S. economy and abroad, which in turn could affect the rate of information technology spending and could adversely affect our customers’ ability or willingness to purchase our services, delay prospective customers’ purchasing decisions, reduce the value or duration of their subscription contracts, or affect attrition rates, all of which could adversely affect our future sales and operating results. Prolonged economic slowdowns may result in requests to renegotiate existing contracts on less advantageous terms to us than those currently in place, payment defaults on existing contracts, or non-renewal at the end of a contract term.

We may not be able to mitigate or alleviate the conditions that raise substantial doubt about our ability to continue as a going concern.

Our audited financial statements have been prepared assuming that we will continue as a going concern. We have incurred losses and negative operating cash flows since our inception. We incurred net losses of US$1,913,297 and US$2,782,280 for the years ended December 31, 2024 and 2025, respectively. Net cash used in operating activities were US$1,361,945 and US$2,254,290 for the years ended December 31, 2024 and 2025, respectively. The accumulated deficit amounted to US$34,583,747 and US$37,366,027 as of December 31, 2024 and 2025, respectively. As of December 31, 2024 and 2025, we had a working capital deficit of US$1,713,700 and US$3,562,790, respectively. These conditions raised substantial doubts about our ability to continue as a going concern.

Accordingly, we have developed mitigation plans to improve our liquidity and address material cash requirements from known contractual and other obligations in the short term.

(1)

On January 12, 2026, we obtained an increase of SGD0.54 million (approximately US$0.42 million) to our bank overdraft limit, and an additional long-term loan of SGD0.3 million (approximately US$0.23 million) from GLDB, which is subject to an annual interest rate of 8.0%. The Group would utilize some cash inflow from operating activities to ensure timely repayment of bank overdraft from GLDB.

(2)	On March 31, 2026, Mr. Hemant Bhatt signed a letter of support, referenced as Exhibit 10.11, agreeing to further extend the loan with a principal amount of US$8.63 million, which was originally due to mature on January 17, 2027. In the letter of support, Mr. Bhatt agreed that no maturity date was specified and repayment will only be required when we have sufficient liquidity, in order to support our ability to meet all third party obligations and normal operations for at least the ensuing twelve month period.
(3)	At the same time, we are pursuing financial support from credit facilities and equity financing, to improve collection management to increase the cash inflow from operating activities, and to improve operating efficiency and cost reduction.

There can be no assurances, however, that all the current mitigation plans will be achieved or that enough additional funding will be available on terms acceptable to us or at all. Due to uncertainty in the execution of management’s plans, there can be no assurances that such plans will thoroughly mitigate or alleviate the conditions that raise substantial doubt about our ability to continue as a going concern. If we are unable to obtain sufficient funding, we may be required to delay our development efforts and limit activities, which could adversely affect our business and the combined financial statements.

Because our long-term success depends on our ability to operate our business internationally and increase sales of our products to customers located outside of Singapore, our business is susceptible to risks associated with international operations.

We currently have key operations in Singapore, and we market and sell our products worldwide. The international expansion of our operations requires significant management attention and financial resources and results in increased administrative and compliance costs. Our limited experience in operating our business in certain regions increases the risk that our expansion efforts into those regions may not be successful. In particular, our business model may not be successful in particular countries or regions outside of Singapore for reasons that we currently are unable to anticipate. We are subject to risks associated with international sales and operations including, but not limited to:

●	fluctuations in currency exchange rates;

●	the complexity of, or changes in, foreign regulatory requirements;

●	difficulties in managing the staffing of international operations, including compliance with local labor and employment laws and regulations;

●	potentially adverse tax consequences, including the complexities of foreign value added tax systems, overlapping tax regimes, restrictions on the repatriation of earnings and changes in tax rates;

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●	dependence on resellers and distributors to increase customer acquisition or drive localization efforts, including in new or evolving markets, which resellers and distributors may fail to maintain standards consistent with our brand and reputation;

●	the burdens of complying with a wide variety of foreign laws and different legal standards;

●	increased financial accounting and reporting burdens and complexities, including treatment of revenue from international sources;

●	longer payment cycles and difficulties in collecting accounts receivable;

●	longer sales cycles;

●	political, social and economic instability;

●	war, terrorist attacks, civil unrest and security concerns in general;

●	reduced or varied protection for intellectual property rights in some countries and the risk of potential theft or compromise of our technology, data or intellectual property in connection with our international operations, whether by state-sponsored malfeasance or other foreign entities or individuals;

●	laws and policies of the U.S. and other jurisdictions affecting international trade (including import and export control laws, tariffs and trade barriers); and

●	other factors beyond our control such as natural disasters and public health crises, including pandemics.

The occurrence of any one of these risks could negatively affect our international business and, consequently, our operating results. We cannot be certain that the investment and additional resources required to establish, acquire or integrate operations in other countries will produce desired levels of revenue or profitability. If we are unable to effectively manage our expansion into additional geographic markets, our financial condition and results of operations could be harmed.

Our success depends in part on our ability to develop and market new and enhanced solutions modules, and we may not be able to do so, or do so quickly enough to respond to changes in demand. Even if we anticipate changes in demand, it may be difficult for us to transition existing customers to new versions of our solutions.

Our success depends in part on our ability to develop and market new and enhanced solutions modules, and to do so on a timely basis. Successful module development and marketing depends on numerous factors, including anticipating customer requirements, changes in technology requirements, our ability to differentiate our solutions from those of our competitors, and market acceptance of our solutions. Enterprises are requiring their software application vendors to provide ever increasing levels of functionality and broader offerings. Moreover, our industry is characterized by rapid evolution, and shifts in technology and customer needs. We may not be able to develop and market new or enhanced modules in a timely or cost-effective manner or at all. Our solutions also may not achieve market acceptance or correctly anticipate technological changes or the changing needs of our customers or potential customers.

In addition, even if we correctly anticipate changes in technology or demand, it might be difficult for us to transition existing customers to new versions of our solutions. Such transitions or upgrades may require considerable professional services effort and expense and customers may choose to discontinue using our solutions rather than proceed with a lengthy and expensive upgrade. If customers fail to accept new versions of our solution, if our newest solutions contain errors, or if we expend too many resources supporting multiple versions of our solutions, we may suffer a material adverse effect on our business, financial position, results of operations and cash flows.

The market for cloud-based supply chain management solutions is still evolving. If this market develops more slowly than we expect, our revenue may decline or fail to grow, and we may incur additional operating losses.

We derive, and expect to continue to derive, substantially all of our revenue from providing cloud-based supply chain management platforms, solutions and related services. The market for cloud-based supply chain management solutions is still evolving and it is uncertain whether these platforms and solutions will sustain high levels of demand and market acceptance. Our success will depend on the willingness of companies to accept our cloud-based supply chain management platforms and solutions as an alternative to manual processes, traditional enterprise resource planning software and internally-developed supply chain management solutions. Some customers may be reluctant or unwilling to use our cloud-based supply chain management platforms or solutions for a number of reasons, including data privacy concerns, data and network security concerns and existing investments in supply chain management technology.

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Traditional approaches to supply chain management have required, among other things, purchasing hardware and licensing software. Because these traditional approaches often require significant initial investments to purchase the necessary technology and to establish systems that comply with customers’ unique requirements, companies may be unwilling to abandon their current solutions for our cloud-based supply chain management platforms and solutions. Other factors that may limit market acceptance of our platforms and solutions include:

●	our ability to maintain high levels of customer satisfaction;

●	our ability to maintain continuity of service for all users of our solutions;

●	the price, performance and availability of competing solutions; and

●	our ability to address companies’ confidentiality concerns about information stored outside of their premises.

If companies do not perceive the benefits of our cloud-based supply chain management platforms or solutions, or if companies are unwilling to accept our platforms and solutions as an alternative to traditional approaches, the market for our platforms and solutions might not continue to develop or might develop more slowly than we expect, either of which could significantly adversely affect our revenues and growth prospects.

Our business, results of operations and reputation could be negatively affected by services provided by third-party cloud service providers.

We rely on U.S. based third-party cloud service providers to provide us with cloud services to support our business operations. With the expansion of our business, we may be required to upgrade our technology and infrastructure or adapt our technology and infrastructure to those of the cloud service providers to keep up with the increasing traffic to our website. If the services provided are unable to meet our demand, or are disrupted, restricted, curtailed or degraded in any way or become unavailable to us, our business may be materially and adversely affected. In addition, we cannot assure you that we will be able to maintain amicable relationships with our cloud service providers. Our cloud service providers could choose to terminate their relationships with us or propose terms that we cannot accept. If we have to engage other cloud service providers and have to migrate our business operation data to new service providers, we cannot guarantee a smooth transition. We may suffer from unexpected incidents in the transition such as data loss, service interruptions, or loss of certain functionalities. As a result, we may need to spend more money in order to reduce the potentially significant losses brought on by these incidents. Most significantly, these unanticipated events could result in business interruptions, which would have a negative impact on our operations and could materially and adversely affect our results of operations. Besides, we have no control over the costs of the services provided by cloud service providers. If the prices we pay for those services rise significantly, our results of operations may be materially and adversely affected.

The information we source from third parties to incorporate into our Order Module and Deliver Module may not be accurate and complete, and such data may not be updated on a timely basis, which can expose our customers to supply chain delays and contractual liabilities.

Our customers use our Order Module and Deliver Module solutions as tools for supply chain management and shipment management. The former relies on information provided by third party suppliers to track the manufacturing process, including lead times and order status, for various components of a product. The latter relies on information provided by third party data to track the shipment of manufactured product via rail, vessel, flight movement, and capture the timing for entry and departure of port gates. Such third party sourced data are subject to inconsistencies, delays in updates, or gaps in coverage. We can provide no assurances that our third party sourced data will always be accurate and updated in a timely manner. Errors or defects in third parties to update the supplier or shipment information we provide to our customers, can result in an inability to plan logistics in a timely manner or expose our customers to supply chain delays, missed deadlines and contractual liabilities. In addition, these errors and delays may damage our reputation with both existing and new customers and result in lost customers and decreased revenue, which could materially and adversely affect our business, revenue and results of operations.

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Any of these problems may enable our customers to terminate our agreements or we may be required to issue credits or refunds, and may be subject to product liability, breach of warranty or other contractual claims. We also may be required to indemnify our customers as a result of any of these problems. Any provisions in our customer agreements intended to limit liability may not be sufficient to protect us against any such claims. Insurance may not be available on acceptable terms, or at all. In addition, any insurance we do have may not cover claims related to specific defects, errors, failures or delays, may not cover indirect or consequential damages, and otherwise may be inadequate, and defending a suit, regardless of its merit, could be costly and divert management’s attention. In general, losses from customers terminating their agreements with us and our cost of defending claims resulting from defects, errors, failures or delays might be substantial, and could have a material adverse effect on our business, financial position, results of operations and cash flows.

Because we generally recognize revenue from subscriptions for our services over the term of the subscription, downturns or upturns in new business may not be immediately reflected in our operating results.

We generally recognize revenue from customers ratably over the terms of their subscription and support agreements, which are typically 12 to 36 months. The effect of significant downturns in sales and market acceptance of our services, and potential changes in our attrition rate, may not be fully reflected in our results of operations until future periods. Our subscription model also makes it difficult for us to rapidly increase our revenue through additional sales in any period, as revenue from new customers must be recognized over the applicable subscription and support term.

We face intense competition, and our failure to compete successfully would make it difficult for us to add and retain customers and would impede the growth of our business.

The supply chain management market is fragmented, competitive and rapidly evolving. We compete with other cloud-based supply chain management vendors, traditional enterprise resource planning vendors, and other service providers, as well as with solutions developed internally by enterprises seeking to manage their global supply chains and global trade. Some of our actual and potential competitors may enjoy competitive advantages over us, such as greater name recognition, more varied offerings and larger marketing budgets, as well as greater financial, technical and other resources. Furthermore, some competitors may have best-of-breed solutions to problems created by the unique trading requirements of particular countries, industries and/or business processes. As a result, our competitors may be able to respond more quickly than we can to new or changing opportunities, technologies, standards or customer requirements or devote greater resources to the promotion and sale of their products and services than we can.

The intensity of competition in the supply chain management market has resulted in pricing pressure as the market has developed and our competitors very frequently offer substantial price discounts for their products. We expect the intensity of competition to increase in the future as existing competitors develop their capabilities and as new companies, which could include one or more large software or trade content providers, enter our market. Increased competition could result in additional pricing pressure, reduced sales, shorter term lengths for customer contracts, lower margins or the failure of our solutions to achieve or maintain broad market acceptance. If we are unable to compete effectively, it will be difficult for us to maintain our pricing rates or add and retain customers, and our business, financial condition and results of operations will be harmed.

We do not have any registered intellectual property rights over our source code or brand name, and may not be able to adequately protect our rights in our data, technology or brand.

Our success is dependent, in part, upon protecting our proprietary information and technology. We currently do not have any registered intellectual property rights, such as patents or trademarks, over our source code or brand name, and may not be able to adequately protect our rights in our data, technology or brand. No assurance can be given that confidentiality, non-disclosure, or invention assignment agreements with employees, consultants, or other parties will not be breached and will otherwise be effective in controlling access to and distribution of our platform or solutions, or certain aspects of our platform or solutions, and proprietary information. Further, these agreements do not prevent our competitors from independently developing technologies that are substantially equivalent or superior to our platform or solutions. Additionally, certain unauthorized use of our source code or brand name may go undetected. In the event that we do detect unauthorized use of our data, technology or brand, we may have limited recourse and restrictions on our claim due to our lack of registered intellectual property rights.

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Current law may not provide for adequate protection of our platform or data. In addition, legal standards relating to the validity, enforceability, and scope of protection of proprietary rights in internet-related businesses are uncertain and evolving, and changes in these standards may adversely impact the viability or value of our proprietary rights. Some license provisions protecting against unauthorized use, copying, transfer, and disclosure of our platform, or certain aspects of our platform, or our data may be unenforceable under the laws of certain jurisdictions. Further, the laws of some countries do not protect proprietary rights to the same extent as the laws of the United States, and mechanisms for enforcement of intellectual property rights in some foreign countries may be inadequate. To the extent we expand our international activities, our exposure to unauthorized copying and use of our data or certain aspects of our platform may increase. Competitors, foreign governments, foreign government-backed actors, criminals, or other third parties may gain unauthorized access to our proprietary information and technology. Accordingly, despite our efforts, we may be unable to prevent third parties from infringing upon or misappropriating our technology and intellectual property.

Our inability to protect our technology against unauthorized copying or use, as well as any costly litigation or diversion of our management’s attention and resources, could delay further sales or the implementation of our platform or solutions, impair the functionality of our platform or solutions, delay introductions of new features, integrations, and capabilities, result in our substituting inferior or more costly technologies into our platform or solutions, or injure our reputation. In addition, we may be required to license additional technology from third parties to develop and market new features, integrations, and capabilities, and we cannot be certain that we could license that technology on commercially reasonable terms or at all, and our inability to license this technology could harm our ability to compete.

If we fail to maintain adequate operational and financial resources, particularly if we continue to grow rapidly, we may be unable to execute our business plan or maintain high levels of service and customer satisfaction.

We have experienced, and expect to continue to experience growth, which has placed, and may continue to place, significant demands on our management and our operational and financial resources. As we expand, we scale our operational, financial, and management controls, as well as our reporting systems and procedures. As we continue to grow, we face challenges of responding timely to a growing customer base around the world and navigating a complex multi-national regulatory landscape. If we fail to manage our anticipated growth and change in a manner that preserves the functionality of our platforms and solutions, the quality of our products and services may suffer, which could negatively affect our brand and reputation and harm our ability to attract customers.

To manage growth in our operations, we will need to continue to grow and improve our operational, financial, and management controls and our reporting systems and procedures. We will require capital expenditures and the allocation of valuable management resources to grow and change in these areas. Our expansion has placed, and our expected future growth will continue to place, a strain on our management, customer experience, research and development, sales and marketing, administrative, financial, and other resources.

Given that our key customers are enterprise customers, our sales cycle is longer and more expensive, and we may encounter pricing pressure and implementation and configuration challenges.

Given that our largest customers are enterprise customers, which means we face longer sales cycles, greater competition, more complex customer due diligence, less favorable contractual terms, and less predictability in completing some of our sales.

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Consequently, a target customer’s decision to use our services may be an enterprise-wide decision and, if so, these types of sales require us to provide greater levels of education regarding the use and benefits of our products and services, as well as education regarding privacy and data protection laws and regulations to prospective customers. In addition, larger enterprise customers may demand more configuration, integration services, and features. As a result of these factors, these sales opportunities may require us to devote greater sales support and professional services resources than to individual customers, driving up costs and time required to complete sales, while potentially requiring us to delay revenue recognition on some of these transactions until the technical or implementation requirements have been met.

Our directors and officers, Jiangnan Chen and Hemant Bhatt, also serve as directors or officers of a number of other companies, therefore, their time and attention may be divided and our business, financial condition, and results of operations could be adversely affected.

Our Chief Executive Officer and director, Jiangnan Chen, and our Chief Financial Officer and Chairman of the Board of Directors, Hemant Bhatt, both currently serve as directors or officers of a number of other companies. Jiangnan Chen currently serves as a director for seven other companies, and as an officer for one other company. Hemant Bhatt currently serves as a director for five other companies, as well as an advisor to one other company. For more information, please see Management on page 79.

While we are not aware of any actual or apparent conflicts of interest arising from these external positions, these additional responsibilities may nevertheless divert their time and attention away from our company. As a result, their ability to devote sufficient focus to our business operations, strategic initiatives, and corporate governance could be constrained.

In addition, service on multiple boards and management teams may expose our directors and officers to demands from other enterprises that could compete with the time and energy required to oversee our affairs. Although we believe our directors and officers are committed to our success, there can be no assurance that their outside commitments will not impact their performance or decision-making on behalf of our company. Any such limitations could adversely affect our business, financial condition, and results of operations.

We have experienced growth in recent periods, and our recent growth rates may not be indicative of our future growth.

We have experienced organic growth in recent periods, and revenue growth in future periods may not be consistent with recent history. We believe our revenue growth depends on a number of factors, including, but not limited to, our ability to:

●	attract new customers;

●	renew and grow current customer subscriptions;

●	introduce and grow adoption of our products and services in new markets;

●	adequately expand our sales force and otherwise scale our operations as a business;

●	expand the features and capabilities of our platform, including through the creation and use of additional integrations;

●	maintain the security and reliability of our platform;

●	comply with existing and new applicable laws and regulations;

●	price and package our products and services effectively;

●	successfully compete against established companies and new market entrants; and

●	increase awareness of our brand on a global basis.

We may not be able to successfully implement our strategic initiatives in accordance with our expectations, or in the timeframe we desire, which may result in an adverse impact on our business and financial results. We also expect our operating expenses to increase in future periods, and if our revenue growth does not increase to offset these anticipated increases in our operating expenses, our business, results of operations, and financial condition will be harmed and we may not be able to achieve or maintain profitability.

Our failure to raise additional capital or generate cash flows necessary to expand our operations and invest in new technologies in the future could reduce our ability to compete successfully and harm our results of operations.

We may require additional financing, and we may not be able to obtain debt or equity financing on favorable terms, if at all. If we raise equity financing to fund operations or on an opportunistic basis, our stockholders may experience significant dilution of their ownership interests. We have a secured credit facility that restricts our ability to incur additional indebtedness, requires us to maintain specified minimum liquidity and restricts our ability to pay dividends. The terms of any additional debt financing may be similar or more restrictive. If we need additional capital and cannot raise it on acceptable terms, or at all, we may not be able to, among other things:

●	develop new features, integrations, capabilities, and enhancements;

●	continue to expand our product development, sales, and marketing organizations;

●	hire, train, and retain employees;

●	respond to competitive pressures or unanticipated working capital requirements; or

●	pursue acquisition opportunities.

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We are dependent on external and related party financing to support our business growth.

We rely on loans from financial institutions and loans from our Chief Financial Officer and Chairman of the board of directors, Hemant Kumar Bhatt, to finance our operations. Our total outstanding borrowings were approximately in aggregate, US$1,844,926 and US$4,191,498 for simple interest-bearing loans from financial institutions, and in aggregate, US$8,050,493 and US$8,659,254 for simple interest bearing loans from Mr. Hemant Bhatt, as of December 31, 2024 and 2025, respectively.

Our ability to obtain adequate financing on terms which are acceptable to us depends on a number of factors such as our financial strength, our creditworthiness and our prospects, and other factors that are beyond our control, including general economic, industry, liquidity and political conditions, the terms on which financial institutions are willing to extend credit to us, central bank’s policy rates and cash reserve requirements for banks, and the availability of other sources of debt financing or equity financing. There may also be covenants that restrict our ability to pay dividends and/or restrict our flexibility in utilizing working capital to react to changes in the business environment. Additionally, our business requires significant amount of working capital to fund the payroll of workers before the corresponding progress payments from clients, and inability to finance the payroll payment and temporary cash flow.

We may default on our obligations under our credit facilities.

We entered into banking facilities with banks in Hong Kong and Singapore which include facility agreements and term loans. A failure to repay any of the indebtedness under our banking facilities as they become due or to otherwise comply with the covenants contained in any of such agreements could result in an event of default thereunder. If not cured or waived, an event of default under any of such agreements could enable the lender thereunder to declare all borrowings outstanding on such debt, together with accrued and unpaid interest and fees, to be due and payable. In such an event, we may not be able to pay dividends or have sufficient liquidity to meet operating and capital expenditure requirements. Any such acceleration could cause us to lose a substantial portion of our assets and will substantially adversely affect our ability to continue our operations.

We are subject to various global data privacy and security regulations, which could result in additional costs and liabilities to us.

Our business is subject to a variety of local, national and international laws, directives and regulations that apply to the collection, use, retention, protection, disclosure, transfer and other processing of personal data, such as the UK General Data Protection Regulation (UK GDPR). These data protection and privacy-related laws and regulations continue to evolve and may result in ever-increasing regulatory and public scrutiny and escalating levels of enforcement and sanctions and increased costs of compliance. In the United States, these include rules and regulations promulgated under the authority of the Federal Trade Commission, and state breach notification laws. If we experience a security incident with personal data issue, we may be required to inform the representative state attorney general or federal or country regulator, media and credit reporting agencies, and any customers whose information was stolen, which could harm our reputation and business. Other states and countries have enacted different requirements for protecting personal information collected and maintained electronically. We expect that there will continue to be new proposed laws, regulations and industry standards concerning privacy, data protection and information security in the United States, the European Union and other jurisdictions, and we cannot yet determine the impact such future laws, regulations and standards will have on our business or the businesses of our customers.

Failure to comply with laws concerning privacy, data protection and information security could result in enforcement action against us, including fines, imprisonment of company officials and public censure, claims for damages by end customers and other affected individuals, damage to our reputation and loss of goodwill (both in relation to existing end customers and prospective end customers), any of which could have a material adverse effect on our operations, financial performance and business. In addition, we could suffer adverse publicity and loss of customer confidence were it known that we did not take adequate measures to assure the confidentiality of the personally identifiable information that our customers had given to us. This could result in a loss of customers and revenue that could jeopardize our success. We may not be successful in avoiding potential liability or disruption of business resulting from the failure to comply with these laws and, even if we comply with laws, may be subject to liability because of a security incident. If we were required to pay any significant amount of money in satisfaction of claims under these laws, or any similar laws enacted by other jurisdictions, or if we were forced to cease our business operations for any length of time as a result of our inability to comply fully with any of these laws, our business, operating results and financial condition could be adversely affected. Further, complying with the applicable notice requirements in the event of a security breach could result in significant costs.

Additionally, our business efficiencies and economies of scale depend on generally uniform product offerings and uniform treatment of customers across all jurisdictions in which we operate. Compliance requirements that vary significantly from jurisdiction to jurisdiction impose added costs on our business and can increase liability for compliance deficiencies. Further, new or recently implemented regulations, including the European Union’s General Data Protection Regulation, may require significant investment, including the establishment of new data centers.

Cyber-attacks and security vulnerabilities could result in serious harm to our reputation, business, and financial condition.

Threats to network and data security are constantly evolving and becoming increasingly diverse and sophisticated. Our products and services, as well as our servers and computer systems and those of third parties that we rely on in our operations could be vulnerable to cybersecurity risks. As such, we may be subject to risks inherent to companies that process personal data. An increasing number of organizations have disclosed breaches of their information security systems, some of which have involved sophisticated and highly targeted attacks.

We are the target of attempts to identify and exploit system vulnerabilities and/or penetrate or bypass our security measures in order to gain unauthorized access to our systems, including an incident that has resulted in exfiltration of the contact records from our database. We employ multiple methods at different layers of our systems to defend against intrusion and attack, to protect our systems and to resolve and mitigate the impact of any incidents. Despite our efforts to keep our systems secure and to remedy identified vulnerabilities, future attacks could be successful and could result in substantial liability or business risk. Third parties will continue to attempt to gain unauthorized access to our systems or facilities through various means, including hacking into our systems or facilities, or those of our customers or vendors, or attempting to fraudulently induce our employees, customers, vendors or other users of our systems into disclosing sensitive information, which may in turn be used to access our IT systems. Our cybersecurity programs and efforts to protect our systems and data, and to prevent, detect and respond to data security incidents, may not prevent these threats or provide adequate security. Further, we may be subject to additional liability risks associated with data security breaches or other incidents by virtue of the private right of action granted to individuals under certain data privacy laws for actions arising from certain data security incidents.

We may experience breaches of our security measures due to human error, malfeasance, system errors or vulnerabilities, or other irregularities. In particular, our platform and the other systems or networks used in our business may experience an increase in attempted cyber-attacks, targeted intrusion, ransomware, and phishing campaigns seeking to take advantage of shifts to employees working remotely using their household or personal internet networks and to leverage fears promulgated by the COVID-19 pandemic. Actual or perceived breaches of our security could subject us to regulatory investigations and orders, litigation, indemnity obligations, damages, penalties, fines and other costs in connection with actual and alleged contractual breaches, violations of applicable laws and regulations and other liabilities. Any such incident could also materially damage our reputation and harm our business, results of operations and financial condition.

Interruptions or performance problems associated with our internal infrastructure, and its reliance on technologies from third parties, may adversely affect our ability to manage our business and meet reporting obligations.

Currently, we use third-party vendors to manage our online marketing, system integration and web services. We believe the availability of these services is essential to the management of our high-volume, transaction-oriented business model. As we expand our operations, we expect to utilize additional systems and service providers that may also be essential to managing our business. Although the systems and services that we require are typically available from a number of providers, it is time-consuming and costly to qualify and implement these relationships. Therefore, if one or more of our providers suffer an interruption in their business, or experience delays, disruptions or quality-control problems in their operations, or we have to change or add additional systems and services, our ability to manage our business and produce timely and accurate financial statements would suffer.

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Interruptions or performance problems associated with our products, including disruptions at any third-party data centers upon which we rely, may impair our ability to support our customers.

Our continued growth depends in part on the ability of our existing and potential customers to access our websites, software or cloud-based products within an acceptable amount of time. We have experienced, and may in the future experience, service disruptions, outages and other performance problems due to a variety of factors, including infrastructure changes, human or software errors, capacity constraints due to an overwhelming number of users accessing our website simultaneously and denial of service or fraud or security attacks. In some instances, we may not be able to identify the cause or causes of these website performance problems within an acceptable period of time. It may become increasingly difficult to maintain and improve our website performance, especially during peak usage times and as our user traffic increases. If our websites are unavailable or if our customers are unable to access our software or cloud-based products within a reasonable amount of time or at all, our business would be negatively affected. Additionally, our data centers and networks and third-party data centers and networks may experience technical failures and downtime, may fail to distribute appropriate updates, or may fail to meet the increased requirements of a growing customer base.

We leverage third-party software for use with our solution. Performance issues, errors and defects, or failure to successfully integrate or license necessary third-party software could cause delays, errors, or failures of our solution, increases in our expenses and reductions in our sales, which could materially and adversely affect our business and results of operations

We use software licensed from a variety of third parties in connection with the operation of our products. Any performance issues, errors, bugs, or defects in third-party software could result in errors or a failure of our products, which could adversely affect our business and results of operations. In the future, we might need to license other software to enhance our solution and meet evolving customer demands and requirements. Any limitations in our ability to use third-party software could significantly increase our expenses and otherwise result in delays, a reduction in functionality, or errors or failures of our solution until equivalent technology or content is either developed by us or, if available, identified, obtained through purchase or license, and integrated into our solution. In addition, third-party licenses may expose us to increased risks, including risks associated with the integration of new technology, the diversion of resources from the development of our own proprietary technology, and our inability to generate revenues from new technology sufficient to offset associated acquisition and maintenance costs, all of which may increase our expenses and materially and adversely affect our business and results of operations.

If we fail to integrate our products with a variety of operating systems, software applications, platforms and hardware that are developed by others or ourselves, our products may become less competitive or obsolete and our results of operations would be harmed.

Our products must integrate with a variety of network and software platforms, and we need to continuously modify and enhance our products to adapt to changes in software, networking, browser and database technologies. We believe a significant component of our value proposition to customers is the ability to optimize and configure our products to integrate with our systems and those of third parties. If we are not able to integrate our products in a meaningful and efficient manner, demand for our products could decrease and our business and results of operations would be harmed.

In addition, we have a number of solutions, and maintaining and integrating them effectively requires extensive resources. Our continuing efforts to make our products more interoperative may not be successful. Failure of our products to operate effectively with future infrastructure platforms and technologies could reduce the demand for our products, resulting in customer dissatisfaction and harm to our business. If we are unable to respond to changes in a cost-effective manner, our products may become less marketable, less competitive or obsolete and our business and results of operations may be harmed.

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Material defects or errors in our products could harm our reputation, result in significant costs to us and impair our ability to sell our products.

Software products are inherently complex and often contain defects and errors when first introduced or when new versions are released. Any defects or errors in our products could result in:

●	lost or delayed market acceptance and sales of our products;

●	a reduction in subscription or maintenance renewals;

●	diversion of development resources;

●	legal claims; and

●	injury to our reputation and our brand.

The costs incurred in correcting or remediating the impact of defects or errors in our products may be substantial and could adversely affect our operating results.

We may be subject to litigation for any of a variety of claims, which could adversely affect our business, results of operations, and financial condition.

In the ordinary course of business, we may be involved in and subject to litigation for a variety of claims or disputes and receive regulatory inquiries. These claims, lawsuits, and proceedings could include labor and employment, wage and hour, commercial, data privacy, antitrust, alleged securities law violations or other investor claims, and other matters. The number and significance of these potential claims and disputes may increase as our business expands. Any claim against us, regardless of its merit, could be costly, divert management’s attention and operational resources, and harm our reputation. As litigation is inherently unpredictable, we cannot assure you that any potential claims or disputes will not have a material adverse effect on our business, results of operations, and financial condition. Any claims or litigation, even if fully indemnified or insured, could make it more difficult to compete effectively or to obtain adequate insurance in the future.

In addition, we may be required to spend significant resources to monitor and protect our contractual, property, and other rights, including collection of payments and fees. Litigation has been and may be necessary in the future to enforce such rights. Such litigation could be costly, time consuming, and distracting to management and could result in the impairment or loss of our rights. Furthermore, our efforts to enforce our rights may be met with defenses, counterclaims, and countersuits attacking the validity and enforceability of such rights. Our inability to protect our rights as well as any costly litigation or diversion of our management’s attention and resources, could have an adverse effect on our business, results of operations, and financial condition or injure our reputation.

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Our use of open source software could negatively affect our ability to sell our products and subject us to possible litigation.

Some of our modules incorporate open source software, and we intend to continue to use open source software in the future. Some terms of certain open source licenses to which we are subject have not been interpreted by U.S. or foreign courts, and there is a risk that open source software licenses could be construed in a manner that imposes unanticipated conditions or restrictions on our ability to monetize our technology platform. Additionally, we may from time to time face claims from third parties claiming ownership of, or demanding release of, the open source software or derivative works that we developed using such software, which could include our proprietary source code, or otherwise seeking to enforce the terms of the applicable open source software license. These claims could result in litigation and could require us to make our software source code freely available, purchase a costly license to continue offering the software or cease offering the implicated services unless and until we can re-engineer them to avoid infringement or violation. This re-engineering process could require significant additional research and development resources, and we may not be willing to entertain the cost associated with updating the software or be able to complete it successfully. In addition to risks related to license requirements, use of certain open source software can lead to greater risks than use of third-party commercial software, as open source licensors generally do not provide warranties or controls on the origin of software and, thus, may contain security vulnerabilities or infringing or broken code. Additionally, if we utilize open source licenses that require us to contribute to open source projects, this software code is publicly available; and our ability to protect our intellectual property rights with respect to such software source code may be limited or lost entirely. We may be unable to prevent our competitors or others from using such contributed software source code. Any of these risks could be difficult to eliminate or manage, and if not addressed, could have a negative effect on our business, operating results and financial condition.

We may in the future be sued by third parties for various claims including alleged infringement of proprietary intellectual property rights.

There is considerable patent and other intellectual property development activity in our market, and litigation, based on allegations of infringement or other violations of intellectual property, is frequent in software and internet-based industries. We may receive communications from third parties, including practicing entities and non-practicing entities, claiming that we have infringed their intellectual property rights.

In addition, we may be sued by third parties for breach of contract, defamation, negligence, unfair competition, or copyright or trademark infringement or claims based on other theories. We could also be subject to claims based upon the content that is accessible from our website through links to other websites or information on our website supplied by third parties or claims that our collection of information from third-party sites without a license violates certain federal or state laws or website terms of use. We could also be subject to claims that the collection or provision of certain information breached laws or regulations relating to privacy or data protection. As a result of claims against us regarding suspected infringement, our technologies may be subject to injunction, we may be required to pay damages, or we may have to seek a license to continue certain practices (which may not be available on reasonable terms, if at all), all of which may significantly increase our operating expenses or may require us to restrict our business activities and limit our ability to deliver our products and services and/or certain features, integrations, and capabilities of our platform. As a result, we may also be required to develop alternative non-infringing technology, which could require significant effort and expense and/or cause us to alter our products or services, which could negatively affect our business. Further, many of our subscription agreements require us to indemnify our customers for third-party intellectual property infringement claims, so any alleged infringement by us resulting in claims against such customers would increase our liability. Our exposure to risks associated with various claims, including the use of intellectual property, may be increased as a result of acquisitions of other companies. For example, we may have a lower level of visibility into the development process with respect to intellectual property or the care taken to safeguard against infringement risks with respect to the acquired company or technology. In addition, third parties may make infringement and similar or related claims after we have acquired technology that had not been asserted prior to our acquisition.

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Changes in laws and regulations related to the internet or changes in the internet infrastructure itself may diminish the demand for our platform and could harm our business.

The future success of our business depends upon the continued use of the internet as a primary medium for commerce, communication, and business applications. Federal, state, or foreign governmental bodies or agencies have in the past adopted, and may in the future adopt, laws or regulations affecting the use of the internet as a commercial medium. The adoption of any laws or regulations that could reduce the growth, popularity, or use of the internet, including laws or practices limiting internet neutrality, could decrease the demand for, or the usage of, our products and services, increase our cost of doing business, and harm our results of operations. Changes in these laws or regulations could require us to modify our platform, or certain aspects of our platform, in order to comply with these changes. In addition, government agencies or private organizations have imposed and may impose additional taxes, fees, or other charges for accessing the internet or commerce conducted via the internet. These laws or charges could limit the growth of internet-related commerce or communications generally or result in reductions in the demand for internet-based products such as ours. In addition, the use of the internet as a business tool could be harmed due to delays in the development or adoption of new standards and protocols to handle increased demands of internet activity, security, reliability, cost, ease-of-use, accessibility, and quality of service. Further, our platform depends on the quality of our users’ access to the internet.

Internet access is frequently provided by companies that have significant market power that could take actions that degrade, disrupt, or increase the cost of user access to our platform, which would negatively impact our business. The performance of the internet and its acceptance as a business tool has been harmed by “viruses,” “worms” and similar malicious programs and the internet has experienced a variety of outages and other delays as a result of damage to portions of its infrastructure. If the use of the internet is adversely affected by these issues, demand for our platform could decline.

We could incur greater operating expenses and our user acquisition and retention could be negatively impacted if network operators:

●	implement usage-based pricing;

●	discount pricing for competitive products;

●	otherwise materially change their pricing rates or schemes;

●	charge us to deliver our traffic at certain levels or at all;

●	throttle traffic based on its source or type;

●	implement bandwidth caps or other usage restrictions; or

●	otherwise try to monetize or control access to their networks.

In addition, national-level “fire walls” can disrupt existing usage of our applications as well as prevent expansion into certain geographies.

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We are a holding company whose principal source of operating cash is the income received from our operating subsidiary.

We are dependent on the income generated by our Key Operating Subsidiary in Singapore in order to make distributions and dividends on the shares of the Key Operating Subsidiary that we own in full. The amount of distributions and dividends, if any, which may be paid to us from our Key Operating Subsidiary will depend on many factors, including the Key Operating Subsidiary’s results of operations and financial condition, limits on dividends under applicable law, its constitutional documents, documents governing any indebtedness, and other factors which may be outside our control. If our Key Operating Subsidiary, or any of our other Subsidiaries, do not generate sufficient cash flow, we may be unable to make distributions and dividends on our Ordinary Shares.

Changes in existing financial accounting standards or practices may harm our results of operations.

We regularly monitor our compliance with applicable financial reporting standards and review new pronouncements and interpretations that are relevant to us. Changes in existing accounting rules or practices, new accounting pronouncements, or varying interpretations of current accounting pronouncements could negatively impact our results of operations. Further, such changes could potentially affect our reporting of transactions completed before such changes are effective. GAAP is subject to interpretation by the Financial Accounting Standards Board, the SEC and various bodies formed to promulgate and interpret appropriate accounting principles. A change in these principles or interpretations could have a significant effect on our reported financial results and could affect the reporting of transactions completed before the announcement of a change.

Any difficulties in implementing these pronouncements could cause us to fail to meet our financial reporting obligations, which could result in regulatory discipline and harm investors’ confidence in us.

Failure to achieve and maintain effective internal controls over financial reporting in accordance with Section 404 of SOX could impair our ability to produce timely and accurate financial statements or comply with applicable regulations and have a material adverse effect on our business.

As a public company, we will have significant requirements for enhanced financial reporting and internal controls. The process of designing and implementing effective internal controls is a continuous effort that requires us to anticipate and react to changes in our business and the economic and regulatory environments and to expend significant resources to maintain a system of internal controls that is adequate to satisfy our reporting obligations as a public company, and we are still in the process of generating a mature system of internal controls and integration across business systems. If we are unable to establish or maintain appropriate internal financial reporting controls and procedures, it could cause us to fail to meet our reporting obligations on a timely basis, result in material misstatements in our consolidated financial statements, and harm our operating results.

In addition to our results determined in accordance with GAAP, we believe certain non-GAAP measures may be useful in evaluating our operating performance. We present certain non-GAAP financial measures in this Prospectus and intend to continue to present certain non-GAAP financial measures in future filings with the SEC and other public statements. Any failure to accurately report and present our non-GAAP financial measures could cause investors to lose confidence in our reported financial and other information, which would likely have a negative effect on the trading price of the Company’s Ordinary Shares.

Matters impacting our internal controls may cause us to be unable to report our financial information on a timely basis and thereby subject us to adverse regulatory consequences, including sanctions by the SEC or violations of applicable stock exchange listing rules, which may result in a breach of the covenants under existing or future financing arrangements. There also could be a negative reaction in the financial markets due to a loss of investor confidence in us and the reliability of our financial statements. Confidence in the reliability of our financial statements also could suffer if we or our independent registered public accounting firm continue to report a material weakness in our internal controls over financial reporting. This could materially adversely affect us and lead to a decline in the market price of the Company’s Ordinary Shares.

Our independent registered public accounting firm did not conduct an audit of our internal control over financial reporting. However, in connection with the audits of our consolidated financial statements as of December 31 2023 and 2024, we and our independent registered public accounting firm identified a few material weaknesses in our internal control over financial reporting PCAOB of the United States, a “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. The material weaknesses identified related to 1) Our lack of sufficient financial reporting and accounting personnel with appropriate knowledge of U.S. GAAP and SEC reporting requirements to properly address U.S. GAAP technical accounting issues and prepare and review financial statements and related disclosures in accordance with U.S. GAAP and reporting requirements set forth by the SEC; 2) Our lack of formal risk assessment process and internal control framework over financial reporting, including lack of a formal group-wide risk assessment process to identify, assess, address or mitigate the risks in internal control, and lack of sufficient IT general controls designed and implemented surrounding the key financial related systems.

We intend to implement measures designed to improve our internal control over financial reporting to address the underlying causes of these material weaknesses, including: 1) We will recruit staff with knowledge of U.S. GAAP in our financial reporting department, and are in the process of and establishing an ongoing program to provide sufficient and appropriate training for financial reporting and accounting personnel, especially training related to U.S. GAAP and SEC reporting requirement. Currently, we engaged a consulting firm with experience on U.S GAAP and SEC regulations to advise on complex accounting transactions, and standardize our financial reporting function; and (2) we are continuing to (i) set up system of internal control framework with formal documentation of polices in place, appointing independent directors, establishing an audit committee, as well as strengthening corporate governance; (ii) develop a group-wide risk assessment process to allow early detection, prevention and resolution of potential risks related to internal control, and (iii) strengthening the supervision and controls on the IT functions, including the enhancement of IT security policies and procedures setup, logical security, data backup and cyber security training.

However, we cannot assure you that we will remediate our material weaknesses in a timely manner.

We will incur increased costs and obligations as a result of being a public company.

As a result of this Offering, we will be required to comply with certain corporate governance and financial reporting practices and policies required of a publicly traded company; however, we do qualify for the exemptions and transition periods available to “emerging growth companies.” As a publicly traded company, we will incur significant legal, accounting and other expenses that we were not required to incur in the recent past. In addition, new and changing laws, regulations and standards relating to corporate governance and public disclosure, including the Dodd Frank Wall Street Reform and Consumer Protection Act and the rules and regulations promulgated and to be promulgated thereunder, as well as under the Sarbanes-Oxley Act, the Jobs Act, and the rules and regulations of the SEC and national securities exchanges have created uncertainty for public companies and increased the costs and the time that the Board and management must devote to complying with these rules and regulations. We expect these rules and regulations to increase our legal and financial compliance costs and lead to a diversion of management time and attention from revenue generating activities.

Furthermore, the need to establish the corporate infrastructure demanded of a public company may divert management’s attention from implementing our growth strategy, which could prevent us from improving our business, results of operations and financial condition. We have made, and will continue to make, changes to our internal controls and procedures for financial reporting and accounting systems to meet our reporting obligations as a publicly traded company. However, the measures we take may not be sufficient to satisfy our obligations as a publicly traded company.

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Risks Related to this Offering and the Trading Market

There has been no public market for our Ordinary Shares prior to the completion of this Offering, and you may not be able to resell our Ordinary Shares at or above the price you pay for them, or at all.

Prior to the completion of this Offering, there has not been a public market for our Ordinary Shares. We plan to apply for the listing of our Ordinary Shares on Nasdaq. An active public market for our Ordinary Shares, however, may not develop or be sustained after this Offering, in which case the market price and liquidity of our Ordinary Shares will be materially and adversely affected.

The initial public offering price for our Ordinary Shares may not be indicative of prices that will prevail in the trading market and such market prices may be volatile.

The initial public offering price for our Ordinary Shares will be determined by negotiations between us and the underwriters, and may not bear a direct relationship to our earnings, book value, or any other indicia of value. We cannot assure you that the market price of our Ordinary Shares will not decline significantly below the initial public offering price. The financial markets in the United States and other countries have experienced significant price and volume fluctuations in the last few years. Volatility in the price of our Ordinary Shares may be caused by factors outside of our control and may be unrelated or disproportionate to changes in our results of operations.

You will experience immediate and substantial dilution in the pro forma as adjusted net tangible book value of Ordinary Shares purchased.

The initial public offering price of our Ordinary Shares is substantially higher than the pro forma as adjusted net tangible book value per share of our Ordinary Shares. Consequently, when you purchase our Ordinary Shares in this Offering, upon completion of this Offering you will incur immediate dilution of US$3.92 per Ordinary Share, assuming an initial public offering price of US$4.00 per Ordinary Share, which is the low end of the estimated initial public offering price range set forth on the cover page of this prospectus. See “Dilution.” In addition, you may experience further dilution to the extent that additional Ordinary Shares are issued upon exercise of outstanding options we may grant from time to time.

If we fail to implement and maintain an effective system of internal controls, we may be unable to accurately or timely report our results of operations or prevent fraud, and investor confidence and the market price of our Ordinary Shares may be materially and adversely affected.

Prior to the completion of this Offering, we have been a private company with limited accounting personnel. Furthermore, prior to the completion of this Offering our management has not performed an assessment of the effectiveness of our internal control over financial reporting, and our independent registered public accounting firm has not conducted an audit of our internal control over financial reporting. Effective internal control over financial reporting is necessary for us to provide reliable financial reports and, together with adequate disclosure controls and procedures, is designed to prevent fraud.

Our failure to implement and maintain effective internal controls over financial reporting could result in errors in our financial statements that could result in a restatement of our financial statements, cause us to fail to meet our reporting obligations and cause investors to lose confidence in our reported financial information, which may result in volatility in and a decline in the market price of our Ordinary Shares.

Upon the completion of this Offering, we will become a public company in the United States subject to the Sarbanes- Oxley Act of 2002. Section 404 of the Sarbanes-Oxley Act of 2002, or Section 404, will require that we include a report of management on our internal control over financial reporting in our annual report on Form 20-F. In addition, if we cease to be an “emerging growth company” as such term is defined in the JOBS Act, our independent registered public accounting firm must attest to and report on the effectiveness of our internal control over financial reporting on an annual basis. Our management may conclude that our internal control over financial reporting is not effective. Moreover, even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm, after conducting its own independent testing, may issue a report that is qualified if it is not satisfied with our internal controls or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us. In addition, after we become a public company, our reporting obligations may place a burden on our management, operational and financial resources and systems for the foreseeable future. We may be unable to timely complete our evaluation testing and any required remediation.

During the course of documenting and testing our internal control procedures, in order to satisfy the requirements of Section 404, we may identify material weaknesses and deficiencies in our internal control over financial reporting. The Public Company Accounting Oversight Board, or PCAOB, has defined a material weakness as “a deficiency, or a combination of deficiencies in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the annual or interim statements will not be prevented or detected on a timely basis.”

In addition, if we fail to maintain the adequacy of our internal control over financial reporting, as these standards are modified, supplemented or amended from time to time, we may not be able to conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with Section 404. Generally speaking, if we fail to achieve and maintain an effective internal control environment, we could suffer material misstatements in our financial statements and fail to meet our reporting obligations, which would likely cause investors to lose confidence in our reported financial information. This could in turn limit our access to capital markets, harm our results of operations and lead to a decline in the trading price of our Ordinary Shares. Additionally, ineffective internal control over financial reporting could expose us to increased risk of fraud, misuse of corporate assets and legal actions under the United States securities laws and subject us to potential delisting from Nasdaq, to regulatory investigations and to civil or criminal sanctions.

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We are an “emerging growth company” within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, this could make it more difficult to compare our performance with other public companies.

We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act. Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised, and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accountant standards used.

As an “emerging growth company” under applicable law, we will be subject to lessened disclosure requirements. Such reduced disclosure may make our Ordinary Shares less attractive to investors.

For as long as we remain an “emerging growth company,” as defined in the JOBS Act, we will elect to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies”, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. Because of these lessened regulatory requirements, our shareholders would be left without information or rights available to shareholders of more mature companies. If some investors find our Ordinary Shares less attractive as a result, there may be a less active trading market for our Ordinary Shares and our share price may be more volatile.

We will incur substantial increased costs as a result of being a public company.

Upon consummation of this Offering, we will incur significant legal, accounting, and other expenses as a public company that we did not incur as a private company. The Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the SEC and Nasdaq, impose various requirements on the corporate governance practices of public companies.

Compliance with these rules and regulations increases our legal and financial compliance costs and makes some corporate activities more time-consuming and costlier. We have incurred additional costs in obtaining director and officer liability insurance. In addition, we incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our board of directors or as executive officers.

We are an “emerging growth company,” as defined in the JOBS Act and will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this Offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Ordinary Shares that is held by non-affiliates exceeds $700 million as of the prior April 30, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 in the assessment of the emerging growth company’s internal control over financial reporting and permission to delay adopting new or revised accounting standards until such time as those standards apply to private companies.

After we are no longer an “emerging growth company,” or until five years following the completion of this Offering, whichever is earlier, we expect to incur significant additional expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 and the other rules and regulations of the SEC. For example, as a public company, we have been required to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures.

We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

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Substantial future sales of our Ordinary Shares or the anticipation of future sales of our Ordinary Shares in the public market could cause the price of our Ordinary Shares to decline.

Sales of Ordinary Shares in the public market after this Offering, or the perception that these sales could occur, could cause the market price of the Ordinary Shares to decline. Immediately after the completion of this Offering, we will have 15,408,560 Ordinary Shares outstanding, assuming the underwriters do not exercise their over-allotment option. All Ordinary Shares sold in this Offering will be freely transferable without restriction or additional registration under the Securities Act of 1933, as amended, or the Securities Act. The Company and our executive officers and directors have agreed not to sell, transfer or dispose of, directly or indirectly, any of our Ordinary Shares, or securities convertible into or exercisable or exchangeable for our Ordinary Shares, for a period of 180 days following the effective date of the registration statement of which this Prospectus forms a part, subject to certain exceptions. Ordinary Shares subject to these lock-up agreements will become eligible for sale in the public market upon expiration of these lock-up agreements, subject to volume and other restrictions as applicable under Rules 144 and 701 under the Securities Act. To the extent shares are released before the expiration of the lock-up period and sold into the market, the market price of the Ordinary Shares could decline. Moreover, the perceived risk of this potential dilution could cause shareholders to attempt to sell their shares and investors to short our Ordinary Shares. These sales also may make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate. See also “Risk Factors—Our pre-Offering shareholders will be able to sell their shares upon completion of this Offering subject to restrictions under Rule 144 under the Securities Act.” on page 32 of this Prospectus and “Shares Eligible for Future Sale” section on page 99 of this Prospectus for more information.

We do not intend to pay dividends for the foreseeable future.

The Company currently intends to retain any future earnings to finance the operation and expansion of our business, and we do not expect to declare or pay any dividends in the foreseeable future. However, we may rely on dividends paid to us by our subsidiaries for our cash requirements.

As a result, you may only receive a return on your investment in our Ordinary Shares if the market price of our Ordinary Shares increases.

We are a holding company and our ability to pay dividends is primarily dependent upon the earnings of, and distributions by, our Key Operating Subsidiary in Singapore.

The Ordinary Shares offered in this Prospectus are those of Gravity AI. Gravity AI is a holding company incorporated under the laws of the Cayman Islands with limited liability. The majority of our business operations are conducted through our Key Operating Subsidiary, and hence, our revenue and profit are substantially dependent on our Key Operating Subsidiary.

Our ability to pay dividends to our shareholders is primarily dependent upon the earnings of our Key Operating Subsidiary and its distribution of funds to us, primarily in the form of dividends. The ability of our Key Operating Subsidiary to make distributions to us depends upon, among others, their distributable earnings. The amounts of distributions that our Key Operating Subsidiary declared and made in the past are not indicative of the dividends that we may pay in the future. The Company currently intends to retain any future earnings to finance the operation and expansion of our business, and we do not expect to declare or pay any dividends in the foreseeable future.

If securities or industry analysts do not publish research or reports about our business, or if they publish a negative report regarding our Ordinary Shares, the price of our Ordinary Shares and trading volume could decline.

Any trading market for our Ordinary Shares may depend in part on the research and reports that industry or securities analysts publish about us or our business. We do not have any control over these analysts. If one or more of the analysts who cover us downgrade us, the price of our Ordinary Shares would likely decline. If one or more of these analysts cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause the price of our Ordinary Shares and the trading volume to decline.

The market price of our Ordinary Shares may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the initial public offering price.

The initial public offering price for our Ordinary Shares will be determined through negotiations between the underwriters and us and may vary from the market price of our Ordinary Shares following this Offering. If you purchase our Ordinary Shares in this Offering, you may not be able to resell those shares at or above the initial public offering price. We cannot assure you that the initial public offering price of our Ordinary Shares, or the market price following this Offering, will equal or exceed prices in privately negotiated transactions of our shares that have occurred from time to time prior to the completion of this Offering. The market price of our Ordinary Shares may fluctuate significantly in response to numerous factors, many of which are beyond our control, including:

●	actual or anticipated fluctuations in our revenue and other operating results;

●	the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections;

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●	actions of securities analysts who initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow our company, or our failure to meet these estimates or the expectations of investors;

●	announcements by us or our competitors of significant products or features, technical innovations, acquisitions, strategic partnerships, joint ventures, or capital commitments;

●	price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;

●	lawsuits threatened or filed against us; and

●	other events or factors, including those resulting from war or incidents of terrorism, or responses to these events.

In addition, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. Stock prices of many companies have fluctuated in a manner unrelated or disproportionate to the operating performance of those companies. In the past, stockholders have filed securities class action litigation following periods of market volatility. If we were to become involved in securities litigation, it could subject us to substantial costs, divert resources and the attention of management from our business, and adversely affect our business.

Our management has broad discretion to determine how to use the funds raised in this Offering and may use them in ways that may not enhance our results of operations or the price of our Ordinary Shares.

We anticipate that we will use the net proceeds from this Offering for working capital and other corporate purposes. Our management will have significant discretion as to the use of the net proceeds to us from this offering and could spend the net proceeds in ways that do not improve our results of operations or enhance the market price of our Ordinary Shares.

Our status as a “foreign private issuer” under the SEC rules will exempt us from the U.S. proxy rules and the more detailed and frequent Exchange Act, reporting obligations applicable to a U.S. domestic public company.

Upon the closing of this Offering, we will report under the Exchange Act as a non-U.S. company with foreign private issuer status. Because we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including (i) the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; (ii) the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and (iii) the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K upon the occurrence of specified significant events. In addition, our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules thereunder, until March 18, 2026, when an amendment to Section 16 requiring officers and directors of “foreign private issuers” to file public reports of their share ownership becomes effective. Therefore, our shareholders may not know on a timely basis when our officers, directors and principal shareholders purchase or sell our Shares until on or after March 18, 2026. On December 18, 2025, President Trump signed into law the HFIAA, which eliminates the exemption to comply with Section 16 of the Exchange Act. The new law will take effect on March 18, 2026. Once in effect, directors and officers of foreign private issuers will be required to publicly report their ownership in, and transactions involving, the applicable foreign private issuer’s securities to the SEC on Forms 3, 4, and 5. In addition, foreign private issuers are not required to file their annual report on Form 20-F until 120 days after the end of each fiscal year, while U.S. domestic issuers that are accelerated filers are required to file their annual report on Form 10-K within 75 days after the end of each fiscal year. Foreign private issuers also are exempt from Regulation Fair Disclosure, aimed at preventing issuers from making selective disclosures of material information. As a result of the above, you may not have the same protections afforded to shareholders of companies that are not foreign private issuers.

Our status as a foreign private issuer exempts us from certain of the corporate governance standards of Nasdaq, limiting the protections afforded to investors.

As a foreign private issuer, we are permitted to take advantage of certain provisions in Nasdaq Listing Rules that allow us to follow our home country law for certain governance matters. Certain corporate governance practices in our home country, the Cayman Islands, may differ significantly from corporate governance listing standards. Currently, we do not plan to rely on any home country practices with respect to our corporate governance after we complete this Offering. Under Nasdaq Listing Rules, we may in the future decide to use the home country practices exemption with respect to some or all of the other corporate governance rules, provided that we disclose the requirements we are not following and describe the home country practices we are following. However, if we choose to follow home country practices in the future, our shareholders may be afforded less protection than they would otherwise enjoy under Nasdaq corporate governance listing standards applicable to U.S. domestic issuers.

Our status as a foreign private issuer under Nasdaq Listing Rules will allow us to adopt certain home country practices in relation to corporate governance matters which may differ significantly from Nasdaq corporate governance listing standards applicable to a U.S. domestic Nasdaq listed company.

As a foreign private issuer, we are permitted to take advantage of certain provisions in Nasdaq Listing Rules that allow us to follow our home country law for certain governance matters. Certain corporate governance practices in our home country, the Cayman Islands, may differ significantly from corporate governance listing standards. Currently, we do not plan to rely on any home country practices with respect to our corporate governance after we complete this Offering. Under Nasdaq Listing Rules, we may in the future decide to use the home country practices exemption with respect to some or all of the other corporate governance rules, provided that we disclose the requirements we are not following and describe the home country practices we are following. However, if we choose to follow home country practices in the future, our shareholders may be afforded less protection than they would otherwise enjoy under Nasdaq corporate governance listing standards applicable to U.S. domestic issuers.

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Anti-takeover provisions in our memorandum and articles of association may discourage, delay, or prevent a change in control.

Some provisions of our memorandum of association (the “Memorandum”) and articles of association (the “Articles of Association”), as amended from time to time (collectively the “Memorandum and Articles of Association”), which will become effective on or before the completion of this Offering, may discourage, delay or prevent a change in control of our company or management that shareholders may consider favorable, including, among other things, the following:

●	provisions that authorize our board of directors to issue preference shares in one or more series and to designate the rights, preferences and restrictions of such preference shares without any further vote or action by our shareholders; and

●	provisions that limit the ability of our shareholders to requisition and convene general meetings of shareholders.

Our Board may decline to register transfers of Ordinary Shares in certain circumstances.

Except in connection with the settlement of trades, transactions or transfers of Ordinary Shares entered into through the facilities of a stock exchange or automated quotation system on which our Ordinary Shares are listed or traded from time to time, our Board may, in its sole discretion, decline to register any transfer of any Ordinary Share which is not fully paid up or on which we have a lien. Our directors may also decline to register any transfer of any Ordinary Share unless (i) the instrument of transfer is lodged with us, accompanied by the certificate for the shares to which it relates and such other evidence as our Board may reasonably require to show the right of the transferor to make the transfer; (ii) the instrument of transfer is in respect of only one class of shares; (iii) the instrument of transfer is properly stamped, if required; (iv) in the case of a transfer to joint holders, the number of joint holders to whom the share is to be transferred does not exceed four; (v) the shares transferred are free of any lien in favor of us; and (vi) a fee of such maximum sum as Nasdaq may determine to be payable, or such lesser sum as our Board may from time to time require, is paid to us in respect thereof.

If our directors refuse to register a transfer they shall, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal. The registration of transfers may, after compliance with any notice required in accordance with the rules of the relevant stock exchange, be suspended and our register of members closed at such times and for such periods as our Board may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register of members closed for more than 30 days in any year.

This, however, is unlikely to affect market transactions of the Ordinary Shares purchased by investors in this Offering. Once the Ordinary Shares have been listed on Nasdaq, the legal title to such Ordinary Shares and the registration details of those Ordinary Shares in the Company’s register of members will remain with DTC/Cede & Co. All market transactions with respect to those Ordinary Shares will then be carried out without the need for any kind of registration by the directors, as the market transactions will all be conducted through the Depository Trust Company (“DTC”) systems.

Because we are an “emerging growth company,” we may not be subject to requirements that other public companies are subject to, which could affect investor confidence in us and our Ordinary Shares.

For as long as we remain an “emerging growth company,” as defined in the JOBS Act, we will elect to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies”, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of shareholder approval of any golden parachute payments not previously approved. Because of these lessened regulatory requirements, our shareholders would be left without information or rights available to shareholders of more mature companies. If some investors find our Ordinary Shares less attractive as a result, there may be a less active trading market for our Ordinary Shares and our share price may be more volatile.

The laws of the Cayman Islands may not provide our shareholders with benefits comparable to those provided to shareholders of corporations incorporated in the United States.

Our corporate affairs are governed by our Memorandum and Articles of Association, by the Companies Act (As Revised) of the Cayman Islands and by the common law of the Cayman Islands. The rights of shareholders to take action against our directors, actions by minority shareholders and the fiduciary duties of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of our shareholders and the fiduciary duties of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedents in the United States. In particular, the Cayman Islands has a less developed body of securities laws than the United States. In addition, Cayman Islands companies may not have the standing to initiate a shareholder derivative action in a federal court of the United States. Therefore, our public shareholders may have more difficulty protecting their interests in the face of actions by our management, directors or controlling shareholders than they would as public shareholders of a corporation incorporated in a jurisdiction in the United States.

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You may be unable to present proposals before annual general meetings or extraordinary general meetings not called by shareholders.

Cayman Islands law provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. These rights, however, may be provided in a company’s articles of association. Our Articles of Association allow our shareholders holding shares which carry in aggregate not less than 10% of all votes attaching to the issued and outstanding shares of the Company entitled to vote at general meetings to requisition an extraordinary general meeting of our shareholders, in which case our board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. Advance notice of not less than seven days is required for the convening of our annual general shareholders’ meeting (if any) and any other general meeting of our shareholders. A quorum required for a general meeting of shareholders is duly constituted if, at the commencement of the meeting, there are present in person, through their authorized representative or by proxy two or more shareholders entitled to vote on resolutions of shareholders to be considered at the meeting except where there is only one shareholder entitled to vote on resolutions of shareholders to be considered at the meeting in which case the quorum shall be one shareholder.

If we are classified as a passive foreign investment company, United States taxpayers who own our Ordinary Shares may have adverse United States federal income tax consequences.

In general, we will be treated as a passive foreign investment company (“PFIC”) for any taxable year in which either (1) at least 75% of our gross income (looking through certain 25% or more-owned subsidiaries) is passive income or (2) at least 50% of the average value of our assets (looking through certain 25% or more-owned subsidiaries) is attributable to assets that produce, or are held for the production of, passive income. Passive income generally includes, without limitation, dividends, interest, rents, royalties, and gains from the disposition of passive assets. If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder (as defined in the Section of this Prospectus captioned “Material U.S. Federal Income Tax Considerations”) of our securities, the U.S. Holder may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements. The determination of whether we are a PFIC is a fact-intensive determination made on an annual basis applying principles and methodologies that in some circumstances are unclear and subject to varying interpretation. Our actual PFIC status for any taxable year will not be determinable until after the end of such taxable year. We are not currently expected to be treated as a PFIC for U.S. federal income tax purposes, but this conclusion is a factual determination made annually and, thus, is subject to change. Accordingly, there can be no assurance with respect to our status as a PFIC for our current taxable year or any subsequent taxable year. We urge U.S. Holders to consult their own tax advisors regarding the possible application of the PFIC rules in light of their individual circumstances.

Our pre-Offering shareholders will be able to sell their shares upon completion of this offering subject to restrictions under Rule 144 under the Securities Act.

Our pre-Offering shareholders may be able to sell their Ordinary Shares under Rule 144 after the completion of this Offering. Because these shareholders have paid a lower price per Ordinary Share than participants in this offering, when they are able to sell their pre-Offering shares under Rule 144, they may be more willing to accept a lower sales price than the offering price. This fact could impact the trading price of the Ordinary Shares following the completion of this Offering, to the detriment of participants in this offering. Under Rule 144, before our pre-Offering shareholders can sell their shares, in addition to meeting other requirements, they must meet the required holding period. We do not expect any of the Ordinary Shares to be sold pursuant to Rule 144 during the pendency of this Offering. Our executive officers, directors and shareholders holding at least 5% or more of the voting power in the Company have agreed, subject to some exceptions, not to transfer or dispose of, directly or indirectly, any of our Shares, or any securities convertible into or exchangeable or exercisable for our Ordinary Shares, for a period of six months after the date of this Prospectus. After the expiration of the six months period, the Ordinary Shares held by our directors, executive officers and our existing shareholders may be sold pursuant to a registration statement registering the resale of such Ordinary Shares or pursuant to an exemption from registration under the Securities Act. See “Underwriting.”

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Our shareholders may be held liable for claims by third parties against us to the extent of distributions received by them upon redemption of their shares.

If we make a liquidating distribution, any distributions received by shareholders could be viewed as an unlawful payment if it was proved that immediately following the date on which the distribution was made, we were unable to pay our debts as they fall due in the ordinary course of business. As a result, a liquidator could seek to recover some or all amounts received by our shareholders. Furthermore, our directors may be viewed as having breached their fiduciary duties to us or our creditors and/or may have acted in bad faith, thereby exposing themselves and our company to claims, by paying public shareholders prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons. Under Cayman Islands law, a Cayman Islands company may pay a dividend out of either profit or its share premium account, provided that in no circumstances may a dividend be paid out of the share premium account if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business. Our Company and any director or manager of the Company who knowingly and willfully authorizes or permits any distribution or dividend to be paid out of our share premium account while we were unable to pay our debts as they fall due in the ordinary course of business would commit an offence and may be liable to a fine of Cayman Islands dollars 15,000 and to imprisonment for five years in the Cayman Islands.

Our directors and officers currently own an aggregate of 52.22% of our outstanding Ordinary Shares representing 52.22% of the total voting power, and will approximately 39.51% of our outstanding Ordinary Shares representing approximately 39.51% of the total voting power immediately after the completion of this Offering, assuming that the underwriters do not exercise their over-allotment option.

Prior to this Offering, Chen Jiangnan, our Chief executive Officer, and Hemant Kumar Bhatt, our Chief Financial Officer and Chairman of the Board, held 8.85% and 43.37% of our outstanding ordinary shares, respectfully. Together, our directors and officers collectively held an aggregate of approximately 52.22% of our outstanding Ordinary Shares representing approximately 52.22% of the total voting power of our outstanding Ordinary Shares.

Immediately after this Offering, Chen Jiangnan, our Chief executive Officer, and Hemant Kumar Bhatt, our Chief Financial Officer and Chairman of the Board, will hold 6.70% and 32.81% of our outstanding ordinary shares, respectfully. Together, our directors and officers will collectively hold an aggregate of approximately 39.51% of our outstanding Ordinary Shares representing approximately 39.51% of the total voting power of our outstanding Ordinary Shares, assuming that the underwriters do not exercise their over-allotment option.

While the Board does not consider the Company to be a controlled company under Nasdaq corporate governance rules as Chen Jiangnan and Hemant Kumar Bhatt does not have any agreement with regards to voting as a group, and individually, each of these directors and officers hold less than 50% of our outstanding shares and voting power immediately after this Offering, these directors and officers could have significant influence on determining the outcome of any corporate transaction or other matter submitted to the shareholders for approval, including mergers, consolidations, the election of directors and other significant corporate actions. In cases where their interests are aligned and they vote together, these directors and officers will also have the power to prevent or cause a change in control. Without the consent of some or all of these shareholders, we may be prevented from entering into transactions that could be beneficial to us or our minority shareholders. The interests of these directors and officers may differ from the interests of our other shareholders. The concentration in the ownership of our Ordinary Shares may cause a material decline in the value of our Ordinary Shares. For more information regarding our beneficial owners and their affiliated entities, see “Principal Shareholders.”

You may face difficulties in protecting your interests as a shareholder, as Cayman Islands law provides substantially less protection when compared to the laws of the United States and it may be difficult for a shareholder of ours to effect service of process or to enforce judgements obtained in the U.S. courts.

We are an exempted company incorporated under the laws of the Cayman Islands. Our corporate affairs are governed by our Memorandum and Articles of Association, as amended and by the Companies Act (As Revised) and common law of the Cayman Islands. The rights of shareholders to take legal action against our directors, officers and us, actions by minority shareholders and the fiduciary duties of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law. Decisions of the English courts are generally of persuasive authority but are not binding on the courts of the Cayman Islands. The rights of our shareholders and the fiduciary duties of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedents in the United States. In particular, the Cayman Islands has a less developed body of securities laws as compared to the United States, and provides significantly less protection to investors. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action before the U.S. federal courts. The Cayman Islands courts are also unlikely to impose liabilities against us in original actions brought in the Cayman Islands, based on the civil liability provisions of U.S. securities laws, so far as the liabilities imposed by those provisions are penal in nature.

Currently, all of our operations are conducted outside the United States, and substantially all of our assets are located outside the United States. All of our directors and officers are nationals or residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against us or them judgments obtained in U.S. courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

As a result of all of the above, our shareholders may have more difficulty in protecting their interests through actions against us or our officers, directors or major shareholders than would shareholders of a corporation incorporated in a jurisdiction in the United States.

Risks Related to Regulations and Litigation

We are subject to evolving laws, regulations, standards and policies, and any actual or perceived failure to comply could harm our brand and reputation, subject us to significant fines and liability, or otherwise adversely affect our business.

The laws, regulations, standards and policies governing the provision of our services vary from jurisdiction to jurisdiction. The application of these types of laws to our operations continues to be difficult to predict but could pose operational challenges for us in the future. Because laws vary from jurisdiction to jurisdiction, our services must be continually monitored for compliance with the various rules and requirements, which may change from time to time. Furthermore, the costs of compliance, including remediation of any discovered issues and any changes to our operations mandated by new or amended laws, may be significant, and any failures to comply could result in additional expenses, delays or fines. The applicable laws, regulations, standards and policies relating to the provision of our services in the different jurisdictions in which our customers are located in continue to rapidly change, which increases the likelihood of a patchwork of complex or conflicting regulations, or which could adversely increase our compliance costs or otherwise materially and adversely affect our business, financial condition, results of operations, cash flows and prospects.

We may be involved in certain legal proceedings from time to time. Any adverse decision in such proceedings may render us liable to liabilities and may adversely affect our business, financial condition, results of operations, cash flows and prospects.

We may be involved in legal proceedings from time to time. In addition to the related cost, managing and defending litigation can divert our management’s attention. We may also need to pay damages to settle claims with a substantial amount of cash. Any of these could have a material adverse effect on our business, financial condition, results of operations, cash flows and prospects.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus contains forward-looking statements that involve substantial risks and uncertainties. In some cases, you can identify forward-looking statements by the words “may”, “might”, “will”, “could”, “would”, “should”, “expect”, “intend”, “plan”, “goal”, “objective”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, “continue” and “ongoing”, or the negative of these terms, or other comparable terminology intended to identify statements about the future. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. The forward-looking statements and opinions contained in this Prospectus are based upon information available to us as of the date of this Prospectus and, while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. Forward-looking statements include statements about:

●	timing of the development of future business;

●	capabilities of our business operations;

●	expected future economic performance;

●	competition in our market;

●	continued market acceptance of our services and products;

●	protection of our intellectual property rights;

●	changes in the laws that affect our operations;

●	fluctuations in foreign currency exchange rates;

●	our ability to obtain and maintain all necessary government certifications, approvals, and/or licenses to conduct our business;

●	continued development of a public trading market for our securities;

●	the cost of complying with current and future governmental regulations and the impact of any changes in the regulations on our operations;

●	managing our growth effectively;

●	projections of revenue, earnings, capital structure and other financial items;

●	fluctuations in operating results;

●	dependence on our senior management and key employees; and

●	other factors set forth under “Risk Factors.”

You should refer to the section titled “Risk Factors” for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this Prospectus will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

You should read this Prospectus and the documents that we reference in this Prospectus and have filed as exhibits to the registration statement, of which this Prospectus forms a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

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USE OF PROCEEDS

Based upon an initial public offering price of US$4.00 per Ordinary Share, we estimate that we will receive net proceeds from this Offering, after deducting the estimated underwriting discounts, non-accountable expense allowance, and the estimated offering expenses payable by us, of approximately US$12.61 million, if the underwriters do not exercise their over-allotment option, and US$14.67 million if the underwriters exercise their over-allotment option in full.

Each US$1.00 increase (decrease) in the assumed initial public offering price of US$4.00 per Ordinary Share would increase (decrease) the net proceeds to us from this Offering by US$3.44 million, assuming that the number of Ordinary Shares offered by us, as set forth on the cover page of this Prospectus, remains the same, and after deducting the underwriting discounts, non-accountable expense allowance, and estimated offering expenses payable by us. An increase (decrease) of 100,000 in the number of Ordinary Shares we are offering would increase (decrease) the net proceeds to us from this Offering by US$0.37 million, assuming the assumed initial public offering price remains the same, and after deducting the underwriting discounts, non-accountable expense allowance, and estimated Offering expenses payable by us.

The primary purposes of this Offering are to create a public market for our Ordinary Shares for the benefit of all shareholders. We intend to use the net proceeds of this offering as follows:

●	Approximately 30% for general working capital;

●

Approximately 40% for acquisition or development of Artificial Intelligence capabilities to expand our software product offerings. As of the date of this Prospectus, the Company has not identified any merger and acquisition targets, nor entered into any agreements or letter of intent with any potential merger and acquisition targets. As of the date of this Prospectus, we have not entered into any material agreements with any acquisition or investment targets for the purpose of expanding our Artificial Intelligence capabilities.

The Company intends to locate companies operating in the artificial intelligence industry in the U.S., Europe, Australia and Singapore as potential merger and acquisition targets as part of its future strategy; and

●

Approximately 30% for the partial repayment of (i) our bank overdraft from GLDB; (ii) a loan from Rikvin Capital; and (iii) a loan plus accrued interest from Mr. Hemant Bhatt, one of our directors and major shareholders. As of the date of this Prospectus, we had three material short-term obligations, which include:

1)	Bank overdraft of US$3.11 million from GLDB, repayable on demand;
2)	A loan of SGD0.70 million (approximately US$0.54 million) from Rikvin Capital, due on June 22, 2026;
3)	A loan plus accrued interest of US$8.81 million from Mr. Hemant Bhatt, the director and major shareholder of the Group, due on January 15, 2027.

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this Offering. Our management, however, will have significant flexibility and discretion to apply the net proceeds of this Offering. As of the date of this Prospectus, we have no understandings, agreements or commitments for particular uses of the net proceeds from this offering and have not currently identified any targets for acquisition of companies and/or formation of joint ventures. If an unforeseen event occurs or business conditions change, we may use the proceeds of this Offering differently than as described in this registration statement. We reserve the right to change the use of proceeds that we presently anticipate and describe in this Prospectus.

To the extent that the net proceeds we receive from this Offering are not immediately used for the above purposes, we intend to invest our net proceeds in short-term, interest-bearing bank deposits or debt instruments.

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DIVIDEND POLICY

We do not have any present plan to declare or pay any dividends on our Ordinary Shares in the foreseeable future. We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business, and we do not anticipate declaring or paying any dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

During the years ended December 31, 2024 and 2025, Gravity AI did not declare or pay any dividends or distributions and there was no transfer of assets among Gravity AI and its subsidiaries. If we determine to pay dividends on any of our Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from our subsidiaries by way of dividend payments.

The declaration, amount and payment of any future dividends will be at the sole discretion of our board of directors, subject to compliance with applicable Cayman Islands laws regarding solvency. Our board of directors will take into account general economic and business conditions, our financial condition and results of operations, our available cash and current and anticipated cash needs, capital requirements, contractual, legal, tax and regulatory restrictions and other implications on the payment of dividends by us to our shareholders or by our subsidiaries to us, and such other factors as our board of directors may deem relevant.

Subject to the Cayman Islands Act and our Memorandum and Articles of Association, our Board of Directors may by resolution, authorize a distribution (which includes a dividend) by our Company to our shareholders if our Board of Directors are satisfied, on reasonable grounds, that immediately after the distribution, the value of the company’s assets exceeds its liabilities and that such company is able to pay its debts as they fall due in the ordinary course of business.

We are a holding company incorporated in the Cayman Islands. In order for us to distribute any dividends to our shareholders, we rely on dividends paid to us by our subsidiaries for our cash requirements, including funds to pay any dividends and other cash distributions to our shareholders, service any debt we may incur and pay our operating expenses. Our ability to pay dividends to our shareholders will depend on, among other things, the availability of dividends from our Key Operating Subsidiary.

Cash dividends, if any, on our Ordinary Shares will be paid in U.S. dollars.

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CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2025 on:

●	on an actual basis;
●	on a pro forma basis to give effect to the receipt of the additional long-term loan of SGD300,000 (approximately US$235,868) from GLDB on January 12, 2026, the 1 for 64 share split on our issued and outstanding ordinary shares effected on February 4, 2026; and
●	on a pro forma as adjusted basis to give further effect to the issuance and sale of 3,750,000 Ordinary Shares in this offering at the assumed initial public offering price of US$4.00 per Ordinary Share, after deducting the underwriting discounts, non-accountable expense allowance and estimated offering expenses payable by us, for aggregate net proceeds of US$12.61 million, and the application of net proceeds.

You should read this information together with our audited consolidated and combined financial statements appearing elsewhere in this Prospectus and the information set forth under the sections titled “Exchange Rate Information”, “Use of Proceeds” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

	As of December 31, 2025
	Actual	Pro Forma	Pro Forma as adjusted (1)
Cash	$19,020	$252,320	$12,866,160

Short-term borrowings	3,052,343	3,052,343	3,052,343
Long-term borrowings	1,139,155	1,372,455	1,372,455
Amounts due to a related party	8,659,254	8,659,254	8,659,254
Total Indebtedness	12,850,752	13,084,052	13,084,052

Shareholders’ Deficit
Ordinary shares (par value of US$0.0000078125 per share; 6,400,000,000 shares authorized, 11,658,560 shares issued and outstanding on an actual basis; 11,658,560 shares issued and outstanding on a pro forma basis; 15,408,560 shares issued and outstanding on a pro forma as adjusted basis)*	91	91	211
Additional paid-in capital	24,647,287	24,647,287	37,261,007
Accumulated deficit	(37,366,027)	(37,366,027)	(37,366,027)
Accumulated other comprehensive loss	(1,168)	(1,168)	(1,168)
Total Shareholders’ Deficit	(12,719,817)	(12,719,817)	(105,977)
Total Capitalization	$130,935	$364,235	$12,978,075

(1)

The pro forma as adjusted information is illustrative only, and we will adjust this information based on the actual initial public offering price and other terms of this offering determined at pricing. This information assumes no exercise of the underwriters’ over-allotment option.

Each US$1.00 increase (decrease) in the assumed initial public offering price of US$4.00 per Ordinary Share would increase (decrease) pro forma as-adjusted additional paid-in capital by approximately US$3.43 million, and pro forma as-adjusted total equity by approximately US$3.43 million, assuming that the number of Ordinary Shares offered by us, as set forth on the cover page of this Prospectus, remains the same, and after deducting the underwriting discounts, non-accountable expense allowance, and estimated offering expenses payable by us. An increase (decrease) of 100,000 in the number of Ordinary Shares we are offering would increase (decrease) the pro forma as-adjusted additional paid-in capital by approximately US$0.37 million, and pro forma as-adjusted total equity by approximately US$0.37 million, assuming the assumed initial public offering price remains the same, and after deducting the underwriting discounts, non-accountable expense allowance, and estimated offering expenses payable by us.

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DILUTION

If you invest in our Ordinary Shares in this offering, your interest will be immediately diluted to the extent of the difference between the initial public offering price per Ordinary Share in this offering and the net tangible book value per Ordinary Share after this offering. Dilution results from the fact that the initial public offering price per Ordinary Share is substantially in excess of the net tangible book value per Ordinary Share. As of December 31, 2025, we had a historical net tangible deficit of US$12.72 million, or net tangible deficit US$1.09 per Ordinary Share. Our net tangible book value per Ordinary Share represents total net tangible assets less intangible asset, all divided by the number of Ordinary Shares outstanding as of December 31, 2025.

After giving effect to the receipt of the additional long-term loan of SGD300,000 (approximately US$233,300) from GLDB on January 12, 2026 and the recapitalization effectuated on February 4, 2026, our pro forma net tangible deficit as of December 31, 2025 would have been US$12.72 million, or net tangible deficit US$1.09 per Ordinary Share. We have a net tangible deficit on both a historical and pro forma basis, for the period presented.

After giving effect to the issuance and sale of Ordinary Shares in this offering at the assumed initial public offering price of US$4.00 per Ordinary Share, we will have 15,408,560 Ordinary Shares outstanding, and after deducting the underwriting discounts, non-accountable expense allowance, and estimated offering expenses payable by us, our pro forma as adjusted net tangible deficit would have been US$105,977 or US$0.01 per Ordinary Share. This represents an immediate increase in pro forma as adjusted net tangible book value of US$1.08 per Ordinary Share to existing investors and immediate dilution of US$4.01 per Ordinary Share to new investors.

The following table illustrates this dilution to new investors purchasing Ordinary Shares in this offering:

Post-Offering
Assumed initial public offering price per Ordinary Share	$4.00
Net tangible deficit per Ordinary Share as of December 31, 2025	$(1.09)
Pro forma net tangible deficit per Ordinary Share	$(1.09)
Pro forma as adjusted net tangible deficit per Ordinary Share after this offering	$(0.01)
Increase in net tangible deficit per Ordinary Share as a result of pro forma adjustments	$-
Increase in pro forma net tangible book value per Ordinary Share attributable to new investors purchasing Ordinary Shares in this offering	$1.08
Dilution per Ordinary Share to new investors in this offering	$4.01

(1)	Assumes net proceeds of US$12.61 million from the offering of 3,750,000 Ordinary Shares, and assumes that the underwriters’ over-allotment option has not been exercised.

If the underwriters exercise their over-allotment option in full, the pro forma as adjusted net tangible book value per Ordinary Share after this offering would be US$1,952,773, the increase in pro forma as adjusted net tangible book value per Ordinary Share to existing shareholders would be US$1.21, and the immediate dilution in net tangible book value per Ordinary Share to new investors in this offering would be US$3.88.

A US$1.00 increase (decrease) in the initial public offering price of US$4.00 per Ordinary Share would increase (decrease) the pro forma as adjusted net tangible book value after giving effect to this offering by US$3.44 million, the pro forma as adjusted net tangible book value per Ordinary Share after giving effect to this offering by US$0.23 per Ordinary Share, and the dilution in the pro forma as adjusted net tangible book value per Ordinary Share to new investors in this offering by US$0.23 per Ordinary Share, assuming no change to the number of Ordinary Share offered by us as set forth on the front cover of this Prospectus, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. An increase (decrease) of 100,000 in the number of Ordinary Shares we are offering would increase (decrease) the pro forma as adjusted net tangible book value after giving effect to this offering by US$0.37 million, the pro forma as adjusted net tangible book value per Ordinary Share after giving effect to this offering by US$0.03 per Ordinary Share, and the dilution in the pro forma as adjusted net tangible book value per Ordinary Share to new investors in this offering by US$0.03 per Ordinary Share, assuming the assumed initial public offering price remains the same, and after deducting the underwriting discounts, non-accountable expense allowance, and estimated offering expenses payable by us.

To the extent that we issue additional Ordinary Shares in the future, there will be further dilution to new investors participating in this offering.

The following table summarizes, on an as adjusted basis as of December 31, 2025, the differences between the existing shareholders and the new investors with respect to the number of Ordinary Shares purchased from us in this offering, the total consideration paid and the average price per Ordinary Shares paid at the assumed initial public offering price of US$4.00 per Ordinary Shares, before deducting estimated underwriting discounts, non-accountable expense allowance, and estimated offering expenses. The total number of Ordinary Shares does not include Ordinary Shares issuable upon the exercise of the over-allotment option granted to the underwriters.

	Ordinary Shares		Total		Average Price
	Purchased		Consideration		Per Ordinary
	Number	Percentage	Amount	Percentage	Share
Existing shareholders	11,658,560	75.7%	$24,647,378	62.2%	$2.11
New investors	3,750,000	24.3%	$15,000,000	37.8%	$4.00
Total	15,408,560	100.0%	$39,647,378	100.0%	$2.57

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CORPORATE HISTORY AND STRUCTURE

Corporate History and Structure

(1)

Gravity Supply Chain Solutions Limited (Hong Kong) has a UK establishment, namely Gravity Supply Chain Solutions Limited which is registered with English Companies House under number BR017573. This is not a wholly-owned subsidiary but a UK establishment. A UK establishment is a “branch”, which is defined in the UK Companies 2006 as a place of business that forms a legally dependent part of the institution and conducts directly all or some of the operations inherent in its business.  The UK establishment is not a separate legal entity but it is the same legal entity as the overseas company that it derives from.

As at the date of this Prospectus, the ownership of our subsidiary are as follows:

Name	Background	Ownership
Gravity Supply Chain Holdings Pte. Ltd. (“Gravity SG”)	Incorporated on November 10, 2021 as a private company limited by shares under the laws of Singapore.	100% owned by Gravity AI
Gravity Supply Chain Solutions Limited (“Gravity HK”)	Incorporated on December 18, 2014 as a company limited by shares under the laws of Hong Kong.	100% owned by Gravity SG

Corporate reorganization

In anticipation of IPO in the United States, the Company undertook an equity restructuring (“Reorganization”) in 2025 through the following steps:

The Company, incorporated on June 27, 2025 under the laws of the Cayman Islands, as an investment holding company of the Group.

On August 19, 2025, the Company issued 182,165 ordinary shares in total, with a par value of US$0.0005 each, to the existing shareholders of Gravity Supply Chain Holdings Pte. Ltd. (“Gravity SG”).

Effective on August 19, 2025, the Company acquired 100% equity interest of Gravity SG from its shareholders for the consideration of 182,165 ordinary shares, and ultimately obtained control in Gravity SG and its subsidiary.

Recent developments

On February 4, 2026, the Company effectuated a recapitalization in which each ordinary share was subdivided into 64 ordinary shares, resulting in 6,400,000,000 shares authorized, and 11,658,560 and 11,658,560 shares issued and outstanding, as of December 31, 2024 and 2025, respectively. The par value was changed from $0.0005 to $0.0000078125 after such share split.

As a result of the recapitalization, all share and per share data in the combined financial statements have been retrospectively adjusted to all periods presented.

During the six months ended June 30, 2024, the convertible loans from Mr. Hemant Bhatt of US$535,500 and the convertible loans from Mr. Kshitej Bahl of US$200,000 were converted into equity shares of Gravity SG, which were corresponding to in total of 142,976 ordinary shares issuance of the Company after presented on a retrospective basis.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion of our financial condition and results of operations in conjunction with the consolidated financial statements and the notes to those statements included elsewhere in this Prospectus. The discussion in this Prospectus contains forward-looking statements that involve risks and uncertainties, such as statements of our plans, objectives, expectations and intentions. The cautionary statements made in this Prospectus should be read as applying to all related forward-looking statements wherever they appear in this Prospectus. Our actual results could differ materially from those discussed here. Factors that could cause or contribute to these differences include those discussed in “Risk Factors,” as well as those discussed elsewhere. See “Risk Factors” and “Special Note Regarding Forward-Looking Statements.”

Overview

Gravity AI is a Cayman Islands company. As of the date of this Prospectus, we conduct our key operations through Gravity SG, our Singapore key operating subsidiary. As of the date of this Prospectus, we also operate our Hong Kong subsidiary, Gravity HK, and its UK branch, Gravity UK, as cost centers.

Through the operations of Gravity SG, we specialize in Cloud-Based Enterprise Technology, with a core focus on global supply chain visibility and execution. We primarily serve global logistics service providers (“LSPs”), who are our customers. These LSPs then white label our technology platform to resell to a range of end-customers, such as electronics suppliers, industrial technology manufacturer, multinational food and beverage and life science corporations. Our technology platform integrates with end-customer’s ERP (Enterprise Resource Planning) systems, enabling them seamless collaboration with all key stakeholders throughout their entire supply chain.

We integrate our proprietary technology platform with additional data from external data providers, to deliver a digitally connected, comprehensive, and synchronized end-to-end view of an end-customer’s global supply chain. End-customers have complete control of their supply chain, and are able to also utilize our intuitive dashboard to mitigate risk as they arise, enabling optimization and decision-making with certainty through data-driven analytics, in a seamless process. Through this visibility and increased operational efficiencies, our technology platform impacts our end-customers’ top and bottom lines.

Our senior management are logistics and supply chain veterans with deep insights into the difficulties encountered in supply chain logistics. Over the years, we have continued to secure agreements with global LSP, including LSPs ranked in the top twenty globally in terms of scale.

The supply chain visibility and execution software market is highly competitive, characterized by specialized platforms that emphasize real-time tracking and analytics and broader solutions that integrate order management, planning, and logistics orchestration. As estimated, there are over 1,000 participants in the market, from startups to established vendors, driven by e-commerce and ESG demands. Key differentiators, such as multimodal tracking, predictive ETAs, and ecosystem integrations, drive competition, though challenges like data silos and cybersecurity persist.

Gravity AI’s competitive edge lies in its unique “First Mile” focus, no-CapEx integration, user-friendly multilingual dashboards, robust data ecosystem, strategic LSP partnerships, ESG and financing innovations, and experienced leadership. These advantages enable the Group to differentiate itself against major players, offering tailored, cost-efficient solutions that address critical market needs like risk mitigation, scalability, and regulatory compliance, driving client adoption and operational success in the dynamic market.

For the years ended December 2024 and 2025, we recorded net loss of US$1.91 million and US$2.78 million, respectively; and negative cash flows from operating activities of US$1.36 million and US$2.25 million, respectively. In light of significant operating losses and negative cash flows from operating activities historically, we have developed the following plans for achieving profitability and positive cash flows from operating activities in the future:

1.	Revenue Growth Strategy Our strategy to accelerate revenue growth primarily involves increasing our customer base and enhancing the lifetime value of existing clients.

●	Channel Expansion: We are supplementing our core Logistics Service Provider (LSP) channel with a direct engagement strategy for Beneficial Cargo Owners (BCOs/Brands). By securing demand from the end-users of supply chain data, we aim to drive higher transaction volumes through our LSP network.

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●	Deepening Existing Engagements: We are implementing formal, tiered programs to help our LSP partners successfully onboard more of their customers onto our platform, which is expected to foster long-term commitments and drive transactional revenue growth.
●	Creating Diversified Revenue Sources: Concurrently, we leverage our data and technology to create more high-margin and premium revenue sources. Key initiatives include: (i) developing premium features such as predictive analytics for subscription tiers, (ii) launching a fee-based data service for trade finance enablement, and (iii) expanding into a new vertical market entry, the supply chain of U.S. domestic healthcare, supported by a recently signed agreement with a major foundational customer.

2.	Cost Management and Operational Efficiency We intend to manage operating expenses by leveraging our technology stack to achieve operating efficiency. As revenue scales, we expect to contain cost growth through:

●	Technological Efficiency: We are deploying AI and software solutions to streamline labor-intensive processes in engineering and back-office administration.
●	Resource Optimization: By streamlining content creation and customer support through automation, we aim to focus our high-value human capital on strategic growth initiatives rather than routine maintenance.

The execution of our strategic plans is contingent upon the successful market acceptance of our premium features and the continued digitization of the global supply chain. To fund operations through the period preceding positive cash flow, we would need to secure necessary working capital financing.

Key Factors that Affect Our Results of Operations

Our business and results of operations are affected by a number of factors. While these factors present significant opportunities for our business, they also pose important risks and challenges we need to successfully address in order to growth our business.

Our ability to retain and expand our global customer base

Our results of operations are dependent upon our ability to expand and maintain our global customer base. To attract new customers, the Gravity Platform targets Global Logistics Service Providers (LSPs). Our strong relationships with LSPs have been crucial to our successes. To diversify our demand points and hence accelerate our growth, we plan to also add a direct-to-BCO/Brands strategy into our operations. This initiative involves expanding our team to include a dedicated sales and marketing team focused on directly engaging with beneficial cargo owners (“BCO”) and brands. This direct approach not only enhance our platform brand visibility and reputation within the industry, but also allows us to better understand their specific challenges and tailor our solutions to meet their unique needs, fostering greater loyalty and deeper product integration.

Our ability to provide high-quality product and service offerings

Our product focuses extensively in the First Mile, the beginning stage of production and manufacturing. Gravity platform enables users to collaborate with vendors and suppliers (including factories), to take proactive action long before issues arising. By integrating with users’ existing systems, providing an intuitive user interface and leveraging our connectors, we deliver actionable, data-driven insights. This allows our users to identify and mitigate risks early, preventing potential impacts to customer demand and planned deliveries. With the Gravity Platform, users can make business-critical decisions with confidence, shifting from a reactive approach to a proactive, strategic one.

Additionally, our product has high compatibility and integrates seamlessly with users’ existing systems, requiring no additional capital expenditures. Gravity Platform is designed to wrap around users’ current infrastructure, filling in data gaps with external information to create a complete, unified picture. By sitting on top of various operating systems, our platform provides user with a comprehensive, integrated and synchronized view of the entire supply chain. This high level of compatibility maximizes our addressable customer base by ensuring our solution works with users’ current setup, reducing their costs and expenses.

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Our ability to evolve with technological advances

The supply chain management market is growing significantly due to the rising complexity of global trade, increased demand for operational transparency, and the need for flexibility in handling disruptions. Global LSPs are focusing on comprehensive visibility, predictive analytics, and real-time collaboration tools to retain and grow revenues, boost efficiency and cut costs. Recent global challenges have accelerated the move toward digitized, adaptable supply chains, prompting businesses to adopt technology-driven solutions for quicker decision-making.

We believe technological advances are shaping higher customer expectations for intelligent integrated solutions and solution response speed. Our ability to continuously improve and optimize user experience will be an important contributor to our future revenue growth. We strive to move beyond end-to-end supply chain management technology, and enhance the integration of Artificial Intelligence (AI) and Machine Learning (ML) across our entire platform, in order to offer value-added technology modules that address some of the increasingly complex challenges in supply chain management and create cost-effective solutions for the end-customers.

Our ability to control costs and expenses and enhance operational efficiency

Our results of operations have been, and will continue to be, affected by our ability to control costs and expenses and enhance our operational efficiency. Cost-effectiveness is the key to our operational management and profitability. Technology support expenses have historically represented a large portion of our total costs and expenses, consisting primarily of payroll expenses for engineering team and product team. As our business grows, we aim to further improve our operational efficiency by developing technologies and infrastructure across different business functions. We expect to achieve greater operating leverage and increase the productivity of our personnel, which would allow us to acquire customers more cost-effectively and achieve higher operational efficiency.

Our ability to leverage the capabilities of experienced management team

Our leadership team is comprised of senior professionals with deep expertise in the logistics and supply chain industries. They have a proven history of guiding multinational and publicly traded companies on both a regional and global scale. For instance, our Chairman and Chief Financial Officer, Mr. Hemant Kumar Bhatt, served for nine years on the Singapore Stock Exchange (SGX) Disciplinary Committee. This experience highlights the team’s significant public market insight, complementing their strong technical and industry knowledge. This unique combination of expertise allows us to respond swiftly and effectively to evolving market dynamics, giving us a crucial competitive edge.

Results of Operations

The following table sets forth a summary of our consolidated results of operations, in absolute amount and as a percentage of our revenues for the years ended December 31, 2024 and 2025. This information should be read together with our consolidated financial statements and related notes included elsewhere in this Prospectus. The results of operations in any period are not necessarily indicative of the results that may be expected for any future periods.

	For the Years Ended December 31,				Variance
	2024		2025		Amount	Percentage
	US$	%	US$	%	US$	%
Revenues	1,746,868	100.0	1,438,891	100.0	(307,977)	(17.6)
Cost and expenses:
Cost of revenues	(789,967)	(45.2)	(841,263)	(58.5)	(51,296)	6.5
Selling and marketing expenses	(90,156)	(5.2)	(25,581)	(1.8)	64,575	(71.6)
General and administrative expenses	(828,795)	(47.4)	(1,061,482)	(73.8)	(232,687)	28.1
Technology support expenses	(1,284,767)	(73.5)	(1,258,543)	(87.5)	26,224	(2.0)
Loss from operations	(1,246,817)	(71.3)	(1,747,978)	(121.6)	(501,161)	40.2

Other income/(expenses)
Interest expense	(513,566)	(29.4)	(873,373)	(60.7)	(359,807)	70.1
Other financial expenses, net	(23,768)	(1.4)	(158,014)	(11.0)	(134,246)	564.8
Other income/(expenses), net	(116,266)	(6.7)	7,595	0.5	123,861	(106.5)
Total other expenses, net	(653,600)	(37.5)	(1,023,792)	(71.2)	(370,192)	56.6

Loss before income tax expense	(1,900,417)	(108.8)	(2,771,770)	(192.8)	(871,353)	45.9
Income tax expense	(12,880)	(0.7)	(10,510)	(0.7)	2,370	(18.4)
Net loss	(1,913,297)	(109.5)	(2,782,280)	(193.5)	(868,983)	45.4

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Key Components of Results of Operations

Revenues

We are principally engaged in the supply of technology and applications. We enter into standard service agreements with customers that contain multiple performance obligations, comprising of the sale of software-as-a-service (“SaaS”) subscription and other development services, and generates revenues from therein. The following table sets forth a breakdown of our revenues, in absolute amounts and as percentages of total revenues, for the periods indicated.

	For the Years Ended December 31,				Variance
	2024		2025		Amount	Percentage
	US$	%	US$	%	US$	%
Revenues
Sale of SaaS subscription	1,588,157	90.9	1,342,693	93.3	(245,464)	(15.5)
Other development services	158,711	9.1	96,198	6.7	(62,513)	(39.4)
Total	1,746,868	100.0	1,438,891	100.0	(307,977)	(17.6)

Sale of SaaS subscription

We provide cloud-based, end-to-end global supply chain platform with full visibility and execution capabilities, namely Gravity Platform, which enables customers to have constant access to technology solutions without any associated capex, hardware, or maintenance costs themselves. Gravity Platform features three modules, namely Source Module, Order Management Module and Deliver Module, which can flexibly integrate with customers’ existing systems to further create a collaborative dataset and intuitive user-interface for centralized analysis and execution. Customers can subscribe to these modules individually or in combination based on their own needs.

Some of the customer contracts provide for fixed monthly subscription fees, while others provide for volume-based transaction fees, calculated based on the volume of transactions incurred, typically measured in the unit of purchase order, shipment, container or flight. Unit price is fixed within each volume quantity interval and explicitly stated in the contract. Generally, customers are invoiced on a monthly or quarterly basis, with payment terms typically requiring them to pay within 30 to 90 days from the invoice date. In certain contracts with a fixed monthly subscription fee, we invoice customers in advance for the services to be rendered during the incoming quarter, and the cash received before services rendered is recorded as deferred revenue.

Other development services

In addition, we also provide other development services performed on a one-off project basis, including data integration into the IT environment of Gravity Platform, modification of user interface as per customer preference, and any forms of development work that is deemed generic and deployable across Gravity Platform. Service fees for development services are primarily charged on a time basis, with fee rate per workday explicitly stated in the contract. Customers are invoiced for other development services monthly or quarterly in arrears.

Currently, certain development services are sold in conjunction with and are considered highly interrelated with the sale of SaaS subscription, since such development services either prepare for or supplement the key offerings in Gravity Platform, and enable customers to benefit from the provision of SaaS subscription. Hence, such development services are not separately identifiable or distinct within the context of the contract, and do not represent a separate performance obligation. We recognize revenues from the sale of SaaS subscription and such type of development services over time, and applies practical expedient to recognize revenues in the amount of consideration that we have the right to invoice, which corresponds directly to the value transferred to customers and faithfully depict the progress toward satisfying the performance obligation.

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For optional development services, such as the delivery of new functionality or user interfaces, that are distinct from the ongoing and generic development services highly interrelated with the sale of SaaS subscription, are accounted for as separate performance obligations. We recognize revenues from such optional development services over time using output method based on the corresponding invoice period and amount.

Costs and expenses

Cost of revenues

Cost of revenues consists of costs related to delivering service and providing support to customers, including payroll costs for operation staff, costs associated with cloud service and data center capacity, fees paid to third parties to license their technology. The following table sets forth a breakdown of our cost of revenues presented by cost categories, in absolute amounts and as percentages of total revenues, for the periods indicated.

	For the Years Ended December 31,				Variance
	2024		2025		Amount	Percentage
	US$	%	US$	%	US$	%
Cost of revenues
Payroll costs	405,463	23.2	449,889	31.3	44,426	11.0
Costs associated with cloud service and data center capacity	382,908	21.9	389,780	27.1	6,872	1.8
Other third-party service fees	1,596	0.1	1,594	0.1	(2)	(0.1)
Total	789,967	45.2	841,263	58.5	51,296	6.5

Selling and marketing expenses

Our selling and marketing expenses primarily consist of payroll expenses for marketing staff, promotion and marketing expenses, travelling expenses, other allocated expenses. The following table sets forth a breakdown of our selling and marketing expenses presented by cost categories, in absolute amounts and as percentages of total revenues, for the periods indicated.

	For the Years Ended December 31,				Variance
	2024		2025		Amount	Percentage
	US$	%	US$	%	US$	%
Travelling expenses	23,483	1.4	16,622	1.2	(6,861)	(29.2)
Promotion and marketing expenses	22,357	1.3	4,676	0.3	(17,681)	(79.1)
Payroll expenses	43,600	2.5	2,976	0.2	(40,624)	(93.2)
Other allocated expenses	716	-	1,307	0.1	591	82.5
Total	90,156	5.2	25,581	1.8	(64,575)	(71.6)

General and administrative expenses

Our general and administrative expenses primarily consist of payroll expenses for management and executives and staff related to general corporate functions, professional service expenses and other allocated expenses related to the general corporate functions. The following table sets forth a breakdown of our general and administrative expenses presented by cost categories, in absolute amounts and as percentages of total revenues, for the periods indicated.

	For the Years Ended December 31,				Variance
	2024		2025		Amount	Percentage
	US$	%	US$	%	US$	%
Payroll expenses	690,804	39.5	585,343	40.7	(105,461)	(15.3)
Professional service expenses	75,079	4.3	373,603	26.0	298,524	397.6
Others	62,912	3.6	102,536	7.1	39,624	63.0
Total	828,795	47.4	1,061,482	73.8	232,687	28.1

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Technology support expenses

Our technology support expenses primarily consist of payroll expenses for engineering team and product team, and fees paid to third-parties including license and subscription fees and contract service fees. The following table sets forth a breakdown of our technology support expenses presented by cost categories, in absolute amounts and as percentages of total revenues, for the periods indicated.

	For the Years Ended December 31,				Variance
	2024		2025		Amount	Percentage
	US$	%	US$	%	US$	%
Payroll expenses	1,117,745	64.0	1,104,741	76.8	(13,004)	(1.2)
License and subscription fees	97,254	5.6	100,868	7.0	3,614	3.7
Contract service fees	69,768	3.9	52,934	3.7	(16,834)	(24.1)
Total	1,284,767	73.5	1,258,543	87.5	(26,224)	(2.0)

Interest expense

Our interest expense is mainly accrued from interest-bearing loans from a related party, short-term and long-term borrowings.

Other financial expenses, net

Our financial expenses, net primarily consist of interest income, bank charges and financial exchange gain or loss.

Other income/(expense), net

Our other income/(expense), net primarily consist of non-operating income arising from bank transaction rebate, and write-off of long outstanding payable; non-operating expense arising from litigation settlement.

Taxation

Cayman Islands

The Company incorporated in the Cayman Islands as an exempted company with limited liability under the Companies Act of the Cayman Islands and accordingly, are exempted from Cayman Islands income tax. As such, the Company is not subject to tax on either income or capital gain. In addition, no withholding tax is imposed upon any payments of dividends by subsidiaries to the Company.

Singapore

Gravity SG is incorporated in Singapore and is subject to Singapore Corporate Income Tax on the chargeable income as reported in its statutory financial statements adjusted in accordance with relevant Singapore tax laws. The corporate income tax rate in Singapore is 17%, and qualifying companies may enjoy a partial tax exemption, under which 75% of the first SGD 10,000 (approximately US$7,555) and 50% of the next SGD 190,000 (approximately US$143,537) of chargeable income are exempt from tax.

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Hong Kong

Gravity HK incorporated in Hong Kong is generally subject to Hong Kong profits tax on profits arising in or derived from Hong Kong. The corporate profits tax rate is 8.25% on the first HK$2,000,000 (approximately US$254,780) of assessable profits and 16.5% on assessable profits above HK$2,000,000 (approximately US$254,780). Under Hong Kong’s territorial tax system, foreign-sourced income may be exempt if the relevant exemption conditions are satisfied, and such income is not ordinarily taxed in Hong Kong.

United Kingdom (UK)

Gravity HK is subject to corporation tax for the profits attributable to its UK branch (being a UK permanent establishment) at the applicable tax rate in accordance with relevant United Kingdom tax laws. Under UK law, the UK permanent establishment of a non-resident Company (in this case, UK branch of Gravity HK) is obliged to file tax returns and pay any tax due under provisions treating the UK permanent establishment as the non-resident company’s UK representative.

The main rate of corporation tax increased from 19% to 25% from April 1, 2023. At the same time, a small companies’ rate of 19% was introduced and marginal relief given for intermediate companies. The main rate applies to companies with profits over £250,000 (approximately US$336,875); the small companies’ rate applies to those with profits of £50,000 (approximately US$67,375) or less, with marginal tapering for profits in between the two thresholds.

Others

Subsidiaries incorporated in other countries are subject to the respective applicable corporate income tax rates of the countries where they are resident.

Comparison of Years Ended December 31, 2024 and 2025

Revenues

We recorded total revenues of US$1.44 million for the year ended December 31, 2025, representing a decrease of 17.6% from US$1.75 million for the year ended December 31, 2024, due to the decrease of US$0.25 million in revenues from sale of SaaS subscription, and the decrease of US$0.06 million in revenues from other development services.

Sale of SaaS subscription

Revenues from sale of SaaS subscription decreased by 15.5% from US$1.59 million in 2024 to US$1.34 million in 2025, primarily attributable to the decrease in subscription revenues of Gravity Order Management resulting from the termination of contract with two customers.

Other development services

Revenues from other development services decreased by 39.4% from US$158,711 in 2024 to US$96,198 in 2025, primarily attributable to the decreased requests for bespoke development services.

Costs and expenses

Cost of revenues

We recorded total cost of revenues of US$0.84 million for the year ended December 31, 2025, representing an increase of 6.5% from US$0.79 million for the year ended December 31, 2024, primarily due to the increase of US$0.04 million in payroll costs.

Selling and marketing expenses

Our selling and marketing expenses decreased by 71.6% from US$90,156 for the year ended December 31, 2024 to US$25,581 for the year ended December 31, 2025, primarily due to (i) a decrease of US$40,624 in payroll expenses resulting from the termination of employment of an employee in the commercial department, and (ii) a decrease of US$24,542 in promotion and marketing expenses and travelling expenses.

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General and administrative expenses

Our general and administrative expenses increased by 28.1% from US$0.83 million for the year ended December 31, 2024 to US$1.06 million for the year ended December 31, 2025, primarily due to (i) an increase of US$0.30 in professional services expenses, primarily attributable to increased legal, audit and consulting fees related to the initial public offering, and partially offset by (ii) a decrease of US$0.11 million in payroll expenses resulting from the termination of employment of an employee in the management department.

Technology support expenses

We recognized technology support expenses of US$1.26 million for the year ended December 31, 2025, representing a stable level compared with US$1.28 million for the year ended December 31, 2024. The slight fluctuation was primarily attributable to salary adjustments, together with normal adjustments to the services scope and pricing under contract services.

Interest expense

Our interest expense increased by 70.1% from US$513,566 for the year ended December 31, 2024 to US$873,373 for the year ended December 31, 2025, attributable to the conversion of interest-free convertible debentures from our director into interest-bearing loans in July 2024, together with additional incremental borrowings and the utilization of bank overdrafts in 2025.

Other financial expenses, net

We recorded other financial expenses of US$23,768 and US$158,014 for the year ended December 31, 2024 and 2025, respectively. The change was primarily attributable to an increase of US$131,493 in unrealized foreign exchange loss incurred from the revaluation of borrowings denominated in Singapore dollar due to the depreciation of the US dollar against the Singapore dollar as of balance sheet date.

Other income/(expenses), net

We recorded other expenses, net of US$116,266 and other income, net of US$7,595 for the years ended December 31, 2024 and 2025, respectively. The change from other expenses, net to other income, net was primarily attributable to a litigation settlement payment as per employment tribunal in 2024.

Income tax expense

As a result of our operating loss position for the years ended December 31, 2024 and 2025, we incurred income tax expense of US$12,880 and US$10,510 for the years ended December 31, 2024 and 2025, respectively, primarily arising from the UK branch.

Net loss

As a result of the foregoing, we recorded net loss of US$1.91 million and US$2.78 million for the years ended December 31, 2024 and 2025, respectively.

Liquidity and Capital Resources

In assessing our liquidity, we monitor and analyze our cash on-hand. To date, we have financed our working capital requirements from cash flow from operations, debt financing, and capital contributions from our existing shareholders.

We have incurred losses and negative operating cash flows since its inception. We incurred net losses of US$1.91 million and US$2.78 million for the years ended December 31, 2024 and 2025, respectively. Net cash used in operating activities were US$1.36 million and US$2.25 million for the years ended December 31, 2024 and 2025, respectively. The accumulated deficits were US$34.58 million and US$37.37 million as of December 31, 2024 and 2025, respectively. As of December 31, 2025, we had a working capital deficit of US$3.62 million. As of December 31, 2025, we had a total outstanding borrowing balance of US$12.85 million, which include US$4.19 million borrowings from external credit facilities, and US$8.66 million borrowings from a related party. As of December 31, 2025, our short-term borrowings and current portion of long-term borrowings were US$3.05 million and US$0.34 million, respectively.

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As of April 14, 2026, we had three material short-term obligations, which include: 1) bank overdraft of US$3.11 million from GLDB, repayable on demand; 2) a loan of SGD0.70 million (approximately US$0.54 million) from Rikvin Capital, due on June 22, 2026; and 3) a loan plus accrued interests of US$8.81 million from Mr. Hemant Bhatt, the director and major shareholder of the Group, due on January 15, 2027.

Accordingly, we have taken the following measures to generate and obtain adequate amounts of cash to meet material cash requirements from known contractual and other obligations in the short term:

(1)	On December 12, 2025, we obtained an increase of SGD0.54 million (approximately US$0.42 million) to our bank overdraft limit, and an additional long-term loan of SGD0.3 million (approximately US$0.23 million) from GLDB, which is subject to an annual interest rate of 8.0%. We would utilize some cash inflow from operating activities to ensure timely repayment of bank overdraft from GLDB.
(2)	On March 31, 2026, Mr. Hemant Bhatt signed a letter of support, referenced as Exhibit 10.11, agreeing to further extend the loan with a principal amount of US$8.63 million, which was originally due to mature on January 17, 2027. In the letter of support, Mr. Bhatt agreed that no maturity date was specified and repayment will only be required when we have sufficient liquidity, in order to support our ability to meet all third party obligations and normal operations for at least the ensuing twelve month period.
(3)	At the same time, we are pursuing financial support from credit facilities and equity financing, to improve collection management to increase the cash inflow from operating activities, and to improve operating efficiency and cost reduction.

In terms of the ability to meet our long-term obligations, we are actively pursuing to obtain additional financial support from credit facilities and existing shareholders. At the same time, we have developed strategic plans in order to gradually achieve profitability and positive cash flow from operating activities in the long-term. Our strategy to accelerate revenue growth primarily involves increasing our customer base through channel expansion, and enhancing the lifetime value of existing clients through deepening existing engagements and creating diversified revenue sources. We also intend to achieve better cost management and operating efficiency by leveraging our technology resources to streamline business process and focus our high-value human capital on strategic growth initiatives.

Our liquidity is based on our ability to generate cash from operating activities, obtain capital financing from equity interest investors and borrow funds from financial institutions. Our ability to continue as a going concern is dependent on management’s ability to successfully execute business plan, which includes generating revenue while controlling operating cost and expenses to generate positive operating cash flows and obtaining funds from outside financing sources to generate positive financing cash flows. We intend to pursue private financing of debt or equity. There can be no assurances, however, that the current operating plan will be achieved or that additional funding will be available on terms acceptable to us, or at all. If we are unable to obtain sufficient cash flows and funding, we may have to delay our development efforts and limit activities, which could adversely affect our business and financial performance.

Our future capital requirements depend on many factors including our growth rate, the continuing market acceptance of our offerings, the timing and extent of spending in research and development our efforts to strengthen our services abilities, the expansion of sales and marketing activities, and the expansion and penetration of our business into different geographies and markets. We may, however, need additional cash resources in the future if we experience changes in business conditions or other developments, or if we find and wish to pursue opportunities for investment, acquisition, capital expenditure or similar actions. If we determine that our cash requirements exceed the amount of cash and cash equivalents we have on hand at the time, we may seek to issue equity or debt securities or obtain credit facilities. The issuance and sale of additional equity would result in further dilution to our shareholders. The incurrence of indebtedness would result in increased fixed obligations and could result in operating covenants that would restrict our operations. Our obligation to bear credit risk for certain financing transactions we facilitate may also strain our operating cash flow.

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Cash Flows

The following table sets forth a summary of our cash flows for the periods presented.

	For the Years Ended December 31,
	2024	2025
	US$	US$
Net cash used in operating activities	(1,361,945)	(2,254,290)
Net cash used in investing activities	(920)	(4,759)
Net cash provided by financing activities	1,490,561	2,024,097
Effect of exchange rate changes	224	66,201
Net change in cash	127,920	(168,751)
Cash at beginning of the period	59,851	187,771
Cash at end of the period	187,771	19,020

Operating activities

Our net cash used in operating activities for the year ended December 31, 2024 was US$1.36 million, which primarily reflected a net loss of US$1.91 million, as adjusted for (1) certain non-cash items, primarily including interest accretion for loans from a director of US$0.40 million, and depreciation of property and equipment of US$11,046; and (2) changes in working capital that negatively affected the cash flow from operating activities, primarily including an increase US$13,124 in prepaid expenses, and an increase of US$40,602 in deferred revenue; partially offset by (3) changes in working capital that positively affected the cash flow from operating activities, primarily including an increase of US$87,706 in accounts payable, and an increase of US$28,971 in accrued expenses and other current liabilities.

Our net cash used in operating activities for the year ended December 31, 2025 was US$2.25 million, which primarily reflected a net loss of US$2.78 million, as adjusted for (1) certain non-cash items, primarily including interest accretion for loans from a director of US$0.61 million, provision for expected credit losses of US$14,925 and depreciation of property and equipment of US$11,664; (2) changes in working capital that negatively affected the cash flow from operating activities, primarily including a decrease of accounts payable of US$102,009 mainly due to concentrated payments to suppliers in December 2025.

Investing activities

Our net cash used in investing activities for the year ended December 31, 2024 was US$920, attributable to the purchase of computers.

Our net cash used in investing activities for the year ended December 31, 2025 was US$4,759, attributable to the purchase of computers.

Financing activities

Our net cash provided by financing activities for the year ended December 31, 2024 was US$1.49 million, primarily attributable to loans from a director of US$0.90 million, proceeds from long-term borrowings of US$0.70 million, and proceeds from short-term borrowings of US$0.52 million; partially offset by repayments of convertible loans of US$0.53 million, and repayments of long-term borrowings of US$0.10 million.

Our net cash provided by financing activities for the year ended December 31, 2025 was US$2.02 million, primarily attributable to proceeds from short-term borrowings of US$2.50 million, and proceeds from long-term borrowings of US$0.23 million; partially offset by repayments of long-term borrowings of US$0.29 million, payment for deferred offering cost of US$0.25 million and repayments of short-term borrowings of US$0.18 million.

Capital expenditures

We incurred immaterial capital expenditures during the years ended December 31, 2024 and 2025, mainly for replacement of computers. We expect that our capital expenditures may increase in the foreseeable future as we expand our business, and that our level of capital expenditures will be significantly affected by user demand for our products and services. Our future capital requirements may be uncertain and actual capital requirements may be different from those we currently anticipate. To the extent cash flows from our business activities are insufficient to fund future capital requirements, we may need to seek equity or debt financing. We will continue to incur capital expenditures to support the expected growth of our business.

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Contractual Obligations

The following table sets forth our contractual obligations as of December 31, 2025:

	Payments due by schedule
	Less than 1 year	1 – 3 years	More than 3 years	Total
Short-term borrowings	$3,052,343	$-	$-	$3,052,343
Long-term borrowings	$338,228	$438,992	$361,935	$1,139,155
Amount due to a related party	$-	$8,659,254	$-	$8,659,254

Pursuant to the statement of works entered into between the Company and Searce on September 27, 2022, as amended, the Company is also subject to minimum commitment obligations for the following periods: (i) $90,000 for the period from October 6, 2022 to October 5, 2023; (ii) $370,000 for the period October 6, 2023 to January 5, 2025; (iii) $570,000 for the period from January 6, 2025 to January 5, 2027; (iv) $770,000 for the period from January 6, 2027 to October 5, 2027. Such minimum commitment has been factored into the Company’s forecasted operating expenses and liquidity planning. For more information, see Material terms of our Supplier Agreements on page 72.

Other than those shown above, we did not have any other significant capital commitments, purchase commitments, long-term obligations or guarantees as of December 31, 2025.

Off-Balance Sheet Commitments and Arrangements

We have not entered into any off-balance sheet financial guarantees or other off-balance sheet commitments to guarantee payment obligations of any third party. We have not entered into any derivative contract that is indexed to our shares and classified as shareholder’s equity or that is not reflected in our consolidated financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. We do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to us, or engages in leasing, hedging or product development services with us.

Holding Company Structure

Gravity AI is a Cayman Islands incorporated investment holding company. It facilitates group treasury activities and international financial transactions such as fund raising but does not have substantive business operations. Headquartered in Singapore, we conduct our operations primarily through our subsidiaries or branches in Singapore, Hong Kong and the United Kingdom to serve a global clientele. As a result, our ability to pay dividends depends upon dividends paid by our subsidiaries. If our subsidiaries or any newly formed subsidiaries incur debt on their own behalf in the future, the instruments governing their debt may restrict their ability to pay dividends to us.

In addition, as determined in accordance with local regulations, our subsidiaries may be restricted from paying us dividends offshore or from transferring a portion of their assets to us, either in the form of dividends, loans or advances, unless certain requirements are met and regulatory approvals are obtained. Even though we currently do not require any such dividends, loans or advances from our entities for working capital and other funding purposes, we may in the future require additional cash resources from them due to changes in business conditions, to fund future acquisitions and development, or merely to declare and pay dividends or distributions to our shareholders.

Emerging Growth Company Status

Currently, the Company is qualified as an “emerging growth company” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. The Company will remain an emerging growth company until the earlier of: (i) the last day of the fiscal year (a) following the fifth anniversary of the date of our first sale of common equity securities pursuant to an effective registration statement, (b) in which the Company has total annual gross revenues of at least $1.235 billion, or (c) in which the Company is deemed to be a large accelerated filer, which means the market value of the Company’s common equity that is held by non-affiliates exceeds $700 million as of the last Business Day of its most recently completed second fiscal quarter; and (ii) the date on which the Company has issued more than $1.00 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act. As such, the Company will be eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

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Internal Control over Financial Reporting

As a company with less than US$1.235 billion in revenues for our last fiscal year, we qualify as an “emerging growth company” pursuant to the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002, in the assessment of the emerging growth company’s internal control over financial reporting. The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. We have elected to take advantage of such exemptions.

In the course of auditing our consolidated financial statements for the years ended December 31, 2024 and 2025, we and our independent registered public accounting firm identified two material weaknesses in our internal control over financial reporting as of December 31, 2025. The material weaknesses identified relates to:

(1)	Our lack of sufficient financial reporting and accounting personnel with appropriate knowledge of U.S. GAAP and SEC reporting requirements to properly address U.S. GAAP technical accounting issues and prepare and review financial statements and related disclosures in accordance with U.S. GAAP and reporting requirements set forth by the SEC;

(2)	Our lack of formal risk assessment process and internal control framework over financial reporting, including lack of a formal group-wide risk assessment process to identify, assess, address or mitigate the risks in internal control, and lack of sufficient IT general controls designed and implemented surrounding the key financial related systems.

We have implemented and plan to implement a number of measures as follow to address the material weaknesses:

(1)	We will recruit staff with knowledge of U.S. GAAP in our financial reporting department, and are in the process of and establishing an ongoing program to provide sufficient and appropriate training for financial reporting and accounting personnel, especially training related to U.S. GAAP and SEC reporting requirement. Currently, we engaged a consulting firm with experience on U.S GAAP and SEC regulations to advise on complex accounting transactions, and standardize our financial reporting function.

(2)	We are continuing to (i) set up system of internal control framework with formal documentation of polices in place, appointing independent directors, establishing an audit committee, as well as strengthening corporate governance; (ii) develop a group-wide risk assessment process to allow early detection, prevention and resolution of potential risks related to internal control, and (iii) strengthening the supervision and controls on the IT functions, including the enhancement of IT security policies and procedures setup, logical security, data backup and cyber security training.

However, we cannot assure you that we will remediate our material weaknesses in a timely manner. See “Risk Factors — Risks Relating to Business and Industry Failure to achieve and maintain effective internal controls over financial reporting in accordance with Section 404 of SOX could impair our ability to produce timely and accurate financial statements or comply with applicable regulations and have a material adverse effect on our business.

Recently Adopted or Issued Accounting Pronouncements

A list of recently issued accounting pronouncements that are relevant to us is stated in Note 2 (x) to our consolidated financial statements as of and for the fiscal years ended December 31, 2024 and 2025 included elsewhere in this Prospectus.

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Critical Accounting Policies and Estimates

We prepare our consolidated financial statements in accordance with U.S. GAAP. The preparation of financial statements in conformity with U.S. GAAP requires management to make judgments, estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. We continually evaluate these judgments and estimates based on our own experience, knowledge and assessment of current business and other conditions, and our expectations regarding the future based on available information and assumptions that we believe to be reasonable. Since the use of estimates is an integral component of the financial reporting process, our actual results could differ from those estimates. Some of our accounting policies require a higher degree of judgment than others in their application.

When reading our consolidated financial statements, you should consider our selection of critical accounting policies, the judgment and other uncertainties affecting the application of such policies and the sensitivity of reported results to changes in conditions and assumptions. Our critical accounting policies and practices include the following: (1) revenue recognition, (2) expected credit losses and (3) income taxes. See “Note 2 — Summary of Significant Accounting Policies” to our consolidated financial statements for the disclosure of these accounting policies. We believe the following accounting estimates involve the most significant judgments used in the preparation of our financial statements: (1) provision of allowance for expected credit losses and (2) valuation allowance for deferred tax assets.

Provision of allowance for expected credit losses

Our accounts receivable are within the scope of ASU No. 2016-13. We use an aging schedule method in combination with current situation adjustment, to determine the loss rate of receivable balances and evaluate the expected credit losses on an individual basis. When establishing the loss rate, we make the assessment based on various factors, including aging of receivable balances, historical experience, credit-worthiness of debtor, current economic conditions, reasonable and supportable forecasts of future economic, and other factors that may affect our ability to collect from the debtors. We also apply current situation adjustment to provide specific provisions for allowance when facts and circumstances indicate that the receivable is unlikely to be collected. We also provide specific provisions for allowance if there is strong evidence indicating that these financial assets are likely to be unrecoverable a loss is determined to be probable.

Expected credit losses are included in general and administrative expenses in the consolidated statements of operations and comprehensive loss. After all attempts to collect a receivable have failed, the receivable is written off against the allowance. For the years ended December 31, 2024 and 2025, we recognized expected credit loss of nil and US$14,925, respectively.

Valuation allowance for deferred tax assets

Deferred income taxes are provided using assets and liabilities method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements. Deferred tax assets are recognized to the extent that these assets are more likely than not to be realized. In making such a determination, we consider all positive and negative evidence, including future reversals of projected future taxable income and results of recent operation. We establish a valuation allowance against deferred tax assets to the extent we believe that recovery is not likely.

In general, deferred tax assets represent future tax benefits to be received when certain expenses previously recognized in the consolidated statements of operations become deductible expenses under applicable income tax laws, or loss or credit carryforwards are utilized. As we estimate the allowance for deferred tax assets by considering if sufficient future taxable income will be generated to utilize the existing deferred tax assets, it can be altered if we change our forecasts of future profitability. We recorded US$2.47 million and US$2.73 million valuation allowance for deferred tax assets for the years ended December 31, 2024 and 2025, respectively.

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Quantitative and Qualitative Disclosures about Market Risks

Interest rate risk

We are exposed to interest rate risk on our interest-bearing assets and liabilities. As part of our asset and liability risk management, we review and take appropriate steps to manage our interest rate exposures on our interest-bearing assets and liabilities. We have not been exposed to material risks due to changes in market interest rates, and not used any derivative financial instrument to manage the interest risk exposure during the years ended December 31, 2024 and 2025.

Inflation risk

Inflationary factors, such as increases in personnel and overhead costs, could impair our operating results. Although we do not believe that inflation has had a material impact on our financial position or results of operations to date, a high rate of inflation in the future may have an adverse effect on our ability to maintain current levels of gross margin and operating expenses as a percentage of sales revenues if the revenues do not increase with such increased costs.

Credit risk

Credit risk is controlled by the application of credit approvals, limits and monitoring procedures. We manage credit risk through in-house research and analysis of global economy and the underlying obligors and transaction structures. We consider many factors in assessing the collectability of our receivables, such as the age of the amounts due, the customer’s payment history, credit-worthiness and other specific circumstances related to the accounts.

Liquidity risk

We are also exposed to liquidity risk, which is risk that we will be unable to provide sufficient capital resources and liquidity to meet our commitments and business needs. Liquidity risk is controlled by the application of financial position analysis and monitoring procedures. When necessary, we will turn to other financial institutions and related parties to obtain short-term funding to cover any liquidity shortage.

Foreign currency translation and transaction

The reporting currency of the Group’s operations was US$. Operating Subsidiaries incorporated in Singapore, Hong Kong and United States use the denominated currencies in principal transactions as their functional currencies, including US$ and Singapore Dollars (“SGD”). Operating Subsidiaries are mainly exposed to foreign exchange risk in respect of operating activities when purchase of goods and services in geographic areas is using transaction currencies other than their functional currencies. We have not entered into any hedging transactions in an effort to reduce our exposure to foreign exchange risk. Currently, these risks are not material to our financial condition or results of operations. As we expand internationally, our exposure to foreign currency translation and transaction risks may become more significant.

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Industry Overview

Unless otherwise noted, all the information and data presented in this section have been derived from the industry report from Frost & Sullivan commissioned by us in September, 2025 entitled “Independent Market Research on SUPPLY CHAIN VISIBILITY AND EXECUTION SOFTWARE PLATFORM industry” (the “Frost & Sullivan Report”). Frost & Sullivan has advised us that the statistical and graphical information contained herein is drawn from its database and other sources. The following discussion contains projections for future growth, which may not occur at the rates that are projected or at all.

MARKET OVERVIEW OF SUPPLY CHAIN VISIBILITY AND EXECUTION SOFTWARE PLATFORM

Definition and Segmentation

Global Supply Chain Visibility and Execution Solutions provide a cloud-based, end-to-end SaaS technology that integrates with customers’ ERP systems to enable seamless collaboration across all stakeholders in the international supply chain. These solutions offer a synchronized, data-driven view of the entire supply chain, from procurement to delivery, by aggregating proprietary and external data. Key features include real-time visibility, risk mitigation, and actionable insights through intuitive dashboards, allowing businesses to optimize decision-making, enhance operational efficiencies, and manage risks, particularly in the critical “First Mile” of production. With no capital expenditure required, these platforms ensure comprehensive control, improved forecasting, and alignment of physical and financial supply chains, delivering significant value to customers across various industries.

The platform could be further classified into three modules, namely source module, order management module and deliver module.

Source: Frost & Sullivan

Source Module

The Source module serves as the foundational component of the Supply Chain Visibility and Execution Software Platform, focusing on the initial stages of product creation and procurement. It enables brands to digitally plan and orchestrate the sourcing of merchandise from global suppliers, ensuring alignment with future sales forecasts and inventory needs. This module is particularly modular, allowing users to select specific functionalities tailored to their workflow, while integrating seamlessly with the broader platform.

Product Design and Brief Creation: Brands start by building detailed profiles for their desired merchandise. This involves creating designs, defining color palettes, suggesting materials, and compiling all specifications into a comprehensive “Brief.” The Brief acts as a blueprint, outlining initial requirements such as product features, quality standards, and timelines. It is then shared with prospective suppliers via the platform, fostering collaboration from the outset.

Quoting and Negotiation: Once the Brief is distributed, suppliers can access it through the Supply Chain Visibility and Execution Software Platform’s interface. They utilize the built-in Quote function to review specifications, propose alternatives (e.g., material substitutions or design tweaks), and submit competitive bids. This includes estimates for lead times, the duration needed to source materials and complete manufacturing. Brands receive multiple quotes, evaluate them, and refine the Brief with finalized designs, quantities, and phased receipt schedules before soliciting final prices.

Range Planning: After selecting suppliers based on quotes, brands transition to the Range Plan module within Source. Here, they organize items, styles, and variants (e.g., colors and sizes), assigning unique identifiers. This culminates in the generation of Stock Keeping Units (SKUs), which are essential for inventory tracking, point-of-sale (POS) records, and profit-and-loss (P&L) calculations. For instance, a single style of jeans might have generic item and style numbers, but each size and color combination receives its own distinct SKU.

Purchase Order Initiation: With the Range Plan in place, brands can generate Orders directly within Gravity or import them from their internal Enterprise Resource Planning (ERP) systems. This step formalizes the commercial agreement, triggering the manufacturing process and transitioning seamlessly into subsequent modules like Order Management.

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Order Management Module

The Order Management module is the central hub for visibility and execution, transforming agreed-upon Purchase Orders into a dynamic, risk-managed process. It integrates data from brands, suppliers, and other stakeholders to provide a synchronized, real-time view of the supply chain. This module excels in enabling data-driven decisions, particularly through its focus on the “First Mile”—the origin of production where most delays and risks originate.

Orders Integration and Collaboration: Once a Orders is raised (from Source or an ERP system), it is ingested into the Supply Chain Visibility and Execution Software Platform via APIs, EDI, or FTP. The Orders contains detailed line items, such as SKU descriptions, quantities, prices, expected export dates, material contents, and country of origin. Suppliers and suppliers access this via the platform, where they can confirm receipt, query details, propose changes (e.g., to quantities or dates), and negotiate until an agreement is reached. All interactions create an auditable trail at the SKU level, promoting transparency and accountability.

Critical Path Mapping: A standout feature is the automated creation of a Critical Path—a timeline of sequential events and dates required to meet the final arrival date and align with consumer demand. The Supply Chain Visibility and Execution Software Platform maps key milestones from the Orders, such as material procurement, production updates, quality inspections, and export preparations. For example, if a brand requires a quality check at -20 days before export, the system sets alerts for this. Risks are flagged if targets are missed, with notifications pushed to stakeholders via dashboards or alerts.

Risk Management and First Mile Focus: Emphasizing the First Mile, the module monitors production risks 30-60 days before export, allowing early interventions. A dedicated “Risk Tile” on the dashboard highlights potential disruptions, enabling brands to mitigate issues like delays in material sourcing or inspections. This proactive approach ensures changes can be executed at the granular SKU level, maintaining control over the entire chain.

Extended Vendor Involvement: As merchandise nears export, the module incorporates additional parties like shipping lines, logistics providers, customs agents, and hauliers. Each has timed responsibilities mapped into the Critical Path, such as container delivery (-5 days) or customs clearance (-4 days). An illustrative Critical Path timeline might span from -60 days (Orders agreement) to +35 days (merchandise delivery to retail), covering everything from production samples to warehouse unloading.

4PL Subset Module: For brands or LSPs using multiple third-party logistics providers (3PLs), the 4PL extension aggregates data from all providers into a single platform. This creates a holistic, agnostic view, ideal for global operations where visibility across diverse partners is crucial.

Deliver Module

The Deliver module focuses on the “downstream” logistics phase, providing visibility into the physical transportation of finished goods from origin to destination. It can operate as a standalone tool for high-level tracking or integrate deeply with Order Management and 4PL for comprehensive end-to-end oversight. This module leverages the Supply Chain Visibility and Execution Software Platform’s extensive ecosystem of external data providers to deliver real-time updates and risk alerts.

Transportation Tracking: Deliver captures data on the movement of merchandise via various modes—ocean containers, airfreight, road freight, or multimodal combinations. It visualizes the journey from supplier export to destination ports, warehouses, and beyond, allowing users to monitor status (e.g., “on water” or “in transit”) and plan intake accordingly.

Standalone vs. Integrated Use: As a standalone, it’s suited for customers needing overview-level insights without drilling down to SKU specifics, such as tracking containers at a shipment level. When embedded in Order Management, it enriches Orders data with logistics details, enabling granular risk management. Users can opt for raw data feeds or intuitive dashboard tiles for visualization.

Ecosystem Integration: Deliver boasts the platform’s largest network of collaborative partners, including shipping lines, airlines, IoT device providers, and external trackers. This allows for precise monitoring of vessels, aircraft, and road assets, comparing actual progress against planned schedules. Real-time changes, like delays due to weather or port congestion, trigger alerts to prevent downstream impacts.

Risk Alerting: Similar to Order Management, Deliver emphasizes real-time risk detection. For instance, if a vessel deviates from its route, the system notifies stakeholders, allowing rerouting or inventory adjustments. This ensures alignment with critical paths and demand forecasts.

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Gravity’s Value Proposition

The diagram below shows how the platform spans the entire product journey, from Source, Make, Move, Deliver, through to the Customer, while coordinating the participants at each step. Sitting as a control and visibility layer, the platform standardizes how information flows between brands, suppliers, logistics partners, and downstream nodes so that everyone operates from one trusted timeline and set of facts.

By connecting to existing ERP, TMS, WMS, and carrier data, it unifies operational signals that are typically scattered across emails, spreadsheets, and point tools, turning them into a synchronized view of “what’s committed, what’s at risk, and what to do next.” The result is execution that starts earlier and finishes more predictably: cycle times compress, on-time performance improves, manual touches and expediting decline, inventory becomes more available where demand is, and compliance exposure is reduced through clear audit trails.

The following pages unpack how each module contributes to this system, showing how upstream standardization, mid-stream coordination, and downstream tracking combine to deliver measurable business impact.

Source: Frost & Sullivan

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Value Chain

The value chain for Supply Chain Visibility and Execution Software Platforms transforms raw technology into actionable solutions through R&D, integration, data aggregation, service delivery, and end-user application. The vendors, clients, LSPs, suppliers, data providers, IT teams, and regulators collaborate to create a digital ecosystem that delivers real-time visibility, risk mitigation, and efficiency. For instance, Supply Chain Visibility and Execution Software Platform integrates supplier data, enables LSPs to manage multiple clients, and helps retailers avoid disruptions, adding value through cost savings and compliance with ESG mandates. This chain ensures businesses achieve resilience and competitive advantage in a complex global landscape.

Source: Frost & Sullivan

Global Market Size of Supply Chain Management

The broader Supply Chain Management market encompasses software, hardware, services, and solutions for planning, execution, visibility, and optimization. The global market size of supply chain management increased from USD24.7 billion in 2020 to USD37.5 billion in 2024, at a CAGR of 11.0% from 2020 to 2024. The supply chain management market is growing significantly due to the rising complexity of global trade, increased demand for operational transparency, and the need for flexibility in handling disruptions. Companies are focusing on comprehensive visibility, predictive analytics, and real-time collaboration tools to boost efficiency and cut costs. Advancements in AI, machine learning, and blockchain are improving forecasting precision, inventory management, and shipment tracking. Recent global challenges have accelerated the move toward digitized, adaptable supply chains, prompting businesses to adopt technology-driven solutions for quicker decision-making. The global market size of supply chain management is expected to rise at a CAGR of 9.4% from 2025 to 2029, reaching USD58.5 billion in 2029.

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Global Market Size of Supply Chain Visibility and Execution Software Platform

The global market size of Supply Chain Visibility and Execution Software Platform was valued at USD8,233.5 million in 2024 and is estimated to register a CAGR of 13.5% between 2025 and 2029. Supply Chain Visibility and Execution Software Platforms are benefiting from rising supply chain complexities, e-commerce growth, sustainability mandates, cost pressures, and global trade expansion, necessitating real-time visibility and risk mitigation. These platforms leverage AI, cloud technology, and data integration to address disruptions, optimize operations, and ensure compliance with stringent ESG regulations. In 2024, manufacturing and retail & e-commerce segments held the market shares of approximately 25% of the overall global market size of Supply Chain Visibility and Execution Software Platform respectively.

Source: Frost & Sullivan

Global Market Size of AI-enabled Supply Chain Visibility and Execution Software Platform

Supply Chain Visibility and Execution Software Platforms are cloud-based SaaS tools that offer comprehensive supply chain oversight by integrating with systems like ERP, TMS, and WMS for real-time tracking, collaboration, and operational management. AI enhances these platforms through machine learning, predictive analytics, natural language processing, and computer vision, enabling data processing, automated decision-making, and actionable insights. This shifts reactive systems to proactive, intelligent ones, tackling disruptions, inefficiencies, and demand fluctuations. AI is incorporated via modular components like embedded algorithms in dashboards, APIs for data integration, and edge computing for real-time processing, allowing seamless upgrades to existing platforms without complete replacements.

Integration of AI into Visibility Features:

Real-Time Tracking and Monitoring: AI algorithms process data from sensors, GPS, RFID, and IoT devices to offer granular visibility into shipments, inventory, and assets. For instance, computer vision analyzes images or videos for anomaly detection (e.g., damage or delays), while ML models correlate data streams to predict disruptions like weather impacts or port congestion. Platforms like project44 use AI to create “digital twins” of supply chains, simulating scenarios for proactive adjustments.

Predictive Analytics and Risk Mitigation: AI integrates predictive models to forecast risks and trends. ML analyzes historical data, market signals, and external factors (e.g., social media sentiment or geopolitical events) to identify potential bottlenecks. This enables features like automated alerts for supply shortages or compliance issues, reducing forecasting errors by up to 40%. Infor Nexus, for example, employs AI-enhanced dashboards for end-to-end visibility, flagging risks in the “First Mile” of production.

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Integration of AI into Execution Features:

Optimization and Automation: AI algorithms optimize routes, inventory levels, and resource allocation using optimization techniques like genetic algorithms or reinforcement learning. For example, in transportation execution, AI integrates with TMS to suggest real-time route adjustments based on traffic or fuel efficiency, reducing logistics costs by 15%. o9 Solutions’ platform uses AI for supply chain planning, automating order fulfillment and warehouse operations.

Demand Forecasting and Inventory Management: ML models forecast demand by analyzing sales data, seasonal patterns, and external variables, integrating directly into execution workflows to automate replenishment and reduce stockouts by 35%. SAP’s AI tools embed this into execution platforms for dynamic planning.

Exception Resolution and Decision Intelligence: AI-powered assistants (e.g., chatbots or generative AI) resolve issues autonomously, such as rerouting shipments during delays. Project44’s Movement platform uses AI to predict disruptions and execute resolutions, improving service levels by 65%. This integration often involves blockchain for secure, traceable execution.

The global market size of AI-enabled Supply Chain Visibility and Execution Software Platform is forecasted to reach USD55.5 billion in 2029, at a CAGR of 33.4% from 2025 to 2029.

Source: Frost & Sullivan

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Global Market Size of Trade Finance-enabled Supply Chain Visibility and Execution Software Platform

Global market size of trade finance-enabled supply chain visibility and execution software platform increased from USD740.1 million in 2020 to USD1,123.5 million in 2024, at a CAGR of 11.0% from 2020 to 2024. Digital transformation fuels adoption of supply chain visibility and execution software in trade finance, with over 90% of trade transactions initiated digitally and cloud-based platforms, which enable seamless integration with ERP/TMS/WMS systems for real-time visibility and cost efficiency. Blockchain and AI also enhance milestone-based financing by providing tamper-proof tracking of supply chain events, namely production or shipment milestones, and predictive analytics, supporting financing decisions with de-risked, data-driven credit provisioning. The market size is expected to reach USD1,979.7 million in 2029, representing a CAGR of 11.9% from 2025 to 2029.

Source: Frost & Sullivan

Application of Supply Chain Visibility and Execution Software Solutions in Trade Finance

Gravity revolutionizes trade finance by merging real-time supply chain data with financial orchestration, enabling data-driven credit decisions, faster liquidity, and reduced risks. It empowers CFOs, treasury, and procurement teams with tools to optimize operations, enhances profitability, and drives sustainable trade across industries, all without requiring capital expenditure.

Source: Frost & Sullivan

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Market Outlook

This slide outlines a four-level capability maturity of supply chain visibility and execution software platform from basic tracking to autonomous decision-making. Each level describes the scope of data, timeliness of insight, and degree of actionability.

The Group is currently at Level 3 (guided decision execution): standardized playbooks and guardrails translate insights into consistent actions, with human approval or one-click execution for higher-impact moves. Level 4 (predictive analytics) is projected to be the significant next step, involving further Artificial Intelligence (“AI”) adoptions, with pilots focused on delay risk scoring, upstream signal detection, and ranked recovery options to enable earlier, higher-confidence decisions. Foundational controls at Levels 1–2 are established across core lanes.

Source: Frost & Sullivan

Market Drivers

1.	Rising Complexity and Disruptions in Global Supply Chains

Global supply chains have evolved into networks spanning multiple countries, tiers of suppliers, and modes of transportation, driven by globalization, technological advancements, and shifting consumer demands. Geopolitical tensions, natural disasters, pandemics, and trade uncertainties have heightened the need for real-time visibility to mitigate risks and ensure resilience. This complexity arises from the need to manage vast amounts of data, coordinate diverse stakeholders, and adapt to dynamic market conditions. For instance, events like the Suez and Panama Canal disruptions underscore the demand for platforms that provide proactive risk alerts and alternative routing. In this backdrop, the Supply Chain Visibility and Execution Software Platform have become crucial in predictive management, reducing downtime and costs for businesses. The solutions enable the users to collectively elongate lead times, inflate costs, and reduce agility, pushing companies toward advanced visibility tools to map and manage these networks effectively.

2.	Surging Demand from Boom in E-Commerce and Omnichannel Retail

The boom in e-commerce and omnichannel retail have profoundly reshaped the supply chains by demanding faster fulfillment, inventory synchronization, and end-to-end transparency. The surge in shipping volumes as a result of e-commerce necessitates agile logistics, shifting toward omnichannel models that leverage stores and warehouses as fulfillment hubs to improve speed and profitability while minimizing stockouts. This requires greater visibility and coordination across channels, as a lack of real-time data can lead to poor demand-supply matching and service losses. On the other hand, omnichannel further complicates this by integrating reverse logistics, real-time inventory tracking, and multimodal transport, shaping shippers’ needs for always-on operations. Accordingly, the boom in e-commerce and omnichannel retail serve as the driver for the adoption of visibility and execution software platforms, which provide synchronized views, risk mitigation, and AI-driven forecasting to handle omnichannel demands. By aggregating data from ERP systems and external sources, the Supply Chain Visibility and Execution Software Platform enables proactive inventory optimization, streamlined operations, and cost reductions, thereby ensuring businesses meet customer expectations in a hyper-connected retail landscape.

3.	Rising Concern of Sustainability and ESG Compliance

Reducing carbon footprints, minimizing waste, and ensuring ethical practices are further emphasized in global supply chain in 2025, driven by regulations like the EU’s CSRD and CSDDD, U.S. state-level Scope 3 mandates, and Australia’s emissions reporting requirements. Scope 3 emissions are a key focus, with trends toward mandatory reporting, double materiality assessments, and circular economy integration. These requirements heighten the need of adopting the Supply Chain Visibility and Execution Software Platform that enables end-to-end tracking of emissions and risks through data aggregation from suppliers and logistics partners. Integrating AI for predictive analytics and real-time reporting, the platform enables businesses meet ESG mandates, reduces Scope 3 emissions, and turns compliance into a competitive advantage by fostering stronger supplier relationships and sustainable growth in a regulated landscape.

4.	Cost Pressures and Operational Efficiency Needs

Global supply chains face escalating cost pressures from inflation, geopolitical disruptions like U.S. tariffs, and rising shipping expenses due to events such as the Red Sea crisis. Operational efficiency needs are driving the adoption of AI, automation, and digital tools like warehouse management systems to streamline processes, reduce labor costs, and optimize inventory amid a rise in labor disruptions and skilled workforce shortages. Cost pressures and efficiency needs further drive the adoption of visibility and execution software platforms. These platforms are critical for real-time cost monitoring, risk mitigation, and demand planning, enabling businesses to achieve resilience and savings in a volatile environment. They facilitate centralized hubs for quantifying risks and monitoring costs, helping companies achieve savings through enhanced demand planning, inventory management, and operational streamlining. Overall, these platforms transform cost challenges into opportunities for efficiency, fostering resilient, low-cost operations in a high-pressure landscape.

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Market Trends and Opportunities

1.	Integration of AI, Machine Learning, and Predictive Analytics

AI and machine learning are revolutionizing platforms by facilitating demand forecasting, risk assessment, and revenue enhancement through analyzing both historical and real-time data. Emerging trends involve AI-powered insights to address disruptions such as geopolitical tensions or demand fluctuations, with platforms providing prescriptive recommendations to enhance decision-making accuracy. For example, the AI model processes data from ERP systems, e-commerce platforms, and third-party sources, such as weather forecasts affecting consumer behavior, to generate precise demand predictions. Machine learning refines these forecasts in real time, adapting to sudden shifts, such as a spike in demand due to a viral marketing campaign.

2.	Cloud-Based and Low-Code Platforms

The transition to cloud-based logistics software enables scalable, multi-tenant platforms that eliminate infrastructure expenses. Low-code solutions streamline integration and customization, modernizing legacy systems and enabling agile responses to market demands like demand fluctuations and regulatory changes. Businesses are increasingly adopting these platforms to integrate supplier data across countries, reduce IT costs, and enable real-time inventory tracking to manage demand fluctuations effectively.

3.	Focus on Cybersecurity and Data Security

As global supply chains become increasingly interconnected through digital platforms, IoT devices, and real-time data integrations, cybersecurity and data security have emerged as critical priorities. The rise in connectivity amplifies vulnerabilities, with supply chain cyber incidents leads to the financial losses of companies. This has driven trends toward robust encryption, advanced intrusion detection systems, and strict compliance with regulations like GDPR to safeguard interconnected networks.

Market Challenges

1.	Integration Complexity

Integrating modern supply chain platforms with legacy systems like Enterprise Resource Planning (ERP), Transportation Management Systems (TMS), and Manufacturing Execution Systems (MES) is complex. These older systems, designed decades ago, lack the architecture for seamless cloud and real-time connectivity. This creates significant data synchronization and compatibility issues, especially in large, global supply chains. The result is fragmented data visibility, deployment timelines that often stretch beyond a year, delayed ROI, and increased operational risk in today’s volatile environment.

2.	Cybersecurity Breaches and Attacks

As platforms enhance connectivity through IoT, APIs, and cloud integrations, they become prime targets for cyberattacks. High-profile hacks and data breaches have heightened businesses’ skepticism about connected technologies, while evolving regulations, such as data localization laws, create compliance challenges. A single breach can disrupt operations, expose sensitive data, and result in billions in losses, as demonstrated by the 2024 Crowdstrike outage, which disrupted global supply chains. Supply chain attacks often exploit vulnerabilities in third-party software and open-source components, underscoring the need for robust security measures.

3.	Re Data Quality and Sharing Issues

Effective supply chain platforms depend on high-quality, shared data to deliver real-time insights and mitigate risks. However, poor data quality and a reluctance to share information among partners from suppliers to logistics providers creating significant barriers. These issues are exacerbated in global, multi-tier supply chains by mistrust and technical limitations, leading to fragmented visibility and slow decision-making.

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COMPETITIVE LANDSCAPE OF SUPPLY CHAIN VISIBILITY AND EXECUTION SOFTWARE PLATFORM

The supply chain visibility and execution software market is highly competitive, characterized by specialized platforms that emphasize real-time tracking and analytics and broader solutions that integrate order management, planning, and logistics orchestration. As estimated, there are over 1,000 participants in the market, from startups to established vendors, driven by e-commerce and ESG demands. Key differentiators, such as multimodal tracking, predictive ETAs, and ecosystem integrations, drive competition, though challenges like data silos and cybersecurity.

Leading players dominate through AI-driven innovation and strategic partnerships, while specialized providers focus on verticals like last-mile delivery, sustainability, and ESG compliance. Recent consolidation, including major acquisitions in 2025 like those enhancing global trade compliance, underscores strategic mergers to expand capabilities and market reach. Major players, including E2Open, WiseTech Global, Infor Nexus, project44, FourKites and the Group, dominate through innovation, global networks, and strategic consolidations, leveraging robust ecosystems to serve global LSPs and BCOs.

The supply chain visibility and execution solutions market in Singapore continues to thrive, bolstered by its role as a pivotal Southeast Asian logistics gateway, robust digital infrastructure under the Smart Nation initiative, and escalating demands for resilient, sustainable supply chains amid geopolitical tensions and climate challenges. The market is competitive, with global market participants commanding enterprise segments by leveraging their innovation and scale, while local players target SMEs with agile, grant-eligible solutions. Regional players like GoComet and Shippeo focus on niche execution, offering freemium models for SMEs. Locals such as ScaleOcean and HashMicro leverage grants for rapid deployment, emphasizing user-friendly dashboards and compliance with Singapore Standards.

Gravity AI’s competitive edge lies in its unique “First Mile” focus, no-CapEx integration, user-friendly multilingual dashboards, robust data ecosystem, strategic LSP partnerships, ESG and financing innovations, and experienced leadership. These advantages enable the Group to differentiate itself against major players like project44, SAP, and WiseTech, offering tailored, cost-efficient solutions that address critical market needs like risk mitigation, scalability, and regulatory compliance, driving client adoption and operational success in the dynamic market.

Capability Comparison

Below is a comprehensive rating of the seven vendors based on their features and capabilities. Ratings are on a scale of high, high/medium, medium, medium/low and low. These are derived from official vendor descriptions, industry reports, and comparisons. Gravity AI is the supply chain visibility and execution software platform with the highest overall scores.

Source: Frost & Sullivan

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Entry Barriers

1.	High R&D Cost

Entering the Supply Chain Visibility and Execution Software Platform usually requires significant capital investment in advanced technologies such as AI, machine learning (ML), IoT, blockchain, and cloud-based architectures. These platforms must offer features like real-time tracking, predictive ETAs, multimodal orchestration, and ESG compliance, which demand sophisticated algorithms and infrastructure. Established companies typically have a well-developed network of capital flows and resources, allowing them to stay competitive in the market. In contrast, new entrants may struggle to acquire and manage resources, particularly when competing against these established players.

2.	Technical Expertise

Supply chain complexity acts as the entry barrier in the industry. Supply chain platforms are required to integrate seamlessly with legacy ERP, TMS, MES, and other systems used by clients, which often have incompatible data formats or proprietary protocols. New entrants face prolonged timelines and high costs for custom integrations. The need for extensive technical expertise and resources to develop APIs, middleware, or low-code solutions creates a barrier, as new players struggle to match the integration capabilities of established vendors.

3.	Regulatory and Compliance Requirements

Regulatory and compliance requirements have emerged as a significant entry barrier in the supply chain visibility and execution software industry, driven by evolving global standards and increasing stakeholder demands for transparency and accountability. Compliance with stringent regulations, such as GDPR, the EU’s CSRD, and U.S. state-level privacy laws like California’s CCPA, requires robust data security and ESG tracking capabilities for Scope 3 emissions, demanding substantial technical investment. Non-compliance risks hefty fines and reputational damage, posing a major hurdle for resource-constrained new entrants. Developing compliant systems demands significant legal expertise and investment in R&D and cybersecurity, favoring established vendors over new players lacking regulatory know-how.

Factors of Competition

1.	Customer Trust and Brand Loyalty

In the supply chain visibility and execution software industry, branding and reputation are crucial for building client trust and securing contracts. Established vendors have earned client trust over years by building their reputations through consistent service delivery and proven performance, such as mitigating disruptions like the 2024 Red Sea crisis, saving clients millions. Clients, including LSPs and BCOs, prefer vendors with established track records, posing significant barriers for new entrants in markets dominated by trusted brands. Established players maintain long-standing ties with global LSPs, offering white-label solutions to expand their client reach and reinforce market dominance. New entrants struggle to build trust in a market where reliability and proven performance are critical for ensuring uptime, managing disruptions, and meeting stringent ESG compliance requirements.

2.	Data Ecosystem and Network Scale

The strength of a platform’s data ecosystem encompassing carriers, suppliers, and external data providers like IoT sensors and shipping lines is a key differentiator in the supply chain visibility and execution software industry, enabling comprehensive visibility and real-time insights. Established platforms with extensive networks of thousands of carriers and the capability to track millions of daily shipments create strong network effects, enhancing data accuracy, user retention, and market leadership, as seen with leading vendors. The ecosystems of established platforms strengthen their delivery modules by integrating real-time multimodal data, including shipment tracking, weather APIs, and IoT feeds, enabling swift risk mitigation during disruptions like the 2024 Red Sea crisis, which saved clients significant costs.

3.	Customer-Centric Features and Usability

Intuitive dashboards, customizable interfaces, and user-friendly features are vital for driving user adoption and client uptake in the supply chain visibility and execution software industry, enhancing operational efficiency and stakeholder engagement. Some platforms offer intuitive dashboards with multi-language support to serve global teams, while others excel in usability for omnichannel retail, streamlining workflows for diverse stakeholders and supporting complex supply chain needs. Platforms with superior user experiences, featuring highly rated interfaces, boost engagement, reduce training costs, and attract clients over competitors with less intuitive designs, particularly in high-demand sectors like e-commerce and ESG-driven operations.

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BUSINESS

Overview

Gravity AI is a Cayman Islands company. As of the date of this Prospectus, we conduct our key operations through Gravity SG, our Singapore key operating subsidiary. As of the date of this Prospectus, we also operate our Hong Kong subsidiary, Gravity HK, and its UK branch, Gravity UK, as cost centers for the maintenance of the group’s supply chain technology platform.

Through the operations of Gravity SG, we specialize in Cloud-Based Enterprise Technology, with a core focus on global supply chain visibility and execution. We primarily serve global logistics service providers (“LSPs”), who are our customers. These LSPs then white label our technology platform to resell to a range of end-customers, such as electronics suppliers, industrial technology manufacturer, multinational food and beverage and life science corporations. Our technology platform integrates with end-customer’s ERP (Enterprise Resource Planning) systems, enabling them seamless collaboration with all key stakeholders throughout their entire supply chain.

We integrate our proprietary technology platform with additional data from external data providers, to deliver a digitally connected, comprehensive, and synchronized end-to-end view of an end-customer’s global supply chain. End-customers have complete control of their supply chain, and are able to also utilize our intuitive dashboard to mitigate risk as they arise, enabling optimization and decision-making with certainty through data-driven analytics, in a seamless process. Through this visibility and increased operational efficiencies, our technology platform impacts our end-customers’ top and bottom lines.

Our senior management are logistics and supply chain veterans with deep insights into the difficulties encountered in supply chain logistics. Over the years, we have continued to secure agreements with global LSP, including LSPs ranked in the top twenty globally in terms of scale.

The supply chain visibility and execution software market is highly competitive, characterized by specialized platforms that emphasize real-time tracking and analytics and broader solutions that integrate order management, planning, and logistics orchestration. As estimated, there are over 1,000 participants in the market, from startups to established vendors, driven by e-commerce and ESG demands. Key differentiators, such as multimodal tracking, predictive ETAs, and ecosystem integrations, drive competition, though challenges like data silos and cybersecurity persist.

Gravity AI’s competitive edge lies in its unique “First Mile” focus, no-CapEx integration, user-friendly multilingual dashboards, robust data ecosystem, strategic LSP partnerships, ESG and financing innovations, and experienced leadership. These advantages enable the Group to differentiate itself against major players, offering tailored, cost-efficient solutions that address critical market needs like risk mitigation, scalability, and regulatory compliance, driving client adoption and operational success in the dynamic market.

For the year ended December 31, 2024 and 2025, Gravity SG, our Singapore key operating subsidiary, generated 43.3% and 100.0%, of our revenue, respectively. Since 2025, all of the revenue was generated from Gravity SG.

Competitive Strengths

We believe that the following competitive strengths are essential for our ongoing success:

First Mile Capability

Our technology platform focuses extensively on the First Mile, which is the beginning stage of production and manufacturing. Our technology platform ensures users can collaborate with vendors and suppliers (including factories) to take action early (ahead of time in almost real-time) in the event of issues arising, allowing them to mitigate risks and reduce impacts to customer demand and planned delivery. Our technology platform enables this level of visibility through our integrations and connectors, and an intuitive user interface, delivering data-driven actionable insights. The users can make business-critical decisions with certainty, rather than reacting further down the line.

High System Compatibility

Our technology platform does not replace existing systems and have no Capex requirements. Our technology platform wraps around existing systems, and where the gaps exist, external data can be brought in to fill the voids. Our technology platform then sits across the top of all operating systems, so that users have a completely synchronized view of their supply chain. This allows us to provide maximum compatibility with user’s existing systems, thus increasing our range of addressable customers.

Industry Vertical and Business Size Agnostic

Our technology platform offers comprehensive supply chain visibility and execution capabilities, making it applicable across all industry verticals that involve the physical movement of merchandise. Our users already span diverse sectors such as pharmaceuticals, electronics, and consumer products. Designed to support both large enterprises and small and medium businesses, our technology platform’s versatility translates into a significantly larger target customer base and an expanded addressable market for us.

Experienced management team

The management team comprises of senior leaders with extensive backgrounds in the logistics and supply chain sectors, with a proven track record of steering multi-national and publicly listed companies at both regional and global scales. Hemant Kumar Bhatt, our Chief Financial Officer and Chairman of the Board of Directors, has had a nine-year tenure as a committee member of the Singapore Stock Exchange (SGX) Disciplinary Committee, which further underscores the team’s depth of public market exposure. This blend of strong technical and industry experience, along with their insight into public markets, enables us to respond swiftly and effectively to evolving market dynamics.

Our Growth Strategies

Our Key Operating Subsidiary (Gravity SG) intends to develop its business and strengthen brand loyalty by implementing the following strategies:

Integrating Artificial Intelligence (AI) and Machine Learning (ML) for Advanced Supply Chain Management for our customers and end-customers

To move beyond just providing end-to-end supply chain management technology, we intend to enhance the integration of Artificial Intelligence (AI) and Machine Learning (ML) across our entire technology platform. Through this integration, we plan to offer value-added technology modules which address some of the increasingly complex challenges in supply chain management and hence its impact on the bottom-line of users. We plan to undertake this expansion through potential future acquisitions. As of the date of this Prospectus, we have not entered into any material agreements with acquisition or investment targets.

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Enabling Trade Finance Opportunities through Strategic Partnerships

In the future, as part of our expansion strategy, we may expand our business including partnering with banks and fintech firms, in order to integrate our technology platform to provide them with a secure, reliable and real-time view of financed merchandise as they move through the production process, all the way to the destination distribution centers. This would allow banks or fintech firms to track an Order from its issuance through to the completion of manufacturing and as well as the delivery process, providing them with the confidence to offer milestone-based financing with a reduced risk profile. In 2024, we initiated a pilot partnership with a Singapore-based fintech subsidiary to a major global bank, to explore the integration of our supply chain tracking and monitoring capabilities with their value chain financing solutions. While the pilot initiative is in progress, we have not yet formally launched any trade finance offerings on our platform, pending further evaluation of operational readiness and strategic alignment.

As of the date of this Prospectus, we have not engaged or entered into any material agreements with any banks or fintech firms.

Expanding Platform Services to include Scope 3 emissions measurements

The global focus on sustainability and environmental, social, and governance (“ESG”) reporting has made Scope 3 emissions a critical concern for beneficial cargo owners (“BCOs”) and Brands. We plan to expand our platform services to include comprehensive solution for Scope 3 emission measurement. This may include

●	Enhancing our Source module to capture the carbon footprint of raw materials and components from the supplier’s initial assessment.

●	Modifying the Order Management and Deliver modules to track the carbon emissions of each leg of transportation, whether by sea, air, or rail. This will include integrating data from our existing third-party vendors and possibly adding new data sources.

●	Developing new functions to aggregate this data and generate detailed reports that BCOs and Brands can use for their official Scope 3 emission reporting.

By enabling this capability, we will help major BCOs and Brands meet their sustainability goals and comply with increasingly stringent regulations. This strategy not only meets a growing market need but also reinforces our commitment to incorporate social responsibility, and attracting new customers who prioritize sustainability in their supply chains.

As of the date of this Prospectus, we have not entered any material agreements with partners that will expand our services for Scope 3 emission measurement.

Direct-to-BCO Market Expansion through expansion of our team

Our strong relationships with LSPs have been crucial to our successes. To diversify our demand points and hence accelerate our growth, we plan to also add a direct-to-BCO/Brands strategy into our operations. This initiative involves expanding our team to include a dedicated sales and marketing team focused on directly engaging with BCOs and Brands.

By targeting BCOs directly, we will:

●	Capture a larger share of the market. This direct approach allows us to supplement the LSP channel and gain direct access to end-users who have the ultimate authority over their technology choices and its impacts.

●	Build stronger relationships. By working directly with BCOs and Brands, we can better understand their specific challenges and tailor our solutions to meet their unique needs, fostering greater loyalty and deeper product integration.

●	Increase brand recognition. Direct engagement with BCOs and Brands will enhance our platform brand visibility and reputation within the industry, solidifying our position as a globally leading supply chain technology provider.

Our Gravity Platform

Our technology platform captures key logistics data from all relevant stakeholders , enabling comprehensive data-driven insights across an user’s global supply chain. This ensures users have timely and accurate data to make informed decisions. Our technology platform consists of three core modules: 1) Source; 2) Order Management; and 3) Deliver.

1)	Source is used to collate and plan inventory before procuring to manufacture.

2)	Order Management captures the orders placed upon the myriad of vendors/factories/suppliers and connects to update progress against plan.

3)	Deliver captures data of the physical movement of the finished merchandise from origin to destination via location monitoring.

Key benefits

The key benefits to platform include:

No Capex- the technology platform does not replace existing systems, legacy or otherwise – there are no Capex requirements. Our technology platform wraps around existing systems, and where the gaps exist, our technology platform is capable of bringing in external data to fill the voids. The technology platform sits across the top of all operating systems, so the users have a completely synchronized view of their supply chains.

Forever evolving new features and data sets - the technology platform continuously examines external data providers and rapidly ensures that we are deploying more data to enhance user’s decision-making. By doing this, we ensure that we have the most extensive and up-to-date data, enabling us to rapidly grow our partners’ roadmaps or bring in more data providers to stay ahead of the market. This allows users to have the best data that enables decision-making with certainty, eliminating the need to continually change processes or external providers. This is achieved through continuous integration and continuous deployment of new features, enhancements and bug fixes without any downtime, through a combination of modern DevOps practices, containerization, and high-availability infrastructure.

User-friendly Intuitive dashboards - We have built a technology platform that integrates stakeholder data and real-time delivery data across a streamlined and user-friendly interface, driving efficiency and cost reduction for our users. We have designed our user experience (UX) and user interface (UI) to be intuitive and configurable, showing key metrics and full product and Vendor databases in a clear, concise manner.

Comprehensive end-to-end provider of streamlined technology - Most supply chain technologies are not designed to address logistics-related challenges comprehensively. Manufacturers often employ multiple-point solutions sourced from isolated data and processes, which inhibit visibility and lead to inefficient decision-making based on inaccurate or outdated information. Our approach is to aggregate all relevant supply chain information into a cloud-based technology platform fueled by end-to-end visibility, real-time and network-powered data, to provide comprehensive functionalities across the supply chain and facilitate optimal supply chain performance.

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Business Modules and Process

Our solutions consist of three core modules: 1) Source Module; 2) Order Management Module; and 3) Deliver Module.

1)	Source Module

Our Source Module plays a foundational role in the procurement process. Unlike existing manual or legacy systems, our Source Module digitizes product sourcing functions. Our Source Module allows users to conduct thorough audits of prospective suppliers (such as manufacturers and factories), ensuring quality and reliability before awarding any orders. Through customizable assessment templates, users can define key evaluation criteria and systematically measure supplier performance across multiple dimensions. This approach supports informed decision-making and strengthens the integrity of upstream supply networks.

The Source Module has multiple sub-modular components, allowing users to select and use the modules they need:

1.	Product Design and Brief Creation: We help users streamline the product sourcing process by creating and managing comprehensive buying briefs. Users can easily capture new product concepts, requirements, and attributes, while also attaching relevant design documents and images. Our Source Module also enables users to request, compare, and approve or reject quotes from suppliers (such as manufacturers and factories), ultimately leading to the creation of a new product record.

2.	Product Creation: After selecting suppliers (such as manufacturers and factories) based on quotes, users transition to the Product Creation function within the Source Module. Here, users organize items, styles, and variants (e.g., colors and sizes), assigning unique identifiers. This culminates in the generation of Stock Keeping Units (SKUs), which are essential for inventory tracking, point-of-sale (POS) records, and profit-and-loss (P&L) calculations. For instance, a single style of jeans might have generic item and style numbers, but each size and color combination receives its own distinct SKU.

3.	Factory Auditing: We allow users to audit suppliers (such as manufacturers and factories) using configurable templates aligned to recognized global standards, track the progress of each audit, and view historical records. This function within the Source Module enables collaboration with suppliers for an audit survey to be completed and helps users manage and track audit expiry dates to ensure continual compliance.

4.	Vendor Database: Users can onboard new suppliers (such as manufacturers and factories) and manage their information efficiently. This function within the Source Module enables users to associate specific suppliers with products and communicate directly with them through integrated messaging for seamless collaboration.

5.	Quality Assurance Protocol (QAP): Users can manage product inspections before confirming purchase orders and shipments. The function within the Source Module allows users to conduct product quality inspections, capturing all necessary requirements. It also features a multi-tiered approval workflow for managing quality assurance information, enabling collaboration among engineers, QC managers, supervisors, and suppliers. Finally, the system allows for the formal digital sign-off of QAP results, which interact with all relevant aspects accordingly.

6.	Purchase Order Initiation: With the Range Plan in place, users can generate Purchase Orders (POs) directly within Gravity’s platform or import these POs from their internal Enterprise Resource Planning (ERP) systems. This step formalizes the commercial agreement, triggering the manufacturing process and transitioning seamlessly into subsequent modules in Gravity’s platform, such as the Order Management Module.

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2)	Order Management Module

The Source Module and the Order Management Module cover the ‘First Mile’ of the manufacturing process, which is a stage where high level of unforeseen risks occurs. The Order Management module alerts all risks within the supply chain as well as key dates within the supply chain process.

Once a user has agreed to procure and manufacture, a purchase order, sales order, or a delivery order will be raised and submitted to the relevant supplier (such as manufacturer or factory).

The order contains various data lines depending on what each user wishes to disclose within an order, but typically it will include a description of each individual item and the SKU associated to the item, the quantity ordered against each SKU, the agreed commercial price, the date it is expected to be ready for export, the content of the materials, the country of origin, a manufacture code, and the scheduled arrival date, as the bare minimum.

This order is also sent to the Order Management Module, typically by an integration (API/FTP/EDI ). As part of the Order Management Module, the order may be pushed to the relevant supplier (such as manufacturer or factory). The order is then displayed to the supplier from line level detail down to the SKU level.

A key benefit and differentiator of the Order Management Module is that the supplier (such as manufacturer or factory) interaction is made visible to our user, which allows mitigation of risks, through enabling flexibility and real time adjustments as required. Suppliers shortlisted by our users also have access to our Order Management Module, through which they can communicate with our users on our platform. Suppliers can perform various activities, such as confirming receipt of the order , querying and proposing changes, providing production updates, uploading and sharing shipping documentation, creating and sharing load plans, requesting collections and making bookings with the LSP. This is all captured within our platform and forms an auditable trail at the SKU level. Our platform is also able to map key dates contained within the order, to ensure that at every stage of the process, target and key dates are met or alerted as a risk if not achieved.

Within our Order Management Module is a sub-module called Forth Party Logistics (“4PL”). This sub-module allows Logistics Service Providers (LSPs) to act as a control tower, connecting and managing data from multiple Third Party Logistics Providers (3PLs) across our user’s supply chain. This enables LSPs to provide value-added services by overseeing all supply chain stakeholders,. Alternatively, our users can use the sub-module directly, gaining an agnostic approach to their logistics and reducing their reliance on LSPs. The interface is designed to support both use cases seamlessly.

3)	Deliver Module

The Deliver Module can be seen as part of the Order Management Module or can be used as a standalone module. The Deliver Module captures data that visualizes the physical movement of merchandise while in ocean containers, airfreight, road freight, or a combination of delivery processes. The Deliver Module, when used as a standalone module, can cater for tracking of merchandise at a high level (e.g. a 20-ft container) and not at the SKU level.

Our Deliver Module provides a collaborative ecosystem of partner connections to ensure end-to-end visibility. We connect with Logistics Service Providers (LSPs) through integrations or a user interface to receive detailed booking and manifest information, which in turn helps us update key milestones within the platform. To further enhance visibility, we also connect with external data aggregators for capturing of real-time or close to real-time vessel, aircraft, and road tracking data. Where required, we also connect with and collect relevant data from IoT devices. We use these external data sources to automate workflows and milestones, allow visualization of asset locations, and flag exceptions directly to the user.

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Data Security and Privacy

At Gravity , we are committed to providing a secure and private platform for our customers. We do this by implementing a layered security approach that covers everything from data encryption to employee access control.

Data Protection

All data, both in transit and at rest, is encrypted by default. We use modern encryption standards to secure data as it moves in and out of our systems. When data is stored on our cloud providers, it is also encrypted, protecting sensitive information.

We use a multi-tenanted architecture and a sophisticated algorithm to ensure that data is isolated from other customers. This algorithm, which is maintained and tested constantly, protects against data leakage and maintains data integrity.

Access Control

We apply a principle of least privilege to all our systems. This means employees only have the minimum access required to do their jobs. All employees are required to use multi-factor authentication for their work-related accounts and a secure password vault, LastPass, to manage unique, strong passwords. We audit this annually and immediately remove access for any departing employees.

Customer-facing services use a hub-and-spoke network topology, with a robust firewall protecting all customer traffic. Only the essential ports are open for ingress, and we have a modern Intrusion Detection and Prevention System (IDS/IPS) that monitors our network 24/7.

Data Handling

Gravity primarily uses U.S. based third party cloud service providers, and we do not maintain any on-premise data centers. This means we do not have direct access to the physical storage media (HDDs/SSDs) that hold customer data. Our cloud providers have strict policies for end-of-life hardware, which include wiping and mechanically shredding drives.

We handle very minimal Personally Identifiable Data (PID), such as names and email addresses. Our internal processes are aligned with the General Data Protection Regulation (GDPR). When a customer discontinues their subscription, their data is removed and exported as requested. We keep audit logs for a period of two years.

Pricing

Our revenue is mainly generated from our Order Management Module and Delivery Module.

Certain customer contracts may provide for fixed monthly subscription fees, while others provide for volume-based transaction fees, calculated based on the volume of transactions incurred, typically measured in the unit of purchase order, shipment, container or flight. Unit price is fixed within each volume quantity interval and explicitly stated in the contract. Generally, customers are invoiced on a monthly or quarterly basis, with payment terms typically requiring them to pay within 30 to 90 days from the invoice date. In certain contracts with a fixed monthly subscription fee, the Group invoices customers in advance for the services to be rendered during the incoming quarter, and the cash received before services rendered is recorded as deferred revenue

Beyond platform access, Gravity also supports custom project work—especially during onboarding phases where system integration, deployment, or tailored development is needed. These projects are billed separately on a per-Manday basis, reflecting the specialized effort involved in aligning customer systems with Gravity’s platform. This hybrid approach ensures both scalable platform access and flexibility for customized implementation needs.

Customers

Gravity’s customer base has traditionally comprised Logistics Service Providers (LSPs), who play a crucial role in promoting and implementing our technology platform across the end-user customers’ ecosystems.

Gravity operated a small but focused sales and marketing team responsible for crafting brand messaging, managing the corporate website, and developing online content. Senior leadership also supports brand awareness through participation in key industry events, including high-profile global trade conferences attended by logistics professionals.

Gravity leverages its partnerships with LSPs as a growth engine. LSPs routinely onboard their own end-user customers—ranging from multinational brands to humanitarian organizations—onto Gravity’s technology platform. This referral-driven model enables Gravity to scale efficiently, embedding Gravity’s technology platform within a diverse array of supply chain operations and fostering deeper adoption across industries.

For the years ended December 31, 2024 and 2025, we had the following customers that accounted for more than 10% of our revenue:

	For the years ended December 31,
	2024		2025
	Amount	%	Amount	%
Major customers representing more than 10% of the Company’s revenues
Customer A- BridgeNet Solutions Inc (“BNS”)	$768,644	44.0	$720,276	50.1
Customer B	*	*	234,549	16.3
Customer C	*	*	165,022	11.5
Customer D	282,800	16.2	*	*
Total	$1,051,444	60.2	$1,119,847	77.9

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Material Terms of our Customer Agreements

We have entered into agreements with each of our customers. The material terms of our key customer agreements are below:

BNS

●	Services – Scope of service, exclusivity and availability of service, customer’s minimum browser standards.

●	Customer obligations – The customer’s usage of service, access conditions, and permitted users.

●	Data - The Company’s access to customer data and its role as data processor, backup and storage of customer data, notification of data breach, and indemnity obligations.

●	Intellectual Property – The Company retains all intellectual property ownership over its services and any feedback received from the customer over its services. The Company indemnifies the customer in respect of infringement of a third party’s intellectual property rights arising from the customer’s use of the Company’s services, subject to certain preconditions.

●	Confidentiality – Each party is to keep confidential at all times the confidential information of the other party unless with prior written consent of the other party or subject to certain permitted disclosures.

●	Warranties – Mutual warranties of the parties. There are no implied warranties in the agreement. Where the law implies into the agreement a condition or warranty that cannot be excluded or modified by contract, the Company’s liability upon breach of such a condition or warranty is limited to supplying the services again and/or paying the costs of having the services supplied again.

●	Liability – The Company’s maximum liability is limited to twice the billed fees under the agreement, except in relation to the Company’s indemnity to the customer in respect of infringement of a third party’s intellectual property rights and other specified conditions in the agreement. Neither party is liability to the other in terms of indirect, incidental, consequential or special damages or loss. Each party must take reasonable steps to mitigate any loss or damage it may suffer arising from under the agreement.

●	Term, Termination and Suspension – Either party may terminate the agreement if the other party breaches any material provision of the agreement, or is unable to perform a material obligation under the agreement for 30 days or more due to force majeure. The Company may suspend its services by giving 7 days’ notice if the customer is more than 15 days in arrears of billed fees. Upon termination or expiry of the agreement, the customer must pay all fees for the Company’s services prior to that termination or expiry. Provided that the Company gives 48 hours written notice and uses its best efforts to resolve any issues, the Company has the right to restrict or suspend the customer’s access to the Company’s service upon certain circumstances, such as the customer undermining the security or integrity of the Company’s services.

●	Protection – There is guaranteed continuation of services for 12 months from date of change of majority control of the Company. By giving 7 days notice, the customer has the right to excise a break clause in the event of any change of majority control in the Company.

Customer B

●	Services – Scope of service, exclusivity and availability of service, customer’s minimum browser standards.

●	Customer obligations – The customer’s usage of service, access conditions, and permitted users.

●	Data - The Company’s access to customer data and its role as data processor, backup and storage of customer data, notification of data breach, and indemnity obligations.

●	Intellectual Property – The Company retains all intellectual property ownership over its services and any feedback received from the customer over its services. The Company indemnifies the customer in respect of infringement of a third party’s intellectual property rights arising from the customer’s use of the Company’s services, subject to certain preconditions.

●	Confidentiality – Each party is to keep confidential at all times the confidential information of the other party unless with prior written consent of the other party or subject to certain permitted disclosures.

●	Warranties – Mutual warranties of the parties. There are no implied warranties in the agreement. Where the law implies into the agreement a condition or warranty that cannot be excluded or modified by contract, the Company’s liability upon breach of such a condition or warranty is limited to supplying the services again and/or paying the costs of having the services supplied again.

●	Liability – The Company’s maximum liability is limited to twice the billed fees under the agreement, except in relation to the Company’s indemnity to the customer in respect of infringement of a third party’s intellectual property rights and other specified conditions in the agreement. Neither party is liability to the other in terms of indirect, incidental, consequential or special damages or loss. Each party must take reasonable steps to mitigate any loss or damage it may suffer arising from under the agreement.

●	Term, Termination and Suspension – Either party may terminate the agreement if the other party breaches any material provision of the agreement, or is unable to perform a material obligation under the agreement for 30 days or more due to force majeure. The Company may suspend its services by giving 7 days’ notice if the customer is more than 15 days in arrears of billed fees. Upon termination or expiry of the agreement, the customer must pay all fees for the Company’s services prior to that termination or expiry. Provided that the Company gives 48 hours written notice and uses its best efforts to resolve any issues, the Company has the right to restrict or suspend the customer’s access to the Company’s service upon certain circumstances, such as the customer undermining the security or integrity of the Company’s services.

●	Protection – There is guaranteed continuation of services for 12 months from date of change of majority control of the Company. By giving 7 days notice, the customer has the right to excise a break clause in the event of any change of majority control in the Company.

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Customer C

●	Services – Scope of service, exclusivity and availability of service, customer’s minimum browser standards.

●	Customer obligations – The customer’s usage of service, access conditions, and permitted users.

●	Data - The Company’s access to customer data and its role as data processor, backup and storage of customer data, notification of data breach, and indemnity obligations.

●	Intellectual Property – The Company retains all intellectual property ownership over its services and any feedback received from the customer over its services. The Company indemnifies the customer in respect of infringement of a third party’s intellectual property rights arising from the customer’s use of the Company’s services, subject to certain preconditions.

●	Confidentiality – Each party is to keep confidential at all times the confidential information of the other party unless with prior written consent of the other party or subject to certain permitted disclosures.

●	Warranties – Mutual warranties of the parties. There are no implied warranties in the agreement. Where the law implies into the agreement a condition or warranty that cannot be excluded or modified by contract, the Company’s liability upon breach of such a condition or warranty is limited to supplying the services again and/or paying the costs of having the services supplied again.

●	Liability – The Company’s maximum liability is limited to twice the billed fees under the agreement, except in relation to the Company’s indemnity to the customer in respect of infringement of a third party’s intellectual property rights and other specified conditions in the agreement. Neither party is liability to the other in terms of indirect, incidental, consequential or special damages or loss. Each party must take reasonable steps to mitigate any loss or damage it may suffer arising from under the agreement.

●	Term, Termination and Suspension – Either party may terminate the agreement if the other party breaches any material provision of the agreement, or is unable to perform a material obligation under the agreement for 30 days or more due to force majeure. The Company may suspend its services by giving 7 days’ notice if the customer is more than 15 days in arrears of billed fees. Upon termination or expiry of the agreement, the customer must pay all fees for the Company’s services prior to that termination or expiry. Provided that the Company gives 48 hours written notice and uses its best efforts to resolve any issues, the Company has the right to restrict or suspend the customer’s access to the Company’s service upon certain circumstances, such as the customer undermining the security or integrity of the Company’s services.

●	Protection – There is guaranteed continuation of services for 12 months from date of change of majority control of the Company. By giving 7 days notice, the customer has the right to excise a break clause in the event of any change of majority control in the Company.

Customer D

●	Price, Invoicing, Payment, and Taxes – Charges for delivery of services will accrue in accordance with the applicable price models, payment shall be due and payable current month + 60 (sixty) days from delivery and customer’s receipt of complete and correct invoice at the address stated in the service order if not disputed by the customer prior hereto in writing. In the event the customer has not received invoice of the services at the address stated in the Service Order 180 (one-hundred and eighty) days after the delivery of the services such services shall not qualify for invoicing and shall not be payable. In the event of late payment of undisputed amounts the customer shall pay interest on all overdue sums at the Danish National Bank base rate plus 2% (two per cent) p.a. proportionally for the period of delay.

●	Access Rights – The customer and its affiliate has access and use, and permit any permitted users to use the services specified, the customer shall not modify the software or documentation, except the documentation may be modified for training purposes, or resell the services outside the customer’s ordinary scope of business except as set out in the agreement.

●	Documentation – We shall deliver documentation for the services to accurately and completely describe the functions and features of the Services, including all subsequent revisions thereto.

●	Development of services – Where we have reduced or eliminated functionality in the services and haven’t provided replacement of functionality within 1 month of change, the customer shall have the right o immediately terminate, or determine the value of the reduced or eliminated functionality and we will immediately adjust the charges accordingly on a prospective basis. Where we offer like functionality in other services offered to other customers, the customer shall have an additional license and subscription right to use and access such like services, at no additional charge, with the same rights, obligations, and limitations as for the services. Where we increase functionality in the services, such functionality shall be provided to the customer without any increase in the charges.

●	Termination – the customer may terminate the agreement for convenience upon three (3) months’ prior written notice to us. the customer may terminate a service order for convenience upon fourteen (14) days prior written notice to us, except where the customer and us have agreed otherwise in a service order. we shall not be entitled to terminate this agreement or any service order(s) for convenience. the agreement, any service orders entered into under this agreement may be terminated only: (i) by either party, in case of material default that is capable of remedy and the breaching party has failed to remedy the material default within reasonable time not exceeding twenty (20) work days of the receipt of notice specifying the material default in a notice requiring its remedy within the said period of time; (ii) by either party immediately in case of the insolvency, bankruptcy, suspension of payments or compulsory composition of the supplier; or (iii) by either party, in case of material default is not capable of remedy;

●	Data – We shall treat the customer’s data as confidential information. We are provided a limited license to the data for the sole and exclusive purpose of providing the services. As a part of the services, we are responsible for maintaining a backup of the customer’s data and for an orderly and timely recovery of such data in the event that the services may be interrupted.

●	Personal Data – The customer is the controller of the personal data, while we act as processor in respect of the personal data processed under this agreement. We shall make, obtain and maintain throughout the term of the agreement all necessary registrations or filings and notifications which we are obliged to make, obtain and maintain pursuant to all applicable data protection legislation. We also face certain obligations regarding personal data obligation, as well as are not entitled to any transfer of personal data without the prior approval of the customer.

●	Compliance– we shall comply with and ensure that all sub-contractors comply with all national or international laws, rules, regulations, orders, conventions, directives or ordinances in force from time to time which are applicable to the delivery or performance of services and/or relate to the provision, licensing, approval or certification of the services, including but not limited to those relating to anti-corruption, occupational health and safety, environmental matters, wages, working hours and conditions of employment, International Bill of Human Rights, sub-contractor selection, discrimination, data protection and privacy. We shall also respect and commit ot he implement the customer’s third party code of conduct.

●	Intellectual Property – We retain all intellectual property rights to the services with which the customer is granted access and use rights.

●	Confidentiality and Reference – confidential information shall remain the property of the disclosing party and shall not be given or disclosed to any third party without disclosing party’s prior written consent. receiving party shall only use the confidential information for the purposes of the agreement and shall limit internal dissemination hereof.

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●	Warranties – our warranties include discharging our obligations with all reasonable skill, care and diligence including best industry practice and; (ii) that the service will conform to the specification (iii) neither the services and/or documentation nor the customer’s receipt and use of the services and/or documentation in accordance will in any way constitute an infringement or other violation of any third party intellectual property rights; (iv) we will comply with all applicable laws and enactments thereof and shall maintain throughout the term of the agreement all licences, registrations, permits and other regulatory and governmental authorisations necessary to provide the services and to otherwise operate its business; (v) the services are free from defects; (vi) the supplier is entitled to grant the licences set out in the agreement.

●	Intellectual Property – we retain all intellectual property rights to the services with which the customer is granted access and use rights.

●	Indemnification – we undertake to defend and hold harmless the customer from and against any losses, damages, costs (including all legal fees) and expenses incurred by or awarded against the customer as a result of or in connection with claims or actions that the use of services or documentation infringes third-party intellectual rights, personal injury or property damage caused by the services or documentation, and/or breach of personal data obligations of which we control or responsible for.

●	Assignment – the customer is entitled to assign, subcontract or otherwise transfer its rights and obligations under the agreement in whole or in part to any customer group entity.

●	Sub-Contractors – we are entitled to use sub-contractors in the deliver or performance of the services.

●	Amendment – any amendment must be approved by both parties in writing.

Suppliers

Our suppliers mainly consisted of cloud service providers and shipping data providers. For the years ended December 31, 2024 and 2025, we had the following suppliers that accounted for more than 10% of our cost of sales:

	For the years ended December 31,
	2024		2025
	Amount	%	Amount	%
Major suppliers representing more than 10% of the Company’s cost of sale
Supplier A – Searce Pte Limited (“Searce”)	$297,455	77.4	$311,341	79.6
Supplier B	83,864	21.8	76,828	19.6
Total	$381,319	99.2	$388,169	99.2

Material terms of our Supplier Agreements

We have entered into agreements with each of our key suppliers. The material terms of our key supplier agreements are below:

Searce

●

Scope of services – Including the supplier’s agreement to provide the services as an authorized reseller to the Company’s affiliates by signing respective Statement of Works (SOW). The SOW includes minimum commitment obligations by the Company for the following periods: (i) $90,000 for the period from October 6, 2022 to October 5, 2023; (ii) $370,000 for the period October 6, 2023 to January 5, 2025; (iii) $570,000 for the period from January 6, 2025 to January 5, 2027; (iv) $770,000 for the period from January 6, 2027 to October 5, 2027.

●	Company’s obligations and responsibilities – For example, the Company is to ensure that end users shall use the Supplier’s services in a business like and reasonable manner, and is to use commercially reasonable efforts to terminate any authorized access or use of the services.

●	Supplier’s obligations and responsibilities – For example, the Supplier is to process personal data accessed or received from the Company in accordance with the applicable law and not for any other purpose other than for the performance of its obligations under the agreement and any SOW.

●	Term and Termination – Each party’s right to terminate the agreement by giving written notice within a specified time period, and the effect of termination on the outstanding obligations under the agreement.

●	Fees, expenses, taxes, and payment – Payment terms and schedules, taxation arrangements, invoice dispute arrangements, and overdue payment arrangements.

●	Representations and warranties – For example, each party having the full power and authority to enter into the agreement.

●	Indemnification – The supplier’s indemnification obligations and indemnification conditions.

●	Confidentiality - Each party is to keep confidential at all times the confidential information of the other party subject to certain permitted disclosures.

●	Intellectual Property – Each party retains its ownership to its pre-existing intellectual property. If the Supplier’s pre-existing intellectual property is integrated into any deliverables, the Supplier grants to the Company a perpetual, non-exclusive, limited license to use such pre-existing intellectual property to the extent it is integrated into such deliverables. The Company owns the intellectual property rights in the deliverables.

Supplier B

●	Use of Online Services – We have the right to access and use online services and to install and use the software included in the subscription services provided, we are responsible for customer data, our account and control of access by end users.

●	Purchasing Services – subscription offers are available as (i) payment in advance or (ii) payment based on actual usage in the preceding month. The agreement terminates upon renew of subscription and the subscription services would be governed by the renewal terms.

●	Term, Termination And Suspension – termination of subscriptions may incur cancellation fee depending on subscription plan purchased from the supplier. Suspension of services may occur under circumstances such as: (1) it is reasonably needed to prevent unauthorized access to Customer Data; (2) we fail to respond to a claim of alleged infringement within a reasonable time; (3) we do not pay amounts due under this agreement; (4) we do not abide by the Acceptable Use Policy or we violate other terms of this agreement; or (5) our failure to access the Online Services as described in the agreement.

●	Warranties – The supplier provides limited warranty including that online services will meet commitments by the supplier, and that software will perform substantially as described for one year from the date we first use the software.

●	Defense of Claims – the supplier will defend against any claims made by an unaffiliated third party that a product infringes that third party’s patent, copyright or trademark or makes unlawful use of its trade secret, and we will defend the supplier against any claims made by an unaffiliated third party that (1) any customer data, customer solution, or other products, or services we provide, directly or indirectly, in using a product infringes the third party’s patent, copyright, or trademark or makes unlawful use of its trade secret; or (2) arises from violation of the acceptable use policy.

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●	Limitation of Liability – The aggregate liability of each party for all claims under the agreement is limited to direct damages up to the amount paid under this agreement for the online service during the 12 months before the cause of action arose; provided, that in no event will a party’s aggregate liability for any online service exceed the amount paid for that online service during the subscription.

Competition

The supply chain visibility and execution software market is intensely competitive, comprising over 1,000 participants ranging from agile startups to established global vendors. This dynamic landscape is shaped by platforms that specialize in real-time tracking and analytics, as well as broader solutions that integrate order management, planning, and logistics orchestration. The sector’s rapid evolution is driven by the rise of e-commerce, increasing pressure for ESG compliance, and the growing need for resilient, transparent supply chains.

Competitive differentiation hinges on capabilities such as multimodal tracking, predictive ETA algorithms, and seamless integration across logistics ecosystems. However, persistent challenges—including fragmented data environments and cybersecurity vulnerabilities—continue to test the agility and robustness of market players. Industry leaders and the Group maintain their dominance through AI-powered innovation, expansive global networks, and strategic consolidation. Notable acquisitions in 2025, particularly those enhancing global trade compliance, underscore the importance of mergers and partnerships in expanding capabilities and market reach. At the same time, specialized providers are gaining traction by focusing on verticals like last-mile delivery, sustainability, and ESG compliance.

Gravity AI sets itself apart through a distinctive “First Mile” strategy that addresses critical upstream logistics challenges often overlooked by competitors. Its no-CapEx integration model, intuitive multilingual dashboards, and scalable data ecosystem offer clients a frictionless onboarding experience and operational transparency. Strategic partnerships with leading logistics service providers further reinforces Gravity AI’s value proposition. Backed by experienced leadership and deep domain expertise, the Group delivers tailored, cost-efficient solutions that meet pressing market demands such as risk mitigation, scalability, and regulatory compliance. These advantages position Gravity AI as a compelling alternative to incumbents, driving client adoption and long-term success in a rapidly evolving global market.

Employees

As of December 31, 2023 and 2024 and as of the date of this Prospectus, we had 22, 19 and 18 full-time employees, respectively. As of the date of this Prospectus, 8 of the full-time employees are located in Hong Kong, while 10 of the full-time employees are located elsewhere. All our Operating Subsidiaries’ employees work remotely. The following table sets out breakdown of our Operating Subsidiaries’ employees by functions as of the specified dates:

Function	Number of Employees as of December 31, 2023	Number of Employees as of December 31, 2024	As of the date of this Prospectus
Corporate	4	4	4

Sales, Customer Success and Support	5	4	4

Engineering and Product	13	11	10
Total	22	19	18

Our Operating Subsidiaries’ human capital objectives include identifying, recruiting, retaining, incentivizing and integrating our Operating Subsidiaries’ existing and new employees. We believe that it is essential to recruit and retain experienced talents for our Operating Subsidiaries’ business development and growth.

Our Operating Subsidiaries enters into employment contracts with its employees. The remuneration packages of its employees include fixed salaries and performance-based bonuses. Our Operating Subsidiaries determines employees’ remuneration based on factors including experience, qualifications and market rate. In order to maintain the quality, knowledge and skills of its employees, our Operating Subsidiaries provides regular training to its employees, which includes orientation training for new employees and continuing on-the-job training for existing employees.

We believe that the management policies, working environment, career prospects and benefits extended to our Operating Subsidiaries’ employees have contributed to building and reinforcing good employee relations and loyalty. We also believe that our Operating Subsidiaries have maintained a good working relationship with our employees. As of the date of this Prospectus, our employees do not participate in any workers’ union, and we are not expecting any material labor dispute.

Insurance

Our Operating Subsidiaries maintains insurance policies that are required under local laws and regulations as well as based on its assessment of its operational needs and industry practice, such as employees’ compensation insurance, public liability insurance and insurance for its equipment. Depending on the circumstances and nature of the specific event or exhibition, our Operating Subsidiaries will determine on a case-by-case basis on the need to obtain different insurance coverage, such as contractor’s liability insurance, and it will review its insurance needs regularly.

Property

As of the date of this Prospectus, our subsidiaries do not own or lease any property, as all employees of Gravity AI Group work remotely.

Intellectual Property (IP)

As of the date of this Prospectus, we do not hold any registered intellectual properties, such as trademarks, patents, or copyrights, in respect of our business or subsidiaries.

As of the date of this Prospectus, our subsidiaries have not been subject to any material disputes or claims for infringement upon third parties’ trademarks, licenses, and other IP rights.

Seasonality

Our business is not subject to seasonal fluctuations.

Legal Proceedings and Regulatory Compliance

From time to time, we may become a party to various legal or administrative proceedings arising in the ordinary course of our business, including actions with respect to intellectual property infringement, violation of third-party licenses or other rights, breach of contract, and labor and employment claims. We are currently not a party to, and we are not aware of any threat of, any legal or administrative proceedings that, in the opinion of our management, are likely to have any material and adverse effect on our business, financial condition, cash flow, or results of operations.

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REGULATIONS

As our material business operations are conducted in Singapore, we are subject to the relevant laws and regulations of Singapore and may be affected by policies which may be introduced by the Singaporean government from time to time. As of the date of this Prospectus, our Directors believe that we are not in breach of any laws or regulations applicable to our business operations that would materially affect our business operations, and our Group is in compliance with all the applicable laws and regulations that are material to our business operations. The Group may be subject to certain fines/penalties arising from its ordinary course of business from time to time.

SINGAPORE REGULATORY OVERVIEW

This section sets forth a summary of the principal Singapore laws and regulations generally applicable to companies and businesses incorporated and/or operating in Singapore. This overview is provided as general information only and not intended to be a substitute for professional advice. You should consult your own advisers regarding the implication of the laws and regulations of Singapore on our business and operations.

Regulations on Dividend Distributions

The governing legislation for the distribution of dividends in Singapore is the Companies Act 1967 of Singapore (“Companies Act”). Under the Companies Act, a Singapore company is only allowed to pay dividends out of profits in compliance with Section 403 of the Companies Act (which prohibits dividends from being paid out of profits applied towards the purchase or acquisition of the company’s own shares or gains derived by the company from the sale or disposal of treasury shares) and in accordance with the company’s constitution and the generally acceptable accounting principles in Singapore.

Regulations on Employment

The Employment Act 1968 of Singapore (“Employment Act”) generally applies to all employees, with the exception of certain groups of employees. It provides employees falling within its ambit protections such as minimum notice periods, maximum working hours, a maximum amount of deductions from wages, minimum holidays and rest days, maternity/ paternity leave, paid childcare leave, sick leave, etc. The Employment Act also applies to employees who are foreigners so long as they fall within the definition of “employee” under the Employment Act.

In addition, the employment of foreign manpower in Singapore is also governed by the Employment of Foreign Manpower Act 1990 of Singapore (“EFMA”). The EFMA and its regulations prescribes the responsibilities and obligations of employers of foreign employees in Singapore, such as the employment of foreign employees with valid work passes only, and the purchase and maintenance of medical insurance for foreign employees.

Employees who are Singapore citizens or permanent residents employed in Singapore (except for certain employees) are entitled to contributions to the central provident fund (“CPF”) by the employer as prescribed under the Central Provident Fund Act 1953 of Singapore (“CPF Act”). The CPF system is a mandatory social security savings scheme funded by contributions from employers and employees. The specific contribution rate to be made by employers varies depending on whether the employee is a Singapore citizen or permanent resident in the private or public sector, and the age group and wage band of the employee.

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Regulations on Data Protection

The Personal Data Protection Act 2012 of Singapore (“PDPA”) is the primary legislation for the protection of personal data in Singapore, and governs the collection, use and disclosure of personal data by organizations. “Personal data” as defined under the PDPA refers to data, whether true or not, about an individual who can be identified from that data or other information to which the organization has or is likely to have access.

Under the PDPA, an organization is required to comply with the following main obligations:

●	Consent: The consent of individuals must be obtained for any collection, use or disclosure of their personal data, unless exceptions apply. In addition, an organization must allow the withdrawal of consent which has been given or is deemed to have been given.

●	Purpose: Personal data must be collected, used or disclosed only for purposes that a reasonable person would consider appropriate in the circumstances, and if applicable, have been notified to the individual concerned.

●	Notification of purpose: Individuals must be notified of the purposes for the collection, use or disclosure of their personal data, prior to such collection, use or disclosure.

●	Access and correction: When requested by an individual and unless exceptions apply, an organization must: (i) provide that individual with access to his personal data in the possession or under the control of the organization and information about the ways in which his personal data may have been used or disclosed during the past year, and/or (ii) correct an error or omission in his personal data that is in the possession or under the control of the organization.

●	Accuracy: An organization must make reasonable efforts to ensure that personal data collected by or on its behalf is accurate and complete if such data is likely to be used by the organization to make a decision affecting the individual to whom the personal data relates or if such data is likely to be disclosed to another organization.

●	Protection: An organization must implement reasonable security arrangements for the protection of personal data in its possession or under its control.

●	Retention: An organization must not keep personal data for longer than it is necessary to fulfill (i) the purposes for which it was collected, or (ii) a legal or business purpose.

●	Transfer outside Singapore: Personal data must not be transferred out of Singapore except in accordance with the requirements prescribed under the PDPA.

●	Transparency: An organization must implement the necessary policies and procedures in order to meet the obligations under the PDPA and shall make information about its policies and procedures available on request.

●	Notifiable data breaches: An organization must assess whether a data breach is notifiable and must notify the Personal Data Protection Commission (“PDPC”) where the data breach is assessed to be notifiable. Unless exceptions apply, the organization must also notify the affected individuals of the data breach.

In addition to the above general data protection obligations, the PDPA requires the PDPC to maintain a Do-Not-Call-Register, and prohibits organizations and individuals from sending direct marketing messages (through voice call, text messages, and fax messages) to Singapore telephone numbers, including mobile, fixed-line, residential and business numbers, listed in the relevant Do-Not-Call Registers. Under the PDPA, before sending such marketing messages to a Singapore telephone number, an organization or individual is required to first check with and receive valid confirmation from PDPC that such number is not listed in the relevant Do-Not-Call Registers. The Do-Not-Call requirements under the PDPA only apply to the sending of “specified messages” as defined in the PDPA, which are marketing messages that offer to supply, advertise or promote any goods, services, property, business opportunity or investment opportunity. An organization is not required to check the Do-Not-Call Registers in certain prescribed instances, for example, where the organization has obtained “clear and unambiguous” consent from the user, and such consent is evidenced in written or other form accessible for subsequent reference.

The PDPC may impose sanctions in connection with the improper collection, use and disclosure of personal data and certain failures to comply with the PDPA, including the Do-Not-Call requirements. Organizations which contravene provisions of the PDPA may be liable for a financial penalty of up to S$1 million or 10% of the organization’s annual local turnover (whichever is higher) and/or imprisonment.

Regulations on Anti-money Laundering and Prevention of Terrorism Financing

The primary anti-money laundering legislation in Singapore is the Corruption, Drug Trafficking and Other Serious Crimes (Confiscation of Benefits) Act 1992 (“CDSA”), which provides for the confiscation of benefits derived from, and combats, corruption, drug dealing and other serious crimes and for purposes connected therewith. Generally, the CDSA criminalizes the concealment or transfer of the benefits of criminal conduct as well as the knowing assistance of the concealment, transfer or retention of such benefits.

The Terrorism (Suppression of Financing) Act 2002 (“TSOFA”) is the primary legislation for the combating of terrorism financing. It was enacted to give effect to the International Convention for the Suppression of the Financing of Terrorism and for matters connected therewith. Besides criminalizing the laundering of proceeds derived from drug dealing and other serious crimes and terrorism financing, the CDSA and the TSOFA also require suspicious transaction reports to be lodged with the Suspicious Transaction Reporting Office. If any person fails to lodge the requisite reports under the CDSA and the TSOFA, it may be subject to criminal liability. In addition, financial institutions, non-financial institutions and individuals in Singapore are required to comply with financial sanction requirements in relation to individuals and entities designated by the United Nations.

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HONG KONG REGULATORY OVERVIEW

Regulations Related to our Business Operations in Hong Kong

Business registration Ordinance (Chapter 310 of the Laws of Hong Kong)

The Business Registration Ordinance (Chapter 310 of the Laws of Hong Kong) requires every person carrying on any business to make an application to the Commissioner of Inland Revenue in the prescribed manner for the registration of that business. The Commissioner of Inland Revenue must register each business for which a business registration application is made and as soon as practicable after the prescribed business registration fee and levy are paid and issue a business registration certificate or branch registration certificate for the relevant business or the relevant branch, as the case may be. Any person who fails to apply for business registration shall be guilty of an offense and shall be liable to a fine of HK$5,000 and to imprisonment for 1 year.

Supply of Services (Implied Terms) Ordinance (Chapter 457 of the Laws of Hong Kong)

The Supply of Services (Implied Terms) Ordinance (Chapter 457 of the Laws of Hong Kong) implies into a contract for the supply of service terms to the effect that where the supplier is acting in the course of a business, the supplier will (i) carry out the service with reasonable care and skill; (ii) carry out the service within a reasonable time if the time of performance has not been fixed by the contract or is not determined by the course of dealing between the parties; and (iii) be paid a reasonable charge if the consideration of the service has not been fixed by the contract. As a consequence, a service supplier who fails to meet any of the above-mentioned implied terms would be “in breach of contract.” The Supply of Services (Implied Terms) Ordinance provides that, as against a party who deals as a consumer, the supplier cannot by reference to any contract term exclude or restrict liability of breach of obligations arising under the Supply of Services (Implied Terms) Ordinance.

Unconscionable Contracts Ordinance (Chapter 458 of the Laws of Hong Kong)

Under the Unconscionable Contracts Ordinance (Chapter 458 of the Laws of Hong Kong), if the Hong Kong court finds that a contract or any part of a contract for the sale of goods or supply of services (in which one of the parties deals as consumer) to have been unconscionable in the circumstances relating to the contract at the time it was made, the court may: (i) refuse to enforce the contract; (ii) enforce the remainder of the contract without the unconscionable part; (iii) limit the application of, or revise or alter, any unconscionable part to avoid unconscionable result.

Under the Unconscionable Contracts Ordinance, if the Hong Kong court finds that a contract or any part of a contract for the sale of goods or supply of services (in which one of the parties deals as consumer) to have been unconscionable in the circumstances relating to the contract at the time it was made, the court may: (a) refuse to enforce the contract; (b) enforce the remainder of the contract without the unconscionable part; (c) limit the application of, or revise or alter, any unconscionable part to avoid unconscionable result.

Regulations related to employment and labor protection

Employment Ordinance (Chapter 57 of the Laws of Hong Kong)

The Employment Ordinance (Chapter 57 of the Laws of Hong Kong) (the “EO”), amongst other things, protects the wages of employees and regulates the general conditions of employment. Under the EO, an employee is generally entitled to, amongst other things, notice of termination of his or her employment contract; payment in lieu of notice; maternity protection in the case of a pregnant employee; not less than one rest day in every period of seven days; severance payments or long service payments; sickness allowance; statutory holidays or alternative holidays; and paid annual leave of up to 14 days depending on the period of employment.

The EO provides that an employer shall pay wages to an employee under a contract of employment as soon as is practicable but in any case, not later than seven days after the last day of the wage period. The EO provides that where a contract of employment is terminated, any sum due to the employee shall be paid to him as soon as is practicable and in any case not later than seven days after the day of termination. Any employer who wilfully and without reasonable excuse contravenes any of the above requirements commits an offense and is liable to a fine of HK$350,000 and to imprisonment for three years.

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Minimum Wage Ordinance (Chapter 608 of the Laws of Hong Kong)

The Minimum Wage Ordinance (Chapter 608 of the Laws of Hong Kong) establishes a statutory minimum wage applicable to all employees, whether they are monthly-rated, daily-rated, hourly-rated, permanent, casual, full-time, or part-time employees. Wages payable to an employee in respect of any wage period, when averaged over the total number of hours worked in the wage period, should be no less than the statutory minimum wage (“SMW”) rate. If an employer willfully and without any reasonable excuse fails to pay the SMW rate when it becomes due is liable to be prosecuted for breach of wage provisions under the EO, and upon conviction, to a fine of HK$350,000 and to imprisonment for three years. The applicable SMW rate with effect from 1 May 2025 is HK$42.1.

Employees’ Compensation Ordinance (Chapter 282 of the Laws of Hong Kong)

The Employees’ Compensation Ordinance (Chapter 282 of the Laws of Hong Kong) (the “ECO”) is an ordinance enacted for the purpose of providing for the payment of compensation to employees injured in the course of employment. As stipulated by the ECO, no employer shall employ any employee in any employment unless there is in force in relation to such employee a policy of insurance issued by an insurer for an amount not less than the applicable amount specified in the Fourth Schedule of the ECO in respect of the liability of the employer. According to the Fourth Schedule of the ECO, the insured amount shall be not less than HK$100,000,000 per event if a company has no more than 200 employees. Any employer who contravenes this requirement commits a criminal offense and is liable on conviction for indictment to a maximum fine of HK$100,000 and to imprisonment for up to two years or on summary conviction to a maximum fine of HK$100,000 and to imprisonment for up to one year. An employer who has taken out an insurance policy under the ECO is required to display a prescribed notice of insurance in a conspicuous place on each of its premises where any employee is employed.

Mandatory Provident Fund Schemes Ordinance (Chapter 485 of the Laws of Hong Kong)

The Mandatory Provident Fund Schemes Ordinance (Chapter 485 of the Laws of Hong Kong) (the “MPFSO”) is an ordinance enacted for the purpose of providing for the establishment of non-governmental mandatory provident fund schemes (the “MPF Schemes”). The MPFSO requires every employer of an employee of 18 years of age or above but under 65 years of age to take all practical steps to ensure the employee becomes a member of a registered MPF Scheme. Subject to the minimum and maximum relevant income levels, it is mandatory for both employers and their employees to contribute 5% of the employee’s relevant income to the MPF Scheme. Any employer who contravenes the requirement of enrolling eligible employees in a registered MPF Scheme within the prescribed time commits a criminal offense and is liable on conviction to a maximum fine of HK$350,000 and to imprisonment for up to three years. Any employer who contravenes the requirement of paying mandatory contributions to the Mandatory Provident Fund Schemes commits a criminal offense and is liable on conviction to a maximum fine of HK$100,000 and imprisonment for six months on the first conviction and a maximum fine of HK$200,000 and imprisonment for up to one year on each subsequent conviction.

Regulations related to Hong Kong Taxation

Inland Revenue Ordinance (Chapter 112 of the Laws of Hong Kong)

Under the Inland Revenue Ordinance (Chapter 112 of the Laws of Hong Kong), an employer is required to furnish to the Inland Revenue Department of the Hong Kong Government in writing, (i) within three months of engagement, particulars of any new employee (i.e. Form 56E) who is likely to be chargeable to salaries tax, (ii) within one month a return (Form 56B and BIR56A) with details of the remuneration paid to an employee during the year in question; and (iii) at least one month before his employee ceases to be employed, particulars of any employee who is about to cease or ceases to be employed in Hong Kong (i.e. Form 56F). Any employer who fails to do so, unless with reasonable excuse, commits a criminal offense and is liable to a maximum fine of HK$10,000 and the court may order the employer to do the act which they failed to do. The Inland Revenue Ordinance requires any person on which profits tax is chargeable on his assessable profits to file tax return, provide supplemental documents if necessary, and pay the assessed profits tax accordingly.

Regulations related to Personal Data

Personal Data (Privacy) Ordinance (Chapter 486 of the Laws of Hong Kong)

The Personal Data (Privacy) Ordinance (Chapter 486 of the Laws of Hong Kong) (the “PDPO”) imposes a statutory duty on data users to comply with the requirements of the six data protection principles (the “Data Protection Principles”) contained in Schedule 1 to the PDPO. The PDPO provides that a data user shall not do an act, or engage in a practice, that contravenes a Data Protection Principle unless the act or practice, as the case may be, is required or permitted under the PDPO. The six Data Protection Principles are:

●	Principle 1 — purpose and manner of collection of personal data;

●	Principle 2 — accuracy and duration of retention of personal data;

●	Principle 3 — use of personal data;

●	Principle 4 — security of personal data;

●	Principle 5 — information to be generally available; and

●	Principle 6 — access to personal data.

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Non-compliance with a Data Protection Principle may lead to a complaint to the Privacy Commissioner for Personal Data (the “Privacy Commissioner”). The Privacy Commissioner may serve an enforcement notice to direct the data user to remedy the contravention and/or instigate prosecution actions. A data user who contravenes an enforcement notice commits an offense which may lead to a fine and imprisonment.

The PDPO also gives data subjects certain rights, inter alia:

●	the right to be informed by a data user whether the data user holds personal data of which the individual is the data subject;

●	if the data user holds such data, to be supplied with a copy of such data; and

●	the right to request correction of any data they consider to be inaccurate.

The PDPO criminalizes certain activities, including but not limited to, the misuse or inappropriate use of personal data in direct marketing activities, non-compliance with a data access request and the unauthorized disclosure of personal data obtained without the relevant data subject’s consent. An individual who suffers damage, including injured feelings, by reason of a contravention of the PDPO in relation to his or her personal data may seek compensation from the data user concerned.

UNITED KINGDOM REGULATORY OVERVIEW

Regulations Related to our Business Operations in the UK

Consumer Rights

There are an extensive range of UK laws and regulations concerning consumer rights in the UK that are applicable to retail sales, including the Consumer Rights Act 2015 (“CRA”), the Electronic Commerce (EC Directive) Regulations 2002 (“E-Commerce Regs”), Consumer Contracts (Information, Cancellation and Additional Charges) Regulations 2013 (“CCRs”) and the Digital Markets, Competition and Consumers Act 2024 (“DMCCA”). These regulations govern the sale of goods and services to UK consumers, all of which are applicable to online sales and some of which are also applicable to in-store sales. They grant consumers a minimum standard of rights (including with regard to title, fitness for purpose, cooling-off periods, product delivery & returns and defective or misleadingly described goods) as well as imposing requirements on businesses with regard to the information that must be provided to a consumer, both prior to and after entering into a contract. The regulations also govern the way businesses market and promote consumer products, as well as their communications with consumers across all formats (whether online or in-store). The DMCCA is a relatively new legislation which grants the UK’s Competition & Markets Authority direct enforcement powers to monitor and punish businesses for non-compliance with consumer laws, including by imposing fines of up to 10% of a business’ global turnover and includes specific provisions relating to clarity and cancellation around subscription arrangements. As the DMCCA has provided new powers to the regulator, the appetite for enforcement by the regulator is not yet known.

Further, the extent that platforms enable user generated content, entities will need to consider the application of the Online Safety Act 2023 which governs harmful content.

Although the United Kingdom does not yet have a dedicated and comprehensive AI regulatory framework, there are several existing and emerging policies which companies offering AI should be aware of. In particular, a Digital Regulation Cooperation Forum (DRCF) has been established to provide guidance and oversight and is made up of a number of regulators including ICO, CMA, Ofcom, and FCA. There is also proposed legislation in the Artificial Intelligence (Regulation) Bill (proposed) which anticipates creating a UK AI Authority and introduces governance obligations such as the appointment of particular officers, greater AI audits and transparency in AI deployment.

Data Protection

The key relevant regulations applicable to the processing of the data of UK citizens are the UK Data Protection Act 2018 (the “DPA”) and the retained UK version of the EU General Data Protection Regulation (the “UK GDPR”) (collectively referred to as the “DP Legislation”). The purpose of the DP Legislation is to ensure the protection of personal data of living individuals in the UK (e.g., employees, customers), to ensure such data is processed securely, fairly and transparently and to restrict the way such data is shared with third parties, including internationally. The DP Legislation also enshrines certain rights for individuals, which may be enforced against companies, including rights to access their data or have it deleted.

The DP Legislation includes robust penalties for non-compliance, including fines of up to 4% of an organization’s global annual turnover. The legislation requires those entities subject to it to give specific types of information and notices to data subjects (which will include customers, suppliers and its own staff) and in some cases seek consent from such data subjects before collecting or using their data for certain purposes, including but not limited to some marketing activities.

Electronic Communications

The Privacy and Electronic Communications Regulations 2003 (“PECR”) impose obligations on businesses with regard to any electronic communications with UK consumers. PECR sits alongside the DPA and grants individuals in the UK specific privacy rights in relation to electronic communications, including imposing specific rules on marketing calls, emails, texts, and faxes; the placing of cookies (pixels, tags and similar technologies); keeping communications services secure; and customer privacy as regards traffic and location data, itemized billing, line identification, and directory listings. The aim of the regulation is to protect consumers from unsolicited marketing and to give them greater control over the receipt of electronic marketing communications.

Other Key United Kingdom Regulations Applicable to UK Companies

Anti-Bribery & Corruption

The Bribery Act 2010 of the United Kingdom (the “BA”) imposes obligations on UK businesses with the aim of preventing bribery and corruption. The BA has “extra-territorial” effect with the aim of preventing the giving or receiving of bribes (including low level facilitation or “grease” payments) regardless of where such acts take place — i.e. whether in the UK or any other country in the world.

The BA includes a corporate offence of “failure to prevent bribery” which puts an onus on companies to have in place a set of “adequate procedures” to prevent bribery within their organization and supply chain globally — such procedures may include staff and supplier training; policies; senior level commitment; and due diligence on suppliers and associated parties. The BA creates both civil and criminal offences, while penalties for breaching the legislation include fines and imprisonment (including for directors, where a company is liable for failure to prevent bribery).

Modern Slavery

The Modern Slavery Act 2015 (the “MSA”) imposes obligations on UK businesses with the aim of preventing modern slavery both within UK businesses and their global supply chains. The MSA requires certain large organizations (with a turnover of £36 million or more) to publish an annual Modern Slavery Act Transparency Statement, the purpose of which is for such organizations to, in summary, set out the measures they have in place and provide a detailed picture of all the steps they are taking, to ensure that their business and supply chains are free of modern slavery.

Also, the Economic Crime and Corporate Transparency Act 2023 came into force on 1 September 2025. This act introduces new offences including an offence of failure to prevent fraud. Entities have statutory defences where there are reasonable procedures in place and this should be considered as part of corporate governance arrangements.

United Kingdom Regulations Relating to Employment

The Employment Rights Act 1996 (“ERA”) is the primary piece of legislation which governs the relationship between Gravity UK and those of its employees who work in England and Wales. The ERA regulates matters such as particulars of employment, protection of wages, whistleblowing, protection from detriment in employment, time off work, leave for maternity, paternity, and adoption, shared parental leave and parental leave, flexible working, termination of employment, unfair dismissal, redundancy and redundancy payments.

Gravity UK is also subject to various other statutes which apply with respect to its employment arrangements in England and Wales, including (a) Working Time Regulations 1998 which covers matters such as holiday and holiday pay, working hours and rest breaks; (b) Fixed Term Employees (Prevention of Less Favourable Treatment) Regulations 2002 which covers treatment of fixed term employees; (c) Part-Time Workers (Prevention of Less Favourable Treatment) Regulations 2002 which covers treatment of part-time workers; (d) Equality Act 2010 which provides protection against unlawful discrimination in employment; (e) Health and Safety at Work Act 1974 which covers occupational health and safety; (f) Transfer of Undertakings (Protection of Employment) Regulations 2006 which, amongst other things, provides restrictions on varying terms and conditions of employment in connection with a transfer; (g) Trade Union and Labour Relations (Consolidation) Act 1992 which, amongst other things, provides for consultation requirements in respect of collective dismissals; (h) National Minimum Wage Act 1998 which implements a minimum hourly rate of pay set by the government that applies to all workers over compulsory school leaving age; and (i) Copyright, Designs and Patents Act 1988 and Patents Act 1977, which together create a statutory framework for employers to own the inventions and literary work made or created by their employees in the course of their employment.

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MANAGEMENT

Set forth below is information concerning our directors, director nominees, and executive officers as of the date of this Prospectus.

Name	Age	Position(s)
Jiangnan CHEN	34	Chief Executive Officer and Director
Hemant Kumar BHATT	62	Chief Financial Officer and Chairman of the Board of Directors
Eng Lock Kelvin LOH	51	Independent Director nominee*
Paul Daniel GOOD	57	Independent Director nominee*
Paul Brial COWELL	53	Independent Director nominee*

*	The nominee of independent director will become effective upon the effectiveness of our registration statement of which this Prospectus is a part.

The following is a brief biography of each of our executive officers, directors, and director nominees:

Mr. Jiangnan Chen, Chief Executive Officer and Director. Mr. Jiangnan Chen has been serving as the Chief Executive Officer and Director since July 2025. He brings with him over 7 years of experience in the freight, logistics and supply chain sectors. From 2018, Mr. Chen held the position of Vice President of Human Resources & Administration, Procurement at GKE Express Logistics Pte. Ltd., where he was responsible for providing strategic leadership and direction to the department, ensuring effective administrative operations, and implementing cost-effective procurement practices aligned with corporate objectives. In January 2022, Mr. Chen was further appointed as Head of Human Resources, Procurement and Administrative Departments at GKE Corporation Limited (595: SES), where he oversaw staffing and capability strategies, sourcing operations, and organizational support functions for the GKE Group of Companies. In addition, he assisted the Executive Chairman of GKE Group of Companies in oversight and management of the infrastructural materials and services operation in China.

Beyond his executive roles in GKE, Mr. Chen has also held directorships in several investment holding entities. Since 2018, he has served as Director of Cloud Maple Holdings Limited, Cloud Maple Pte. Ltd., Legeng Sky Pte Ltd, Hua Nan Properties Pte. Ltd. and Hua Nan Pte. Ltd. He has also been a Director of Chen Family Group Investment Pty Ltd since 2017 and of CWE Pty Ltd since 2016, both of which are engaged in the investment industry.

Mr. Chen obtained his Bachelor’s Degree in International Business from the University of Technology in Sydney in 2017. Mr. Chen obtained his Master of Business Administration respectively from De Montfort University in the UK in 2021, and from the National University of Singapore in 2024.

Mr. Hemant Kumar Bhatt, Chief Financial Officer and Chairman of the Board of Directors. Mr. Hemant Kumar Bhatt has been our Chief Financial Officer and Chairman of the Board of Directors since July 2025. Mr. Bhatt has over 25 years of experience in leading entire operations and business strategies of private and public companies. Since November 2021, Mr. Bhatt has been Gravity Supply Chain Holdings Pte. Ltd.’s Director, responsible for providing operational leadership and strategic direction.

Since January 2021, Mr. Bhatt has been advisor to the Chairman and Group CEO of Golden Agri-Resources Ltd (SGX: E5H), advising on strategic global businesses and management issues. From 2010 to 2019, Mr. Bhatt was a committee member of the Singapore Stock Exchange Disciplinary Committee, responsible for hearing and adjudicating charges brought by the Singapore Stock Exchange against issuers, its directors, executive officers, sponsors and/or registered professionals. From 2012 to 2021, Mr. Bhatt was Chief Executive Officer of Golden Agri-Resources Ltd (SGX: E5H), overseeing and leading general and strategic management and growth of the Group. From 1986 to 2012, Mr. Bhatt was Chief Executive Officer (Asia Pacific) and member of the Global Executive Committee of Louis Dreyfus Company, a global merchant and processor of agricultural commodities, responsible for overall leadership and strategic oversight.

Since December 2020, Mr. Bhatt has been a Director of Atisfy Labs Pte. Ltd., a company engaged in the AI/Algorithm Influencer Economy globally. Since October 2018, Mr. Bhatt has been a Director of Gemini Edibles & Fats Limited, a company engaged in the FMCG industry. Since November 2017, Mr. Bhatt has been a Director of Golden Agri Resources Inc, a company engaged in the global Commodities and Food industry (SGX:E5H). Since May 2017, Mr. Bhatt has been a Director of Pi Exchange Holdings Pty Ltd, a company engaged in the AI/Machine Learning Technology Platform globally. Since July 2014, Mr. Bhatt has been a Director of Golden Agri Resources, a company engaged in the global Commodities and Food industry (SGX:E5H).

Since 2008, Mr. Bhatt has been an active investor through a personal investment trust in start-up technology investments globally. He is engaged in the global investment and development of technology-driven startups globally across diverse sectors, including supply chain innovation, artificial intelligence and machine learning, food technology, consumer marketing AI platforms, blockchain solutions, and sustainability-focused enterprises.

Mr. Bhatt obtained his Bachelor of Arts Degree in Economics, Philosophy and Statistics from the National University of Singapore in 1986.

Mr. Eng Lock Kelvin Loh, Independent Director. Mr. Eng Lock Kelvin Loh will serve as an independent director of the Company from the date of effectiveness of this Prospectus. Mr. Loh has more than 20 years of experience in audit, finance, and accounting. Since November 2016, he has served as the Group Chief Financial Officer of Accrelist Ltd (SGX: QZG), a Singapore listed company that primarily operates in the medical aesthetics and electronics distribution industry. As head of the finance department at Accrelist Ltd, Mr. Loh is responsible for overseeing the group’s consolidated financial reporting, internal controls, budgets and forecast, oversight of subsidiaries, and providing strategic recommendations to the board. From October 2014 to November 2016, Mr. Loh served as the Group Chief Financial Officer for Jubilee Industries Holdings Ltd (SGX: NHD), a Singapore listed company that engages in precision plastic injection moulding, and mould design and fabrication service. At Jubilee Industries Holdings Ltd , Mr. Loh was responsible for the company’s consolidated financial reporting, management reporting, and internal controls. From March 2013 and October 2014, Mr. Loh served as Chief Financial Officer of Accrelist Ltd (SGX: QZG). From November 2008 to March 2011 and from March 2011 to March 2013, Mr. Loh served as Finance Manager and subsequently Vice President of Finance at Accrelist Ltd, which was then known as WE Holdings Ltd.

Mr. Loh has been a Director of Honfoong Plastic Industries Pte Ltd since August 2023, Jubilee Industries (S) Pte Ltd since January 2021, and J Capital Pte Ltd since January 2021, all of which are subsidiary companies of Jubilee Industries Holdings Ltd. Mr. Loh has also been a Director of Accrelist Medical Aesthetics (BM) Pte Ltd since October 2018, Accrelist Crowdfunding Pte Ltd since December 2017, Accrelist Medical Aesthetics (TPY) Pte Ltd since October 2018, Accrelist Medical Aesthetics (LOT1) Pte Ltd since October 2018, Accrelist Medical Aesthetics (SPC) Pte Ltd since October 2018, Accrelist Medical Aesthetics (Serangoon) Pte Ltd since November 2013, Accrelist Medical Aesthetics (CM) Pte Ltd since March 2019, Accrelist Medical Aesthetics (Orchard Central) Pte Ltd since July 2022, Accrelist Medical Aesthetics (Northpoint) Pte Ltd since November 2022, Accrelist Medical Aesthetics (Central@Clarke Quay) Pte Ltd since July 2022, A.M Skincare Pte Ltd since August 2016, Accrelist Medical Aesthetics (China) Pte Ltd since January 2024, and SJY Medical Pte Ltd since April 2023, all of which are subsidiary companies of Accrelist Ltd. From May 2011 to March 2024, Mr. Loh served as Director of WE Components Pte Ltd and WE Microelectronics Pte Ltd. From January 2021 to May 2024, Mr. Loh served as Director of E’Mold Holding Pte Ltd.

Mr. Loh obtained his Bachelor of Business (Accounting) from the Queensland University of Technology, Australia in 2000. Mr. Loh is an associate member of CPA (Australia) since 2006.

Mr. Paul Daniel Good, Independent Director. Mr. Paul Daniel Good will serve as an independent director of the Company from the date of effectiveness of this registration statement. Mr. Good is a highly experienced C-level executive in the logistics and supply chain sector, with over two decades of leadership across Asia Pacific, specializing in freight forwarding, contract logistics, business turnarounds, and regional operations. From June 2022 to March 2025, Mr. Good served as Chief Executive Officer of Asia Pacific for Seko Logistics, a company engaged in global supply chain solutions, logistics delivery services, freight forwarding, and retail distribution with integrated IT solutions. Mr. Good led the integration and expansion of the company across APAC, which included growing the Australian business and establishing new offices in Taiwan, Thailand, Malaysia, and India. From May 2017 to April 2020, Mr. Good served as Chief Executive Officer of Indonesia for PT BSA Logistics, where he implemented management structures, undertook strategic transformation initiatives, expanded the regional footprint of the business, and led its merger with synergistic businesses for an eventual sale to a major player within the industry. From March 2014 to March 2017, Mr. Good served as the Managing Director (Indonesia) of Kuehne + Nagel (Jakarta), where he drove operational excellence, and stabilized the business amid regulatory challenges. From July 2006 to July 2014, Mr. Good held progressive senior leadership roles in Agility Logistics, a logistics company that operates across the locations of Indonesia, Hong Kong, Singapore and India. During such time, he served in leadership positions, including those of Chief Executive Officer and Chief Operating Officer.

Since May 2020, Mr. Good has been the Honorary Chairman of GL Terminal (Indonesia), a company that provides integrated logistics and bonded container depot provider at Tanjung Priok port in Jakarta. Since May 2025, Mr. Good has been a Non-Executive Director of Envilog Indoensia, an associate company of GL Terminal (Indonesia). From September 2020 to May 2022, Mr. Good served as a Director of Speedmark Australia Pty Ltd, an Australian company that offers global freight management and logistics.

Mr. Paul Brian Cowell, Independent Director. Mr. Paul Brian Cowell will serve as an independent director of the Company from the date of effectiveness of this registration statement. Mr. Cowell is a visionary leader and innovator in the textile and chemical industries, with over 35 years of global experience spearheading sustainable innovation and driving multi-million-dollar growth. He is a highly experienced executive specializing in synthetic chemistry, strategic marketing, and technical development, with a proven track record of leading large cross-functional teams of over 170 professionals.

Since September 2025, Mr. Cowell has served as the Eco Passport Director Europe at Hohenstein, a company specializing in textile and product testing, certification, and applied research to advance quality, safety, and sustainability across global supply chains. In this role, he leads initiatives with major chemical suppliers to enhance technical credibility through rigorous hazard screening and toxicology standards. Since June 2025, Mr. Cowell has also served as a Consultant for Value Creation & Technical Market Acceleration, a company that partners with multinational firms to convert stalled innovations into market-ready systems. In this position, he is responsible for assisting global chemical firms to bridge the gaps between laboratory claims and real-world production, and creating value assets and adoption frameworks that deliver measurable outcomes. From March 2023 to June 2025, Mr. Cowell was the VP of Innovation, Strategic Marketing & Sustainability at Archroma, where he led a team of over 170 professionals across innovation and marketing teams, managed a $250M innovation pipeline, and spearheaded intelligent manufacturing systems to reduce environmental impact. From June 2018 to March 2023, he served as the Global Head of Textiles Competence Centers & Brand Studio at Archroma, where he directed global teams to ensure strict project delivery metrics, spearheaded marketing campaigns for pioneering systems, and established critical sustainability benchmarks with industry bodies.

Mr. Cowell obtained his Bachelor of Science (Honours) in Synthetic Chemistry from the University of Manchester in 1998, and became Chartered Colorist with the Society of Dyers and Colorists in 1999.

Family Relationships

There is no family relationship, as defined in Item 401 of Regulation S-K, among any of our executive officers or directors.

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Director Agreements and Indemnification Agreements

We will enter into agreements with all directors whose service will begin upon the effectiveness of this registration statement. Pursuant to the agreements, each director will agree to attend and participate in such number of meetings of the board of directors and of the committees of which he or she may become a member as regularly or specially called, and will agree to serve as a director and will hold office until his or her successor takes office or until his or her earlier death, resignation or removal or the expiration of his or her term as provided in the written agreement with or board resolutions of our company, if any. The directors’ services will be compensated by cash under the agreement in an amount determined by the board of director.

We will enter into indemnification agreements with each of our executive directors and executive officers. Under these agreements, we will agree to indemnify them against certain liabilities and expenses that they incur in connection with claims made by reason of their being a director or officer of our company. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Involvement in Certain Legal Proceedings

None of our directors or executive officers has, during the past 10 years, been involved in any legal proceedings described in subparagraph (f) of Item 401 of Regulation S-K.

Board of Directors

Our board of directors will consist of five directors, comprising two executive directors and three independent directors, upon the SEC’s declaration of effectiveness of our registration statement on Form F-1 of which this Prospectus is a part. A director is not required to hold any shares in our Company to qualify to serve as a director. Subject to making appropriate disclosures to the board of directors in accordance with our Second Amended and Restated Memorandum and Articles of Association, a director may vote with respect to any contract, proposed contract, or arrangement in which he or she is interested, in voting in respect of any such matter, such director should take into account his or her director’s duties. A director may exercise all the powers of the company to borrow money, mortgage its business, property and uncalled capital, and issue debentures or other securities whenever money is borrowed or as security for any obligation of the company or of any third party.

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Board Diversity

We seek to achieve board diversity through the consideration of a number of factors when selecting the candidates to our board of directors, including but not limited to gender, skills, age, professional experience, knowledge, cultural, education background, ethnicity, and length of service. The ultimate decision of the appointment will be based on merit and the contribution which the selected candidates will bring to our board of directors.

Our directors have a balanced mix of knowledge and skills. We will have three independent directors with different industry backgrounds, representing a majority of the members of our board of directors. Our board of directors is well balanced and diversified in alignment with the business development and strategy of our Company and its subsidiaries.

Committees of the Board of Directors

We plan to establish an audit committee, a compensation committee, and a nominating and corporate governance committee under the board of directors upon the effectiveness of the registration statement of which this Prospectus forms a part. We will adopt a charter for each of the three committees upon the establishment of the committees. Each committee’s members and functions are described below.

Audit Committee

Upon effectiveness of the registration statement of which this Prospectus forms a part, our audit committee will consist of Paul Brian Cowell, Eng Lock Kelvin Loh and Paul Daniel Good, and will be chaired by Eng Lock Kelvin Loh. We have determined that each of these three director satisfies the “independence” requirements of Nasdaq corporate governance rules and meet the independence standards under Rule 10A-3 under the Securities Exchange Act of 1934, as amended. We have determined that Eng Lock Kelvin Loh qualifies as an “audit committee financial expert.” The audit committee oversees our accounting and financial reporting processes and the audits of our financial statements. The audit committee is responsible for, among other things:

●	selecting the independent registered public accounting firm and pre-approving all auditing and non-auditing services permitted to be performed by the independent registered public accounting firm;

●	reviewing with the independent registered public accounting firm any audit problems or difficulties and management’s responses;

●	reviewing and approving all proposed related party transactions, as defined in Item 404 of Regulation S-K under the Securities Act;

●	discussing the annual audited financial statements with management and the independent registered public accounting firm;

●	reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures and any special steps taken to monitor and control major financial risk exposures;

●	annually reviewing and reassessing the adequacy of our audit committee charter;

●	meeting separately and periodically with management and the independent registered public accounting firm;

●	monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance; and

●	reporting regularly to the board of directors.

Compensation Committee

Upon effectiveness of the registration statement of which this Prospectus forms a part, our compensation committee will consist of Paul Brian Cowell, Eng Lock Kelvin Loh and Paul Daniel Good, and will be chaired by Paul Daniel Good. We have determined that each of these directors satisfies the “independence” requirements of Nasdaq corporate governance rules. The compensation committee assists the board of directors in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers. Our chief executive officer may not be present at any committee meeting during which their compensation is deliberated upon. The compensation committee is responsible for, among other things:

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●	reviewing and approving, or recommending to the board of directors for its approval, the compensation for our chief executive officer and other executive officers;

●	reviewing and recommending to the board of directors for determination with respect to the compensation of our non-employee directors;

●	reviewing periodically and approving any incentive compensation or equity plans, programs or other similar arrangements; and

●	selecting compensation consultant, legal counsel or other adviser only after taking into consideration all factors relevant to that person’s independence from management.

Nominating and Corporate Governance Committee

Upon effectiveness of the registration statement of which this Prospectus forms a part, our nominating and corporate governance committee will consist of Paul Brian Cowell, Eng Lock Kelvin Loh and Paul Daniel Good, and will be chaired by Paul Brian Cowell. We have determined that each of these directors satisfies the “independence” requirements of Nasdaq corporate governance rules. The nominating and corporate governance committee assists the board of directors in selecting individuals qualified to become our directors and in determining the composition of the board of directors and its committees. The nominating and corporate governance committee is responsible for, among other things:

●	recommending nominees to the board of directors for election or re-election to the board of directors, or for appointment to fill any vacancy on the board of directors;

●	reviewing annually with the board of directors the current composition of the board of directors with regards to characteristics such as independence, knowledge, skills, experience, expertise, diversity and availability of service to us;

●	selecting and recommending to the board of directors the names of directors to serve as members of the audit committee and the compensation committee, as well as of the nominating and corporate governance committee itself;

●	developing and reviewing the corporate governance principles adopted by the board of directors and advising the board of directors with respect to significant developments in the law and practice of corporate governance and our compliance with such laws and practices; and

●	evaluating the performance and effectiveness of the board of directors as a whole.

Foreign Private Issuer Exemption

We are a “foreign private issuer” within the meaning of the rules under the Exchange Act. As such, we are exempt from certain provisions of the Exchange Act that are applicable to United States domestic public companies.

For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation Fair Disclosure aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and

●	our officers, directors and principal shareholders are not required to comply with Section 16 of the Exchange Act requiring them to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction, until March 18, 2026, when an amendment to Section 16 requiring officers and directors of “foreign private issuers” to file public reports of their share ownership becomes effective. On December 18, 2025, President Trump signed into law the HFIAA, which eliminates the exemption to comply with Section 16 of the Exchange Act. The new law will take effect on March 18, 2026. Once in effect, directors and officers of foreign private issuers will be required to publicly report their ownership in, and transactions involving, the applicable foreign private issuer’s securities to the SEC on Forms 3, 4, and 5.

Furthermore, Nasdaq Rule 5615(a)(3) provides that a foreign private issuer, such as us, may rely on our home country corporate governance practices in lieu of certain of the rules in the Nasdaq Rule 5600 Series and Rule 5250(d), provided that we nevertheless comply with Nasdaq’s notification of non-compliance requirement (Rule 5625), the voting rights requirement (Rule 5640) and that we have an audit committee that satisfies Rule 5605(c)(3), consisting of committee members that meet the independence requirements of Rule 5605(c)(2)(A)(ii). If we rely on our home country corporate governance practices in lieu of certain of the rules of Nasdaq, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq. If we choose to do so, we may utilize these exemptions for as long as we continue to qualify as a foreign private issuer.

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Duties of Directors

Under Cayman Islands law, the directors owe fiduciary duties at both common law and under statute, including a statutory duty to act honestly, in good faith and with a view to our best interests. When exercising powers or performing duties as a director, the director is required to exercise the care, diligence and skill that a reasonable director would exercise in the circumstances taking into account, without limitation, the nature of the company, the nature of the decision and the position of the director and the nature of the responsibilities undertaken by him. In exercising the powers of a director, the directors must exercise their powers for a proper purpose and shall not act or agree to the company acting in a manner that contravenes our memorandum and articles of association or the Cayman Islands Act. You should refer to “Description of Share — Certain Cayman Islands Company Considerations — Differences in Corporate Law” for additional information on our standard of corporate governance under Cayman Islands law.

Terms of Directors and Executive Officers

Each of our directors holds office until a successor has been duly elected and qualified unless the director was appointed by the board of directors, in which case such directors will hold office until his or her successor takes office or until his or her earlier death, resignation or removal or the expiration of his or her term as provided in the written agreement with our company, if any. All of our executive officers are appointed by and serve at the discretion of our board of directors.

Qualification

There is currently no shareholding qualification for directors, although a shareholding qualification for directors may be fixed by our shareholders by ordinary resolution.

Compensation of Directors and Executive Officers

For the year ended December 31, 2024 and 2025, our directors and executive officers did not receive any compensation.

Equity Compensation Plan Information

We have not adopted any equity compensation plans.

Outstanding Equity Awards at Fiscal Year-End

As of December 31, 2024 and 2025, we had no outstanding equity awards.

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RELATED PARTY TRANSACTIONS

Policies and Procedures for Related Party Transactions

Our board of directors will create an audit committee in connection with this offering which will be tasked with review and approval of all related party transactions.

Our policy is to enter into transactions with related parties on terms that, on the whole, are no more favorable, or no less favorable, than those available from unaffiliated third parties. Based on our Key Operating Subsidiary’s experience in the business sector in which it operates and the terms of its transactions with unaffiliated third parties, we believe that all of the transactions described below met this policy standard at the time they occurred. The following is a description of material transactions, or series of related material transactions, to which we were or will be a party and in which the other parties included or will include our directors, director nominees, executive officers, holders of more than 5% of our voting securities, or any member of the immediate family of any of the foregoing persons.

Loans from a related party

Mr. Hemant Kumar Bhatt, Chairman of the Board of Directors and major shareholder of Gravity AI, has historically provided interest-bearing loans to us to support our operations. As of December 31, 2023, 2024 and 2025, the outstanding principal and interest of the interest-bearing loans from Mr. Hemant Kumar Bhatt are, US$2,413,168, US$8,050,493 and US$8,659,254, respectively. On December 16, 2025, the Group entered into a loan extension agreement with Mr. Hemant Bhatt, in which he agreed to extend the outstanding principal balance plus interests accrued to date, amounted to US$8.63 million, to a new maturity date on January 15, 2027. As of April 14, 2026, the outstanding principal plus accrued and unpaid interest due to Mr. Hemant Kumar Bhatt was US$8,811,023.

For the years ended December 31, 2023, 2024, and 2025, we have received loans from Mr. Hemant Kumar Bhatt in an aggregate amount of US$2,365,000, US$895,000 and nil, respectively. We did not receive any additional loans from related parties after December 31, 2025, through April 14, 2026.

For the years ended December 31, 2023, 2024, and 2025, we carried out replacement of interest - bearing loans from Mr. Hemant Kumar Bhatt by convertible loans with amounts of US$3,505,500, US$210,000 and nil, respectively. No such conversions were made after December 31, 2025, through April 14, 2026.

For the years ended December 31, 2024, we conducted replacement of convertible loans by simply interest - bearing loans with amounts of US$4,557,000. No such conversions were made for the year ended December 31, 2025 and after December 31, 2025, through April 14, 2026.

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PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our Ordinary Shares as of the date of this Prospectus by our officers, directors, and 5% or greater beneficial owners of Ordinary Shares. There is no other person or group of affiliated persons known by us to beneficially own more than 5% of our Ordinary Shares. The following table assumes that none of our officers, directors or 5% or greater beneficial owners of our Ordinary Shares will purchase shares in this Offering. In addition, the following table assumes that the over-allotment option has not been exercised. Holders of our Ordinary Shares are entitled to one (1) vote per share and vote on all matters submitted to a vote of our shareholders, except as may otherwise be required by law.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Unless otherwise indicated, the person identified in this table has sole voting and investment power with respect to all shares shown as beneficially owned by him or her, subject to applicable community property laws.

The percentage of Ordinary Shares beneficially owned prior to the Offering is based on 11,658,560 Ordinary Shares outstanding as described in the “the Offering” section. The percentages of Ordinary Shares beneficially owned after the Offering assume that the representative of the underwriters will not exercise their over-allotment option.

	Ordinary Shares beneficially owned prior to this Offering			Ordinary Shares beneficially held immediately after this Offering
Name of Beneficial Owners(1):	Number of Ordinary Shares	Approximate percentage of outstanding Ordinary Shares	Approximate percentage of Voting power	Number of Ordinary Shares	Approximate percentage of outstanding Ordinary Shares	Approximate percentage of Voting power
Directors and Executive Officers:
Jiangnan Chen	1,032,192	8.854%	8.854%	1,032,192	6.699%	6.699%
Hemant Bhatt	5,055,744	43.365%	43.365%	5,055,744	32.811%	32.811%

All directors and executive officers as a group	6,087,936	52.219%	52,219%	6,087,936	39.510%	39.510%

5% Shareholder:
AB Stena Finans (1)	2,009,344	17.235%	17.235%	2,009,344	13.040%	13.040%
Wang Tek Lee	677,312	5.810%	5.810%	677,312	4.396%	4.396%
Full Link Commodities Pte. Ltd. (2)	646,720	5.547%	5.547%	646,720	4.197%	4.197%
Estate of Louis-Dreyfus Philippe Didier Bernard (3)	614,656	5.272%	5.272%	614,656	3.989%	3.989%

Notes:

(1)

AB Stena Finans is the wholly-owned subsidiary of Stena AB, a company owned and controlled by Dan Sten Olsson, Stefan Sten Olsson, Madeleine Olsson Eriksson, Gustav Eriksson, and Marie Eriksson, who each holds voting and/or dispositive powers of the shares of the company.

(2)	Full Link Commodities Pte. Ltd. is a company owned and controlled by Zhu Yihua, who holds voting and/or dispositive powers of the shares of the company.

(3)	Louis-Dreyfus Philippe Didier Bernard passed away on July 17, 2025, and his shares in the Company will be transferred by his estate to his lawful successors upon a letter of administration being granted by the courts of France.

As of the date of this Prospectus, none of our outstanding Ordinary Shares are held by record holders in the United States.

We are not aware of any arrangement that may, at a subsequent date, result in a change of control of our Company.

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DESCRIPTION OF SHARE CAPITAL

General

We are an exempted company incorporated with limited liability under the laws of the Cayman Islands and our affairs are governed by:

●	our memorandum and articles of association, as amended from time to time;

●	the Companies Act; and

●	the common law of the Cayman Islands.

On February 4, 2026, the Company effectuated a recapitalization in which each ordinary share was subdivided into 64 ordinary shares, resulting in 6,400,000,000 shares authorized, and 11,658,560 and 11,658,560 shares issued and outstanding, as of December 31, 2024 and June 30, 2025, respectively. The par value was changed from $0.0005 to $0.0000078125 after such share split. As a result of the recapitalization, all share and per share data in the combined financial statements have been retrospectively adjusted to all periods presented.

As of the date of this Prospectus, (i) our authorized share capital is US$50,000.00 divided into 6,400,000,000 Ordinary Shares of nominal or par value US$0.0000078125 each, and (ii) there are 11,658,560 Ordinary Shares issued and outstanding.

We have included summaries of certain material provisions of our Memorandum and Articles of Association and the Companies Act insofar as they relate to the material terms of our share capital. The summaries do not purport to be complete and are qualified in their entirety by reference to our Memorandum and Articles, which is filed as an exhibit to the registration statement on Form F-1, of which this Prospectus forms a part.

Memorandum and Articles of Association

The Memorandum provides, inter alia, that the liability of members of our Company is limited and that the objects for which our Company is established are unrestricted (and therefore include acting as an investment company), and that our Company shall have and be capable of exercising any and all of the powers at any time or from time to time exercisable by a natural person or body corporate whether as principal, agent, contractor or otherwise and, since our Company is an exempted company, that our Company will not trade in the Cayman Islands with any person, firm or corporation except in furtherance of the business of our Company carried on outside the Cayman Islands.

By special resolution, the Company may amend the Memorandum with respect to any objects, powers or other matters specified in it.

Ordinary Shares

General. Upon the completion of this Offering, our authorized share capital is US$50,000.00 divided into 6,400,000,000 Ordinary Shares of nominal or par value US$0.0000078125 each. All of our outstanding Ordinary Shares are fully paid and non-assessable. Our Ordinary Shares are issued in registered form, and are issued when registered in our register of members. Unless the board of directors determine otherwise, each holder of our Ordinary Shares will not receive a certificate in respect of such ordinary shares. Our shareholders, whether or not they are non-residents of the Cayman Islands, may freely hold and transfer their Ordinary Shares in accordance with our Memorandum and Articles.

Dividends. The holders of our Ordinary Shares are entitled to such dividends as may be declared by our Board of Directors. Our Articles provide that dividends may be declared and paid out of the funds of us lawfully available for distribution. In addition, our Shareholders may declare dividends by ordinary resolution, but no dividend shall exceed the amount recommended by our directors. Under the laws of the Cayman Islands, our Company may pay a dividend out of either profit or share premium account; provided that in no circumstances may a dividend be paid out of our share premium if this would result in our Company being unable to pay its debts as they fall due in the ordinary course of business.

Voting Rights and General Meeting of Shareholders. Holders of our Ordinary Shares vote on all matters submitted to a vote of our shareholders, except as may otherwise be required by law. In respect of matters requiring shareholders’ vote, each ordinary share is entitled to one vote. At any general meeting a resolution put to the vote of the meeting shall be decided by poll. A poll shall be taken in such manner as the chairman directs.

A quorum required for a meeting of shareholders consists of one shareholder who holds at least one-third of our issued voting shares. As a Cayman Islands exempted company, we are not obligated by the Companies Act to call shareholders’ annual general meetings; accordingly, we may, but shall not be obliged to, in each year hold a general meeting as an annual general meeting. Any annual general meeting held shall be held at such time and place as may be determined by our board of directors. Each general meeting, other than an annual general meeting, shall be an extraordinary general meeting. Extraordinary general meetings may be called by our directors or upon a requisition of any one or more shareholders holding at the deposit of the requisition at least 10% of the aggregate share capital of our company that carries the right to vote at a general meeting. The requisition must state the objects of the meeting and must be signed by or on behalf of each requisitioner and delivered in accordance with the notice provisions of our Memorandum and Articles. If our directors do not within 21 clear days from the receipt of the requisition duly proceed to convene a general meeting, the requisitioners, or any of them may themselves convene a general meeting, but any meeting so convened must be called no later than three months after the expiration of the said 21 clear day period.

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At least five (5) clear days’ notice of a general meeting shall be given to shareholders entitled to attend and vote at such meeting. The notice shall specify the place, the day and the hour of the meeting and the general nature of that business. In addition, if a resolution is proposed as a special resolution, the text of that resolution shall be given to all shareholders. Subject to the Companies Act and with the consent of the shareholders who, individually or collectively, hold at least 50 percent of the voting rights of all those who have a right to vote at a general meeting, a general meeting may be convened on shorter notice.

If, within 15 minutes from the time appointed for the general meeting, or at any time during the meeting, a quorum is not present, the meeting, if convened upon the requisition of shareholders, shall be cancelled. In any other case it shall stand adjourned to the same time and place seven days or to such other time or place as is determined by the directors.

The chairman may, with the consent of a meeting at which a quorum is present, adjourn the meeting. When a meeting is adjourned for seven days or more, notice of the adjourned meeting shall be given in accordance with the articles.

Any ordinary resolution to be made by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the Ordinary Shares cast in a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes attaching to the Ordinary Shares cast in a meeting.

A special resolution will be required for important matters such as amending our memorandum and articles of association or changing the name of the Company.

There are no limitations on non-residents or foreign shareholders in the Memorandum and Articles to hold or exercise voting rights on the Ordinary Shares imposed by foreign law or by the charter or other constituent document of our company. However, no person will be entitled to vote at any general meeting or at any separate meeting of the holders of the Ordinary Shares unless the person is registered as of the record date for such meeting and unless all calls or other sums presently payable by the person in respect of Ordinary Shares in the Company have been paid.

Alteration of capital. Subject to the Companies Act, our Company may, by an ordinary resolution of its members: (a) increase our share capital by new shares of the amount fixed by that ordinary resolution and with the attached rights, priorities and privileges set out in that ordinary resolution; (b) consolidate or divide all or any of our share capital into shares of larger amount than its existing shares; (c) convert all or any of our paid up shares into stock, and reconvert that stock into paid up shares of any denomination; (d) subdivide our shares or any of them into shares of an amount smaller than that fixed by the Memorandum, so, however, that in the sub-division, the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; and (e) cancel any shares which, at the date of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

Transfer of Shares. Provided that such transfer complies with applicable Nasdaq corporate governance rules, our shareholders may freely transfer ordinary shares to another person by completing an instrument of transfer in a common form or in a form prescribed by Nasdaq corporate governance rules or in any other form approved by our directors, executed where the shares are fully paid, by or on behalf of that shareholder; and where the shares are partly paid, by or on behalf of that shareholder and the transferee.

Where the shares of any class in question are not listed on any stock exchange or subject to the rules of any stock exchange, our directors may in their absolute discretion decline to register any transfer of such shares which are not fully paid up or on which our Company has a lien.

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Our board of directors may also decline to register any transfer of any Ordinary Shares unless:

●	the instrument of transfer is lodged with us, accompanied by the certificate for the Ordinary Shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

●	the instrument of transfer is in respect of only one class of Ordinary Shares;

●	the instrument of transfer is properly stamped, if required;

●	in the case of a transfer to joint holders, the number of joint holders to whom the Ordinary Shares are to be transferred does not exceed four;

●	the Ordinary Shares transferred are fully paid up and free of any lien in favor of our Company; and

●	a fee of such maximum sum as Nasdaq may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

If our directors refuse to register a transfer they shall, within one month after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, after compliance with any notice required in accordance with Nasdaq corporate governance rules, on 14 clear days’ notice being given by advertisement in such one or more newspapers or by electronic means, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine; provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 clear days in any year as our board may determine.

Winding Up; Liquidation. If we are wound up the shareholders may, subject to the Articles and any other sanction required by the Companies Act, pass a special resolution allowing the liquidator to do either or both of the following:

(a)	to divide in specie among the shareholders the whole or any part of the assets of the Company and, for that purpose, to value any assets and to determine how the division shall be carried out as between the shareholders or different classes of shareholders; and/or
(b)	to vest the whole or any part of the assets in trustees for the benefit of shareholders and those liable to contribute to the winding up.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares. Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption of Ordinary Shares. The Companies Act and our Memorandum and Articles permit us to purchase our own shares. In accordance with our Articles, provided the necessary shareholders or board approval have been obtained and requirements under the Companies Act have been satisfied, we may issue shares on terms that are subject to redemption at our option on such terms and in such manner as may be determined by our board of directors. Under the Companies Act, the redemption or repurchase of any share may be paid out of our Company’s profits or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if our Company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares issued and outstanding or (c) if the company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.

Inspection of Books and Records. Holders of our Ordinary Shares have no general right under our Articles to inspect or obtain copies of our list of shareholders or our corporate records. However, we will provide our shareholders with annual audited financial statements. See “Where You Can Find Additional Information.”

Issuance of Additional Shares. Our Memorandum and Articles authorize our board of directors to issue additional Ordinary Shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares. Issuance of these shares may dilute the voting power of holders of Ordinary Shares.

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Anti-Takeover Provisions. Some provisions of our Memorandum and Articles may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that:

●	authorize our board of directors to allot (with or without confirming rights of renunciation), grant options over or otherwise deal with any authorized but unissued ordinary shares without any further vote or action by our shareholders; and

●	limit the ability of shareholders to requisition and convene general meetings (including class meetings) of shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our Memorandum and Articles for a proper purpose and for what they believe in good faith to be in the best interests of our Company.

Exempted Company. We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	does not have to file an annual return of its shareholders with the Registrar of Companies;

●	is not required to open its register of members for inspection;

●	does not have to hold an annual general meeting;

●	may not issue negotiable or bearer shares, but may issue shares with no par value;

●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as a limited duration company; and

●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

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Nomination and Removal of Directors and Filling Vacancies on Board. Nomination and removal of directors and filling of board vacancies are governed by the terms of our Memorandum and Articles. At any time or from time to time, the Board shall have the power to appoint any person as a Director either to fill a casual vacancy on the Board or as an additional Director to the existing Board subject to any maximum number of Directors, if any, as may be determined by the members in general meeting.

A Director is not required to hold any shares in the company by way of qualification.

A Director may be removed by an ordinary resolution of the company before the expiration of his term of office (but without prejudice to any claim which such Director may have for damages for any breach of any contract between him and the company) and the company may by ordinary resolution appoint another in his place.

The office of a Director shall be vacated if he:

(i)	is prohibited by the law of the Cayman Islands from acting as a Director; or

(ii)	is made bankrupt or makes an arrangement or composition with his creditors generally; or

(iii)	resigns his office by notice to the Company; or

(iv)	in the opinion of a registered medical practitioner by whom he is being treated becomes physically or mentally incapable of acting as a Director; or

(v)	is given notice by the majority of the other Directors (not being less than two in number) to vacate office (without prejudice to any claim for damages for breach of any agreement relating to the provision of the services of such Director); or

(vi)	is made subject to any law relating to mental health or incompetence, whether by court order or otherwise; or

(vii)	without the consent of the other Directors, he is absent from meetings of Directors for a continuous period of six months.

From time to time the Board may appoint one or more of its body to be chairman of the board, managing director, or to hold any other employment or executive office with the company for such period and upon such terms as the Board may determine, and the Board may revoke or terminate any of such appointments. The Board may also delegate any of its powers to committees consisting of such Director(s) or other person(s) (so long as the majority of those persons are Directors) as the Board thinks fit, and from time to time it may also revoke such delegation or revoke the appointment of and discharge any such committees either wholly or in part, and either as to persons or purposes, but every committee so formed shall, in the exercise of the powers so delegated, conform to any regulations that may from time to time be imposed upon it by the Board.

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Approval of Corporate Matters by Written Consent. A special resolution of the company must be passed by a majority of not less than two-thirds of the votes cast by such members as, being entitled so to do, vote in person or by proxy or, in the case of members which are corporations, by their duly authorized representatives or by proxy at a general meeting of which notice specifying the intention to propose the resolution as a special resolution has been duly given.

Under the Companies Act, a copy of any special resolution must be forwarded to the Registrar of Companies in the Cayman Islands within 15 days of being passed.

An ordinary resolution, by contrast, is a resolution passed by a simple majority of the votes of such members of the company as, being entitled to do so, vote in person or, in the case of members which are corporations, by their duly authorized representatives or by proxy at a general meeting of which notice has been duly given.

A resolution in writing signed by or on behalf of all members shall be treated as an ordinary resolution duly passed at a general meeting of the company duly convened and held, and where relevant as a special resolution so passed.

Anti-Money Laundering — Cayman Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering, we are required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity and source of funds. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In some cases the Directors may be satisfied that no further information is required since an exemption applies under the Anti-Money Laundering Regulations (Revised) of the Cayman Islands, as amended and revised from time to time (the “Regulations”) or any other applicable law. Depending on the circumstances of each application, a detailed verification of identity might not be required where:

(a)	the subscriber makes the payment for their investment from an account held in the subscriber’s name at a recognized financial institution; or

(b)	the subscriber is regulated by a recognized regulatory authority and is based or incorporated in, or formed under the law of, a recognized jurisdiction; or

(c)	the application is made through an intermediary which is regulated by a recognized regulatory authority and is based in or incorporated in, or formed under the law of a recognized jurisdiction and an assurance is provided in relation to the procedures undertaken on the underlying investors.

For the purposes of these exceptions, recognition of a financial institution, regulatory authority or jurisdiction will be determined in accordance with the Regulations by reference to those jurisdictions recognized by the Cayman Islands Monetary Authority as having equivalent anti-money laundering regulations.

In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

We also reserve the right to refuse to make any payment to a shareholder if our Directors or officers suspect or are advised that the payment to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

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If any person in the Cayman Islands knows or suspects or has reasonable grounds for knowing or suspecting that another person is engaged in criminal conduct or money laundering or is involved with terrorism or terrorist financing and property and the information for that knowledge or suspicion came to their attention in the course of business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) the Financial Reporting Authority (“FRA”) of the Cayman Islands, pursuant to the Proceeds of Crime Act (Revised) of the Cayman Islands if the disclosure relates to criminal conduct or money laundering, or (ii) a police officer of the rank of constable or higher, or the FRA, pursuant to the Terrorism Act (Revised) of the Cayman Islands, if the disclosure relates to involvement with terrorism or terrorist financing and property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Data Protection in the Cayman Islands — Privacy Notice

This privacy notice explains the manner in which the company collects, processes and maintains personal data about investors of our Company pursuant to the Data Protection Act (Revised), of the Cayman Islands, as amended from time to time and any regulations, codes of practice or orders promulgated pursuant thereto (“DPA”).

Our Company is committed to processing personal data in accordance with the DPA. In its use of personal data, our Company will be characterized under the DPA as a ‘data controller’, whilst certain of our Company’s service providers, affiliates and delegates may act as ‘data processors’ under the DPA. These service providers may process personal information for their own lawful purposes in connection with services provided to the company.

This privacy notice puts our shareholders on notice that, by virtue of making an investment in our Company, our Company and certain of our Company’s service providers may collect, record, store, transfer and otherwise process personal data by which individuals may be directly or indirectly identified.

Your personal data will be processed fairly and for lawful purposes, including (a) where the processing is necessary for our Company to perform a contract to which you are a party or for taking pre-contractual steps at your request (b) where the processing is necessary for compliance with any legal, tax or regulatory obligation to which the company is subject or (c) where the processing is for the purposes of legitimate interests pursued by the company or by a service provider to whom the data are disclosed. As a data controller, we will only use your personal data for the purposes for which we collected it. If we need to use your personal data for an unrelated purpose, we will contact you.

We anticipate that we will share your personal data with our Company’s service providers for the purposes set out in this privacy notice. We may also share relevant personal data where it is lawful to do so and necessary to comply with our contractual obligations or your instructions or where it is necessary or desirable to do so in connection with any regulatory reporting obligations. In exceptional circumstances, we will share your personal data with regulatory, prosecuting and other governmental agencies or departments, and parties to litigation (whether pending or threatened), in any country or territory including to any other person where we have a public or legal duty to do so (e.g. to assist with detecting and preventing fraud, tax evasion and financial crime or compliance with a court order).

Your personal data shall not be held by our Company for longer than necessary with regard to the purposes of the data processing.

We will not sell your personal data. Any transfer of personal data outside of the Cayman Islands shall be in accordance with the requirements of the DPA. Where necessary, we will ensure that separate and appropriate legal agreements are put in place with the recipient of that data.

Our Company will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data.

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation to your investment into our Company, this will be relevant for those individuals and you should inform such individuals of the content.

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You have certain rights under the DPA, including (a) the right to be informed as to how we collect and use your personal data (and this privacy notice fulfils our Company’s obligation in this respect) (b) the right to obtain a copy of your personal data (c) the right to require us to stop direct marketing (d) the right to have inaccurate or incomplete personal data corrected (e) the right to withdraw your consent and require us to stop processing or restrict the processing, or not begin the processing of your personal data (f) the right to be notified of a data breach (unless the breach is unlikely to be prejudicial) (g) the right to obtain information as to any countries or territories outside the Cayman Islands to which we, whether directly or indirectly, transfer, intend to transfer or wish to transfer your personal data, general measures we take to ensure the security of personal data and any information available to us as to the source of your personal data (h) the right to complain to the Office of the Ombudsman of the Cayman Islands and (i) the right to require us to delete your personal data in some limited circumstances.

If you consider that your personal data has not been handled correctly, or you are not satisfied with our Company’s responses to any requests you have made regarding the use of your personal data, you have the right to complain to the Cayman Islands’ Ombudsman. The Ombudsman can be contacted by calling +1 (345) 946-6283 or by email at info@ombudsman.ky.

Transfer Agent and Registrar

The transfer agent and branch registrar for our Shares, which will maintain our branch register located in the United States, will be VStock Transfer, LLC. Its address is 18 Lafayette Place, Woodmere, NY 11598.

Comparison of Shareholder Rights

We are incorporated under the laws of the Cayman Islands. The following discussion summarizes material differences between the rights of holders of our Shares (assuming we have been converted into a public company and the consummation of this Offering) and the rights of holders of the ordinary shares of a typical corporation incorporated under the laws of the state of Delaware which result from differences in governing documents and the laws of the Cayman Islands and Delaware.

This discussion does not purport to be a complete or comprehensive statement of the rights of holders of our Shares under applicable law in the Cayman Islands and our memorandum and articles of association or the rights of holders of the ordinary shares of a typical corporation under applicable Delaware law and a typical certificate of incorporation and bylaws.

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	Delaware	Cayman Islands

Title of Organizational Documents	Certificate of Incorporation and Bylaws	Certificate of Incorporation and Memorandum and Articles of Association
Duties of Directors	Under Delaware law, the business and affairs of a corporation are managed by or under the direction of its board of directors. In exercising their powers, directors owe fiduciary duties of care and loyalty to the corporation and its shareholders. The duty of care requires that directors act in an informed and deliberative manner and inform themselves, prior to making a business decision, of all material information reasonably available to them. The duty of care also requires that directors exercise care in all of their responsibilities, including overseeing and investigating the conduct of the corporation’s employees. The duty of loyalty requires that a director act in good faith, not out of self-interest, and in a manner that the director reasonably believes to be in the best interests of the shareholders and the corporation.

As a matter of Cayman Islands law, a director owes three types of duties to the company: (i) statutory duties, (ii) fiduciary duties, and (iii) common law duties. The Cayman Companies Act imposes a number of statutory duties on a director. A Cayman Islands director’s fiduciary duties are not codified, however the courts of the Cayman Islands have held that a director owes the following fiduciary duties (a) a duty to act in what the director bona fide considers to be in the best interests of the company, (b) a duty to exercise their powers for the purposes they were conferred, (c) a duty to avoid fettering his or her discretion in the future and (d) a duty to avoid conflicts of interest and of duty. The common law duties owed by a director are those to act with skill, care and diligence that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and, also, to act with the skill, care and diligence in keeping with a standard of care commensurate with any particular skill they have which enables them to meet a higher standard than a director without those skills. In fulfilling their duty of care to us, our directors must ensure compliance with our amended articles of association, as amended and restated from time to time.

Limitations on Personal Liability of Directors	Subject to the limitations described below, a certificate of incorporation may provide for the elimination or limitation of the personal liability of a director to the corporation or its shareholders for monetary damages for a breach of fiduciary duty as a director. Such a provision cannot eliminate or limit liability for breach of the fiduciary duty of loyalty, bad faith, intentional misconduct, a knowing violation of law, a transaction from which the director derived an improper personal benefit, an unlawful payment of dividends or an unlawful share purchase or redemption. In addition, the certificate of incorporation cannot limit liability for any act or omission occurring prior to the date when such provision becomes effective.	The Companies Act does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of directors and officers. However, as a matter of public policy, Cayman Islands law will not allow the limitation of a director’s liability to the extent that the liability is a consequence of the director committing a crime or of the director’s own fraud, dishonesty or willful default.

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	Delaware	Cayman Islands

Indemnification of Directors, Officers, Agents, and Others	A corporation has the power to indemnify any director, officer, employee, or agent of corporation who was, is, or is threatened to be made a party to a proceeding (other than a derivative proceeding), by reason of the fact that such person is or was a director, officer, employee or agent of the corporation against all reasonably incurred expenses, judgments and amounts paid in settlement so long as the person acted in good faith and in a manner the person believed to be in, or not opposed to, the best interests of the corporation, and if with respect to a criminal proceeding, the person had no reasonable cause to believe that his or her conduct would be unlawful.	The Cayman Islands laws do not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, save to the extent any such provision may be held by the court to be contrary to public policy, for example, where a provision purports to provide indemnification against the consequences of committing a crime.
A corporation has the power to indemnify a director, officer, employee or agent in connection with the defense or settlement of a derivative action against expenses reasonable and actually incurred provided such person acted in good faith and in a manner he or she reasonably believe to be in, or not opposed to, the corporation’s best interest and if such person has been adjudged liable only if a court determines that the person is fairly and reasonably entitled to indemnification. To the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any proceeding, such person shall be indemnified against expenses actually and reasonably incurred.
Interested Directors

Under Delaware law, a transaction between a corporation and a director or with another organization in which a director has a financial interest shall not be void or voidable solely for that reason, solely because the director participates in the meeting at which the board authorizes the transaction, or solely because any such director’s votes are counted for such purpose, if (i) the material facts as to such interested director’s relationship or interests are disclosed or are known to the board of directors and the board in good faith authorizes the transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors are less than a quorum, (ii) such material facts are disclosed or are known to the shareholders entitled to vote on such transaction and the transaction is specifically approved in good faith by vote of the shareholders, or (iii) the transaction is fair as to the corporation as of the time it is authorized, approved or ratified. Under Delaware law, a director could be held liable for any transaction in which such director derived an improper personal benefit.

Interested director transactions are governed by the terms of a company’s memorandum and articles of association.

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	Delaware	Cayman Islands

Voting Requirements

Delaware’s default rule is that the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter is needed for corporate action (other than the election of directors). Certain actions, such as charter amendments, most mergers, dissolution and sales of all or substantially all of the corporation’s assets, require the affirmative vote of the majority of the outstanding voting power of the shares of the corporation entitled to vote. The certificate of incorporation may include a provision requiring supermajority approval by the directors or shareholders for any corporate action.

In addition, under Delaware law, certain business combinations involving interested shareholders require approval by a supermajority of the non-interested shareholders unless the corporation’s board of directors approves the business combination or the transaction that resulted in the shareholder becoming an interested shareholder prior to the time the shareholder became an interested shareholder or another exemption applies.

For the protection of shareholders, certain matters must be approved by special resolution of the shareholders as a matter of Cayman Islands law, including alteration of the memorandum or articles of association, appointment of inspectors to examine company affairs, reduction of share capital (subject, in relevant circumstances, to court approval), change of name, authorization of a plan of merger or transfer by way of continuation to another jurisdiction or consolidation or voluntary winding up of the company.

The Companies Act requires that a special resolution be passed by a super majority of at least two-thirds or such higher percentage as set forth in the memorandum and articles of association, of shareholders being entitled to vote and do vote in person or by proxy at a general meeting, or by unanimous written consent of shareholders entitled to vote at a general meeting.

The Companies Act defines “special resolutions” only. A company’s memorandum and articles of association can therefore tailor the definition of “ordinary resolutions” as a whole, or with respect to specific provisions.

Voting for Directors	Under Delaware law, unless otherwise specified in the certificate of incorporation or bylaws of the corporation, directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.	Directors are appointed in accordance with the terms of the memorandum and articles of association of the company.
Cumulative Voting	There is no cumulative voting for the election of directors unless the corporation’s certificate of incorporation provides for cumulative voting.	No cumulative voting for the election of directors unless so provided in the memorandum and articles of association.
Directors’ Powers Regarding Bylaws	The certificate of incorporation may grant the directors the power to adopt, amend or repeal the corporation’s bylaws. The shareholders of the corporation possess the inherent right to adopt, amend or repeal the bylaws.	Certain provisions of the memorandum and articles of association may only be amended by a special resolution of the shareholders. For example, by special resolutions of the company may alter the memorandum with respect to any objects, powers or other matters specified in it.
Mergers and Similar Arrangements	Under Delaware law, with certain exceptions, a merger, consolidation, or sale of all or substantially all of the assets of a corporation must be approved by the board of directors and by a majority of the outstanding voting power of the shares entitled to vote thereon. Under Delaware law, a shareholder of a corporation participating in certain mergers are entitled to appraisal rights pursuant to which such shareholder may receive cash in the amount of the fair value (as determined by the Delaware Court of Chancery) of the shares held by such shareholder in lieu of the consideration such shareholder would otherwise receive in the transaction.

The Companies Act provides for the merger or consolidation of two or more companies into a single entity. The legislation makes a distinction between a “consolidation” and a “merger.” In a consolidation, a new entity is formed from the combination of each participating company, and the separate consolidating parties, as a consequence, cease to exist and are each stricken by the Registrar of Companies. In a merger, one company remains as the surviving entity, having in effect absorbed the other merging parties that are then stricken and cease to exist.

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Delaware	Cayman Islands

Delaware law also provides that a parent entity, by resolution of its board of directors, may merge with any subsidiary corporation, of which it owns at least 90% of each class of capital stock without a vote by shareholders of such subsidiary. Upon any such merger, dissenting shareholders of the subsidiary would have appraisal rights unless the subsidiary is wholly owned.

Two or more Cayman-registered companies may merge or consolidate. Cayman-registered companies may also merge or consolidate with foreign companies provided that the laws of the foreign jurisdiction permit such merger or consolidation.

Under the Companies Act, a plan of merger or consolidation shall be authorized by each constituent company by way of (i) a special resolution of the members of each such constituent company; and (ii) such other authorization, if any, as may be specified in such constituent company’s memorandum and articles of association.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose a subsidiary is a company of which at least ninety percent (90%) of the votes are owned by the parent company.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain circumstances, a dissentient shareholder of a Cayman constituent company is entitled to payment of the fair value of his shares upon dissenting to a merger or consolidation. The exercise of appraisal rights will preclude the exercise of any other rights save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must in addition represent seventy-five percent (75%) in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

● the statutory provisions as to the required majority vote have been met;

● the shareholders have been fairly represented at the meeting in question;

● the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

● the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act or that would amount to a “fraud on the minority”.

When a takeover offer is made and accepted by holders of not less than 90.0% of the shares affected within four (4) months, the offeror may, within a two (2) month period commencing on the expiration of such four (4) month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands, but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

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	Delaware	Cayman Islands

Shareholder Suits	Class actions and derivative actions generally are available to shareholders under Delaware law for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such actions, the court generally has discretion to permit the winning party to recover attorneys’ fees incurred in connection with such action but such discretion is rarely used. Generally, Delaware follows the American rule under which each party bears its own costs.

In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, there are exceptions to the foregoing principle, including when:

● a company acts or proposes to act illegally or ultra vires;

● the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

● those who control the company are perpetrating a “fraud on the minority” where the wrongdoers are themselves in control of the company.

Inspection of Corporate Records	Under Delaware law, shareholders of a corporation, upon written demand under oath stating the purpose thereof, have the right during normal business hours to inspect for any proper purpose, and to make copies and extracts of list(s) of shareholders and other books and records of the corporation and its subsidiaries, if any, to the extent the books and records of such subsidiaries are available to the corporation.	Shareholders of a Cayman Islands exempted company have no general right under Cayman Islands law to inspect or obtain copies of a list of shareholders or other corporate records (other than copies of our memorandum and articles, the register of mortgages or charges, and any special resolutions passed by our shareholders) of the company. However, these rights may be provided in the company’s memorandum and articles of association. The Registrar of Companies shall make available the list of the names of the current directors of the Company (and where applicable the current alternate directors of the Company) for inspection by any person upon payment of a fee by such person.
Calling of Special Shareholders Meetings	Delaware law permits the board of directors or any person who is authorized under a corporation’s certificate of incorporation or bylaws to call a special meeting of shareholders.	The Companies Act does not have provisions governing the proceedings of shareholders meetings which are usually provided in the memorandum and articles of association.

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SHARES ELIGIBLE FOR FUTURE SALE

Before this Offering, there was no established public market for our Ordinary Shares, and while we have applied for approval to have our Ordinary Shares listed on Nasdaq, we cannot assure you that a liquid trading market for the Ordinary Shares will develop or be sustained after this offering. Future sales of substantial amounts of our Ordinary Shares in the public markets after this Offering, or the perception that such sales may occur, could adversely affect market prices prevailing from time to time. As described below, only a limited number of our Ordinary Shares currently outstanding will be available for sale immediately after this Offering due to contractual and legal restrictions on resale. Nevertheless, after these restrictions lapse, future sales of substantial amounts of our Ordinary Shares, including Ordinary Shares issued upon exercise of outstanding options, in the public market in the United States, or the possibility of such sales, could negatively affect the market price in the United States of our Ordinary Shares and our ability to raise equity capital in the future.

Upon the closing of this Offering, we will have 15,408,560 issued and outstanding Ordinary Shares, assuming no exercise of the underwriters’ over-allotment option. Of that amount, [*] Ordinary Shares will be publicly held by investors participating in this Offering, and [*] Ordinary Shares will be held by our existing shareholders, some of whom may be our affiliates as that term is defined in Rule 144 under the Securities Act. As defined in Rule 144, an affiliate of an issuer is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the issuer.

All of the Ordinary Shares sold in this Offering will be freely transferable by persons other than our affiliates in the United States without restriction or further registration under the Securities Act. Ordinary Shares purchased by one of our affiliates may not be resold, except pursuant to an effective registration statement or an exemption from registration, including an exemption under Rule 144 under the Securities Act described below.

All of the Ordinary Shares, held by existing shareholders are, and any Ordinary Shares issuable upon exercise of options outstanding following the completion of this Offering will be, restricted securities, as that term is defined in Rule 144 under the Securities Act. These restricted securities may be sold in the United States only if they are registered or if they qualify for an exemption from registration under Rule 144 or Rule 701 under the Securities Act. These rules are described below.

Rule 144

In general, persons who have beneficially owned restricted Ordinary Shares for at least six (6) months, and any affiliate of the company who owns either restricted or unrestricted securities, are entitled to sell their securities without registration with the SEC under an exemption from registration provided by Rule 144 under the Securities Act.

Non-Affiliates

Any person who is not deemed to have been one of our affiliates at the time of, or at any time during the three (3) months preceding, a sale may sell an unlimited number of restricted securities under Rule 144 if:

●	the restricted securities have been held for at least six (6) months, including the holding period of any prior owner other than one of our affiliates;

●	we have been subject to the Exchange Act periodic reporting requirements for at least ninety (90) days before the sale; and

●	we are current in our Exchange Act reporting at the time of sale.

Any person who is not deemed to have been an affiliate of ours at the time of, or at any time during the three (3) months preceding, a sale and has held the restricted securities for at least one year, including the holding period of any prior owner other than one of our affiliates, will be entitled to sell an unlimited number of restricted securities without regard to the length of time we have been subject to Exchange Act periodic reporting or whether we are current in our Exchange Act reporting.

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Affiliates

Persons seeking to sell restricted securities who are our affiliates at the time of, or any time during the three (3) months preceding, a sale, would be subject to the restrictions described above. They are also subject to additional restrictions, by which such person would be required to comply with the manner of sale and notice provisions of Rule 144 and would be entitled to sell within any three (3) month period only that number of securities that does not exceed the greater of either of the following:

●	1% of the then outstanding Ordinary Shares of the same class, which will equal approximately 154,085 ordinary shares immediately after this Offering assuming the over-allotment option is not exercised and approximately 159,710 Ordinary Shares assuming the over-allotment option is exercised in full; or

●	the average weekly trading volume of our Ordinary Shares in the form of Ordinary Shares on Nasdaq during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Additionally, persons who are our affiliates at the time of, or any time during the three (3) months preceding, a sale may sell unrestricted securities under the requirements of Rule 144 described above, without regard to the six (6) month holding period of Rule 144, which does not apply to sales of unrestricted securities. Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 701

Rule 701 under the Securities Act, as in effect on the date of this Prospectus, permits resales of shares in reliance upon Rule 144 but without compliance with certain restrictions of Rule 144, including the holding period requirement. If any of our employees, executive officers or directors purchase shares under a written compensatory plan or contract, they may be entitled to rely on the resale provisions of Rule 701, but all holders of Rule 701 shares would be required to wait until ninety (90) days after the date of this Prospectus before selling any such shares. However, the Rule 701 shares would remain subject to lock-up arrangements and would only become eligible for sale when the lock-up period expires.

Regulation S

Regulation S under the Securities Act provides an exemption from registration requirements in the United States for offers and sales of securities that occur outside the United States. Rule 903 of Regulation S provides the conditions to the exemption for a sale by an issuer, a distributor, their respective affiliates or anyone acting on their behalf. Rule 904 of Regulation S provides the conditions to the exemption for a resale by persons other than those covered by Rule 903. In each case, any sale must be completed in an offshore transaction, as that term is defined in Regulation S, and no directed selling efforts, as that term is defined in Regulation S, may be made in the United States.

We are a foreign issuer as defined in Regulation S. As a foreign issuer, securities that we sell outside the United States pursuant to Regulation S are not considered to be restricted securities under the Securities Act, and, subject to the offering restrictions imposed by Rule 903, are freely tradable without registration or restrictions under the Securities Act, unless the securities are held by our affiliates. We are not claiming the potential exemption offered by Regulation S in connection with the offering of newly issued shares outside the United States and will register all of the newly issued shares under the Securities Act.

Subject to certain limitations, holders of our restricted shares who are not our affiliates or who are our affiliates by virtue of their status as our officer or director of may resell their restricted shares in an “offshore transaction” under Regulation S if:

●	none of the shareholder, its affiliate nor any person acting on their behalf engages in directed selling efforts in the United States, and

●	in the case of a sale of our restricted shares by an officer or director who is our affiliate solely by virtue of holding such position, no selling commission, fee or other remuneration is paid in connection with the offer or sale other than the usual and customary broker’s commission that would be received by a person executing such transaction as agent.

Additional restrictions are applicable to a holder of our restricted shares who will be our affiliate other than by virtue of his or her status as our officer or director.

Lock-up Agreements

Excluding the Ordinary Shares sold in this Offering, each of our directors, officers and holders of five percent or more of our outstanding Ordinary Shares will enter into customary lock-up agreements in favor of the representative providing that for a period of six (6) months from the date of the underwriting agreement, such persons will not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares of the Company or any securities convertible into or exercisable or exchangeable for Ordinary Shares of the Company, subject to customary exceptions including, but not limited to, transactions relating to Ordinary Shares acquired in open market transactions after the completion of this offering, transfers as a bona fide gift or gifts, transfers pursuant to court orders, transfers for estate planning purposes document and transfers of Ordinary Shares to charity or educational institution, in each case if such Ordinary Shares continue to be subject to the lock-up restrictions. See “Underwriting” for more information.

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MATERIAL INCOME TAX CONSIDERATIONS

Material U.S. Federal Income Tax Considerations for U.S. Holders

The following discussion is a summary of U.S. federal income tax considerations generally applicable to U.S. Holders (as defined below) of the ownership and disposition of our Ordinary Shares. This summary applies only to U.S. Holders that hold our Ordinary Shares as capital assets (generally, property held for investment) and that have the U.S. dollar as their functional currency. This summary is based on U.S. federal tax laws in effect as of the date of this Prospectus, on U.S. Treasury regulations in effect or, in some cases, proposed as of the date of this Prospectus, and judicial and administrative interpretations thereof available on or before such date. All of the foregoing authorities are subject to change, which could apply retroactively and could affect the tax consequences described below. No ruling has been sought from the Internal Revenue Service (“IRS”) with respect to any U.S. federal income tax considerations described below, and there can be no assurance that the IRS or a court will not take a contrary position. Moreover, this summary does not address the U.S. federal estate, gift, backup withholding, and alternative minimum tax considerations, or any state, local, and non-U.S. tax considerations, relating to the ownership and disposition of our Ordinary Shares. The following summary does not address all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances or to persons in special tax situations such as:

●	financial institutions or financial services entities;

●	underwriters;

●	insurance companies;

●	pension plans;

●	cooperatives;

●	regulated investment companies;

●	real estate investment trusts;

●	grantor trusts;

●	broker-dealers;

●	traders that elect to use a mark-to-market method of accounting;

●	governments or agencies or instrumentalities thereof;

●	certain former U.S. citizens or long-term residents;

●	tax-exempt entities (including private foundations);

●	persons liable for alternative minimum tax;

●	persons holding stock as part of a straddle, hedging, conversion or other integrated transaction;

●	persons whose functional currency is not the U.S. dollar;

●	passive foreign investment companies;

●	controlled foreign corporations;

●	the Company’s officers or directors;

●	holders who are not U.S. Holders;

●	persons that actually or constructively own 5% or more of the total combined voting power of all classes of our voting stock; or

●	partnerships or other entities taxable as partnerships for U.S. federal income tax purposes, or persons holding Ordinary Shares through such entities.

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For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Ordinary Shares that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

●	a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions, or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our Ordinary Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding our Ordinary Shares and their partners are urged to consult their tax advisors regarding an investment in our Ordinary Shares.

Persons considering an investment in our Ordinary Shares should consult their own tax advisors as to the particular tax consequences applicable to them relating to the purchase, ownership and disposition of our Ordinary Shares including the applicability of U.S. federal, state and local tax laws and non-U.S. tax laws.

Taxation of Dividends and Other Distributions on Our Ordinary Shares

As discussed under “Dividend Policy” above, we do not anticipate that any dividends will be paid in the foreseeable future. Subject to the discussion below under “Passive Foreign Investment Company Rules,” any cash distributions paid on our Ordinary Shares out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles, will generally be includible in the gross income of a U.S. Holder as dividend income on the day actually or constructively received by the U.S. Holder. Because we do not intend to determine our earnings and profits on the basis of U.S. federal income tax principles, any distribution we pay will generally be treated as a “dividend” for U.S. federal income tax purposes. A non-corporate U.S. Holder will be subject to tax on dividend income from a “qualified foreign corporation” at a lower applicable capital gains rate rather than the marginal tax rates generally applicable to ordinary income provided that certain holding period requirements are met. A non-U.S. corporation (other than a corporation that is classified as a PFIC for the taxable year in which the dividend is paid or the preceding taxable year) will generally be considered to be a qualified foreign corporation (i) if it is eligible for the benefits of a comprehensive tax treaty with the United States that the U.S. Secretary of Treasury determines is satisfactory for purposes of this provision and includes an exchange of information program, or (ii) with respect to any dividend it pays on stock that is readily tradable on an established securities market in the United States, including Nasdaq. It is unclear whether dividends that we pay on our Ordinary Shares will meet the conditions required for the reduced tax rate. If we are eligible for such benefits, dividends we pay on our Ordinary Shares would be eligible for the reduced rates of taxation described in this paragraph. You are urged to consult your tax advisor regarding the availability of the lower rate for dividends paid with respect to our Ordinary Shares. Dividends received on our Ordinary Shares will not be eligible for the dividends-received deduction allowed to corporations.

Dividends will generally be treated as income from foreign sources for U.S. foreign tax credit purposes and will generally constitute passive category income. Depending on the U.S. Holder’s individual facts and circumstances, a U.S. Holder may be eligible, subject to a number of complex limitations, to claim a foreign tax credit not in excess of any applicable treaty rate in respect of any foreign withholding taxes imposed on dividends received on our Ordinary Shares. A U.S. Holder who does not elect to claim a foreign tax credit for foreign tax withheld may instead claim a deduction, for U.S. federal income tax purposes, in respect of such withholding, but only for a year in which such U.S. Holder elects to do so for all creditable foreign income taxes. The rules governing the foreign tax credit are complex and their outcome depends in large part on the U.S. Holder’s individual facts and circumstances. Accordingly, U.S. Holders are urged to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

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Taxation of Sale or Other Disposition of Ordinary Shares

Subject to the discussion below under “Passive Foreign Investment Company Rules,” a U.S. Holder will generally recognize capital gain or loss upon the sale or other disposition of Ordinary Shares in an amount equal to the difference between the amount realized upon the disposition and the U.S. Holder’s adjusted tax basis in such Ordinary Shares. Any capital gain or loss will be long term if the Ordinary Shares have been held for more than one year and will generally be U.S.-source gain or loss for U.S. foreign tax credit purposes. Long-term capital gains of non-corporate taxpayers are currently eligible for reduced rates of taxation. The deductibility of a capital loss may be subject to limitations. U.S. Holders are urged to consult their tax advisors regarding the tax consequences if a foreign tax is imposed on a disposition of our Ordinary Shares, including the availability of the foreign tax credit under their particular circumstances.

Passive Foreign Investment Company Rules

A non-U.S. corporation, such as our company, will be classified as a PFIC, for U.S. federal income tax purposes for any taxable year, if either (i) 75% or more of its gross income for such year consists of certain types of “passive” income or (ii) 50% or more of the value of its assets (determined on the basis of a quarterly average) during such year is attributable to assets that produce or are held for the production of passive income. For this purpose, cash and cash equivalents are categorized as passive assets and the company’s goodwill and other unbooked intangibles are taken into account as non-passive assets. Passive income generally includes, among other things, dividends, interest, rents, royalties, and gains from the disposition of passive assets. We will be treated as owning a proportionate share of the assets and earning a proportionate share of the income of any other corporation in which we own, directly or indirectly, more than 25% (by value) of the stock.

No assurance can be given as to whether we may be or may become a PFIC, as this is a factual determination made annually that will depend, in part, upon the composition of our income and assets. Furthermore, the composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets and the cash raised in this Offering. Under circumstances where our revenue from activities that produce passive income significantly increase relative to our revenue from activities that produce non-passive income, or where we determine not to deploy significant amounts of cash for active purposes, our risk of becoming classified as a PFIC may substantially increase. In addition, because there are uncertainties in the application of the relevant rules, it is possible that the Internal Revenue Service may challenge our classification of certain income and assets as non-passive or our valuation of our tangible and intangible assets, each of which may result in our becoming a PFIC for the current or subsequent taxable years. If we were classified as a PFIC for any year during which a U.S. Holder held our Ordinary Shares, we generally would continue to be treated as a PFIC for all succeeding years during which such U.S. Holder held our Ordinary Shares even if we cease to be a PFIC in subsequent years, unless certain elections are made. Our U.S. counsel expresses no opinion with respect to our PFIC status for any taxable year.

If we are classified as a PFIC for any taxable year during which a U.S. Holder holds our Ordinary Shares, and unless the U.S. Holder makes a mark-to-market election (as described below), the U.S. Holder will generally be subject to special tax rules that have a penalizing effect, regardless of whether we remain a PFIC, on (i) any excess distribution that we make to the U.S. Holder (which generally means any distribution paid during a taxable year to a U.S. Holder that is greater than 125 percent of the average annual distributions paid in the three preceding taxable years or, if shorter, the U.S. Holder’s holding period for the Ordinary Shares), and (ii) any gain realized on the sale or other disposition of Ordinary Shares. Under these rules,

●	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the Ordinary Shares;

●	the amount allocated to the current taxable year and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which we are classified as a PFIC (each, a “pre-PFIC year”), will be taxable as ordinary income;

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●	the amount allocated to each prior taxable year, other than a pre-PFIC year, will be subject to tax at the highest tax rate in effect for individuals or corporations, as appropriate, for that year; and

●	an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each prior taxable year, other than a pre-PFIC year, of the U.S. Holder.

If we are treated as a PFIC for any taxable year during which a U.S. Holder holds our Ordinary Shares, or if any of our subsidiaries is also a PFIC, such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of any lower-tier PFICs for purposes of the application of these rules. U.S. Holders are urged to consult their tax advisors regarding the application of the PFIC rules to any of our subsidiaries.

As an alternative to the foregoing rules, a U.S. Holder of “marketable stock” in a PFIC may make a mark-to-market election with respect to such stock, provided that such stock is “regularly traded” within the meaning of applicable U.S. Treasury regulations. If our Ordinary Shares qualify as being regularly traded, and an election is made, the U.S. Holder will generally (i) include as ordinary income for each taxable year that we are a PFIC the excess, if any, of the fair market value of Ordinary Shares held at the end of the taxable year over the adjusted tax basis of such Ordinary Shares and (ii) deduct as an ordinary loss the excess, if any, of the adjusted tax basis of the Ordinary Shares over the fair market value of such Ordinary Shares held at the end of the taxable year, but such deduction will only be allowed to the extent of the amount previously included in income as a result of the mark-to-market election. The U.S. Holder’s adjusted tax basis in the Ordinary Shares would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. Holder makes a mark-to-market election in respect of a corporation classified as a PFIC and such corporation ceases to be classified as a PFIC, the U.S. Holder will not be required to take into account the gain or loss described above during any period that such corporation is not classified as a PFIC. If a U.S. Holder makes a mark-to-market election, any gain such U.S. Holder recognizes upon the sale or other disposition of our Ordinary Shares in a year when we are a PFIC will be treated as ordinary income and any loss will be treated as ordinary loss, but such loss will only be treated as ordinary loss to the extent of the net amount previously included in income as a result of the mark-to-market election.

Because a mark-to-market election cannot be made for any lower-tier PFICs that we may own, a U.S. Holder may continue to be subject to the PFIC rules with respect to such U.S. Holder’s indirect interest in any investments held by us that are treated as an equity interest in a PFIC for U.S. federal income tax purposes.

Furthermore, as an alternative to the foregoing rules, a U.S. Holder that owns stock of a PFIC generally may make a “qualified electing fund” election regarding such corporation to elect out of the PFIC rules described above regarding excess distributions and recognized gains. However, we do not intend to provide information necessary for U.S. Holders to make qualified electing fund elections which, if available, would result in tax treatment different from the general tax treatment for PFICs described above.

If a U.S. Holder owns our Ordinary Shares during any taxable year that we are a PFIC, the U.S. Holder must generally file an annual Internal Revenue Service Form 8621 and provide such other information as may be required by the U.S. Treasury Department, whether or not a mark-to-market election is or has been made. If we are or become a PFIC, you should consult your tax advisor regarding any reporting requirements that may apply to you.

You should consult your tax advisors regarding how the PFIC rules apply to your investment in our Ordinary Shares.

Information Reporting and Backup Withholding

Certain U.S. Holders are required to report information to the Internal Revenue Service relating to an interest in “specified foreign financial assets,” including shares issued by a non-United States corporation, for any year in which the aggregate value of all specified foreign financial assets exceeds US$50,000 (or a higher dollar amount prescribed by the Internal Revenue Service), subject to certain exceptions (including an exception for shares held in custodial accounts maintained with a U.S. financial institution). These rules also impose penalties if a U.S. Holder is required to submit such information to the Internal Revenue Service and fails to do so.

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In addition, dividend payments with respect to our Ordinary Shares and proceeds from the sale, exchange or redemption of our Ordinary Shares may be subject to additional information reporting to the IRS and possible U.S. backup withholding. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on IRS Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on IRS Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS and furnishing any required information. We do not intend to withhold taxes for individual Shareholders. However, transactions effected through certain brokers or other intermediaries may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF OUR ORDINARY SHARES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS OWN TAX ADVISOR ABOUT THE TAX CONSEQUENCES TO IT OF AN INVESTMENT IN OUR ORDINARY SHARES IN LIGHT OF THE INVESTOR’S OWN CIRCUMSTANCES.

Prospective investors should consult their professional advisers on the possible tax consequences of buying, holding or selling any Ordinary Shares under the laws of their country of citizenship, residence or domicile.

The following is a discussion on certain Cayman Islands and Hong Kong income tax consequences of an investment in the Ordinary Shares. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands and Hong Kong laws.

Hong Kong Taxation

No tax is imposed in Hong Kong in respect of capital gains from the sale of property, such as our Ordinary Shares. Generally, gains arising from disposal of the Ordinary Shares which are held more than two years are considered capital in nature. However, trading gains from the sale of property by persons carrying on a trade, profession or business in Hong Kong where such gains are derived from or arise in Hong Kong from such trade, profession or business will be chargeable to Hong Kong profits tax. Liability for Hong Kong profits tax would therefore arise in respect of trading gains from the sale of Ordinary Shares realized by persons in the course of carrying on a business of trading or dealing in securities in Hong Kong where the purchase or sale contracts are effected (being negotiated, concluded and/or executed) in Hong Kong. Effective from April 1, 2018, profits tax is levied on a two-tiered profits tax rate basis, with the first HK$2 million of profits being taxed at 8.25% for corporations and 7.5% for unincorporated businesses, and profits exceeding the first HK$2 million being taxed at 16.5% for corporations and 15% for unincorporated businesses.

In addition, Hong Kong does not impose withholding tax on gains derived from the sale of stock in Hong Kong companies and does not impose withholding tax on dividends paid outside of Hong Kong by Hong Kong companies. Accordingly, investors will not be subject to Hong Kong withholding tax with respect to a disposition of their Ordinary Shares or with respect to the receipt of dividends on their Ordinary Shares, if any. No income tax treaty relevant to the acquiring, withholding or dealing in the Ordinary Shares exists between Hong Kong and the United States.

Cayman Islands Tax Considerations

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains, or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands. No stamp duty is payable in the Cayman Islands on transfers of shares of Cayman Islands companies except those which hold interests in land in the Cayman Islands. The Cayman Islands is a party to a double tax treaty entered with the United Kingdom in 2010 but is otherwise is not party to any double tax treaties that are applicable to any payments made to or by our company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of the dividends and capital in respect of our Shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our Shares, nor will gains derived from the disposal of our Shares be subject to Cayman Islands income or corporation tax.

No stamp duty is payable in the Cayman Islands in respect of the issue of our Shares or on an instrument of transfer in respect of our Shares, so long as the instrument of transfer is not executed in, brought to, or produced before a court of the Cayman Islands.

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Certain Singapore Tax Considerations

Dividend Distributions

All Singapore tax resident companies are currently under the one-tier corporate tax system, or one-tier system.

Under the one-tier system, the income tax paid by a Singapore tax resident company is a final tax and its distributable profits can be distributed to shareholders as tax exempt (one-tier) dividends. Such dividends are exempt from tax in the hands of a shareholder.

Accordingly, dividends received in respect of the ordinary shares by either a resident or non-resident of Singapore are not subject to Singapore income tax (whether by withholding or otherwise), on the basis that we are a tax resident of Singapore and under the one-tier system.

Foreign shareholders are advised to consult their own tax advisers to take into account the tax laws of their respective countries of residence and the existence of any agreement for the avoidance of double taxation which their country of residence may have with Singapore.

Corporate Income Tax

A Singapore tax resident corporate taxpayer is subject to Singapore income tax on:

●	income accrued in or derived from Singapore; and

●	foreign sourced income received or deemed received in Singapore, unless otherwise exempted.

Foreign-sourced income is deemed to be received in Singapore when it is:

(a)	remitted to, transmitted or brought into Singapore;

(b)	applied in or towards satisfaction of any debt incurred in respect of a trade or business carried on in Singapore; or

(c)	applied to purchase any movable property which is brought into Singapore.

Foreign income in the form of branch profits, dividends and service fee income (“specified foreign income”) received or deemed received in Singapore by a Singapore tax resident corporate taxpayer are exempted from Singapore tax provided that the following qualifying conditions are met:

(a)	such income is subject to tax of a similar character to income tax (by whatever name called) under the law of the territory from which such income is received;

(b)	at the time such income is received in Singapore by the person resident in Singapore, the highest rate of tax of a similar character to income tax (by whatever name called) levied under the law of the territory from which such income is received on any gains or profits from any trade or business carried on by any company in that territory at that time is not less than 15.0%; and

(c)	the Comptroller of Income Tax (“the Comptroller”) is satisfied that the tax exemption would be beneficial to the person resident in Singapore who is receiving or deemed to be receiving the specified foreign income.

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A non-Singapore tax resident corporate taxpayer, subject to certain exceptions, is subject to Singapore income tax on income accrued in or derived from Singapore, and on foreign income received or deemed received in Singapore.

A company is regarded as a tax resident in Singapore if the control and management of the company’s business is exercised in Singapore. Control and management is defined as the making of decisions on strategic matters, such as those concerning the company’s policy and strategy. Generally, the location of the company’s board of directors meetings where strategic decisions are made determines where the control and management is exercised. However, under certain scenarios, holding of board of directors meetings in Singapore may not be sufficient and other factors will be considered to determine if the control and management of the business is indeed exercised in Singapore.

The prevailing corporate tax rate (“CIT”) in Singapore is a flat rate of 17.0%.

Where income is subject to normal CIT in Singapore, there is a partial tax exemption on the first S$200,000 of chargeable income for year of assessment (“YA”) 2020 (i.e. the preceding year ended on 31 December 2019) onwards as follows:

(A)	75% tax exemption on the first S$10,000 of normal chargeable income; and

(B)	A further 50% tax exemption on the next S$190,000 of normal chargeable income.

This partial tax exemption is not applicable to income which qualify for tax exemption or concessionary income tax rates.

In addition, as announced in Budget 2025, to provide support for companies’ cash flow needs, a CIT Rebate of 50% of the corporate tax payable will be granted to all taxpaying companies, whether Singapore tax resident or not, for YA 2025. Active companies that have employed at least one local employee in 2024 will receive S$2,000 in CIT rebate cash grant (“CIT Rebate Cash Grant”). The CIT Rebate Cash Grant seeks to provide support for smaller companies which may otherwise receive little or no CIT Rebate. Eligible companies will therefore receive a minimum benefit of S$2,000. The maximum total benefits of CIT Rebate and CIT Rebate Cash Grant that a company may receive is S$40,000.

Capital Gains

Any gains considered to be in the nature of capital made from the sale of the Shares will not be taxable in Singapore to the extent that they do not fall within the ambit of the new Section 10L of the Income Tax Act 1947 of Singapore (“ITA”). However, any gains derived by any person from the sale of the Shares which are gains from any trade, business, profession or vocation carried on by that person, if accruing in or derived from Singapore, may be taxable as such gains are considered revenue in nature.

Under Section 10L of the ITA, gains received in Singapore from outside Singapore by an entity of a relevant group from the sale or disposal (“foreign-sourced disposal gains”) of any movable or immovable property situated outside Singapore (“foreign asset”) will be treated as income chargeable to tax under Section 10(1)(g) of the ITA under certain circumstances. The foreign-sourced disposal gains will be subject to tax if the entity does not have adequate economic substance in Singapore and the sale or disposal of the foreign asset occurs on or after 1 January 2024. An entity is a member of a group of entities if its assets, liabilities, income, expenses and cash flows are (a) included in the consolidated financial statements of the parent entity of the group; or (b) excluded from the consolidated financial statements of the parent entity of the group solely on size or materiality grounds or on the grounds that the entity is held for sale. A group is a relevant group if (a) the entities of the group are not all incorporated, registered or established in a single jurisdiction; or (b) any entity of the group has a place of business in more than one jurisdiction.

Investors are advised to consult their own tax advisors on the applicable tax treatment if they received gains in Singapore from the disposal of the Shares.

Holders of the Shares who apply or who are required to apply Financial Reporting Standard (“FRS”) 39, FRS 109 or Singapore Financial Reporting Standard (International) 9 (“SFRS(I) 9”) (as the case may be), for Singapore income tax purposes may be required to recognize gains or losses (not being gains or losses in the nature of capital) on the Shares, irrespective of disposal, in accordance with FRS 39 or FRS 109 or SFRS(I) 9 (as the case may be).

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UNDERWRITING

In connection with this Offering, we will enter into an underwriting agreement with Dominari Securities LLC, as representative (the “representative”) of the several underwriters named therein (collectively, the “underwriters”). The representative may retain other brokers or dealers to act as sub-agents or selected dealers on their behalf in connection with this Offering. The underwriters will agree to purchase from us, on a firm commitment basis, the number of Ordinary Shares set forth opposite its name below, at the offering price less the underwriting discounts set forth on the cover page of this Prospectus:

Name of Underwriters	Number of Ordinary Shares
Dominari Securities LLC
Revere Securities LLC
Total

The underwriters will be committed to purchase all the Ordinary Shares offered by this Prospectus if they purchase any Ordinary Shares. The underwriters will not be obligated to purchase the Ordinary Shares covered by the underwriter’s over-allotment option to purchase Ordinary Shares as described below. The underwriters will offer the Ordinary Shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters will reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. Any Ordinary Shares sold by the underwriters to securities dealers will be sold at the offering price less a selling concession not in excess of $       per share. The underwriters may allow, and these selected dealers may re-allow, a concession of not more than $     per share to other brokers and dealers.

Pricing of this Offering

Prior to this Offering, there has been no public market for our Ordinary Shares. The initial public offering price for our Ordinary Shares will be determined through negotiations between us and the representative. Among the factors to be considered in these negotiations will be prevailing market conditions, our financial information, market valuations of other companies that we and the representative believe to be comparable to us, estimate of our business potential and earning prospects, the present state of our development and other factors deemed relevant. The initial public offering price of our Ordinary Shares in this Offering does not necessarily bear any direct relationship to the assets, operations, book value or other established criteria of value of our company.

Over-Allotment Option

We have granted to the representative a forty-five (45)-day option to purchase up to an aggregate of additional Ordinary Shares (equal to 15% of the number of Ordinary Shares sold in this Offering), at the public offering price per Ordinary Share less underwriting discounts. The underwriters may exercise this option at any time during the forty-five (45) days beginning on the date of closing of this Offering solely to cover over-allotments. If any of the additional Ordinary Shares are purchased, the underwriters will offer the additional Ordinary Shares at the public offering price of each Ordinary Share.

Underwriting Discounts

The underwriters will offer the Ordinary Shares to the public at the initial public offering price set forth on the cover of this Prospectus and to selected dealers at the initial public offering price less a selling concession not in excess of $[*] per share. After this Offering, the initial public offering price, concession and reallowance to dealers may be reduced by the underwriter No change in those terms will change the amount of proceeds to be received by us as set forth on the cover of this Prospectus. The securities are offered by the underwriter as stated herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part.

The underwriting discount will be equal to 7.5% of the public offering price on each of the Ordinary Shares being offered.

The following table shows the price per share and total initial public offering price, underwriting discounts, and proceeds before expenses to us. The total amounts are shown assuming both no exercise and full exercise of the over-allotment option.

Total
	Per Share	No Exercise of Over-allotment Option	Full Exercise of Over-allotment Option
Initial public offering price	US$	US$	US$
Underwriting discounts to be paid by us (7.5%)(1)	US$	US$	US$
Proceeds to us, before expenses	US$	US$	US$

(1)	Does not include reimbursement of certain out-of-pocket expenses as described below.

We will also pay to the representative by deduction from the net proceeds of this Offering contemplated herein, a non-accountable expense allowance equal to 1.0% of the gross proceeds received by us from the sale of the shares, including any shares issued pursuant to the exercise of the representative’s over-allotment option.

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We have also agreed to reimburse the representative up to a maximum of US$210,000 for out-of-pocket accountable expenses (including the legal fees and other disbursements as disclosed below). As of the date of this Prospectus, we have paid US$15,000.00 to the representative as an advance against out-of-pocket accountable expenses. Any expenses advancement will be returned to us to the extent the representative’s out-of-pocket accountable expenses are not actually incurred in accordance with FINRA Rule 5110(g)(4)(A).

We estimate that the total expenses of this Offering payable by us, excluding the underwriting discounts and non-accountable expense allowance, will be approximately US$1.11 million.

Representative Warrants

We have agreed to issue to the representative, or its designated affiliates, warrants (the “Representative Warrants”) to purchase up to                      Ordinary Shares, which is equal to 4.0% of the aggregate number of shares issued in this offering. The Representative Warrants will be exercisable at any time and from time to time, in whole or in part, beginning 180 days after the commencement of sales in this Offering and will be exercisable until the third (3rd) anniversary of the initial exercise date at an exercise price equal 120% of the public offering price per share (subject to adjustments). The Representative Warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to FINRA Rule 5110(e)(1). The representative (or permitted assignees) will not sell, transfer, assigned, pledge, or hypothecate the Representative Warrants or the securities underlying the Representative Warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the Representative Warrants or the underlying securities for a period of 180 days after the date of the closing of this offering. The Representative Warrants and the Ordinary Shares underlying the Representative Warrants are being registered as a part of the registration statement of which this prospectus forms a part and will be freely tradable upon the declaration of the effectiveness of such registration statement by the SEC.

Tail Fee

The Company will agree in the underwriting agreement that from the time beginning on the closing date of this Offering and to the date that is twelve (12) months from such date, the representative will be entitled to compensation calculated in the same manner set forth in the underwriting agreement with respect to any public or private offering or other equity financing or capital-raising transaction of any kind to that extent that such financing is provided to the Company by investors whom the representative introduced to the Company and was not previously known to the Company during the period of time beginning on August 21, 2025 and ending on the date of the closing of this Offering.

Lock-Up Agreements

The Company, on behalf of itself and any successor entity, will agree in the underwriting agreement that, without the prior written consent of the representative, it will not, for a period of six (6) months from the date of this prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any share capital of the Company or any securities convertible into or exercisable or exchangeable for share capital of the Company, or (ii) file or caused to be filed any registration statement with the SEC relating to the offering of any share capital of the Company or any securities convertible into or exercisable or exchangeable for share capital of the Company.

In addition, each of our directors, officers and holders of five percent or more of our outstanding Ordinary Shares will enter into customary lock-up agreements in favor of the representative providing that for a period of six (6) months from the date of the underwriting agreement, such persons will not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares of the Company or any securities convertible into or exercisable or exchangeable for Ordinary Shares of the Company, subject to customary exceptions including, but not limited to, transactions relating to Ordinary Shares acquired in open market transactions after the completion of this Offering, transfers as a bona fide gift or gifts, transfers pursuant to court orders, transfers for estate planning purposes document and transfers of Ordinary Shares to charity or educational institution, in each case if such Ordinary Shares continue to be subject to the lock-up restrictions.

Foreign Regulatory Restrictions on Purchase of our Ordinary Shares

We have not taken any action to permit a public offering of our Ordinary Shares outside the United States or to permit the possession or distribution of this Prospectus outside the United States. People outside the United States who come into possession of this Prospectus must inform themselves about and observe any restrictions relating to this Offering of our Ordinary Shares and the distribution of this Prospectus outside the United States.

Indemnification

We intend to agree to indemnify the several underwriters against certain liabilities, including certain liabilities under the Securities Act. If we are unable to provide this indemnification, we have agreed to contribute to payments the underwriters may be required to make in respect of those liabilities.

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Stock Exchange

We intend to apply to have our Ordinary Shares approved for listing/quotation on Nasdaq under the symbol “HXAI”. We will not consummate and close this Offering without a listing approval from Nasdaq.

Price Stabilization, Short Positions

In connection with this Offering, the underwriters may engage in activities that stabilize, maintain or otherwise affect the price of our securities during and after this Offering, including:

●	stabilizing transactions;

●	short sales;

●	purchases to cover positions created by short sales;

●	imposition of penalty bids; and

●	syndicate covering transactions.

Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of our securities while this Offering is in progress. Stabilization transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. These transactions may also include making short sales of our Ordinary Shares, which involve the sale by the underwriters of a greater number of Ordinary Shares than they are required to purchase in this Offering and purchasing Ordinary Shares on the open market to cover short positions created by short sales. Short sales may be “covered short sales,” which are short positions in an amount not greater than the underwriters’ option to purchase additional shares referred to above, or may be “naked short sales,” which are short positions in excess of that amount.

The underwriters may close out any covered short position by either exercising their option, in whole or in part, or by purchasing our securities in the open market. In making this determination, the underwriters will consider, among other things, the price of our securities available for purchase in the open market as compared to the price at which they may purchase our securities through the over-allotment option.

Naked short sales are short sales made in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing our securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our securities in the open market that could adversely affect investors who purchased in this Offering.

These stabilizing transactions, short sales, purchases to cover positions created by short sales, the imposition of penalty bids and syndicate covering transactions may have the effect of raising or maintaining the market price of our securities or preventing or retarding a decline in the market price of our securities. As a result of these activities, the price of our securities may be higher than the price that otherwise might exist in the open market. The underwriters may carry out these transactions on Nasdaq, in the over-the-counter market or otherwise. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of the shares. Neither we, nor any of the underwriters make any representation that the underwriters will engage in these stabilization transactions or that any transaction, once commenced, will not be discontinued without notice.

Electronic Offer, Sale and Distribution

A Prospectus in electronic format may be made available on websites or through other online services maintained by the underwriters or selling group members, if any, or by their affiliates, and the underwriters may distribute Prospectus electronically. The underwriters may agree to allocate a number of Ordinary Shares to selling group members for sale to their online brokerage account holders. The Ordinary Shares to be sold pursuant to online distributions will be allocated on the same basis as other allocations. Other than the Prospectus in electronic format, the information on, or that can be accessed through, these websites and any information contained in any other website maintained by these entities is not part of, and is not incorporated by reference into, this Prospectus or the registration statement of which this Prospectus forms a part, has not been approved and/or endorsed by us or the underwriters, and should not be relied upon by investors.

In connection with this Offering, certain of the underwriters or securities dealers may distribute Prospectuses by electronic means, such as e-mail.

Passive Market Making

Any underwriter who is a qualified market maker on Nasdaq may engage in passive market making transactions on Nasdaq, in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the shares and extending through the completion of the distribution. Passive market makers must comply with applicable volume and price limitations and must be identified as a passive market maker. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security. If all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

Potential Conflicts of Interest

The underwriters and their affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers and such investment and securities activities may involve securities and/or instruments of our Company. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

Other than in the United States, no action may be taken, and no action has been taken, by us or the underwriters that would permit a public offering of the Ordinary Shares offered by, or the possession, circulation or distribution of, this Prospectus in any jurisdiction where action for that purpose is required. The Ordinary Shares offered by this Prospectus may not be offered or sold, directly or indirectly, nor may this Prospectus or any other offering material or advertisements in connection with the offer and sale of any such shares be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this Prospectus comes are advised to inform themselves about and to observe any restrictions relating to the Offering and the distribution of this Prospectus. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any Ordinary Shares offered by this Prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

In addition to the offering of the Ordinary Shares in the United States, the underwriters may, subject to applicable foreign laws, also offer the ordinary shares in certain countries.

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Foreign Regulatory Restrictions on Purchase of our Ordinary Shares

People outside the United States who come into possession of this Prospectus must inform themselves about and observe any restrictions relating to this Offering of our Ordinary Shares and the distribution of this Prospectus outside the United States.

Offer Restrictions Outside of the United States of America

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the Ordinary Shares offered by this Prospectus in any jurisdiction where action for that purpose is required. The Ordinary Shares offered by this Prospectus may not be offered or sold, directly or indirectly, nor may this Prospectus or any other Offering material or advertisements in connection with the offer and sale of any such shares be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this Prospectus comes are advised to inform themselves about and to observe any restrictions relating to this Offering and the distribution of this Prospectus. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any Ordinary Shares offered by this Prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Cayman Islands

No invitation, whether directly or indirectly may be made to the public in the Cayman Islands to subscribe for the Ordinary Shares or our Ordinary Shares. This Prospectus does not constitute a public offer of the Ordinary Shares or Ordinary Shares, whether by way of sale or subscription, in the Cayman Islands. Neither Ordinary Shares nor Ordinary Shares have been offered or sold, and will not be offered or sold, directly or indirectly, in the Cayman Islands.

Singapore

This Prospectus has not been registered as a Prospectus with the Monetary Authority of Singapore. Accordingly, this Prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of our securities may not be circulated or distributed, nor may our securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the Securities and Futures Act, 2001 of Singapore (“SFA”)) under Section 274 of the SFA; (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018; or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

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Where our securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities or securities-based derivatives contracts of that corporation shall not be transferable within six months after that corporation has acquired the securities or securities-based derivatives contracts under Section 275 of the SFA except: (1) to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(c)(ii) of the SFA, (2) where no consideration is or will be given for the transfer, (3) where the transfer is by operation of law, (4) as specified in Section 276(7) of the SFA, or (5) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Where our securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable within six months after that trust has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(c)(ii) of the SFA, (2) where no consideration is or will be given for the transfer, (3) where the transfer is by operation of law, (4) as specified in Section 276(7) of the SFA, or (5) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

United Kingdom

Neither the information in this document nor any other document relating to the offer has been delivered for approval to the Financial Services Authority in the United Kingdom, and no Prospectus (within the meaning of section 85 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) has been published or is intended to be published in respect of the securities. This document is issued on a confidential basis to “qualified investors” (within the meaning of section 86(7) of FSMA) in the United Kingdom, and the securities may not be offered or sold in the United Kingdom by means of this document, any accompanying letter or any other document, except in circumstances which do not require the publication of a Prospectus pursuant to section 86(1) FSMA. This document should not be distributed, published or reproduced, in whole or in part, nor may its contents be disclosed by recipients to any other person in the United Kingdom.

Hong Kong

The securities may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”); (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder; or (iii) in other circumstances which do not result in the document being a “Prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to our securities may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to our securities that are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

People’s Republic of China

The information in this document does not constitute a public offer of the securities, whether by way of sale or subscription, in the People’s Republic of China (“PRC”) (excluding, for purposes of this paragraph, Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan). The securities may not be offered or sold directly or indirectly in the PRC to legal or natural persons other than directly to “qualified domestic institutional investors,” except pursuant to applicable laws, rules and regulations of the PRC.

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EXPENSES RELATED TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding the underwriting discounts and non-accountable expense allowance, which are expected to be incurred in connection with the sale of Ordinary Shares in this Offering. With the exception of the registration fee payable to the SEC, Nasdaq listing fee and the filing fee payable to Financial Industry Regulatory Authority, Inc., or FINRA, all amounts are estimates.

SEC registration fee	$11,160
The Nasdaq listing fee	65,000
FINRA filing fee	5,000
Legal fees and expenses	420,000
Accountable underwriter’s expenses	210,000
Accounting fees and expenses	380,000
Printing and engraving expenses	15,000
Miscellaneous	5,000
Total	$1,111,160

These expenses will be borne by us. Underwriting discounts will be borne by us in proportion to the numbers of Ordinary Shares sold in this Offering.

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LEGAL MATTERS

We are being represented by Loeb & Loeb LLP with respect to certain legal matters of U.S. federal securities laws and Hong Kong law. The validity of our Ordinary Shares offered in this Offering and certain other matters of Cayman Islands law will be passed upon for us by Ogier, our counsel as to Cayman Islands law. Certain legal matters as to Singapore law will be passed for us by Chris Chong & CT Ho LLP. Certain legal matters as to United Kingdom Law will be passed to us by Hill Dickinson LLP. Dominari Securities LLC, the representative of the underwriters, is being represented by Sullivan & Worcester LLP in connection with this Offering.

EXPERTS

The consolidated and combined financial statements as of and for the years ended December 31, 2024 and 2025 are included in this Prospectus have been so included in reliance on the report of TAAD LLP, an independent registered public accounting firm, which includes an explanatory paragraph as to the company’s ability to continue as a going concern. Such financial statements are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The registered business address of TAAD LLP is 20955 Pathfinder Road, Suite 370, Diamond Bar, CA 91765, USA.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement (including amendments and exhibits to the registration statement) on Form F-1 under the Securities Act. This Prospectus, which forms a part of the registration statement, does not contain all of the information included in the registration statement and the exhibits and schedules to the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits and schedules for that information. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this Prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.

You may review a copy of the registration statement, including exhibits and any schedule filed therewith, and obtain copies of such materials at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a website at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers, like us, that file electronically with the SEC.

Upon completion of this Offering, we will be subject to the information reporting requirements of the Exchange Act applicable to foreign private issuers. Accordingly, we will be required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. Those reports may be inspected without charge at the locations described above. As a foreign private issuer, we will be exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act, until March 18, 2026, when an amendment to Section 16 requiring officers and directors of “foreign private issuers” to file public reports of their share ownership becomes effective. On December 18, 2025, President Trump signed into law the HFIAA, which eliminates the exemption to comply with Section 16 of the Exchange Act. The new law will take effect on March 18, 2026. Once in effect, directors and officers of foreign private issuers will be required to publicly report their ownership in, and transactions involving, the applicable foreign private issuer’s securities to the SEC on Forms 3, 4, and 5. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

We maintain a website at https://gravitysupplychain.com/. Information contained on, or that can be accessed through, our website is not a part of, and shall not be incorporated by reference into, this Prospectus.

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GRAVITY AI

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Gravity AI

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Gravity AI (the Company) as of December 31, 2025 and 2024, and the related consolidated statements of income, stockholders’ deficit, and cash flows for each of the years in the two-two year period ended December 31, 2025, and the related notes and schedules (collectively referred to as the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025 and 2024, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2025, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the Company’s significant operating losses raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The combined financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ TAAD LLP
We have served as the Company’s auditor since 2025.
Diamond Bar, California
April 10, 2026

F-2

GRAVITY AI

CONSOLIDATED BALANCE SHEETS

(In U.S. Dollar, except for share data, or otherwise noted)

	As of December 31,
	2024	2025
ASSETS
Current Assets
Cash	$187,771	$19,020
Accounts receivable, net	172,063	177,685
Prepaid expenses	59,846	30,031
Total Current Assets	419,680	226,736

Non-current Assets
Deferred offering cost	-	295,034
Property and equipment, net	15,025	8,120
Total Non-current Assets	15,025	303,154
TOTAL ASSETS	$434,705	$529,890

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current Liabilities
Accounts payable	$172,526	$70,517
Deferred revenue	52,634	78,159
Short-term borrowings	687,370	3,052,343
Long-term borrowings, current	229,387	338,228
Amounts due to a related party, current	743,493	-
Accrued expenses and other current liabilities	247,970	250,279
Total Current Liabilities	2,133,380	3,789,526

Non-current Liabilities
Long-term borrowings, non-current	928,169	800,927
Amounts due to a related party, non-current	7,307,000	8,659,254
Total Non-current Liabilities	8,235,169	9,460,181
Total Liabilities	10,368,549	13,249,707

Commitments and Contingencies

Shareholders’ Deficit
Ordinary shares (par value of US$0.0000078125 per share; 6,400,000,000 shares authorized, 11,658,560 shares issued and outstanding, as of December 31, 2024 and 2025, respectively)*	91	91
Additional paid-in capital	24,647,287	24,647,287
Accumulated deficit	(34,583,747)	(37,366,027)
Accumulated other comprehensive income/(loss)	2,525	(1,168)
Shareholders’ Deficit	(9,933,844)	(12,719,817)
TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$434,705	$529,890

*	The share and per share information are presented on a retrospective basis to reflect the Company’s recapitalization. (Note 11)

The accompanying notes are an integral part of these consolidated financial statements.

F-3

GRAVITY AI

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In U.S. Dollar, except for share data, or otherwise noted)

	For the Years Ended December 31,
	2024	2025
Revenues	$1,746,868	$1,438,891
Cost and expenses:
Cost of revenues	(789,967)	(841,263)
Selling and marketing expenses	(90,156)	(25,581)
General and administrative expenses	(828,795)	(1,061,482)
Technology support expenses	(1,284,767)	(1,258,543)
Loss from operations	(1,246,817)	(1,747,978)

Other income/(expenses)
Interest expense	(513,566)	(873,373)
Other financial expenses, net	(23,768)	(158,014)
Other income/(expenses), net	(116,266)	7,595
Total other expenses, net	(653,600)	(1,023,792)

Loss before income tax	(1,900,417)	(2,771,770)
Income tax expense	(12,880)	(10,510)
Net loss	$(1,913,297)	$(2,782,280)

Other comprehensive income/(loss)
Foreign currency translation adjustment	6,517	(3,693)
Total comprehensive loss	$(1,906,780)	$(2,785,973)

Loss per ordinary share attributable to shareholders of Gravity AI
Basic and diluted*	$(0.17)	$(0.24)

Weighted average number of shares outstanding used in calculating loss per ordinary share
Basic and diluted*	11,588,244	11,658,560

*	The share and per share information are presented on a retrospective basis to reflect the Company’s recapitalization. (Note 11)

The accompanying notes are an integral part of these consolidated financial statements.

F-4

GRAVITY AI

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

(In U.S. Dollar, except for share data, or otherwise noted)

	Ordinary Shares		Additional paid-in	Accumulated	Accumulated other comprehensive	Total shareholders’
	Shares*	Amount	capital	deficit	income/(loss)	deficit
		USD	USD	USD	USD	USD
Balance as of December 31, 2023	11,515,584	90	23,911,788	(32,670,450)	(3,992)	(8,762,564)
Net loss	-	-	-	(1,913,297)	-	(1,913,297)
Conversion of convertible loan into Ordinary Shares of the Company	142,976	1	735,499	-	-	735,500
Foreign currency translation adjustment	-	-	-	-	6,517	6,517
Balance as of December 31, 2024	11,658,560	91	24,647,287	(34,583,747)	2,525	(9,933,844)
Net loss	-	-	-	(2,782,280)	-	(2,782,280)
Foreign currency translation adjustment	-	-	-	-	(3,693)	(3,693)
Balance as of December 31, 2025	11,658,560	91	24,647,287	(37,366,027)	(1,168)	(12,719,817)

*	The share and per share information are presented on a retrospective basis to reflect the Company’s recapitalization. (Note 11)

The accompanying notes are an integral part of these consolidated financial statements.

F-5

GRAVITY AI

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In U.S. Dollar, except for share data, or otherwise noted)

	For the Years Ended December 31,
	2024	2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,913,297)	$(2,782,280)
Adjustments to reconcile net loss to net cash used in operating activities:
Provision for expected credit losses	-	14,925
Depreciation expenses	11,046	11,664
Interest accretion for loans from a director	395,325	608,761
Changes in operating assets and liabilities:
Accounts receivable	826	(20,547)
Prepaid expenses	(13,124)	29,815
Accounts payable	87,706	(102,009)
Deferred revenue	40,602	25,525
Accrued expenses and other current liabilities	28,971	(40,144)
Net cash used in operating activities	(1,361,945)	(2,254,290)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(920)	(4,759)
Net cash used in investing activities	(920)	(4,759)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from short-term borrowings	515,711	2,504,620
Proceeds from long-term borrowings	703,710	232,092
Repayments of short-term borrowings	-	(175,000)
Repayments of long-term borrowings	(98,860)	(285,034)
Loans from a director	895,000	-
Repayments of convertible loans	(525,000)	-
Payment for deferred offering cost	-	(252,581)
Net cash provided by financing activities	1,490,561	2,024,097

Effect of exchange rate changes	224	66,201

Net change in cash	127,920	(168,751)

Cash at the beginning of the year	59,851	187,771
Cash at the end of the year	$187,771	$19,020

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Income tax paid	$12,649	$12,976
Interest expense paid	$119,319	$217,041

SUPPLEMENTAL DISCLOSURE OF NON-CASH ACTIVITIES
Replacement of interest-bearing short-term loans from a director by convertible loans	$210,000	$-
Conversion of convertible loan into Ordinary Shares of the Company	$735,500	$-
Replacement of convertible loan by interest-bearing loans	$4,732,000	$-

Supplemental disclosures of non-cash flow information:
Deferred offering costs incurred but not yet paid and included in accrued expenses and other current liabilities	$-	$42,453

The accompanying notes are an integral part of these consolidated financial statements.

F-6

GRAVIITY AI

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2025

(In U.S. Dollar, except for share data)

1.	ORGANIZATION AND PRINCIPAL ACTIVITIES

(a)	Principal activities

Gravity AI (the “Company” or “Gravity”) was incorporated under the laws of the Cayman Islands on June 27, 2025 as an exempted company with limited liability. The Company, conducting operation through its subsidiaries (collectively referred to as the “Group” or “Gravity Group”), is a leading provider in offering cloud-based, end-to-end global supply chain technology platform, namely Gravity Platform, with full visibility and execution capabilities for its users. Gravity Platform, being a Software-as-a-Service (“SaaS”) product that covers the first mile of the supply chain, combines networks, dataset, and applications to provide a deeply embedded, mission-critical and user-friendly interface platform that allows users to monitor and optimize their supply chain by reducing costs, increasing visibility, and driving improved resiliency. Currently, the Group is headquartered in Singapore and has employees based in Singapore, Hong Kong and the United Kingdom to serve a global clientele including world-known logistics providers and brand owners.

(b)	Reorganization

In anticipation of an initial public offering (“IPO”) in the stock market of United States, the Company undertook an equity restructuring (“Reorganization”) in 2025 through the following steps:

●	The Company, incorporated on June 27, 2025 under the laws of the Cayman Islands, is an investment holding company of the Group.
●	During the process of Reorganization, the Company issued 182,165 ordinary shares in total, with a par value of US$0.0005 each, to the existing shareholders of Gravity Supply Chain Holdings Pte. Ltd. (“Gravity SG”), the intermediate holding company of other operating subsidiary.
●	Effective on August 19, 2025, the Company acquired 100% equity interest of Gravity SG from its shareholders, and ultimately obtained control in Gravity SG and its subsidiary (referred to as “Operating Subsidiaries”).

The main purpose of the Reorganization was to establish a Cayman holding company for the existing business in preparation for an overseas listing. The Company together with the Operating Subsidiaries were under the ultimate control of the same group of shareholders, and their respective ownership interests remain similar immediately before and after the Reorganization completed on August 19, 2025. The Group has accounted for the Reorganization as transactions between entities under common control. Accordingly, the current capital structure has been retrospectively presented in prior periods as if such structure existed at that time, the entities under common control are presented on a consolidated basis for all periods to which such entities were under common control. Since all of the subsidiaries were under common control for the entirety of the years ended December 31, 2024 and 2025, the results of these subsidiaries are included in the financial statements for both periods, and the equity has been restated to reflect the change as well.

As of December 31, 2025 the details of the Company’s primary subsidiaries and branch are as follows:

Name	Controlled by	Date of Incorporation	Percentage of Effective Ownership	Principal Activities
Gravity Supply Chain Holdings Pte. Ltd.	The Company	November 10, 2021	100%	Technology platform provider, strategic planning and revenue center
Gravity Supply Chain Solutions Limited (“Gravity HK”)	Gravity SG	December 18, 2014	100%	Cost center for maintenance of technology platform
United Kingdom branch of Gravity HK	Gravity HK	May 7, 2015	100%	Customer success and customer support center, cost center for maintenance of technology platform

F-7

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)	Basis of presentation

The accompanying consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and pursuant to the rules and regulations of the Securities Exchange Commission (“SEC”).

(b)	Basis of consolidation

The consolidated financial statements presented herein represent, the consolidated financial statements of the Company and its subsidiaries, with the share and per share information retrospectively stated to reflect the historical recapitalization. All intercompany transactions and balances among the Company and its subsidiaries have been eliminated.

(c)	Use of estimates

The preparation of the consolidated financial statements in accordance with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, related disclosures of contingent assets and liabilities at the balance sheet date, and the reported revenues and expenses during the reported periods in the consolidated financial statements and accompanying notes. Significant accounting estimates include, but not limited to provision of allowance for expected credit losses and valuation allowance for deferred tax assets. Changes in facts and circumstances may result in revised estimates. Actual results could differ from those estimates, and as such, differences may be material to the consolidated financial statements.

(d)	Foreign currency

The Group’s reporting currency is United States dollars (“US$’’ or “$’’). The Group’s subsidiaries incorporated in Singapore, Hong Kong and United States use the denominated currencies in principal transactions as their functional currencies, including US$, Singapore Dollars (“SGD”). The determination of the respective functional currency is based on the criteria of Accounting Standard Codification (“ASC’) Topic 830, Foreign Currency Matters.

In preparing the financial statements of each individual group entity, transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates quoted by authoritative banks prevailing at the dates of the transactions. At the end of the reporting period, monetary items denominated in foreign currencies are retranslated at the rates prevailing at that date. Non-monetary items carried at fair value that are denominated in foreign currencies are retranslated at the rates prevailing on the date when the fair value was determined. Non-monetary items that are measured in terms of historical cost in a foreign currency are not retranslated.

Exchange gains and losses resulting from the settlement of monetary items, and the retranslation of monetary items, are recorded as foreign currency exchange gain or loss included in “Other financial expenses, net” in the consolidated statements of operations and comprehensive loss.

The Group entities with functional currencies other than the US$, translate their operating results and financial position into US$, the Group’s reporting currency. Assets and liabilities in foreign currencies are translated into US$ using the applicable exchange rates at the balance sheet date. Equity accounts other than profit or loss generated in current period are translated into US$ at the appropriate historical rates. Revenues, expenses, gains and losses are translated into US$ using the periodic average exchange rates. The resulting foreign currency translation adjustments are recorded in accumulated other comprehensive income as a component of shareholders’ deficit. The rates are obtained from H.10 statistical release of the U.S. Federal Reserve Board.

	December 31, 2024		December 31, 2025
	Year-end spot rate	Average rate	Year-end spot rate	Average rate
US$ against SGD	1.3662	1.3363	1.2859	1.3065

F-8

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont.)

(e)	Cash

Cash consists of cash in banks and cash on hand. As of December 31, 2024 and 2025, substantially all of the Group’s cash were held in bank or other reputable financial institutions located in Singapore and Hong Kong, which are unrestricted as to withdrawal and use. The Group has not experienced any losses in bank accounts and believes it is not exposed to any credit risks on its cash in bank accounts.

(f)	Expected credit losses

The Group’s accounts receivable are within the scope of ASU No. 2016-13. The Group uses an aging schedule method in combination with current situation adjustment, to determine the loss rate of receivable balances and evaluate the expected credit losses on an individual basis. When establishing the loss rate, the Group makes the assessment based on various factors, including aging of receivable balances, historical experience, credit-worthiness of debtor, current economic conditions, reasonable and supportable forecasts of future economic, and other factors that may affect the Group’s ability to collect from the debtors. The Group also applies current situation adjustment to provide specific provisions for allowance when facts and circumstances indicate that the receivable is unlikely to be collected. The Group also provides specific provisions for allowance if there is strong evidence indicating that these financial assets are likely to be unrecoverable a loss is determined to be probable.

Expected credit losses are included in general and administrative expenses in the consolidated statements of operations and comprehensive loss. After all attempts to collect a receivable have failed, the receivable is written off against the allowance. For the years ended December 31, 2024 and 2025, the Group recognized expected credit loss of nil and US$14,925, respectively.

(g)	Accounts receivable

Accounts receivable represents the amounts that the Group has an unconditional right to consideration. Accounts receivable that are ultimately deemed to be uncollectible, and for which collection efforts have been exhausted, are written off against the provision for credit losses. For the years ended December 31, 2024 and 2025, the Group recorded provision for expected credit losses for the Group’s accounts receivable of nil and US$14,925, respectively.

(h)	Deferred offering costs

Deferred offering costs consist of underwriting, legal, accounting and other expenses incurred through the reporting date that are directly related to an anticipated offering and that will be charged as a reduction against additional paid-in capital upon the completion of the offering. Should the offering prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations. As of December 31, 2025, the Group had capitalized deferred offering costs of US$295,034, and all the deferred offering costs will be charged against the shareholders’ deficit upon consummation of the initial public offering.

(i)	Property and equipment, net

Property and equipment are stated at cost less accumulated depreciation and impairment, if any, and depreciated on a straight-line basis over the estimated useful lives of the assets. Cost represents the purchase price of the asset and other costs incurred to bring the asset into its intended use. Residual value is determined to be zero based on the economic value of the property and equipment at the end of the estimated useful lives as a percentage of the original cost. Estimated useful lives are as follows:

Category	Estimated useful lives
Equipment	5 years
Furniture and fixtures	5 years
Computers	5 years

Expenditures for maintenance and repairs, which do not materially extend the useful lives of the assets, are charged to expense as incurred. Expenditures for major renewals and betterments which substantially extend the useful life of assets are capitalized. The cost and related accumulated depreciation of assets retired or sold are removed from the respective accounts, and any gain or loss is recognized in the consolidated statements of operations and comprehensive loss in other income or expenses.

F-9

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont.)

(j)	Impairment of long-lived assets

The Group reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may no longer be recoverable. When these events occur, the Group measures impairment by comparing the carrying value of the long-lived assets to the estimated undiscounted future cash flows expected to result from the use of the assets and their eventual disposition. If the sum of the expected undiscounted cash flow is less than the carrying amount of the assets, the Group would recognize an impairment loss, which is the excess of carrying amount over the fair value of the assets, which is determined through various valuation techniques including discounted cash flow models, quoted market values and third-party independent appraisals, as considered necessary. For the years ended December 31, 2024 and 2025, no impairment of long-lived assets was recognized.

(k)	Fair value measurement

Accounting guidance defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Group considers the principal or most advantageous market in which it would transact and it considers assumptions that market participants would use when pricing the asset or liability.

Accounting guidance establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The three levels of inputs are:

●	Level 1—Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets;
●	Level 2—Include other inputs other than quoted prices in active market; and
●	Level 3—Unobservable inputs which are supported by little or no market activity that are significant to the fair value of the assets and liabilities. This includes certain pricing models, discounted cash flow methodologies and similar techniques that use significant unobservable inputs.

The fair value guidance describes three main approaches to measure the fair value of assets and liabilities: (1) market approach; (2) income approach and (3) cost approach. The market approach uses prices and other relevant information generated from market transactions involving identical or comparable assets or liabilities. The income approach uses valuation techniques to convert future amounts to a single present value amount. The measurement is based on the value indicated by current market expectations about those future amounts. The cost approach is based on the amount that would currently be required to replace an asset.

When available, the Group uses quoted market prices to determine the fair value of an asset or liability. If quoted market prices are not available, the Group will measure fair value using valuation techniques that use, when possible, current market-based or independently sourced market parameters, such as interest rates and currency rates.

Financial instruments of the Group primarily consist of cash, accounts receivable, accounts payable, other payables included in accrued expenses and other payables, and convertible loans. As of December 31, 2024 and 2025, the carrying amounts of these financial instruments are measured at amortized cost, and approximated to their fair values due to the short-term maturity of these instruments.

(l)	Accounts and other payables

Accounts and other payables represent liabilities for goods and services provided to the Group prior to the end of the financial year which are unpaid. They are classified as current liabilities if payment is due within one year or less (or in the normal operating cycle of the business if longer). Otherwise, they are presented as non-current liabilities. Accounts and other payables are initially recognized as fair value, and subsequently carried at amortized cost using the effective interest method.

F-10

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont.)

(m)	Revenue recognition

The Group recognizes revenues pursuant to ASC 606, Revenues from Contracts with Customers (“ASC 606”). In accordance with ASC 606, revenues from contracts with customers are recognized when control of the promised goods or services is transferred to the customers, in an amount that reflects the consideration the Group expects to be entitled to in exchange for those goods or services. Revenues are recorded net of service tax and surcharges, if any.

The Group enters into standard service agreement with customers to provide software-as-a-service subscription services and other development services, and generates revenues from therein.

Sale of SaaS subscription

The Group provides cloud-based, end-to-end global supply chain platform with full visibility and execution capabilities, namely Gravity Platform, which enables customers to have constant access to technology solutions without any associated capex, hardware, or maintenance costs themselves. Gravity Platform features three service modules, Gravity Source, Gravity Order Management, and Gravity Deliver, which can flexibly integrate with customers’ existing systems to further create a collaborative dataset and intuitive user-interface for centralized analysis and execution.

Customers can subscribe to these modules individually or in combination based on their own needs. When customers subscribe to multiple modules within the Gravity Platform, the Group accounts for these services as a single performance obligation. The modules are considered inputs to a combined output, as the integrated Gravity Platform service is to provide customers with the capability to manage the supply chain holistically throughout different stages of the supply chain.

Some of the customer contracts provide for fixed monthly subscription fees, while others provide for volume-based transaction fees, calculated based on the volume of transactions incurred, typically measured in the unit of purchase order, shipment, container or flight. Unit price is fixed within each volume quantity interval and explicitly stated in the contract. Generally, customers are invoiced on a monthly or quarterly basis, with payment terms typically requiring them to pay within 30 to 90 days from the invoice date. For contracts with only variable-fee schedule or contracts with hybrid fee structure, the Group recognizes revenues from the sale of SaaS subscription over time, as the customer simultaneously receives and consumes the benefits from continuous access to the platform. The Group applies practical expedient to recognize revenues in the amount of consideration that the Group has the right to invoice, which corresponds directly to the value transferred to customers and faithfully depict the progress toward satisfying the performance obligation. For certain contracts with only fixed monthly subscription fee, the Group may invoice customers in advance for the services to be rendered during the incoming quarter. Revenue is recognized on a straight-line basis during the contract period, and the cash received before services rendered is recorded as deferred revenue.

Other development services

In addition, the Group also provides other development services performed on a one-off project basis, including complex data integration into the IT environment of Gravity Platform, modification of user interface as per customer preference, and any forms of development work that is deemed generic and deployable across Gravity Platform. Service fees for development services are primarily charged on a time basis, with fee rate per workday explicitly stated in the contract. Customers are invoiced for other development services monthly or quarterly in arrears.

Currently, certain development services are sold in conjunction with and are considered highly interrelated with the sale of SaaS subscription, since such development services either prepare for or supplement the key offerings in Gravity Platform, and enables customers to benefit from the provision of SaaS subscription. Hence, such development services are not separately identifiable or distinct within the context of the contract, and do not represent a separate performance obligation. The Group recognizes revenues from such type of development services over the contract life as specified in the service agreement.

For optional development services, such as the delivery of new functionality or user interfaces, that are distinct from the ongoing and generic development services highly interrelated with the sale of SaaS subscription, are accounted for as separate performance obligations. The Group recognizes revenues from such optional development services over time using output method based on the corresponding invoice period and amount.

F-11

The following table disaggregates the Group’s total revenues by revenue streams:

	For the Years Ended December 31,
	2024	2025
By revenue type
Sale of SaaS subscription	$1,588,157	$1,342,693
Other development services	158,711	96,198
Total	$1,746,868	$1,438,891

Contract balances

When either party to a revenue contract has performed, the Group presents the contract in the consolidated balance sheets as a contract asset or a contract liability, depending on the relationship between the Group’s performance and the customer’s payment. Accounts receivable represent revenue recognized for the amounts invoiced and/or prior to invoicing when the Group has satisfied its performance obligation and has unconditional right to the payment. Contract assets represent the Group’s right to consideration in exchange for goods or services that the Group has transferred to a customer. Other than accounts receivable, the Group had no other material contract assets recorded on its consolidated balance sheets as of December 31, 2024 and 2025, respectively.

Contract liabilities consist of deferred revenue, which represent the cash received in excess of revenue recognized for the services rendered and is recognized as revenues when the Group fulfills its performance obligation. The Group’s deferred revenue amounted to US$52,634 and US$78,159 as of December 31, 2024 and 2025, respectively. During the years ended December 31, 2024 and 2025, the Group recognized revenue of US$12,032 and US$21,650 that was included in deferred revenue balance as of December 31, 2023 and 2024, respectively.

(n)	Cost of revenues

Cost of revenues consists of costs related to delivering service and providing support to customers, including payroll costs for operation staff, costs associated with cloud service and data center capacity, fees paid to third parties to license their technology.

(o)	Selling and marketing expenses

Selling and marketing expenses primarily consist of payroll expenses for marketing staff, promotion and marketing expenses, travelling expenses, and other allocated expenses.

(p)	General and administrative expenses

General and administrative expenses primarily consist of payroll expenses for management, and executives and staff related to general corporate functions, expected credit losses, professional service expenses and other allocated expenses related to the general corporate functions.

(q)	Technology support expenses

Technology support expenses primarily consist of payroll expenses for engineering and product teams, and fees paid to third parties including license and subscription fees and contract service fees.

F-12

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont.)

(r)	Related party transaction

The Group accounts for related party transactions in accordance with ASC 850, “Related Party Disclosures”.

Parties, which can be an entity or individual, are considered to be related if they have the ability, directly or indirectly, to control the Group or exercise significant influence over the Group in making financial and operational decisions. Entities are also considered to be related if they are subject to common control or common significant influence.

Transactions involving related parties cannot be presumed to be carried out on an arm’s-length basis, as the requisite conditions of competitive, free market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm’s-length transactions unless such representations can be substantiated.

(s)	Income taxes

The Group accounts for income taxes under ASC 740, “Income Taxes”. The charge for taxation is based on the results for the fiscal year as adjusted for items which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date. Provision for income taxes consists of taxes currently due plus deferred taxes. Current income taxes are provided in accordance with the laws of the relevant taxing authorities.

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period including the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The provisions of ASC 740-10-25, “Accounting for Uncertainty in Income Taxes,” prescribe a more-likely-than-not threshold for consolidated financial statement recognition and measurement of a tax position taken (or expected to be taken) in a tax return. This interpretation also provides guidance on the recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, and related disclosures.

The Group did not accrue any liability, interest or penalties related to uncertain tax positions in its provision for income taxes line of its consolidated statements of operations and comprehensive loss for the years ended December 31, 2024 and 2025, respectively. The Group does not expect that its assessment regarding unrecognized tax positions will materially change over the next 12 months. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred.

(t)	Comprehensive loss

The Group applies ASC 220, Comprehensive Income, with respect to reporting and presentation of comprehensive loss in a full set of financial statements. Comprehensive loss is defined to include all changes in deficit of the Group during a period arising from transactions and other events and circumstances except those resulting from investments by shareholders and distributions to shareholders. For the years presented, the Group’s comprehensive loss includes net loss and other comprehensive income or loss, which primarily consists of the foreign currency translation adjustment that has been excluded from the determination of net loss.

F-13

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont.)

(u)	Loss per share

Basic loss per share is computed by dividing net loss attributable to ordinary shareholders, taking into consideration the deemed dividends to preferred shareholders, if any, by the weighted average number of ordinary shares outstanding during the year using the two-class method. Under the two-class method, net loss is allocated between ordinary shares and other participating securities based on their participating rights. Shares issuable for little to no consideration upon the satisfaction of certain conditions are considered as outstanding shares and included in the computation of basic loss per share as of the date that all necessary conditions have been satisfied. Net loss is not allocated to other participating securities if based on their contractual terms they are not obligated to share the loss.

Diluted loss per share is calculated by dividing net loss attributable to ordinary shareholders, as adjusted for the effect of dilutive ordinary equivalent shares, if any, by the weighted average number of ordinary and dilutive ordinary equivalent shares outstanding during the year. Ordinary equivalent shares are not included in the denominator of the diluted loss per share calculation when inclusion of such share would be anti-dilutive.

(v)	Segment reporting

Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker (“CODM”), or decision-making group, in deciding how to allocate resources and in assessing performance. The Group’s CODM is the Chief Executive Officer.

CODM regularly reviews entity-wide operating results and reviews consolidated revenues and net loss when making decisions about allocating resources and assessing performance of the segment, and hence, the Group has only one principal reportable segment. The single reportable segment is technology solution provider, among which revenues from the sale of SaaS subscription are considered the primary revenue source, while revenues from other development services are often sold in conjunction with the sale of the existing SaaS solutions.

The primary measure of segment revenue and profitability for the Group’s operating segment is considered to be consolidated revenue and pretax loss. Significant segment expenses reviewed by the CODM on a regular basis included within net loss include cost of sales, selling and marketing expenses, general and administrative expenses, and technology support expenses which are separately presented on the Group’s consolidated statements of operations and comprehensive loss. Other segment items within pretax loss include financial expenses, net, and other income or loss, net. The CODM uses consolidated revenue and pretax loss as primary measures in the process of preparing annual budget and forecast for the segment and conducting competitive analysis by benchmarking to the Group’s competitors at the same development stage. The CODM considers budget-to-actual variances in these two measurements when making decisions and adjustments on the allocation of resources including personnel, property, and capital. The CODM also uses pretax loss to assess return on marketing activities and monitors overall spending on employee compensation, general support and financing costs.

The Group does not distinguish between markets or segments for the purpose of internal reporting.

For operating results of segment provided to and reviewed by CODM, please refer to the consolidated statements of operations and comprehensive loss.

(w)	Commitments and contingencies

In the normal course of business, the Group is subject to commitments and contingencies, including operating lease commitments, legal proceedings and claims arising out of its business that relate to a wide range of matters, such as government investigations and tax matters. The Group recognizes liability for any such contingencies if it determines it is probable that a loss has occurred and a reasonable estimate of the loss can be made. The Group may consider many factors in making these assessments on liability for contingencies, including historical and the specific facts and circumstances of each matter.

F-14

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont.)

(x)	Recently issued accounting pronouncements

The Group expects to be an emerging growth company (“EGC”) as defined by the Jumpstart Our Business Startups Act (“JOBS Act”). The JOBS Act provides that an EGC can take advantage of extended transition periods for complying with new or revised accounting standards. This allows an EGC to delay adoption of certain accounting standards until those standards would otherwise apply to private companies. The Group elected to take advantage of the extended transition periods. However, this election will not apply should the Group cease to be classified as an EGC.

Recently issued accounting pronouncements adopted

In March 2023, the FASB issued ASU No. 2023-01, “Leases (Topic 842): Common Control Arrangements”, which amends certain provisions of ASC 842 that apply to arrangements between related parties under common control. In addition, the ASU amends the accounting for leasehold improvements in common-control arrangements for all entities. ASU 2023-01 is effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. Early adoption is permitted in any annual or interim period as of the beginning of the related fiscal year. The Group has adopted ASU 2023-01 from January 1, 2024. The Group evaluates that the impact of adoption of this ASU is immaterial to consolidated financial statements.

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures to improve reportable segment disclosure requirements, primarily through enhanced disclosures about significant segment expenses. ASU 2023-07 is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. Early adoption is permitted. The Group has adopted ASU 2023-07 for the fiscal year of 2024. The Group evaluates that the impact of adoption of this ASU and has amended disclosure to segment reporting for single reportable segment in the consolidated financial statements.

Recently issued accounting pronouncements issued but not yet adopted

In October 2023, the FASB issued ASU 2023-06, Disclosure Improvements — codification amendments in response to SEC’s disclosure update and simplification initiative which amend the disclosure or presentation requirements of codification subtopic 230-10 Statement of Cash Flows — Overall, 250-10 Accounting Changes and Error Corrections — Overall, 260-10 Earnings Per Share — Overall, 270-10 Interim Reporting — Overall, 440-10 Commitments — Overall, 470-10 Debt — Overall, 505-10 Equity — Overall, 815-10 Derivatives and Hedging — Overall, 860-30 Transfers and Servicing — Secured Borrowing and Collateral, 932-235 Extractive Activities — Oil and Gas — Notes to Financial Statements, 946-20 Financial Services — Investment Companies — Investment Company Activities, and 974-10 Real Estate — Real Estate Investment Trusts — Overall. Many of the amendments allow users to more easily compare entities subject to the SEC’s existing disclosures with those entities that were not previously subject to the SEC’s requirements. Also, the amendments align the requirements in the Codification with the SEC’s regulations. For entities subject to existing SEC disclosure requirements or those that must provide financial statements to the SEC for securities purposes without contractual transfer restrictions, the effective date aligns with the date when the SEC removes the related disclosure from Regulation S-X or Regulation S-K. Early adoption is not allowed. For all other entities, the amendments will be effective two years later from the date of the SEC’s removal. Entities shall apply the amendments in this update beginning after effective date on a prospective basis. The Group is in the process of evaluating the effect of the adoption of this ASU.

In December 2023, the FASB issued ASU 2023-09, Improvement to Income Tax Disclosure. This standard requires more transparency about income tax information through improvements to income tax disclosures primarily related to the rate reconciliation and income taxes paid information. This standard also includes certain other amendments to improve the effectiveness of income tax disclosures. ASU 2023-09 is effective for public business entities, for annual periods beginning after December 15, 2024. For entities other than public business entities, the amendments are effective for annual periods beginning after December 15, 2025. Early adoption is also permitted, and entities may apply the amendments in this update prospectively or retrospectively to all prior periods presented in the financial statements. The Group is in the process of evaluation the impact of adopting this new guidance on its consolidated financial statements.

F-15

In November, 2024, the FASB has released ASU 2024-03, Income Statement — Reporting Comprehensive Income — Expense Disaggregation Disclosures. The purpose of this update is to improve the disclosures about a public business entity’s expenses and address requests from investors for more detailed information about the types of expenses (including purchases of inventory, employee compensation, depreciation, amortization, and depletion) in commonly presented expense captions (such as cost of sales, selling expenses, general and administrative expenses, and technology support expenses). ASU 2024-04 is effective for all public business entities, for annual reporting periods beginning after December 15, 2026, and interim reporting periods within annual reporting periods beginning after December 15, 2027. Any entity qualified as public business (“PBEs”) entity shall apply ASU 2024-04 prospectively to financial statements issued for current period and all comparative periods. PBEs shall apply the amendments in this update either (1) prospectively to financial statements issued for reporting periods after the effective date or (2) retrospectively to any or all prior periods presented in the financial statements. Early adoption is permitted. The Group is in the process of evaluation the impact of adopting this new guidance on its consolidated financial statements.

In July 2025, the FASB issued ASU 2025-05 “Financial Instruments — Credit Losses (Topic 326) — Measurement of Credit Losses for Accounts Receivable and Contract Assets”. It applies to entities that use the practical expedient and accounting policy election (if applicable) when estimating expected credit losses on current accounts receivable and/or current contract assets from transactions under Topic 606, including such assets acquired in a business combination accounted for under Topic 805. The amendments will be effective for annual reporting periods beginning after December 15, 2025, and interim reporting periods within those annual periods. Early adoption is permitted. The Group does not expect to adopt this guidance early and the adoption of this ASU is expected to have an immaterial impact on its future consolidated financial statements.

In December 2025, the FASB issued ASU 2025-11, “Interim Reporting (Topic 270): Narrow-Scope Improvements”. This Update targets improvements to the guidance for interim financial reporting to enhance the consistency and comparability of information provided in interim periods. The amendments are effective for interim reporting periods within annual reporting periods beginning after December 15, 2027, for public business entities. Early adoption is permitted. The Group is in the process of evaluating the impact of adopting this new guidance on its consolidated financial statements.

In December 2025, the FASB issued ASU 2025-12, “Codification Improvements”. The amendments in this Update represent changes to clarify the Codification or correct unintended application of guidance and apply to all reporting entities within the scope of the affected accounting guidance. These amendments are effective for annual reporting periods beginning after December 15, 2026, and interim reporting periods within those annual reporting periods. Early adoption is permitted. The Group is in the process of evaluating the impact of adopting this new guidance on its consolidated financial statements.

Recently issued ASUs by the FASB, except for the ones mentioned above, are not expected to have a significant impact on the Group’s consolidated results of operations or financial position. Other accounting standards that have been issued or proposed by FASB that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption. The Group does not discuss recent pronouncements that are not anticipated to have an impact on or are unrelated to its consolidated financial condition, results of operations, cash flows, or disclosures.

F-16

3.	LIQUIDITY AND GOING CONCERN

The Group has evaluated whether there are conditions and events, considered in the aggregate, that raise substantial doubt about the Group’s ability to continue as a going concern within one year after the date that the consolidated financial statements are issued. The Group has incurred losses and negative operating cash flows since its inception. The Group incurred net losses of US$1,913,297 and US$2,782,280 for the years ended December 31, 2024 and 2025, respectively. Net cash used in operating activities were US$1,361,945 and US$2,254,290 for the years ended December 31, 2024 and 2025, respectively. The accumulated deficit amounted to US$34,583,747 and US$37,366,027 as of December 31, 2024 and 2025, respectively. As of December 31, 2025, the Group had a working capital deficit of US$3,562,790. These conditions raised substantial doubts about the Group’s ability to continue as a going concern.

The Group has funded its operations from both operational sources of cash, debt financing and equity financing. The Group’s liquidity is based on its ability to generate cash from operating activities, obtain capital financing from equity interest investors and borrow funds on financial institutions. The Group’s ability to continue as a going concern is dependent on management’s ability to successfully execute its business plan, which includes generating revenue while controlling operating cost and expenses to generate positive operating cash flows and obtaining funds from outside sources of financing to generate positive financing cash flows. As of December 31, 2024 and 2025, the Group had cash of US$187,771 and US$19,020, respectively.

Specifically, the Group had three material short-term obligations as of April 14, 2026 which include:

1)	Bank overdraft of US$3.11 million from GLDB, repayable on demand;
2)	A loan of SGD0.70 million (approximately US$0.54 million) from Rikvin Capital, due on June 22, 2026;
3)	A loan plus accrued interest of US$8.81 million from Mr. Hemant Bhatt, the director and major shareholder of the Group, due on January 15, 2027.

Accordingly, the Group has developed mitigation plans to improve its liquidity and deal with material cash requirements from known contractual and other obligations in the short term.

(1)	On January 12, 2026, the Group obtained an increase of SGD0.54 million (approximately US$0.42 million) in bank overdraft limit, and an additional long-term loan of SGD0.3 million (approximately US$0.23 million) from GLDB, which is subject to an annual interest rate of 8.0%. The Group would utilize some cash inflow from operating activities to ensure timely repayment of bank overdraft from GLDB.
(2)	On March 31, 2026, Mr. Hemant Bhatt signed a letter of support, referenced as Exhibit 10.11, agreeing to further extend the loan with a principal amount of US$8.63 million, which was originally due to mature on January 17, 2027. In the letter of support, Mr. Bhatt agreed that no maturity date was specified and repayment will only be required when we have sufficient liquidity, in order to support our ability to meet all third party obligations and normal operations for at least the ensuing twelve month period.
(3)	At the same time, the Group is pursuing to obtain financial support from credit facilities and equity financing, to improve collection management to increase the cash inflow from operating activities, and to improve operating efficiency and cost reduction.

There can be no assurances, however, that all the current mitigation plans will be achieved or that enough additional funding will be available on terms acceptable to the Group, or at all. Due to uncertainty in the execution of management’s plans, there can be no assurances that such plans will thoroughly mitigate or alleviate the conditions that raise substantial doubt about the Group’s ability to continue as a going concern. If the Group is unable to obtain sufficient funding, it could be required to delay its development efforts and limit activities, which could adversely affect its business and the consolidated financial statements.

The accompanying consolidated financial statements have been prepared on the basis the Group will be able to continue as a going concern for a period of one year after the issuance of the consolidated financial statements. The going concern assumption contemplates the realization of assets and satisfaction of liabilities in the normal course of business. However, substantial doubt about the Group’s ability to continue as a going concern exists. The consolidated financial statements do not include any adjustments related to the recoverability or classification of asset and the amounts or classification of liabilities that may result from the outcome of this uncertainty.

F-17

4.	ACCOUNTS RECEVABLE, NET

Accounts receivable, net consisted of the following:

	As of December 31,
	2024	2025
Accounts receivable	$172,063	$192,610
Provision of allowance for expected credit losses	-	(14,925)
Total accounts receivable, net	$172,063	$177,685

The movement of the provision of allowance for expected credit losses is as follows:

	For the Years Ended December 31,
	2024	2025
Balance at the beginning of the year	$-	$-
Addition	-	14,925
Balance at the end of the year	$-	$14,925

For the years ended December 31, 2024 and 2025, the Group recognized expected credit losses for the Group’s accounts receivable of nil and US$14,925, respectively.

5.	PROPERTY AND EQUIPMENT, NET

Property and equipment, net, consisted of the following:

	As of December 31,
	2024	2025
Computer equipment	$144,561	$149,320
Office furniture	41,671	41,671
Office equipment	26,765	26,765
Total	212,997	217,756
Less: accumulated depreciation	(197,972)	(209,636)
Total property and equipment, net	$15,025	$8,120

The Group recorded depreciation expenses of property and equipment of US$11,046 and US$11,664 for the years ended December 31, 2024 and 2025, respectively.

6.	ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

Accrued expenses and other current liabilities consisted of the following:

	As of December 31,
	2024	2025
Accrued payroll and welfare	$166,015	$156,778
Accrued service expenses	14,823	71,772
Accrued litigation settlement with a former employee (i)	57,487	15,738
Income tax payable	8,806	4,941
Others	839	1,050
Total accrued expenses and other current liabilities	$247,970	$250,279

(i)	The relevant judgment came into effect in May 2024, thereby this litigation has been completely concluded.

F-18

7.	BORROWINGS

The Group had the below borrowings for working capital purpose:

Short-term borrowings

			As of December 31,
	Annual Interest Rate	Maturity	2024	2025
Bank overdrafts:
Green Link Digital Bank Pte. Ltd. (i)	Prime Rate + 2.15% per annum*	Payable on demand	$-	$2,507,977
Short-term borrowings:
Rikvin Capital Beta Pte. Ltd. (ii)	The loan bears interest at a rate equal to 12.00% per annum plus the applicable Reference Rate**	June 22, 2026	512,370	544,366
SOL Commodities Pte Ltd. (iii)	12.00%	June 30, 2025	175,000	-
Total short-term borrowings			$687,370	$3,052,343

*The Prime rate of Green Link Digital Bank Pte. Ltd. is 5.35% per annum as of December 31, 2025.

**The Reference Rate is Singapore Overnight Rate Average (SORA) which is presently 3.11% and 1.32% per annum as of December 31, 2024 and 2025, respectively.

(i)	The bank overdrafts from Green Link Digital Bank Pte. Ltd. were guaranteed by Mr. Hemant Bhatt.
(ii)	The short-term borrowing from Rikvin Capital Beta Pte. Ltd was guaranteed by Mr. Hemant Bhatt. On December 2, 2025, Rikvin Capital Beta Pte. Ltd. agreed to extend the loan for 6 months with a new maturity date of June 22, 2026.
(iii)	On December 30, 2024, SOL Commodities Pte Ltd. agreed to apply the outstanding principal balance of US$175,000 towards the Convertible Loan Replacement Agreement, in full satisfaction and discharge of the payment obligations of Gravity HK under the Convertible Loan Agreement dated August 18, 2024. Pursuant to the Convertible Loan Replacement Agreement, the conversion option is removed, and the outstanding principal balance, together with an interest payment in total of $10,500, shall be repaid in one single bullet payment on June 30, 2025. On June 30, 2025, the Group fully repaid the outstanding principal balance plus the interest payment in total of US$185,500 to SOL. (Note 8)

The weighted average interest rate of short-term borrowings was 14.32% and 8.53% for the years ended December 31, 2024 and 2025.

F-19

Long-term borrowings

			As of December 31,
			2024		2025
	Annual Interest Rate	Maturity	Long-term	Long-term (current portion)	Long-term	Long-term (current portion)
Long-term borrowings:
IFS Capital Limited (i)	11.00% per annum or such other rate as indicated by Enterprise Singapore from time to time	August 19, 2026	$78,617	107,657	$-	83,546
Green Link Digital Bank Pte. Ltd. (ii)	Prime Rate + 5.50% per annum*	May 3, 2027	-	-	52,859	117,575
The Hong Kong and Shanghai Banking Corporation Limited (iii)	P- 2.25% per annum**	February 28, 2028	35,618	5,166	19,396	16,138
Hong Leong Finance Limited (iv)	6.88%	July 18, 2028	99,086	33,867	66,733	38,540
ANEXT Bank Pte. Ltd. (v)	8.80%	May 14, 2029	74,767	17,961	58,604	20,832
Ethoz Capital Ltd (vi)	4.75% flat p.a. (Effective Interest Rate is 8.72% p.a.)	May 18, 2029	160,895	37,995	125,404	44,662
The Hong Kong and Shanghai Banking Corporation Limited (iii)	P- 2.25% per annum**	April 18, 2034	479,186	26,741	477,931	16,935
Total long-term borrowings			$928,169	229,387	$800,927	338,228

*The Prime rate of Green Link Digital Bank Pte. Ltd. is 5.35% per annum as of December 31, 2025.

**P is HSBC’s HKD best lending rate which is 5.25% and 5.00% per annum as of December 31, 2024 and 2025, respectively.

(i)	On July 17, 2024, the Group entered into a loan agreement to borrow funds of SGD300,000 (US$233,300) with IFS Capital Limited during the period from August 2024 to August 2026 for working capital purpose. The Group repays SGD13,983 (approximately US$10,874) every month after August 2024, until the loan maturity date. This borrowing was guaranteed by Mr. Hemant Bhatt.
(ii)	On March 28, 2025, the Group entered into a loan agreement to borrow funds of SGD300,000 (US$233,300) with Green Link Digital Bank Pte. Ltd. during the period from May 2025 to May 2027 for working capital purposes. The Group repays SGD13,967 (approximately US$10,862) every month after May 2025, until the loan maturity date. This borrowing was guaranteed by Mr. Hemant Bhatt.
(iii)	In 2020, the Group entered into an arrangement with HKMC Insurance Limited (“HKMCI”) whereby, pursuant to the SME Financing Guarantee Scheme, the Group obtained a credit line with amount up to HKD9 million from The Hong Kong and Shanghai Banking Corporation Limited (“HSBC”). Under the aforesaid scheme, borrowings within the amount of credit line were guaranteed by HKMCI, with concurrent joint guarantee of Mr. Hemant Bhatt, Mr. Parker John and Mr. Wang Tek Lee.

In 2021, the Group borrowed funds of HKD1 million (US$128,480), and the corresponding monthly repayment was HKD10,970 (approximately US$1,409) until the maturity date on February 28, 2028.

In 2023, the Group borrowed funds of HKD4 million (US$513,921), and the corresponding monthly repayment was HKD41,666 (approximately US$5,353) until maturity date on April 18, 2035.

(iv)	On July 18, 2024, the Group entered into a loan agreement to borrow funds of SGD200,000 (US$155,533) with Hong Leong Finance Limited during the period from July 2024 to July 2028 for working capital purposes. The Group repays SGD4,778 (approximately US$3,716) every month after August 2024, until the loan maturity date. This borrowing was guaranteed by Mr. Hemant Bhatt.
(v)	On May 21, 2024, the Group entered into a loan agreement to borrow funds of SGD140,000 (US$108,873) with ANEXT Bank Pte. Ltd. during the period from May 2024 to May 2029 for working capital purpose. The Group repays SGD2,893 (approximately US$2,250) every month after May 2024, until the loan maturity date. This borrowing was guaranteed by Mr. Hemant Bhatt.
(vi)	On April 3, 2024, the Group entered into a loan agreement to borrow funds of SGD300,000 (US$233,300) with Ethoz Capital Ltd during the period from May 2024 to May 2029 for working capital purposes. The Group repays SGD6,188 (approximately US$4,812) every month after May 2024, until the loan maturity date. This borrowing was joint guaranteed by Mr. Hemant Bhatt and Mr. Chen Jiangnan.

The weighted average interest rate of long-term borrowings was 5.70% and 6.61% for the years ended December 31, 2024 and 2025, respectively.

F-20

8.	CONVERTIBLE LOANS

Historically, Gravity HK and Gravity SG issued numerous Convertible Loans to Mr. Hemant Bhatt, Mr. Kshitej Bahl, and SOL Commodities Pte. Ltd. (“Lender”, and collectively referred to as “Lenders”). Gravity HK or Gravity SG entered into standard Convertible Loan Agreement (“Agreement”) with these Lenders, in which the Lenders promised to make available to Gravity HK or Gravity SG, the convertible loan, either interest-free or subject to a specific annual interest rate as stated in the agreement. The convertible loan together with the interest accrued, shall be repaid by Gravity HK or Gravity SG in one bullet payment on the defined Maturity Date. Prior to or on the Maturity Date (“Conversion Period”), the Lender may, in its discretion, convert the loan into the enlarged issued share capital of the Company (“Conversion Shares”) on a fully diluted basis, in which the number of Conversion Shares is calculated by, the outstanding principal balance of the loan divided by the post-money valuation of the Group, as defined to be US$63 million, multiplying the total number of issued and outstanding shares of the Company, assuming full conversion or exercise of employee share options and the existing Convertible Loans, if any.

Convertible loans from Mr. Hemant Bhatt

From October 2020 to March 2023, Mr. Hermant Bhatt provided twenty-two interest-bearing short-term loans to Gravity HK totally amounted to US$6,622,500. On each maturity date of the eleven interest-bearing loans, from October 2021 to March 2024, Gravity HK and Mr. Hemant Bhatt agreed to replace the outstanding principal and interest of short-term loans by issuance of convertible loans. All the convertible loans issued to Mr. Hemant Bhatt, totally amounted to US$6,622,500, are interest-free and would be due between February 2024 and July 2026, among which US$210,000 convertible loans were issued during the year ended December 31, 2024.

In August, 2022, upon receipt by Gravity HK of the Conversion Notice, Mr. Hemant Bhatt exercised the conversion option and subscribed for the Conversion Shares at a total consideration equal to the principal sum of the five convertible loans issued between October 2021 and May 2022, in total of US$1,530,000, which represents 2.43% of the issued and outstanding shares of the Company presented on a retrospective basis.

In June, 2024, upon receipt by Gravity HK of the Conversion Notice, Mr. Hemant Bhatt exercised the conversion option and subscribed for the Conversion Shares at a total consideration equal to the principal sum of the two convertible loans issued in June 2022 and July 2022, in total of US$535,500, 0.85% of the issued and outstanding shares of the Company presented on a retrospective basis.

On July 1, 2024, Gravity HK and Mr. Hemant Bhatt agreed to apply the outstanding principal balance of US$4,557,000 towards the Convertible Loan Replacement Agreement, in full satisfaction and discharge of the payment obligations of Gravity HK under the original Convertible Loan Agreements dated between August 2022 and March 2024. Pursuant to the Convertible Loan Replacement Agreement, the conversion option is removed, and the outstanding principal balance, together with interest accrued at 8% per annum, shall be repaid in one single bullet payment on July 1, 2027.

Convertible loan from Mr. Kshitej Bahl

On June 17, 2022, Gravity SG issued a convertible loan, in total of US$200,000, to Mr. Kshitej Bahl, which was interest-free and was due on January 27, 2025.

In June 2024, upon receipt by Gravity SG of the Conversion Notice, Mr. Kshitej Bahl exercised the conversion option and subscribed for the Conversion Shares at a total consideration equal to the principal sum of the convertible loan issued on June 17, 2022, in total of US$200,000, which represents 0.32% of the issued and outstanding shares of the Company presented on a retrospective basis.

Convertible loan from SOL Commodities Pte. Ltd.

On June 20, 2022, Gravity HK entered into Convertible Loan Agreement with SOL Commodities Pte. Ltd. (“SOL”), in which SOL promised to make available to Gravity HK, a convertible loan of US$1,000,000. The convertible loan shall be repaid with interests accrued at 8% per annum, by Gravity HK in one bullet payment on December 19, 2022.

On December 9, 2022, as Gravity HK had already repaid the agreed interest, SOL agreed to apply the outstanding principal balance of US$1,000,000 towards the second Convertible Loan Agreement, in full satisfaction and discharge of the payment obligations of Gravity HK under the Convertible Loan Agreement dated June 20, 2022. The new convertible loan together with interests accrued at 12% per annum, shall be repaid on June 19, 2023, and all the other terms remain the same.

F-21

On June 16, 2023, as Gravity HK had already repaid the agreed interest in the second agreement, SOL agreed to apply the outstanding principal balance of US$1,000,000 towards the third Convertible Loan Agreement, in full satisfaction and discharge of the payment obligations of Gravity HK under the second Convertible Loan Agreement dated December 9, 2022. The new convertible loan together with interests accrued at 12% per annum, shall be repaid on December 19, 2023, and all the other terms remain the same.

On December 18, 2023, as Gravity HK had repaid the agreed interest in the third agreement and US$300,000 of the outstanding principal balance, SOL agreed to apply the outstanding principal balance of US$700,000 towards the fourth Convertible Loan Agreement, in full satisfaction and discharge of the payment obligations of Gravity HK under the third Convertible Loan Agreement dated June 16, 2023. The new convertible loan together with interests accrued at 12% per annum, shall be repaid on June 18, 2024, and all the other terms remain the same.

On June 18, 2024, as Gravity HK had already repaid the agreed interest in the fourth agreement, SOL agreed to apply the outstanding principal balance of US$700,000 towards the fifth Convertible Loan Agreement, in full satisfaction and discharge of the payment obligations of Gravity HK under the fourth Convertible Loan Agreement dated December 18, 2023. The new convertible loan together with interests accrued at 12% per annum, shall be repaid on August 18, 2024, and all the other terms remain the same.

On August 18, 2024, as Gravity HK had repaid the agreed interest in the fifth agreement and US$350,000 of the outstanding principal balance, SOL agreed to apply the outstanding principal balance of US$350,000 towards the sixth Convertible Loan Agreement, in full satisfaction and discharge of the payment obligations of Gravity HK under the fifth Convertible Loan Agreement dated June 18, 2024. The new convertible loan together with interests accrued at 12% per annum, shall be repaid on December 30, 2024, and all the other terms remain the same.

On December 30, 2024, as Gravity HK had repaid the agreed interest in the sixth agreement and US$175,000 of the outstanding principal balance, SOL agreed to apply the outstanding principal balance of US$175,000 towards the Convertible Loan Replacement Agreement, in full satisfaction and discharge of the payment obligations of Gravity HK under the sixth Convertible Loan Agreement dated August 18, 2024. Pursuant to the Convertible Loan Replacement Agreement, the conversion option is removed, and the outstanding principal balance, together with an interest payment in total of $10,500, shall be repaid in one single bullet payment on June 30, 2025.

On June 30, 2025, the Group fully repaid the outstanding principal balance plus the interest payment in total of US$185,500 to SOL.

Accounting for the Debt with a Conversion Option

The Group determined that the conversion option of the loan is not a freestanding financial instrument, as the loan must be repaid by the Group to Lenders in full, either in cash or in certain amount of Conversion Shares calculated based on the formula stipulated in the agreement. The consolidated financial instruments issued to the Lenders are substantially equivalent to convertible loans.

The Group accounted for the convertible loan as a liability as its entirety, which is subsequently stated at amortized cost with any difference between the initial carrying value and the debt issuance costs, if any, using the effective interest method over the period from the issuance date to the maturity date. Historically, the Group did not incur any debt issuance cost. Interest expense is accrued based on the effective interest rate of the loan, which were US$68,348 and nil for the years ended December 31, 2024 and 2025.

Accounting for Debt Modification and Debt Extinguishment

The Convertible Loan Replacement Agreement entered into with Hemant Bhatt and SOL eliminates the conversion option and stipulates the new loan to be an interest-bearing loan, which constitutes an exchange of debt instruments considered to be substantially different. Therefore, such transaction is accounted for as the extinguishment of the original debt and the recognition of new debt. The original convertible loan is derecognized and new loan is recorded at fair value, with costs and fees paid to third parties capitalized and amortized as a debt issuance cost, if any. A gain or loss is recorded for the difference between the net carrying value of the original convertible loan and the fair value of the new loan. Interest expense is recorded based on the effective interest rate of the new loan. No gain or loss is recorded in the accounting for the debt extinguishment in 2024, as the fair value of the new loans was considered to be approximately equal to the face value based on the effective interest rate assessment.

The following table summarized the roll-forward of the carrying amount of convertible loans for the year ended December 31, 2024:

Convertible Loans	Mr. Hemant Bhatt	Mr. Kshitej Bahl	SOL Commodities Pte. Ltd.	Total
Balance as of December 31, 2023	$4,882,500	$200,000	$700,000	$5,782,500
Replacement of interest-bearing short-term loans from a director by convertible loans	210,000	-	-	210,000
Repayment of convertible loans	-	-	(525,000)	(525,000)
Conversion of convertible loans into Ordinary Shares of the Company	(535,500)	(200,000)	-	(735,500)
Replacement of convertible loans by interest-bearing loans	(4,557,000)	-	(175,000)	(4,732,000)
Balance as of December 31, 2024	$-	$-	$-	$-

There was no movement in the carrying amount of convertible loans for the year ended December 31, 2025.

F-22

9.	TAXATION

Cayman Islands

The Company incorporated in the Cayman Islands as an exempted company with limited liability under the Companies Act of the Cayman Islands and accordingly, are exempted from Cayman Islands income tax. As such, the Company is not subject to tax on either income or capital gain. In addition, no withholding tax is imposed upon any payments of dividends by subsidiaries to the Company.

Singapore

Gravity SG incorporated in Singapore and is subject to Singapore Corporate Income Tax on the chargeable income as reported in its statutory financial statements adjusted in accordance with relevant Singapore tax laws. The corporate income tax rate in Singapore is 17%, and qualifying companies may enjoy a partial tax exemption, under which 75% of the first SGD 10,000 (approximately US$7,555) and 50% of the next SGD 190,000 (approximately US$143,537) of chargeable income are exempt from tax.

Hong Kong

Gravity HK incorporated in Hong Kong is generally subject to Hong Kong profits tax on profits arising in or derived from Hong Kong. The corporate profits tax rate is 8.25% on the first HK$2,000,000 (approximately US$254,780) of assessable profits and 16.5% on assessable profits above HK$2,000,000 (approximately US$254,780). Under Hong Kong’s territorial tax system, foreign-sourced income may be exempt if the relevant exemption conditions are satisfied, and such income is not ordinarily taxed in Hong Kong.

United Kingdom (UK)

Gravity HK is subject to corporation tax for the profits attributable to its UK branch (being a UK permanent establishment) at the applicable tax rate in accordance with relevant United Kingdom tax laws. Under UK law, the UK permanent establishment of a non-resident Company (in this case, Gravity HK’s UK branch) is obliged to file tax returns and pay any tax due under provisions treating the UK permanent establishment as the non-resident company’s UK representative.

The main rate of corporation tax increased from 19% to 25% from April 1, 2023. At the same time, a small companies’ rate of 19% was introduced and marginal relief given for intermediate companies. The main rate applies to companies with profits over £250,000 (approximately US$336,875); the small companies’ rate applies to those with profits of £50,000 (approximately US$67,375) or less, with marginal tapering for profits in between the two thresholds.

Others

Subsidiaries incorporated in other countries are subject to the respective applicable corporate income tax rates of the countries where they are resident.

For the years ended December 31, 2024 and 2025, the details of income tax expense are set forth below:

	For the Years Ended December 31,
	2024	2025
Current income tax	$12,880	$10,510
Deferred income tax	-	-
Total income tax expense	$12,880	$10,510

F-23

Historically, Gravity HK has incurred the majority of the accumulated deficit, while Gravity SG has generated the majority of the revenue since 2025, with the applicable statutory tax rates of Gravity HK and Gravity SG being applied for the years ended December 31, 2024 and 2025, respectively. A reconciliation between the income tax expense determined at the applicable statutory tax rate and the actual income tax expense of the Group is as follows:

	For the Years Ended December 31,
	2024	2025
Loss before income tax expense	$(1,900,417)	$(2,771,770)
Income tax expense computed based on applicable statutory tax rate*	(156,784)	(469,064)
Impact of different tax rates in other jurisdictions	5,621	117,198
Effect of partial tax exemption	(294)	-
Tax effect on non-deductible items	39,526	105,715
Tax effect on non-taxable income	(323)	(9)
Change in valuation allowance	125,134	256,670
Total income tax expense	$12,880	$10,510

* The applicable statutory tax rates of Gravity HK and Gravity SG are 8.25% and 17%, respectively, for the years ended December 31, 2024 and 2025.

As of December 31, 2024 and 2025, the components of the deferred tax assets are summarized below:

	As of December 31,
	2024	2025
Deferred tax assets:
Net operating loss carried forward	$2,434,750	$2,693,189
Provision for expected credit losses	33,593	32,271
Others	378	(69)
Total deferred tax assets	2,468,721	2,725,391
Less: valuation allowance	(2,468,721)	(2,725,391)
Total deferred tax assets, net	$-	$-

Changes in valuation allowance are as follows:

	For the Years Ended December 31,
	2024	2025
Balance at the beginning of the year	$2,343,587	$2,468,721
Additions	131,518	256,670
Utilization	(6,384)	-
Balance at the end of the year	$2,468,721	$2,725,391

As of December 31, 2024 and 2025, the Group had net operating loss carryforwards of approximately US$29,309,670 and US$31,437,588, respectively, substantially arising from the Group’s subsidiaries located in Hong Kong and Singapore, where net operating losses incurred can be carried forward indefinitely to offset future taxable income. Each company’s net operating loss carryforwards is subject to tax authorities’ review. As of December 31, 2024 and 2025, deferred tax assets from the net operating loss carryforwards amounted to US$2,434,750 and US$2,693,189, respectively. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Recovery of substantially all of the Group’s deferred tax assets is dependent upon the generation of future income, exclusive of reversing taxable temporary differences. Valuation allowance is considered on an individual entity basis. Accordingly, valuation allowance of US$2,468,721 and US$2,725,391 has been established as of December 31, 2024 and 2025, respectively.

Uncertain tax positions

Gravity SG is required to file an estimate of its income within three months after the end of tax year followed by the formal corporate income tax return within eleven months after the end of the tax year. As of December 31, 2025, in Singapore tax jurisdiction, corporate income tax returns for the tax years ended December 31, 2021 through 2024 are subject to examination by the tax authorities.

Gravity HK is required to submit the final corporate income tax return in Hong Kong within four months after each taxable period ends. As of December 31, 2025, in Hong Kong tax jurisdiction, corporate income tax returns for the tax years ended December 31, 2020 through 2025 are subject to examination by the tax authorities.

UK branch of Gravity HK is required to submit the corporation tax return within one year after each taxable period ends, and the return must include a self-assessment of the tax payable. In the UK, tax authorities examine corporation tax returns once they have been filed and are able to claim for any lost tax within four years of the end of the relevant taxable period (so long as the loss of tax did not result from careless or deliberate behavior or arrangements involving offshore matters or transfers, in which case the tax authorities have a longer period in which to claim).

Under applicable tax laws and regulations, arrangements and transactions among related parties may be subject to audit or challenge by the tax authorities in different tax jurisdictions. The Group could face material and adverse tax consequences if the tax authorities determine that the contractual arrangements in relation to the Group were not entered into on an arm’s length basis in such a way as to result in an impermissible reduction in taxes under applicable tax laws, rules and regulations, and adjust the taxable income of the Group in the form of a transfer pricing adjustment. A transfer pricing adjustment could, among other things, result in a reduction of expense deductions recorded for tax purposes, which could in turn increase its tax liabilities without reducing the tax expenses of subsidiaries subject to more favorable tax rate. In addition, the tax authorities may impose late payment fees and other penalties on the Group for the adjusted but unpaid taxes according to the applicable regulations. The Group evaluates each uncertain tax position based on the technical merits, and measure the unrecognized benefits associated with the tax positions. As of December 31, 2024 and 2025, the Group did not have any unrecognized uncertain tax positions and the Group does not believe that its unrecognized tax benefits will change over the next twelve months.

F-24

10.	RELATED PARTY TRANSACTION

Related Party

The table below sets forth the related party and its relationships with the Group:

No.	Name of Related Party	Relationship
1	Mr. Hemant Bhatt	Director and major shareholder of the Company

Amounts due to a related party

Balance of the amounts due to a related party consisted of the following:

	As of December 31,
	2024	2025
Amounts due to a related party, current
Mr. Hemant Bhatt*	$743,493	$-
Total amounts due to a related party, current	$743,493	$-

Amounts due to a related party, non-current
Mr. Hemant Bhatt*	$7,307,000	$8,659,254
Total amounts due to a related party, non-current	$7,307,000	$8,659,254

*The interest-bearing loans provided by Mr. Hemant Bhatt are due on January 15, 2027 with interests accrued at 7.5% per annum. The Group accrued interest expense for loans from Mr. Hemant Bhatt of US$395,325 and US$608,761 during the years ended December 31, 2024 and 2025, respectively.

Accounting for Debt Modification and Debt Extinguishment

On January 26, 2025, the Group entered into an agreement with Mr. Hemant Bhatt to consolidate all the outstanding interest-bearing loans and the accrued interests totally amounted to US$8,094,337 subject to an interest rate of 8% per annum with maturity dates from January 2025 to December 2027, into a new loan subject to an interest rate of 7.5% per annum with a maturity date on July 25, 2026. On December 16, 2025, the Group entered into a loan extension agreement with Mr. Hemant Bhatt, in which he agreed to extend the outstanding principal balance plus interests accrued to date, amounted to US$8.63 million, to a new maturity date on January 15, 2027. These constitute modifications of debt instruments, in which the changes of debt terms are not considered substantial different as the revised cash flow effect on a present value basis is less than ten percent. Therefore, such transactions are accounted for debt modifications. No gain or loss is recorded, and a new effective interest rate is established based on the carrying value of the debt and revised cash flow. Any costs and fees paid to third parties shall be expensed.

Material related party transactions

	For the Years Ended December 31,
	2024	2025
Loans from a related party
Mr. Hemant Bhatt	$895,000	$-

Replacement of interest-bearing short-term loans from a director by convertible loans (i)
Mr. Hemant Bhatt	$210,000	$-

Replacement of convertible loans by interest-bearing long-term loans (ii)
Mr. Hemant Bhatt	$4,557,000	$-

(i)	From January 2022 to March 2023, Mr. Hermant Bhatt provided eleven interest-bearing short-term loans to Gravity HK, totally amounted to US$3,610,000. On each maturity date of the eleven interest-bearing loans, from January 2023 to March 2024, Gravity HK and Mr. Hemant Bhatt agreed to replace the outstanding principal and interest of short-term loans by issuance of convertible loans, amounted to US$210,000 and nil during the years ended December 31, 2024 and 2025. (Note 8)
(ii)	On July 1, 2024, Gravity HK and Mr. Hemant Bhatt agreed to apply the outstanding principal balance of US$4,557,000 towards the Convertible Loan Replacement Agreement, in full satisfaction and discharge of the payment obligations of Gravity HK under the original Convertible Loan Agreements dated between August 2022 and March 2024. Pursuant to the Convertible Loan Replacement Agreement, the conversion option is removed, and the outstanding principal balance, together with interest accrued at 8% per annum, shall be repaid in one single bullet payment on June 30, 2027. (Note 8)

F-25

11.	ORDINARY SHARES

The Company is authorized to issue a maximum of 100,000,000 ordinary shares with par value of US$0.0005.

Immediately after the Reorganization, the Company issued 182,165 ordinary shares with a par value of US$0.0005 to its shareholders, of which the share and per share information are presented on a retrospective basis to reflect the Reorganization completed on August 19, 2025.

On February 4, 2026, the Company effectuated the below recapitalization: a 1 for 64 stock split on the Company’s issued and outstanding ordinary shares, resulting in the 6,400,000,000 shares authorized, and 11,658,560 shares issued and outstanding, as of December 31, 2024 and December 31, 2025, respectively. The par value was changed from $0.0005 to $0.0000078125 after the stock split.

As a result of the recapitalization, all share and per share data in the consolidated financial statements have been retrospectively adjusted to all periods presented. Share subscription receivable represented the receivable for the issuance of ordinary shares of the Company and is reported as a deduction of additional paid-in capital and presented on a retrospective basis before the incorporation of the Company.

During 2024, the convertible loans from Mr. Hemant Bhatt of US$535,500 and the convertible loans from Mr. Kshitej Bahl of US$200,000 were converted into equity shares of Gravity SG, which were corresponding to in total of 142,976 ordinary shares issuance of the Company after presented on a on a retrospective basis.

12.	SIGNIFICANT RISKS AND UNCERTAINTIES

(a)	Interest rate risk

Fluctuations in market interest rates may negatively affect the Group’s financial condition and results of operations. As of December 31, 2024 and 2025, the Group is exposed to interest rate risk arising from cash, bank borrowings, convertible loans, loan from a third party and amounts due to a related party. The Group expected no material risks from changes in market interest rates, and has not used any derivative financial instruments to manage the interest risk exposure.

(b)	Foreign exchange risk

The reporting currency of the Group’s operations was US$. Operating Subsidiaries incorporated in Singapore, Hong Kong and United States use the denominated currencies in principal transactions as their functional currencies, including US$ and Singapore Dollars (“SGD”). Operating Subsidiaries are mainly exposed to foreign exchange risk in respect of operating activities when purchase of goods and services in geographic areas is using transaction currencies other than their functional currencies.

(c)	Concentration of credit risk

Assets that potentially subject the Group to significant concentrations of credit risk primarily consist of cash, accounts receivable, and deposits within other receivables. The maximum exposure of such assets to credit risk is their carrying amounts as of the balance sheet dates. All of the Group’s cash are held with financial institutions that Group’s management believes to be high credit quality. Based on the Group’s historical experiences in collection of other receivables, the Group consider the credit risk of these receivables to be relatively low. Management regularly conducts assessment on expected credit losses arising from non-performance by these counterparties.

F-26

(d)	Concentration of customers and suppliers

The following customers represent more than 10% of the Group’s total revenues for the years ended December 31, 2024 and 2025.

	For the years ended December 31,
	2024		2025
	Amount	%	Amount	%
Major customers representing more than 10% of the Company’s revenues
Customer A	$768,644	44.0	$720,276	50.1
Customer B	*	*	234,549	16.3
Customer C	*	*	165,022	11.5
Customer D	282,800	16.2	*	*
Total	$1,051,444	60.2	$1,119,847	77.9

*represents percentage less than 10%

The following customers represent more than 10% of the Group’s total accounts receivable as of December 31, 2024 and 2025:

	As of December 31,
	2024		2025
	Amount	%	Amount	%
Major customers representing more than 10% of the Company’s accounts receivable
Customer A	$118,000	68.6	$118,000	66.4
Total	$118,000	68.6	$118,000	66.4

The following suppliers represent more than 10% of the Group’s total cost of sale for the years ended December 31, 2024 and 2025.

	For the years ended December 31,
	2024		2025
	Amount	%	Amount	%
Major suppliers representing more than 10% of the Company’s cost of sale
Supplier A	$297,455	77.4	$311,341	79.6
Supplier B	83,864	21.8	76,828	19.6
Total	$381,319	99.2	$388,169	99.2

The following suppliers represent more than 10% of the Group’s accounts payable as of December 31, 2024 and 2025:

	As of December 31,
	2024		2025
	Amount	%	Amount		%
Major suppliers representing more than 10% of the Company’s accounts payables
Supplier C	$62,205	36.1	$	*	*
Supplier A	49,161	28.5		23,907	33.9
Supplier D	*	*		13,818	19.6
Total	$111,366	64.6		$37,725	53.5

*represents percentage less than 10%

F-27

13.	COMMITMENTS AND CONTINGENCIES

Commitments

As of December 31, 2024 and 2025, the Group had neither significant financial nor capital commitment.

Contingencies

In the ordinary course of business, the Group may be subject to legal proceedings regarding contractual and employment relationships and a variety of other matters. The Group records contingent liabilities resulting from such claims, when a loss is assessed to be probable and the amount of the loss is reasonably estimable. In the opinion of management, there were no pending or threatened claims and litigation as of December 31, 2025, and through the issuance date of these consolidated financial statements.

14.	SUBSEQUENT EVENTS

In January 2026, Green Link Digital Bank Pte. Ltd. disbursed a 2-year term loan of SGD0.3 million (approximately US$0.23 million) to the Group, bearing an annual interest rate of 8.0%. Concurrently, Green Link Digital Bank Pte. Ltd. increased the Group’s bank overdraft limit by SGD0.54 million (approximately US$0.42 million) to SGD5.04 million (approximately US$3.92 million).

On March 31, 2026, Mr. Hemant Bhatt signed a letter of support, referenced as Exhibit 10.11, agreeing to further extend the loan with a principal amount of US$8.63 million, which was originally due to mature on January 17, 2027. In the letter of support, Mr. Bhatt agreed that no maturity date was specified and repayment will only be required when we have sufficient liquidity, in order to support our ability to meet all third party obligations and normal operations for at least the ensuing twelve month period.

The Group has evaluated the impact of events that have occurred subsequent to December 31, 2025, through April 14, 2026, the issuance date of the consolidated financial statements, and concluded that except for the stock split as mentioned in Note 11, there is no other subsequent events have occurred that would require recognition in the consolidated financial statements or disclosure in the notes to the consolidated financial statements.

F-28

Gravity AI

3,750,000 Ordinary Shares

PRELIMINARY PROSPECTUS

Dominari Securities LLC	Revere Securities LLC

Lead Underwriter	Co-Underwriter

                   , 2026

Until and including       , 2026 (twenty-five (25) days after the date of this prospectus), all dealers that buy, sell or trade our Ordinary Shares, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of directors, officers and any other person, except to the extent any such provision may be held by the court to be contrary to public policy (e.g. for purporting to provide indemnification against the consequences of committing a crime.). Under our Memorandum and Articles of Association, we shall indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings for any person who:

●	is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was our director; or

●	is or was, at our request, serving as a director or officer of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise.

These indemnities only apply if the person acted honestly and in good faith with a view to our best interests and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful.

Pursuant to indemnification agreements, the form of which is filed as Exhibit [*] to this registration statement, we have agreed to indemnify our directors and officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

The Underwriting Agreement, the form of which will be filed as Exhibit [*] to this registration statement, will also provide for indemnification of us and our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

We intend to obtain directors’ and officer’s liability insurance coverage that will cover certain liabilities of directors and officers of our company arising out of claims based on acts or omissions in their capacities as directors or officers.

Item 7. Recent Sales of Unregistered Securities

In anticipation of an initial public offering (“IPO”) in the United States, the Company undertook an equity restructuring (“Reorganization”) in 2025 through the following steps:

The Company incorporated on June 27, 2025 under the laws of the Cayman Islands as an investment holding company of the Group.

On August 19, 2025, the Company issued 182,165 ordinary shares in total, with a par value of US$0.0005 each, to the existing shareholders of Gravity Supply Chain Holdings Pte. Ltd. (“Gravity SG”).

Effective on August 19, 2025, the Company acquired 100% equity interest of Gravity SG from its shareholders for the consideration of 182,165 ordinary shares, and ultimately obtained control in Gravity SG and its subsidiary.

During the six months ended June 30, 2025, the convertible loans from Mr. Hemant Bhatt of US$535,500 and the convertible loans from Mr. Kshitej Bahl of US$200,000 were converted into equity shares of Gravity SG, which were corresponding to in total of 142,976 ordinary shares issuance of the Company after presented on a retrospective basis.

All of the foregoing issuances were made outside of the U.S. pursuant to Regulation S.

Item 8. Exhibits and Financial Statement Schedules

(a)	The following documents are filed as part of this registration statement:

See the Exhibit Index attached to this registration statement, which is incorporated by reference herein.

(b)	Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or has been included in the consolidated and combined financial statements or notes thereto.

II-1

Item 9. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement.

Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

II-2

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 hereof, or otherwise, the registrant has been advised that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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(d)	The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
1.1**	Form of Underwriting Agreement (including form of Lock-Up Agreement)
3.1**	Amended and Restated Memorandum and Articles of Association of the Registrant
3.2**	Second Amended and Restated Memorandum and Articles of Association of the Registrant
4.1**	Specimen Share Certificate
4.2**	Form of Underwriter Warrant
5.1**	Opinion of Ogier as to the validity of the Ordinary Shares
5.2**	Opinion of Loeb & Loeb LLP regarding the enforceability of Underwriter Warrant
8.1**	Opinion of Ogier regarding certain Cayman Islands tax matters (included in Exhibit 5.1)
10.1**	Form of Convertible Loan Agreement between Gravity Supply Chain Solutions Limited and Shweta Gupta dated May 21, 2021
10.2**	Form of Convertible Loan Agreement between Gravity Supply Chain Solutions Limited and Rajesh Chopra dated July 13, 2021
10.3**	Form of Convertible Loan Agreement between the Gravity Supply Chain Holdings Pte. Ltd. and Kshitej Bahl dated September 14, 2021
10.4**	Form of Convertible Loan Agreement between Gravity Supply Chain holdings Pte. Ltd. and Kshitej Bahl dated June 17, 2022
10.5**	Form of Convertible Loan Agreement between Gravity Supply Chain Solutions Limited and SOL Commodities Pte Ltd dated June 20, 2022
10.6**	Form of Loan Facility Letter between Gravity Supply Chain Holdings Pte. Ltd. and Ethoz Capital Ltd dated April 3, 2024
10.7**	Form of Convertible Loan Agreement between Gravity Supply Chain Solutions Limited and Hemant Kumar Bhatt Dated July 1, 2024
10.8**	Form of Loan Facility between Gravity Supply Chain Holdings Pte. Ltd. and Hong Leong Finance Limited dated May 29, 2024
10.9**	Form of Loan Facility between Gravity Supply Chain Holdings Pte. Ltd. and IFS Capital Limited dated July 17, 2024
10.10**	Form of Facility and Personal Guarantee Agreement between Rikvin Capital Beta Pte. Ltd. and Gravity Supply Chain Holdings Pte. Ltd. dated December 23, 2024 and Amendment Confirmation dated December 3, 2025
10.11*	Form of Loan Agreement between Gravity Supply Chain Solutions Limited and Hemant Kumar Bhatt dated December 16, 2025, and Form of Letter of Support from Hemant Kumar Bhatt addressed to the Board of Directors, dated March 31, 2026
10.12**	Form of Loan Facility between Gravity Supply Chain Solutions Limited and Anext Bank
10.13**	Form of Business Instalment Loan between HSBC and Gravity Supply Chain Solutions Limited
10.14**	Form of Loan Facility between Gravity Supply Chain Solutions Limited and GLDB dated December 12, 2025, and Amendment to the Loan Facility dated January 7, 2026
10.15**#	Form of SAAS Agreement between the Registrant and BNS
10.16**#	Form of Master Services Agreement between the Registrant and Searce
10.17**#	Form of Amendment to Statement of Work between the Registrant and Searce
10.18**	Form of Director Agreement between the Registrant and Jiangnan Chen
10.19**	Form of Director Agreement between the Registrant and Hemant Kumar Bhatt
10.20**	Form of Independent Director Agreement
14.1**	Code of Business Conduct and Ethics
21.1**	List of Subsidiaries
23.1*	Consent of TAAD LLP
23.2**	Consent of Ogier (included in Exhibit 5.1)
23.3**	Consent of Loeb & Loeb LLP
23.4**	Consent of Chris Chong & CT Ho LLP
23.5**	Consent of Hill Dickinson
24.1**	Power of Attorney (included on signature page to the registration statement)
99.1**	Form of Charter of the Audit Committee
99.2**	Form of Charter of the Compensation Committee
99.3**	Form of Charter of the Nominating and Corporate Governance Committee
99.4**	Consent of Eng Lock Kelvin Loh
99.5**	Consent of Paul Daniel Good
99.6**	Consent of Paul Brian Cowell
107**	Calculation of Registration Fee

*	Filed herewith
**	Previously filed
#	Certain identified information redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K.

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SIGNATURES

Pursuant to the requirements of the Securities Act, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Singapore, on April 14, 2026.

Gravity AI

By:	/s/ Hemant Kumar Bhatt
Name:	Hemant Kumar Bhatt
Title:	Chief Financial Officer and Chairman of the Board of Directors

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Chen Jiangnan	Chief Executive Officer and Director	April 14, 2026
Chen Jiangnam	(Principal Executive Officer)

/s/ Hemant Kumar Bhatt	Chief Financial Officer and Chairman of the Board of Directors	April 14, 2026
Hemant Kumar Bhatt	(Principal Financial and Accounting Officer)

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SIGNATURE OF AUTHORIZED UNITED STATES REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act, as amended, the undersigned, the duly authorized representative in the United States of Gravity AI has signed this registration statement or amendment thereto in New York, on April 14, 2026.

Authorized U.S. Representative

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice-President on behalf of Cogency Global Inc.

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